     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 1998



                                                      REGISTRATION NO. 333-47497

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                Amendment No. 2


                                       to

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                                   VERIO INC.
             (Exact name of Registrant as specified in its charter)
                             ---------------------

           DELAWARE                          7375                         84-1339720
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer Identification
incorporation or organization)    Classification Code Number)               Number)

                             ---------------------

                                   VERIO INC.
                      8005 SOUTH CHESTER STREET, SUITE 200
                           ENGLEWOOD, COLORADO 80112
                                 (303) 645-1900
    (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)
                             ---------------------

                               JUSTIN L. JASCHKE
                            CHIEF EXECUTIVE OFFICER
                                   VERIO INC.
                      8005 SOUTH CHESTER STREET, SUITE 200
                           ENGLEWOOD, COLORADO 80112
                                 (303) 645-1900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   Copies to:

               GAVIN B. GROVER, ESQ.                                CARLA HAMRE DONELSON
              MORRISON & FOERSTER LLP                                  GENERAL COUNSEL
                 425 MARKET STREET                                       VERIO INC.
          SAN FRANCISCO, CALIFORNIA 94105                   8005 SOUTH CHESTER STREET, SUITE 200
                  (415) 268-7000                                  ENGLEWOOD, COLORADO 80112
                                                                       (303) 645-1900

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with general Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933 (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________



                             ---------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED APRIL 28, 1998

PROSPECTUS

                                   VERIO INC.
                       OFFER TO EXCHANGE ALL OUTSTANDING

                         13 1/2% SENIOR NOTES DUE 2004


                       FOR 13 1/2% SENIOR NOTES DUE 2004


                                      AND


                       OFFER TO EXCHANGE ALL OUTSTANDING


                          0 3/8 SENIOR NOTES DUE 2005


                       FOR 10 3/8% SENIOR NOTES DUE 2005



  THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
                                     TIME,

                    ON             , 1998, UNLESS EXTENDED.


     Verio Inc., a Delaware corporation (the "Issuer"), hereby offers, upon the terms and conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," which, together with this Prospectus, constitutes the "Exchange Offers") to exchange up to (i) $100,000,000 aggregate principal amount of its 13 1/2% Senior Notes Due 2004 (the "New 1997 Notes") for a like aggregate principal amount of the issued and outstanding 13 1/2% Senior Notes Due 2004 (the "Old 1997 Notes," and collectively with the New 1997 Notes, the "1997 Notes"), of which $100,000,000 aggregate principal amount remains outstanding following the Refinancing (as defined), and (ii) $175,000,000 aggregate principal amount of its 10 3/8% Senior Notes Due 2005 (the "New 1998 Notes") for a like aggregate principal amount of the issued and outstanding
10 3/8% Senior Notes Due 2005 (the "Old 1998 Notes," and collectively with the New 1998 Notes, the "1998 Notes"), of which $175,000,000 aggregate principal amount is outstanding. For purposes hereof, the New 1997 Notes and the New 1998 Notes are collectively referred to as the "New Notes," the Old 1997 Notes and the Old 1998 Notes are collectively referred to as the "Old Notes," and the 1997 Notes and the 1998 Notes are collectively referred to as the "Notes." See "The Exchange Offers."



     The Issuer has filed a registration statement on Form S-1 with the Securities and Exchange Commission with respect to the proposed initial public offering of its Common Stock (the "IPO"). See "Summary" and "Additional Information."



     The Issuer will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offers and not withdrawn on or prior to 5:00
p.m., New York City time, on             , 1998, unless the Exchange Offers are
extended by the Issuer (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offers are not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offers are subject to certain customary conditions which may be waived by the Issuer. The Issuer has agreed to pay the expenses of the Exchange Offers. See "The Exchange Offers." There will be no cash proceeds to the Issuer from the Exchange Offers. See "Use of Proceeds."



     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange
Offers -- Resales of the New Notes" and "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."



     The Old 1997 Notes were originally issued and sold (the "Initial 1997 Notes Offering") to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lazard Freres & Co. LLC. (the "Initial 1997 Notes Purchasers") pursuant to a Purchase Agreement, dated June 17, 1997 (the "1997 Notes Purchase Agreement"), among the Issuer and the Initial 1997 Notes Purchasers, pursuant to which the Issuer sold
                                                        (Continued on next page)


     This Prospectus and the Letter of Transmittal are first being mailed to
holders of the Old Notes on               , 1998.


     SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS IN EVALUATING THE EXCHANGE OFFERS.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1998.

150,000 Units consisting of the Old 1997 Notes and Warrants to purchase 2,112,480 shares of Common Stock. The Initial 1997 Notes Purchasers subsequently resold the Old 1997 Notes in reliance on Rule 144A of the Securities Act. The Issuer and the Initial 1997 Notes Purchasers also entered into a 1997 Notes Registration Rights Agreement, dated June 17, 1997 (the "1997 Notes Registration Rights Agreement"), pursuant to which the Issuer granted certain registration rights for the benefit of the holders of the Old 1997 Notes. The New 1997 Notes are being offered for exchange in order to satisfy certain obligations of the Issuer under such 1997 Registration Rights Agreement. The New 1997 Notes will be obligations of the Issuer evidencing the same indebtedness as the Old 1997 Notes and will be issued under and entitled to the benefits of the Indenture, dated as of June 24, 1997 (the "1997 Indenture"), between the Issuer and U.S. Trust National Association (formerly known as First Trust National Association), as trustee (in such capacity, the "Trustee"). The form and terms of the New 1997 Notes are identical in all material respects to the Old 1997 Notes, except that the offer and exchange of the New 1997 Notes will be registered under the Securities Act, and therefore such New 1997 Notes will not be subject to certain transfer restrictions and registration rights provisions applicable to the Old 1997 Notes. See "The Exchange Offers -- Purpose and Effect."



     The Old 1998 Notes were originally issued and sold (the "Initial 1998 Notes Offering") to Salomon Brothers Inc, Lazard Freres & Co. LLC, Chase Securities Inc. and BancBoston Securities Inc. (the "Initial 1998 Notes Purchasers" and, together with the Initial 1997 Notes Purchasers, the "Initial Purchasers") pursuant to a Purchase Agreement, dated March 19, 1998 (the "1998 Notes Purchase Agreement"), among the Issuer and the Initial 1998 Notes Purchasers, pursuant to which the Issuer sold the Old 1998 Notes. The Initial 1998 Notes Purchasers subsequently resold the Old 1998 Notes in reliance on Rule 144A of the Securities Act. The Issuer and the Initial 1998 Notes Purchasers also entered into a 1998 Notes Registration Rights Agreement, dated March 19, 1998 (the "1998 Notes Registration Rights Agreement"), pursuant to which the Issuer granted certain registration rights for the benefit of the holders of the Old 1998 Notes. The New 1998 Notes are being offered for exchange in order to satisfy certain obligations of the Issuer under such 1998 Registration Rights Agreement. The New 1998 Notes will be obligations of the Issuer evidencing the same indebtedness as the Old 1998 Notes and will be issued under and entitled to the benefits of the Indenture, dated as of March 25, 1998 (the "1998 Indenture"), between the Issuer and the Trustee. The form and terms of the New 1998 Notes are identical in all material respects to the Old 1998 Notes, except that the offer and exchange of the New 1998 Notes will be registered under the Securities Act, and therefore such New 1998 Notes will not be subject to certain transfer restrictions and registration rights provisions applicable to the Old 1998 Notes. See "The Exchange Offers -- Purpose and Effect."



     The New 1997 Notes will mature on June 15, 2004. Interest on the New 1997 Notes will be payable semi-annually on June 15 and December 15 of each year commencing June 15, 1998. Holders whose Old 1997 Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of original issuance to the date of issuance of the New 1997 Notes, such interest to be payable with the first interest payment on the New 1997 Notes. Interest on the Old 1997 Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New 1997 Notes. See "Description of the 1997 Notes." The New 1997 Notes will be redeemable at the option of the Issuer, in whole or in part, at any time on or after June 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of the 1997 Notes -- Redemption."



     The New 1998 Notes will mature on April 1, 2005. Interest on the New 1998 Notes will be payable semi-annually on April 1 and October 1 of each year commencing October 1, 1998. Holders whose Old 1998 Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of original issuance to the date of issuance of the New 1998 Notes, such interest to be payable with the first interest payment on the New 1998 Notes. Interest on the Old 1998 Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New 1998 Notes. See "Description of the 1998 Notes." The New 1998 Notes will be redeemable at the option of the Issuer, in whole or in part, at any time on or after April 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of the 1998 Notes -- Redemption."



     The Notes are senior unsecured obligations of the Issuer, ranking pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Issuer and senior in right of payment to all existing and future subordinated indebtedness of the Issuer. The Notes are effectively subordinated to all indebtedness of the Issuer to the extent of the value of the assets securing such indebtedness and to all indebtedness of subsidiaries of the Issuer. As of December 31, 1997, on a pro forma basis after giving effect to the Initial 1998 Notes Offering, there would have been approximately $9.6 million of secured long-term indebtedness outstanding to which holders of Notes would have been effectively subordinated in right of payment and approximately $7.0 million of subsidiary indebtedness to which holders of Notes would have been structurally subordinated.



     The Issuer is making the Exchange Offers in reliance on the position of the Staff of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters issued to third parties in other transactions. However, the Issuer has not sought its own interpretive letter, and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offers. Based on the Commission's interpretations, the Issuer believes that New Notes issued pursuant to the Exchange Offers to any holder of Old Notes in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than a broker-dealer who purchased Old Notes directly from the Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is not an "affiliate" of the Issuer (within the meaning of Rule 405 under the Securities
Act), is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders wishing to accept the Exchange Offers must represent to the Issuer that such conditions have been met. In addition, if such holder is not a broker-dealer, it must represent that it is not engaged in, and does not intend to engage in, a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offers -- Resales of the New Notes" and "Plan of Distribution." This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.


     There has previously been only a limited secondary market, and no public market, for the Old Notes. The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages ("PORTAL") market. In addition, the Initial Purchasers have advised the Issuer that they currently intend to make a market in the New Notes; however, the Initial Purchasers are not obligated to do so and any market making activities may be discontinued by the Initial Purchasers at any time. Therefore, there can be no assurance that an active market for the New Notes will develop. If such a trading market develops for the New Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Issuer's results of operations and the market for similar securities. Depending on such factors, the New Notes may trade at a discount from their face value. See "Risk
Factors -- Lack of Public Market."


     Any Old Notes not tendered and accepted in the Exchange Offers will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the 1997 Indenture or 1998 Indenture, as applicable (except for those rights which terminate upon consummation of the Exchange Offers). Following consummation of the Exchange Offers, the holders of the Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Issuer will have no further obligation to such holders (other than to the Initial Purchasers under certain limited circumstances) to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offers, a holder's ability to sell untendered Old Notes could be adversely affected. See "Risk Factors -- Consequences of Failure to Exchange."


     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS

AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING
WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFERS.



     THE EXCHANGE OFFERS ARE NOT BEING MADE TO, NOR WILL THE ISSUER ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFERS OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.



     The Old 1997 Notes and the Old 1998 Notes were each issued originally in global form (the "Global Old Notes"). The Global Old Notes were deposited with, or on behalf of, The Depository Trust Company ("DTC"), as the initial depository with respect to the Old Notes (in such capacity, the "Depository"). The Global Old Notes are registered in the name of Cede & Co. ("Cede"), as nominee of DTC, and beneficial interests in the Global Old Notes are shown on, and transfers thereof are effected only through, records maintained by the Depository and its participants. The use of the Global Old Notes to represent certain of the Old Notes permits the Depository's participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes electronically in accordance with the Depository's established procedures without the need to transfer a physical certificate. New Notes issued in exchange for the Global Old Notes will also be issued initially as a note in global form (the "Global New Notes," and, together with the Global Old Notes, the "Global Notes") and deposited with, or on behalf of, the Depository. After the initial issuance of the Global New Notes, New Notes in certificated form will be issued in exchange for a holder's proportionate interest in the appropriate Global New Note only as set forth in the 1997 Indenture or 1998 Indenture, as applicable.

                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
  Additional Information......................................    vi
  Prospectus Summary..........................................     1
  Risk Factors................................................    13
  The Exchange Offers.........................................    22
  Use of Proceeds.............................................    29
  Dividend Policy.............................................    30
  Capitalization..............................................    31
  Selected Consolidated Financial Data........................    32
  Management's Discussion and Analysis of Financial
    Information and Results of Operations.....................    34
  Business....................................................    42
  Management..................................................    58
  Certain Transactions........................................    74
  Principal Stockholders......................................    78
  Description of the 1997 Notes...............................    81
  Description of the 1998 Notes...............................   107
  Book-Entry, Delivery and Form...............................   131
  Certain Federal Income Tax Considerations...................   133
  Plan of Distribution........................................   135
  Legal Matters...............................................   136
  Experts.....................................................   136
  Glossary....................................................   137
  Index to Financial Statements...............................   F-1

                             ADDITIONAL INFORMATION


     The Company is not currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company is filing concurrently with the Registration Statement on Form S-4 of which this Prospectus forms a part, a Registration Statement on Form S-1 with respect to the proposed IPO. When the Securities and Exchange Commission (the "Commission") declares effective the Registration Statement on Form S-1, the Company will be required to file reports and other information with the Commission pursuant to the informational requirements of the Exchange Act. Such reports and other information can be inspected and copied at the Public Reference Section of the Commission and at the Commission's regional offices at the addresses given below.



     As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits, schedules and undertakings set forth elsewhere in this Registration Statement. For further information pertaining to the Company and the securities offered hereby, reference is made to such Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents or provisions of any documents referred to herein are not necessarily complete, and in each instance, reference is made to the copy of the document filed as an exhibit to this Registration Statement. The Company will issue annual and quarterly reports. Annual reports will include audited financial statements prepared in accordance with accounting principles generally accepted in the United States and a report of its independent auditors with respect to the examination of such financial statements. In addition, the Company will issue to its securityholders such other unaudited quarterly or other interim reports as it deems appropriate.



     This Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Commission at prescribed rates from the Public Reference Section of the Commission at such address, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov.

                               PROSPECTUS SUMMARY


     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information, including the Company's Consolidated Financial Statements and notes thereto and the Unaudited Pro Forma Condensed Combined Financial Statements and notes thereto, each as contained herein. Unless the context otherwise requires, references herein to (i) "Verio" or the "Company" are to Verio Inc., a Delaware corporation (formerly known as World-Net Access, Inc.), and its subsidiaries, (ii) the "Issuer" are solely to Verio Inc. and (iii) the "Verio ISPs" are to those Internet service providers in which Verio has a direct or indirect equity investment, including subsidiaries and minority investments. Information concerning those entities in which the Company does not have a majority interest has been provided by those entities and is believed by the Company to be accurate. Verio and the Verio logo are trademarks of the Company. This Prospectus may contain trademarks, trade names and service marks of other parties. Capitalized terms used in this Prospectus, which are not otherwise defined herein, have the respective meanings ascribed to them in "Glossary of Terms." See "Risk Factors -- Forward-Looking Statements" for certain information relating to statements contained in this Prospectus that are not historical facts.


                                  THE COMPANY

     Verio is a leading national provider of Internet connectivity and enhanced Internet services to small and medium sized businesses. Since its inception in March 1996, the Company has rapidly established a national presence through the acquisition, integration, and growth of local Internet service providers ("ISPs") with a business customer focus. Verio believes that small and medium sized businesses represent an attractive target market for the provision of Internet services due to this market's low current penetration levels and customer churn rates, and the expanding Internet needs of these businesses. Because of their limited internal technical resources, small and medium sized businesses also typically require hands-on local support and highly reliable turnkey solutions for mission critical applications. Verio further believes that these needs currently are underserved by both the national and local ISPs. While national ISPs lack the local presence to provide customized, hands-on service, local ISPs typically lack the scale and resources required to provide dedicated, high-capacity Internet access, around-the-clock support and tailored product offerings at competitive prices.


     The Company believes it has a unique competitive advantage in serving small and medium sized business customers, through the combination of the technical competency, hands-on support and entrepreneurial culture of locally based ISPs with the quality and economic efficiency of Verio's national network, operational infrastructure and financial strength. Verio has quickly built critical mass by acquiring the stock or assets of, or making significant investments in, over 35 ISPs that provide a comprehensive range of Internet connectivity and enhanced products and services to over 100,000 customer accounts in 36 of the top 50 Metropolitan Statistical Areas ("MSAs") in the country, with combined revenues of approximately $25.0 million for the three months ended December 31, 1997. The Company integrates and optimizes the operations of its ISPs by consolidating their operations into regional operating units with centralized regional management, connecting their local networks to Verio's high-speed, highly reliable national backbone, and providing them with Verio's integrated national support services.


     Total ISP revenues in the United States are projected to grow from $3.3 billion in 1996 to $18.3 billion in 2000, according to International Data Corporation ("IDC"). Industry analysts have reported that small and medium sized businesses represent a potential market of over seven million customers in the United States, and use of the Internet by this market segment is expected to grow substantially from its current low level of market penetration. IDC predicts that dedicated connections to the Internet for small and medium sized businesses will grow from approximately 90,000 in 1996 to just under 800,000 in 2000, representing a 73% compounded annual growth rate. Small and medium sized businesses generally seek an ISP with locally based personnel who are readily available to respond in-person to technical issues, who can assist in developing and implementing the customer's effective use of the Internet, and with whom they can establish a stable and long-term relationship. In addition, they are increasingly reliant on enhanced product offerings that address their specific business needs on a cost-effective basis, allowing them to compete with larger companies. For example, IDC estimates Web hosting revenues from small and medium sized businesses will grow from $84 million in 1996 to over $3.4 billion in 2000, representing 95% of the total Web hosting market.


     The rapid development and growth of the Internet has resulted in a highly fragmented industry of over 4,000 national and local ISPs in the United States, with no dominant ISP serving the needs of small and medium sized businesses. Independent regional and local ISPs have successfully captured approximately one-half of this market, despite the substantially greater resources of the national providers. However, rising costs and increasing demands from business customers have made it more difficult for the small ISP to meet its customer's demands on a cost-effective basis. Facing these competitive pressures, Verio believes that independent regional and local ISPs will continue to be attracted to and benefit from the consolidation opportunity provided by Verio.



     The goal of the Company is to be the premier, full-service national provider of Internet connectivity and enhanced Internet services to small and medium sized businesses. Key elements of the Company's strategy in accomplishing this goal are to: (a) continue its role as the leading consolidator of independent ISPs by acquiring additional local and regional ISPs focused on the Company's target market; (b) integrate the operations of its ISPs and capture operational economies of scale by leveraging its national infrastructure and support services; (c) develop and offer additional high-margin enhanced services to increase revenues from existing and future customers; and (d) build customer loyalty and gain market share by expanding the Company's local technical, distribution and service capabilities and establishing national Verio brand name recognition.



     Verio owns and operates a national network, providing a high bandwidth, highly reliable data transmission path connecting Verio's customers to the Internet. The Company's national network architecture is based on a combination of Asynchronous Transfer Mode ("ATM") and clear channel circuits operating at DS-3 and OC-3 speeds. The network interconnects more than 15 national nodes and over 180 local points of presence ("POPs") across the United States. The Company believes that aggregating the bandwidth and capacity requirements of each Verio ISP onto one national network provides operational control and efficiency, reduces costs, provides redundancy, and results in a higher quality service, thereby addressing some of the most significant challenges that an ISP faces in supporting its customers. The reliability of the national network is the result of many factors, including redundant routers and other critical hardware, carrier class facilities at POP locations (such as back up power, fire suppression and climate control), and redundant telecommunications lines. Verio's national infrastructure incorporates several other elements critical to maintaining the highest quality Internet service, such as peering relationships with other national ISPs, sophisticated network management tools, and a comprehensive range of national services to support its regional operations. These services include 7-day X 24-hour customer technical support, financial information management through a central, standardized accounting system, a sophisticated billing and collections system, and national marketing and product development programs. The Company continues to rollout its national infrastructure and support services to its ISPs. Of the over 35 ISPs acquired to date, 16 now invoice their customers through Verio's national billing service, 23 take advantage of Verio's customer technical support, 27 are linked to Verio's national backbone, 19 utilize Verio's national accounting system, and the network operations of 18 of these ISPs are monitored by Verio's national Network Operations Center ("NOC").



     Verio believes that a critical factor in the successful implementation of its business strategy is the quality of its management team and Board of Directors. The Company's senior management team and Board of Directors have previously successfully executed similar consolidation strategies and have considerable experience in the management and growth of recurring revenue-based telecommunications businesses. Management believes that its experience in the deployment of similar systems and services in other emerging telecommunications industries can be leveraged to significantly improve the quality of services currently available in the Internet service industry.

                              RECENT DEVELOPMENTS


     Since December 31, 1997, the Company has completed the acquisition of all of the remaining equity (each, a "Buyout") of 10 of the ISPs in which Verio did not initially acquire 100% ownership. Verio is in the process of integrating the ISPs it has acquired in each region into regional operating units to capture and promote operational and management efficiencies and economies of scale. On March 12, 1998, the Company announced the consolidation of the Verio ISPs' operations and marketing efforts under the Verio brand name.



     The Company continues to evaluate additional ISPs for investment or acquisition. Since December 31, 1997, the Company has acquired five ISPs, of which two expand the Company's Midwest presence, one joined the Northern California region, one joined the Northeast operations, and one is located in Florida and is the Company's first acquisition in the Southeast region. As a result of these further acquisitions, the Company now serves 36 of the top 50 MSAs in the U.S. The Company also has executed a definitive agreement to acquire one additional ISP in the Northeast region. The Company believes that consummation of this acquisition is probable. Accordingly, financial information for this acquisition is reflected in the pro forma financial statements contained herein. Nonetheless, there can be no assurance that all of the closing conditions will be satisfied or that the Company will consummate this acquisition. In addition, the Company has executed non-binding letters of intent to acquire two additional ISPs which, if acquired, would further enhance the Company's market presence in the Midwest and Southeast regions.



     On February 27, 1998, Verio filed a registration statement on Form S-1 with respect to the proposed IPO. No assurance can be given that the IPO will be consummated or, if consummated, that the amount of proceeds received or amount of Common Stock sold by the Company will be in the amounts currently contemplated.



     Mark D. Johnson, who served as the Company's President, Chief Operating Officer and a director of the Company, died on March 9, 1998. While Mr. Johnson played an important role in overseeing the Company's operations, the Company does not expect that his death will adversely affect the Company's operations, growth or financial prospects because of the strength of the Company's core management team. Justin Jaschke, Verio's Chief Executive Officer, has been appointed to serve as President of the Company and has assumed Mr. Johnson's responsibilities on behalf of the Company while Verio conducts an executive search to fill the positions that were held by Mr. Johnson.



     On March 25, 1998, the Company consummated the sale of the Old 1998 Notes. In connection with the sale of the Old 1998 Notes, the Company repurchased the $50.0 million principal amount of the Company's Old 1997 Notes held by Brooks Fiber Properties, Inc. ("Brooks") (the "Refinancing") for an aggregate net purchase price of approximately $54.5 million, plus accrued interest. See "Certain Transactions."



     On March 31, 1998, the Company signed a long-term agreement with Qwest Communications Corporation ("Qwest") to purchase long haul capacity and ancillary services on Qwest's planned 16,285 mile MacroCapacity(SM) Fiber Network. Over the first seven years of the agreement, Verio has committed to purchase, and Qwest has committed to provide, not less than $100.0 million of capacity and services at agreed upon prices. See "Management's Discussion and Analysis of Financial Condition and Result of Operations -- Costs and Expenses" and "Business -- Verio National Network." The Company will have the right to prepay its commitment under the agreement. The Company also may order capacity and services in excess of the commitment level, and after the seven-year commitment term, at the agreed upon prices.



     On April 6, 1998, Verio signed a credit agreement providing for a $57.5 million revolving credit facility (the "Bank Facility"). The Chase Manhattan Bank serves as agent for the lenders in the Bank Facility. The Company has drawn no funds to date under the Bank Facility.



     On April 7, 1998, the Company executed agreements establishing a strategic relationship with Nippon Telegraph and Telephone Corporation ("NTT"). These agreements provide for an investment by NTT or one of its affiliates in the Company (the "NTT Investment"), concurrent with and conditioned upon the consummation of the proposed IPO, for up to 12.5% of the Company's fully diluted Common Stock (up to a maximum investment of $100.0 million) at a 3.25% discount to the price to public in the proposed IPO. Verio also executed a commercial services agreement with NTT's U.S. affiliate, NTT America, Inc. ("NTT

America"), under which Verio will be designated as the preferred provider of Internet access and related services to customers of NTT America on a reseller basis. Verio and NTT will connect their backbones and establish a peering and transit relationship. In conjunction with its equity investment, NTT will be entitled to designate one member to serve on the Company's Board of Directors. See "Business -- NTT Strategic Relationship" and "Principal Stockholders -- NTT Investment."



     The Company's headquarters is located at 8005 South Chester Street, Suite 200, Englewood, Colorado 80112. The Company's phone number is (303) 645-1900.

                              THE EXCHANGE OFFERS



Securities Offered.........  Up to (i) $100.0 million principal amount of
                             13 1/2% Senior Notes Due 2004, which will be registered under the Securities Act and (ii) $175.0 million principal amount of 10 3/8% Senior Notes Due 2005, which will be registered under the Securities Act. The form and terms of the New 1997 Notes are substantially identical to the Old 1997 Notes in all material respects, except that the New 1997 Notes will be registered under the Securities Act, and therefore will not be subject to certain transfer restrictions and registration rights provisions applicable to the Old 1997 Notes. The form and terms of the New 1998 Notes are substantially identical to the Old 1998 Notes in all material respects, except that the New 1998 Notes will be registered under the Securities Act, and therefore will not be subject to certain transfer restrictions and registration rights provisions applicable to the Old 1998 Notes.



The 1997 Notes Exchange
Offer......................  $1,000 principal amount of New 1997 Notes in exchange for each $1,000 principal amount of Old 1997 Notes. The New 1997 Notes are being offered in exchange for up to $100.0 million principal amount of Old 1997 Notes. The issuance of the New 1997 Notes is intended to satisfy certain obligations of the Issuer contained in the 1997 Notes Registration Rights Agreement. See "The Exchange Offers -- Terms of the Exchange Offers."



The 1998 Notes Exchange
Offer......................  $1,000 principal amount of New 1998 Notes in exchange for each $1,000 principal amount of Old 1998 Notes. The New 1998 Notes are being offered in exchange for up to $175.0 million principal amount of Old 1998 Notes. The issuance of the New 1998 Notes is intended to satisfy certain obligations of the Issuer contained in the 1998 Notes Registration Rights Agreement. See "The Exchange Offers -- Terms of the Exchange Offers."



Expiration Date............  The Exchange Offers will expire at 5:00 p.m., New
                             York City time, on             , 1998, or such
                             later date and time to which it is extended. See "The Exchange Offers -- Terms of the Exchange Offers."



Withdrawal.................  Tenders of Old Notes pursuant to the Exchange
                             Offers may be withdrawn at any time prior to 5:00 p.m. New York City time, on the Expiration Date. See "The Exchange Offers -- Expiration Date; Extensions; Amendments."



Conditions of the Exchange
  Offers...................  The Exchange Offers are not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. The only condition to the Exchange Offers is the declaration by the Commission of the effectiveness of the Registration Statement of which this Prospectus constitutes a part. See "The Exchange Offers -- Conditions of the Exchange Offers."



Procedures for Tendering
Old Notes..................  Each holder of Old Notes desiring to accept the terms of the applicable Exchange Offer must complete, sign and date the Letter of Transmittal according to the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, together with the Old Notes and any other required documents, to the Exchange Agent (as defined herein) at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank trust company or other nominee and who wishes to tender such Old Notes in the Exchange Offers should instruct such entity or person to promptly tender on such beneficial owner's behalf.



Guaranteed Delivery
Procedures.................  Holders of Old Notes who wish to tender their Old
                             Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes together with the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. See "The Exchange Offers -- Guaranteed Delivery Procedures."



Acceptance of Old Notes and
  Delivery of New Notes....  Upon effectiveness of the Registration Statement of which this Prospectus constitutes a part and consummation of the Exchange Offers, the Issuer will accept any and all Old Notes that are properly tendered in the Exchange Offers prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offers will be delivered promptly after acceptance of the Old Notes. See "The Exchange Offers -- Acceptance of Old Notes for Exchange; Delivery of New Notes."



The Exchange Agent.........  U.S. Bank Trust National Association has agreed to serve as the exchange agent (in such capacity, the "Exchange Agent") in connection with the Exchange Offers. See "The Exchange Offers -- Acceptance of Old Notes for Exchange; Delivery of New Notes."


Certain Federal Income Tax
  Considerations...........  See "Certain Federal Income Tax Considerations."


Use of Proceeds............  There will be no proceeds to the Issuer from the exchanges pursuant to the Exchange Offers. See "Use of Proceeds."



Fees and Expenses..........  All expenses incident to the Issuer's consummation of the Exchange Offers and compliance with the 1997 Notes Registration Rights Agreement and 1998 Notes Registration Rights Agreement will be borne by the Issuer. The Issuer will also pay certain transfer taxes applicable to the Exchange Offers. See "The Exchange Offers -- Fees and Expenses."



Accrued Interest...........  The New 1997 Notes will bear interest at a rate equal to 13 1/2% per annum from their date of issuance. The New 1998 Notes will bear interest at a rate equal to 10 3/8% per annum from their date of issuance. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued on their respective Old Notes from the date of original issuance or date of the last interest payment, as applicable, to, but not including, the date of issuance of their respective New Notes, such interest to be payable with the first interest payment date on such New Notes. Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New Notes. See "Description of the 1997 Notes -- Maturity, Interest and Principal" and "Description of the 1998 Notes -- Maturity, Interest and Principal."



Resales of New Notes.......  Based on the position of the Staff of the
                             Commission as set forth in certain interpretive letters issued to third parties in other transactions, the Issuer believes that the New Notes issued pursuant to the Exchange Offers to any holder of Old Notes in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder (other than (i) a broker-dealer who purchased the Old Notes directly from the Issuer for resale pursuant to Rule 144A under the Securities Act or (ii) a person that is an affiliate of the Issuer within the meaning of Rule 405 under the Securities Act), without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offers -- Resales of the New Notes" and "Plan of Distribution."



Effect of Not Tendering Old
  Notes for Exchange.......  Old Notes that are not tendered or that are not properly tendered will, following the expiration of the Exchange Offers, continue to be subject to the existing restrictions upon transfer thereof. The Issuer will have no further obligations to provide for the registration under the Securities Act of such Old Notes and such Old Notes will, following the expiration of the Exchange Offers, bear interest at the same rate as the New Notes.



                         DESCRIPTION OF NEW 1997 NOTES



     The form and terms of the New 1997 Notes will be identical in all material respects to the form and terms of the Old 1997 Notes, except that the New 1997 Notes will be registered under the Securities Act, and therefore will not be subject to certain transfer restrictions, and registration rights provisions applicable to the Old 1997 Notes. The Exchange Offer with respect to the 1997 Notes shall be deemed consummated upon the occurrence of the delivery by the Issuer to the Exchange Agent of New 1997 Notes in the same aggregate principal amount as the aggregate principal amount of Old 1997 Notes that are validly tended by holders thereof pursuant to such Exchange Offer. See "The Exchange Offers -- Procedures for Tendering Old Notes" and "Description of the 1997 Notes."



Notes Offered..............  $100.0 million aggregate principal amount of
                             13 1/2% Senior Notes Due 2004.


Maturity...................  June 15, 2004.

Interest Payment Dates.....  June 15 and December 15, commencing December 15,
                             1997.


Escrow Proceeds............  Concurrently with the closing of the Initial 1997
                             Notes Offering, the Issuer deposited with the Escrow Agent an amount of cash or U.S. Government Securities (approximately $46.6 million), that, together with the proceeds from the investment thereof, will be sufficient to pay when due each of the interest payments on the 1997 Notes through December 15, 1999, with any balance to be retained by the Issuer. As a result of the Refinancing, the Company was refunded approximately $13.3 million from the escrow account for the 1997 Notes, of which approximately $1.9 million was used to pay accrued and unpaid interest on the $50.0 million principal amount of Old 1997 Notes repurchased from Brooks. As of April 24, 1998 approximately $24.9 million remained in the Escrow Account. The 1997 Notes are collateralized by a first priority security interest in the Escrow Account (as defined). See "Description of the 1997
                             Notes -- Disbursement of Funds; Escrow Account."

Ranking....................  The Old 1997 Notes and the New 1997 Notes will be senior unsecured obligations of the Issuer, ranking pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Issuer and senior in right of payment to all existing and future subordinated indebtedness of the Issuer. The Old 1997 Notes and the New 1997 Notes will be effectively subordinated to all secured indebtedness of the Issuer to the extent of the value of the assets securing such indebtedness and to indebtedness of subsidiaries of the Issuer. As of December 31, 1997, on a pro forma basis, after giving effect to the Initial 1998 Notes Offering, the proposed IPO and the NTT Investment, there was approximately $11.2 million of secured long-term indebtedness outstanding to which holders of 1997 Notes were effectively subordinated in right of payment and approximately $8.6 million of subsidiary indebtedness to which holders of 1997 Notes were structurally subordinated. See "Description of the 1997
                             Notes -- General."


Sinking Fund...............  None.


Optional Redemption........  The 1997 Notes will be redeemable at the option of the Issuer, in whole or in part, at any time on or after June 15, 2002, at the redemption prices set forth herein, plus accrued interest thereon, if any, to the date of redemption. In addition, in the event that after the issue date and prior to June 15, 1999 the Issuer issues, in one or more transactions, Capital Stock (other than Disqualified Stock) of the Issuer to Brooks, which was recently acquired by WorldCom, Inc. ("WorldCom"), or one or more Strategic Equity Investors for aggregate gross cash proceeds of $50.0 million or more, the Issuer may redeem up to 33 1/3% of the originally issued aggregate principal amount of 1997 Notes with the net proceeds thereof at a redemption price of 113.5% of the principal amount, together with accrued and unpaid interest to the date of redemption, provided that at least $100.0 million aggregate principal amount of 1997 Notes are outstanding following such redemption. Following the Refinancing, which resulted in a reduction in the aggregate outstanding principal amount of the 1997 Notes to $100.0 million, this optional redemption provision following such an issuance of Capital Stock is no longer applicable. See "Description of the 1997 Notes -- Redemption -- Optional Redemption."



Change of Control..........  Following the occurrence of a Change of Control (as defined in the 1997 Indenture), the Issuer will be required to make an offer to purchase the 1997 Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Furthermore, such a Change of Control would constitute a default under the Bank Facility requiring the Company to repay any funds drawn thereunder. The Issuer may not have available sufficient funds or the financial resources necessary to satisfy its obligations to repurchase the 1997 Notes, to repay any funds drawn under the Bank Facility, or to repay any other debt the Company may have outstanding that is repayable upon a Change of Control, including the 1998 Notes. See "Description of the 1997 Notes -- Certain
                             Covenants -- Change of Control" and "-- Certain Definitions."



Certain Covenants..........  The 1997 Indenture contains certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on additional indebtedness; (ii) limitation on restricted payments; (iii) limitation on liens securing certain indebtedness; (iv) limitation on business; (v) limitation on certain guarantees and indebtedness of restricted subsidiaries; (vi) change of control; (vii) limitation on dividends and other payment restrictions affecting restricted subsidiaries; (viii) disposition of proceeds of asset sales; (ix) limitation on issuances and sales of preferred stock by restricted subsidiaries; (x) limitation on transactions with affiliates; (xi) financial reports; (xii) limitation on designations of unrestricted subsidiaries; (xiii) limitation on status as investment company; (xiv) ratings of the 1997 Notes; and (xv) limitation on consolidation, merger or sale of assets. These covenants are subject to important exceptions and qualifications.



Exchange Rights............  Holders of the New 1997 Notes will not be entitled to any exchange or registration rights with respect to the New 1997 Notes. Holders of the Old 1997 Notes are entitled to certain exchange rights pursuant to the 1997 Notes Registration Rights Agreement entered into concurrently with the Initial 1997 Notes Offering by and among the Issuer and the Initial 1997 Notes Purchasers. This Exchange Offer is intended to satisfy the Issuer's obligation under the 1997 Notes Registration Rights Agreement. Once such Exchange Offer is consummated, the Issuer will have no further obligations to register any of the Old 1997 Notes not tendered by the holders for exchange. See "Risk
                             Factors -- Consequences of Failure to Exchange."



                         DESCRIPTION OF NEW 1998 NOTES



     The form and terms of the New 1998 Notes will be identical in all material respects to the form and terms of the Old 1998 Notes, except that the New 1998 Notes will be registered under the Securities Act, and therefore will not be subject to certain transfer restrictions, and registration rights provisions applicable to the Old 1998 Notes. The Exchange Offer with respect to the 1998 Notes shall be deemed consummated upon the occurrence of the delivery by the Issuer to the Exchange Agent of New 1998 Notes in the same aggregate principal amount as the aggregate principal amount of Old 1998 Notes that are validly tended by holders thereof pursuant to such Exchange Offer. See "The Exchange Offers -- Procedures for Tendering Old Notes" and "Description of the 1998 Notes."



Notes......................  $175.0 million aggregate principal amount of
                             10 3/8% Senior Notes Due 2005 of Verio Inc.



Maturity...................  April 1, 2005.



Interest Payment Dates.....  April 1 and October 1, commencing October 1, 1998.



Ranking....................  The Old 1998 Notes and the New 1998 Notes will be general senior unsecured obligations of the Issuer, ranking pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Issuer, including the 1997 Notes, and senior in right of payment to all existing and future subordinated indebtedness of the Issuer. The Old 1998 Notes and the New 1998 Notes will be effectively subordinated to all secured indebtedness of the Issuer to the extent of the value of the assets securing such indebtedness and structurally subordinated to indebtedness of subsidiaries of the Issuer. As of December 31, 1997, on a pro forma basis, after giving effect to the Initial 1998 Notes Offering, the proposed IPO and the NTT Investment, there would have been approximately $11.2 million of secured long-term indebtedness outstanding to which holders of 1998 Notes would have been effectively subordinated in right of payment and approximately $8.6 million of subsidiary indebtedness to which holders of 1998 Notes would have been structurally subordinated. See "Description of the 1998 Notes -- General."



Sinking Fund...............  None.

Optional Redemption........  The 1998 Notes will be redeemable, at the option of the Issuer, in whole or in part, at any time on or after April 1, 2002, at the redemption prices set forth herein, plus accrued interest thereon, if any, to the date of redemption. In addition, in the event that after the issue date and prior to April 1, 2001 the Issuer issues, in one or more transactions, Capital Stock (other than Disqualified Stock) of the Issuer to WorldCom or one or more Strategic Equity Investors or in any Public Equity Offering for aggregate gross cash proceeds of $50.0 million or more, the Issuer may redeem, at its option, up to 35% of the initially outstanding aggregate principal amount of 1998 Notes with the net proceeds thereof at a redemption price equal to 110.375% of the principal amount of the 1998 Notes, together with accrued and unpaid interest thereon, if any, to the date of redemption; provided that not less than $113.75 million aggregate principal amount of 1998 Notes is outstanding following such redemption. See "Description of the 1998
                             Notes -- Redemption -- Optional Redemption."



Change of Control..........  Following the occurrence of a Change of Control (as defined in the 1998 Indenture), the Issuer will be required to make an offer to purchase all 1998 Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase. Furthermore, such a Change of Control would constitute a default tender the Bank Facility requiring the Company to repay any funds drawn thereunder. The Issuer may not have available sufficient funds or the financial resources necessary to satisfy its obligations to repurchase the 1998 Notes, to repay any funds drawn under the Bank Facility, or to repay any other debt the Company may have outstanding that is repayable upon a Change of Control, including the 1997 Notes. See "Description of the 1998 Notes -- Certain
                             Covenants -- Change of Control" and "-- Certain Definitions."



Certain Covenants..........  The 1998 Indenture contains certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on additional indebtedness; (ii) limitation on restricted payments; (iii) limitation on liens securing certain indebtedness; (iv) limitation on business;
                             (v) limitation on certain guarantees and indebtedness of restricted subsidiaries; (vi) limitation on dividends and other payment restrictions affecting restricted subsidiaries;
                             (vii) disposition of proceeds of asset sales;
                             (viii) limitation on issuances and sales of preferred stock by restricted subsidiaries; (ix) limitation on transactions with affiliates; (x) reports; (xi) limitation on designations of unrestricted subsidiaries; and (xii) limitation on consolidation, merger or sale of assets. These covenants are subject to important exceptions and qualifications. See "Description of the 1998
                             Notes -- Certain Covenants" and "-- Consolidation, Merger, Sale of Assets, Etc."



Exchange Rights............  Holders of the New 1998 Notes will not be entitled to any exchange or registration rights with respect to the New 1998 Notes. Holders of the Old 1998 Notes are entitled to certain exchange rights pursuant to the 1998 Notes Registration Rights Agreement entered into concurrently with the Initial 1998 Notes Offering by and among the Issuer and the Initial 1998 Notes Purchasers. This Exchange Offer is intended to satisfy the Issuer's obligation under the 1998 Notes Registration Rights Agreement. Once such Exchange Offer is consummated, the Issuer will have no further obligations to register any of the Old 1998 Notes not tendered by the holders for exchange. See "Risk
                             Factors -- Consequences of Failure to Exchange."

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                (dollars in thousands, except per share amounts)

     The summary historical consolidated financial data as of and for the period from inception (March 1, 1996) to December 31, 1996 and as of and for the year ended December 31, 1997 have been derived from the audited Consolidated Financial Statements of the Company included elsewhere in this Prospectus.

     The information set forth below should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements and the historical Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus. Results of operations for the year ended December 31, 1997 are not necessarily indicative of results of operations for future periods. The Company's development and expansion activities, including acquisitions, during the periods shown below may significantly affect the comparability of this data from one period to another. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                          HISTORICAL                  PRO FORMA(1)(2)
                                              -----------------------------------     ---------------
                                                 PERIOD FROM
                                                  INCEPTION           YEAR ENDED        YEAR ENDED
                                              (MARCH 1, 1996) TO     DECEMBER 31,      DECEMBER 31,
                                              DECEMBER 31, 1996          1997              1997
                                              ------------------     ------------     ---------------
STATEMENT OF OPERATIONS DATA:
Total revenue...............................       $  2,365           $   35,692        $    88,265
Total costs and expenses....................          8,645               75,981            146,126
                                                   --------           ----------        -----------
Loss from operations........................       $ (6,280)          $  (40,289)       $   (57,861)
                                                   ========           ==========        ===========
Net loss attributable to common
  stockholders..............................       $ (5,145)          $  (46,329)       $   (64,131)
                                                   ========           ==========        ===========
Loss per common share -- basic and
  diluted...................................       $  (5.29)          $   (40.47)       $     (2.90)
                                                   ========           ==========        ===========
Weighted average common shares outstanding--
  basic and diluted.........................        971,748            1,144,685         22,090,352
OTHER DATA:
EBITDA(3)...................................       $ (5,611)          $  (29,665)       $   (31,950)
Capital expenditures(4).....................          3,430               14,547             14,547
Ratio of earnings to fixed charges(5).......             --                   --                 --


                                                                           THREE MONTHS ENDED
                                                           ---------------------------------------------------
                                                           MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                                             1997        1997         1997            1997
                                                           ---------   --------   -------------   ------------
QUARTERLY STATEMENT OF OPERATIONS DATA:
Total revenue...........................................    $ 4,414    $ 8,249      $  9,624        $   13,405
Total costs and expenses................................     10,006     17,103        20,365            28,507
                                                            -------    -------      --------        ----------
Loss from operations....................................    $(5,592)   $(8,854)     $(10,741)       $  (15,102)
                                                            =======    =======      ========        ==========
Net loss attributable to common stockholders............    $(4,677)   $(8,120)     $(12,762)       $  (20,770)
                                                            =======    =======      ========        ==========
OTHER DATA:
EBITDA(3)...............................................    $(4,346)   $(6,306)     $ (7,798)       $  (11,215)
                                                            =======    =======      ========        ==========

                                                                   AS OF DECEMBER 31, 1997
                                                          ------------------------------------------
                                                                                        PRO FORMA
                                                          HISTORICAL   PRO FORMA(1)   AS ADJUSTED(6)
                                                          ----------   ------------   --------------
BALANCE SHEET DATA:
Cash and cash equivalents...............................   $ 72,586      $155,304        $330,186
Restricted cash and securities..........................     40,554        27,822          27,822
Goodwill, net...........................................     83,216       152,241         152,241
Total assets............................................    246,471       394,997         569,879
Long-term debt and capital lease obligations, net of
  current portions......................................    142,321       272,694         272,694
Redeemable preferred stock..............................     97,249            --              --
Stockholders' equity (deficit)..........................    (27,001)       85,704         260,586


---------------


(1) Pro forma for the Completed and Proposed Acquisitions (as defined in the Company's Unaudited Pro Forma Condensed Combined Financial Statements) as if they had occurred on December 31, 1997 for balance sheet purposes and on January 1, 1997 for statement of operations data purposes, for the conversion of the Preferred Stock into Common Stock upon completion of the proposed IPO, and for the proceeds from the sale of the Old 1998 Notes and the application of the proceeds therefrom to effect the Refinancing and to reflect the extraordinary charge of approximately $10.1 million for the loss on early extinguishment of $50.0 million of Old 1997 Notes. See "Unaudited Pro Forma Condensed Combined Financial Statements."



(2) Pro forma interest expense, including amortization of debt issuance costs, assuming that the 1998 Notes had been issued on January 1, 1997 and after giving effect to the Refinancing, totaled $27.3 million for the year ended December 31, 1997.



(3) EBITDA represents earnings (loss) from operations before interest, taxes, depreciation, amortization and provision for loss on write-offs of investments in ISPs and fixed assets. The primary measure of operating performance is net earnings (loss). Although EBITDA is a measure commonly used in the Company's industry, it should not be construed as an alternative to net earnings (loss), determined in accordance with generally accepted accounting principles ("GAAP"), as an indicator of operating performance or as an alternative to cash flows from operating activities, determined in accordance with GAAP. In addition, the measure of EBITDA presented herein by the Company may not be comparable to other similarly titled measures of other companies.


(4) Excludes equipment and leasehold improvements acquired in business acquisitions.


(5) For the period ended December 31, 1996 and the year ended December 31, 1997, earnings were insufficient to cover combined fixed charges by $5.8 million and $48.0 million, respectively. On a pro forma basis, giving effect to the completed and proposed acquisitions and Buyouts, earnings would have been insufficient to cover combined fixed charges by $64.1 million for the year ended December 31, 1997. Combined fixed charges consist of interest expense and that portion of rent expense the Company believes to be representative of interest (i.e., one third of rent expense), adjusted for minority interests.



(6) As adjusted to give effect to (i) the proposed IPO after deducting the discounts and commissions payable to the underwriters participating in the proposed IPO (the "Underwriters") and estimated expenses, and (ii) the sale of 4,749,467 shares of Common Stock to NTT for approximately $87.3 million (based upon an assumed initial public offering of 5,000,000 shares of Common Stock at an assumed price to public of $19.00 per share in the proposed
    IPO), concurrently with the proposed IPO.

                                  RISK FACTORS


     Holders of the Old Notes should carefully consider the following risk factors, as well as the other information contained in this Prospectus in evaluating the Exchange Offers. This Prospectus contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers primarily with respect to the future operating performance of the Company. Holders of the Old Notes are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. The accompanying information contained in this Prospectus, including the information set forth below, identifies important factors that could cause such differences. See
"-- Forward-Looking Statements" below.


HISTORY OF LOSSES; NO ASSURANCE OF PROFITABILITY


     The Company was formed in March 1996. The Company has incurred net losses since its inception, and management expects to incur significant additional losses as the Company continues its investment and acquisition program as well as the building of its national network operations. Prospective investors have limited operating and financial data about the Company upon which to base an evaluation of the Company's performance and an investment in the Notes offered hereby. For the period from inception to December 31, 1996 and the year ended December 31, 1997, the Company reported net losses of $5.1 million and $46.3 million, respectively. From inception through December 31, 1997, the Company reported cumulative cash used by operating activities of $37.6 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company expects to generate negative operating cash flow for at least the next several years while it continues to acquire and invest in ISPs. The extent to which the Company experiences negative cash flow will depend upon a number of factors including the number and size of its acquisitions and investments, the ability to generate increasing revenues and cash flow, the amount of expenditures incurred at the corporate and national level, and any potential adverse regulatory developments. The Company will be dependent on various financing sources to fund its growth as well as continued losses from operations. There can be no assurance that the Company will achieve or sustain positive operating cash flow or generate net income in the future. To achieve profitability, the Company must, among other things, develop and market products and services which are accepted on a broad commercial basis. Given the Company's limited operating history, there can be no assurance that the Company will ever achieve broad commercial acceptance or profitability. See "-- Competition; Pricing Fluctuation," "-- Dependence on the Internet; Uncertain Adoption of Internet as a Medium of Commerce and Communications" and "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."


SUBSTANTIAL INDEBTEDNESS; EFFECT OF FINANCIAL LEVERAGE


     The Company has indebtedness that is substantial in relation to its stockholders' equity and cash flow. As of December 31, 1997, the Company had an aggregate of approximately $142.3 million of long-term indebtedness outstanding, representing 67% of total capitalization. After giving effect to the recent sale of $175.0 million of the Company's Old 1998 Notes, the proposed IPO and the NTT Investment, long term indebtedness would represent 51% of total capitalization. If the proposed IPO and NTT Investment are not consummated, long term indebtedness would represent 76% of total capitalization. In addition, the Company recently signed the Bank Facility providing for $57.5 million of revolving credit. See "-- Requirements for Additional Capital." As a result of the substantial indebtedness of the Company, fixed charges of the Company are expected to exceed its earnings for the foreseeable future. Substantial leverage poses the risk that the Company may not be able to generate sufficient cash flow to service its indebtedness, or to adequately fund its operations. The Company has experienced a substantial decrease in EBITDA, from negative $5.6 million in the 1996 Period (as defined) to negative $29.7 million in 1997. EBITDA as a percentage of revenue improved from negative 237% to negative 83% from the 1996 Period to the year ended December 31,

1997. However, there can be no assurance that this trend will continue, or that the Company will be able to increase its revenue and leverage the investments it has made in national services and systems, the national network, and the operating overhead of the Verio ISPs, to achieve sufficient cash flow to meet its debt service obligations. In particular, there can be no assurance that the Company's operating cash flow will be sufficient to pay the $13.5 million in annual interest (beginning in June 2000 following the termination of the interest escrow arrangement for the 1997 Notes) on the $100.0 million principal amount of 1997 Notes outstanding after the Refinancing, to pay the $18.2 million in annual interest on the 1998 Notes, or to meet its debt service obligations under the Bank Facility, if drawn upon. The leveraged nature of the Company also could limit the ability of the Company to effect future financings or may otherwise restrict the Company's operations and growth.


HOLDING COMPANY STRUCTURE AND NEED TO ACCESS SUBSIDIARY CASH FLOWS


     The Issuer is a holding company with limited assets that conducts substantially all of its revenue producing operations through its ISPs. The Verio ISPs include wholly owned subsidiaries, less than wholly owned subsidiaries and entities in which the Issuer has a minority interest. Claims of holders of the Notes will be effectively subordinated to the indebtedness and other liabilities and commitments of the Company's subsidiaries, and claims by the Issuer as an equity holder in its non-wholly owned subsidiaries and minority interests will be limited to the extent of the Issuer's direct or indirect investment in such entities. The ability of the Issuer's creditors, including the holders of the Notes, to participate in the assets of any of the Verio ISPs upon any liquidation or bankruptcy of any such entity will be subject to the prior claims of that entity's creditors, including trade creditors, and any prior or equal claim of any other equity holder. The claims of holders of Notes would have been effectively subordinated to approximately $11.2 million of indebtedness of the Issuer's subsidiaries as of December 31, 1997. In addition, the ability of the Issuer's creditors, including the holders of Notes, to participate in distributions of assets of the Verio ISPs will be limited to the extent that the outstanding shares of any of its ISPs are either pledged to secure other creditors (which is currently contemplated under the proposed Bank Facility) or are not owned by the Issuer. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


     The Notes will be obligations solely of the Issuer. The ability of the Issuer to pay interest on the Notes or to repay the Notes at maturity or otherwise will be dependent upon the cash flows of its ISPs and the payment of funds by the Verio ISPs to the Issuer in the form of repayment of loans, dividends, management fees or otherwise. The Verio ISPs have no obligation, contingent or other, to pay amounts pursuant to the Notes or to make funds available therefor, whether in the form of loans, dividends or other distributions. Accordingly, the Issuer's ability to repay the Notes at maturity or otherwise may be dependent upon the Issuer's ability to refinance the Notes which will depend, in large part, upon factors beyond the control of the Issuer. The agreements governing future indebtedness of the Verio ISPs may contain covenants prohibiting them from distributing or advancing funds to the Issuer under certain circumstances, including to fund interest payments in respect of the Notes. In addition, the practical effect of the Issuer's status as a minority shareholder of certain ISPs may limit the ability of those ISPs to make funds available to the Issuer.

REQUIREMENTS FOR ADDITIONAL CAPITAL


     The Company's operations have required and will continue to require substantial capital for investments in ISP operations, including the acquisition of or investments in additional ISPs, the deployment of the Company's national network and infrastructure and the funding of capital expenditures for expansion of services and operating losses. The Company may need additional amounts to fund its operating losses and those of the Verio ISPs, which amounts cannot be determined. Over the longer term, it is likely that the Company will require substantial additional funds to continue to fund the Company's investment and acquisition program as well as product development, marketing, sales and customer support capabilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The Company expects to meet its additional capital needs with the proceeds from sales or issuance of equity securities, credit facilities and other borrowings, and sales of additional debt securities. The failure to raise and generate sufficient funds may require the Company to delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on the Company's growth and its ability to compete in the Internet industry. No assurance can be given that the Company will have sufficient cash flow available to maintain its current or future growth plans or operations.


     On February 27, 1998, Verio filed a registration statement on Form S-1 with respect to the proposed IPO. No assurance can be given that the IPO will be consummated or, if consummated, that the amount of proceeds received by the Company, or the amount of Common Stock sold by the Company, will be in the amounts currently contemplated.

COMPETITION; PRICING FLUCTUATION


     The market for Internet connectivity and related services is extremely competitive. The Company anticipates that competition will continue to intensify as the use of the Internet grows. The tremendous growth and potential market size of the Internet access market has attracted many new start-ups as well as existing businesses from different industries. Current and prospective competitors include, in addition to other national, regional and local ISPs, long distance and local exchange telecommunications companies, cable television companies, direct broadcast satellite and wireless communications providers, and on-line service providers. The Company believes that a reliable national network, knowledgeable salespeople and the quality of technical support currently are the primary competitive factors in the Company's targeted markets, and that price is usually secondary to these factors.


     The Company's current primary competitors include other ISPs with a significant national presence which focus on business customers, such as UUNet, GTE Internetworking (formerly BBN), PSINet, Concentric Network and DIGEX. While the Company believes that its level of local service and support and target market focus distinguish it from these competitors, some of these competitors have a significantly greater market presence, brand recognition, and financial, technical and personnel resources than the Company, and have extensive coast-to-coast Internet backbones. The Company also competes with unaffiliated regional and local ISPs in its targeted geographic regions.

     All of the major long distance companies (also known as interexchange carriers or IXCs), including AT&T, MCI, and Sprint, offer Internet access services and compete with the Company. The recent sweeping reforms in the federal regulation of the telecommunications industry have created greater opportunities for local exchange carriers ("LECs"), including the Regional Bell Operating Companies ("RBOCs"), to enter the Internet connectivity market. In order to address the Internet connectivity requirements of the current business customers of long distance and local carriers, the Company believes that there is a move toward horizontal integration through acquisitions of, joint ventures with, and the wholesale purchase of connectivity from, ISPs. The WorldCom/MFS/UUNet consolidation, the NETCOM/ICG merger, the Intermedia/DIGEX merger and GTE's acquisition of BBN are indicative of this trend. Accordingly, Verio expects that it will experience increased competition from the traditional telecommunications carriers. Many of these telecommunications carriers, in addition to their substantially greater network coverage, market presence, and financial, technical and personnel resources, also have large existing commercial customer bases. Furthermore, telecommunications providers may have the ability to bundle Internet access with basic local and long distance telecommunications services. Such bundling of services may have an adverse effect on the Company's ability to compete effectively with the telecommunications providers and may result in pricing pressure on the Company that would have an adverse effect on the Company's business, financial condition and results of operations.

     Many of the major cable companies have announced that they are exploring the possibility of offering Internet connectivity, relying on the viability of cable modems and economical upgrades to their networks. MediaOne Group and TCI have recently announced trials to provide Internet cable service to their residential customers in select areas. Several announcements also have recently been made by other alternative service companies approaching the Internet connectivity market with various wireless terrestrial and satellite-based service technologies. These include Hughes Network System's DirecPC that provides high-speed data through direct broadcast satellite technology; CAI Wireless System's announcement of an MMDS wireless cable operator launching data services via 2.5 to 2.7 GHz and high-speed wireless modem technology; Cellularvision's announcement that it is offering Internet access via high-speed wireless LMDS technology; and Winstar, which currently offers high-speed Internet access to business customers over the 38 GHz spectrum.

     The predominant on-line service providers, including America Online, CompuServe, Microsoft Network, and Prodigy, have all entered the Internet access business by engineering their current proprietary networks to include Internet access capabilities. The Company competes to a lesser extent with these on-line service providers.

     Recently, there have been several announcements regarding the planned deployment of broadband services for high speed Internet access by cable and telephone companies through new technologies such as cable modems and xDSL. While these providers have initially targeted the residential consumer, it is likely that their target markets will expand to encompass the Company's target markets, which may significantly affect the pricing of the Company's service offerings.


     As a result of an increase in the number of competitors, and vertical and horizontal integration in the industry, the Company currently encounters and expects to encounter significant pricing pressure and other competition in the future. Advances in technology as well as changes in the marketplace and the regulatory environment are constantly occurring, and the Company cannot predict the effect that ongoing or future developments may have on the Company or the pricing of its products and services. See "-- Fluctuations in Operating Results," "-- Dependence on the Internet; Uncertain Adoption of Internet as a Medium of Commerce and Communications" and "-- Potential Liability for Information Disseminated Over Network; Regulatory Matters."


MANAGEMENT OF GROWTH; INTEGRATION OF ACQUISITIONS AND INVESTMENTS


     The Company is currently experiencing a period of rapid expansion with the acquisition and integration of its ISPs. The rapid growth of the Company's business and its product and service offerings has placed, and is likely to continue to place, a significant strain on the Company's managerial, operating, financial and other resources. The Company's future performance will depend, in part, upon its ability to manage its growth effectively, which will require that the Company implement additional management information systems capabilities, further develop its operating, administrative and financial and accounting systems and controls, improve coordination between engineering, accounting, finance, marketing and operations, and hire and train additional personnel. Failure by the Company to develop adequate operational and control systems or to attract and retain highly qualified management, financial, technical, sales and marketing and customer care personnel could materially adversely affect the Company's ability to integrate the ISPs it has acquired and continues to acquire. While the Company anticipates that it will recognize various economies and efficiencies of scale as a result of the Buyouts and the integration of the businesses of the ISPs it has acquired, the process of consolidating the businesses and implementing the strategic integration of the Company and its ISPs, even if successful, may take a significant period of time, will place a significant strain on the Company's resources, and could subject the Company to additional expenses during the integration process. Furthermore, the Company's performance will depend on the internal growth generated through ISP operations. As a result, there can be no assurance that the Company will be able to integrate the ISPs it has acquired successfully or in a timely manner in accordance with its strategic objectives. Failure to integrate its ISPs or to manage effectively the growth of the Company would have a material adverse effect on the Company's business, financial condition and results of operations.


DEPENDENCE UPON IMPLEMENTATION OF NETWORK INFRASTRUCTURE; ESTABLISHMENT AND MAINTENANCE OF PEERING RELATIONSHIPS

     The Company's success will depend upon its ability to complete the implementation of and to continue to expand its national network infrastructure and support services in order to supply sufficient geographic reach, capacity, reliability and security at an acceptable cost. The continued development and expansion of the Company's national network will require that it enter into additional agreements, on acceptable terms and conditions, with the various providers of infrastructure capacity and equipment and support services. No assurance can be given that any or all of the requisite agreements can be obtained on satisfactory terms and conditions. See "Business -- Verio National Network -- Peering Relationships."

     In addition, the establishment and maintenance of peering relationships with other ISPs is necessary in order to exchange traffic with other ISPs without having to pay transit costs. The basis on which the large national ISPs make peering available or impose settlement charges is evolving as the provision of Internet access and related services has expanded and the dominance of a small group of national ISPs has driven corporate peering policies. Recently, companies that have previously offered peering have cut back or eliminated peering relationships and are establishing new, more restrictive criteria for peering. Furthermore, if increasing requirements associated with maintaining peering with the major national ISPs develop, the Company may have to comply with those additional requirements in order to continue to maintain its peering relationships. The Company also anticipates that future expansions and adaptations of its network infrastructure may be necessary in order to respond to growth in the number of customers served, increased demands to transmit larger amounts of data and changes to its customers' product and service requirements. The expansion and adaptation of the Company's network infrastructure will require substantial financial, operational and managerial resources. There can be no assurance that the Company will be able to expand or adapt its network infrastructure to meet the industry's evolving standards or its customers' growing demands and changing requirements on a timely basis, at a commercially reasonable cost, or at all, or that the Company will be able to deploy successfully any expanded and adapted network infrastructure. Failure to maintain peering relationships or establish new ones, if necessary, would cause the Company to incur additional operating expenditures which would have a material adverse effect on the Company's business, financial condition and results of operations.

CHALLENGES OF GROWTH BY ACQUISITIONS


     The Company's business strategy is dependent, in part, upon its ability to continue to successfully identify and acquire ISPs that meet the Company's investment criteria. The Company is continuing to seek and evaluate qualified ISP candidates in order to optimize its market presence in the regions it currently serves, and to expand its focus to encompass the remaining top 50 MSAs not currently served by Verio. In pursuing these opportunities, the Company may compete with other communications companies with similar acquisition strategies, many of which may be larger and have greater financial and other resources than the Company. Competition for independent ISPs is based on a number of factors, including price, terms and conditions, size and access to capital, ability to offer cash, stock, or other forms of consideration and other matters. No assurance can be given that the Company will be able to successfully identify suitable ISPs or, once identified, will be able to consummate an acquisition of or an investment in those targeted ISPs on terms and conditions acceptable to the Company. See "Business -- The Verio Strategy" and "-- Competition; Pricing Fluctuation." Further, the Company's ability to consummate transactions with ISPs that it identifies will require significant financial resources. Failure to raise and generate sufficient funds may require the Company to delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on the Company's growth. See "-- Requirements for Additional Capital."


FLUCTUATIONS IN OPERATING RESULTS


     The Company's operating results have fluctuated in the past and may in the future fluctuate significantly depending upon a variety of factors, including the incurrence of capital costs and the introduction of value-added enhanced services and new services by the Company. Additional factors that may contribute to variability of operating results include: the pricing and mix of services offered by the Company; the Company's customer retention rate; changes in pricing policies and product offerings by the Company's competitors; growth in demand for network and Internet access services; the incurrence of one-time costs associated with regional consolidation; and general telecommunications services' performance and availability. The Company has also experienced seasonal variation in Internet use and, therefore, revenue streams may fluctuate accordingly. In response to competitive pressures, the Company may take certain pricing or marketing actions that could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Competition; Pricing Fluctuation." As a result, variations in the timing and amounts of revenues could have a material adverse effect on the Company's quarterly operating results. Due to the foregoing factors, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and that such comparisons cannot be relied upon as indicators of future performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


DEPENDENCE ON KEY PERSONNEL


     The Company is highly dependent upon the efforts of its senior management team, the loss of any of whom could impede the achievement of product development and marketing objectives and could have a material adverse effect on the Company. The Company currently is conducting an executive search to fill the President and Chief Operating Officer roles previously held by Mr. Johnson. The Company believes that its future success will depend in large part on its ability to attract and retain qualified technical and marketing personnel for whom there is intense competition in the areas of the Company's activities. There can be no assurance that the Company will be able to attract and retain the personnel necessary for the development and integration of its business. Delays in hiring such personnel could delay the achievement of development and marketing objectives. The loss of the services of key personnel or the failure to attract additional personnel as required could have a material adverse effect on the Company's business, financial condition and results of operations.


RISK OF SYSTEM FAILURE

     The Company's operations are dependent upon its ability to protect its network infrastructure against damage from fire, earthquakes, floods, power loss, telecommunications failures and similar events or to construct networks that are not vulnerable to the effects of such events. Significant portions of the Company's computer equipment, including components critical to the operation of its Internet backbone, are located at the Company's facility in Englewood, Colorado and the Company's NOC located in Dallas, Texas. Despite precautions taken by and planned by the Company, the occurrence of a natural disaster or other unanticipated problem at the Company's NOC or at a number of the Company's national nodes could cause interruptions in the services provided by the Company. The failure of a local POP would result in interruption of service to the customers served by such POP until necessary repairs were effected or replacement equipment were installed. Additionally, failure of the Company's telecommunications providers to provide the data communications capacity required by the Company as a result of natural disaster, operational disruption or for any other reason could cause interruptions in the services provided by the Company. Any damage or failure that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, financial condition and results of operations.

SECURITY RISKS

     Despite the implementation of security measures by the Company, networks are vulnerable to unauthorized access, computer viruses and other disruptive problems. ISPs have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Unauthorized access could also potentially jeopardize the security of confidential information stored in the computer systems of the Company and its customers, which may result in liability of the Company to its customers and also may deter potential subscribers. Although the Company intends generally to continue to implement industry-standard security measures, such measures have been circumvented in the past, and there can be no assurance that measures implemented by the Company will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to the Company's customers which could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON THE INTERNET; UNCERTAIN ADOPTION OF INTERNET AS A MEDIUM OF COMMERCE AND COMMUNICATIONS

     The Company's products and services are targeted toward users of the Internet, which has experienced rapid growth. As is typical in the case of a new and rapidly evolving industry characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. In addition, critical issues concerning the commercial use of the Internet remain unresolved and may impact the growth of Internet use, especially in the business market targeted by the Company. Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet access services for a number of reasons, including, among others, inconsistent quality of service, lack of availability of cost-effective, high-speed options, a limited number of local access points for corporate users, inability to integrate business applications on the Internet, the need to deal with multiple and frequently incompatible vendors, inadequate protection of the confidentiality of stored data and information moving across the Internet, and a lack of tools to simplify Internet access and use. In particular, numerous published reports have indicated that a perceived lack of security of commercial data, such as credit card numbers, has significantly impeded commercial exploitation of the Internet to date, and there can be no assurance that encryption or other technologies will be developed that satisfactorily address these security concerns. Published reports have also indicated that capacity constraints caused by growth in the use of the Internet may, unless resolved, impede further development of the Internet to the extent that users experience delays, transmission errors and other difficulties. Further, the adoption of the Internet for commerce and communications, particularly by those individuals and enterprises which have historically relied upon alternative means of commerce and communication, generally requires the understanding and acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information may be particularly reluctant or slow to adopt a new strategy that may make their existing personnel and infrastructure obsolete.

     The Company is also at risk as a result of fundamental technological changes in the way Internet solutions may be marketed and delivered. Integrating technological advances may require substantial time and expense, and there can be no assurance that the Company will succeed in adapting its network infrastructure. While the Company believes that its plan of combining the scale and scope of a national operation with the local presence of its ISP operations offers significant advantages for commerce and communication over the Internet, there can be no assurance that commerce and communication over the Internet will become widespread, or that the Company's offered Internet access and communications services will become widely adopted for these purposes. The failure of the market for business-related Internet solutions to continue to develop would adversely impact the Company's business, financial condition and results of operations.

     In addition, new technologies or industry standards have the potential to replace or provide lower cost alternatives to the Company's existing products and services. The adoption of such new technologies or industry standards could render the Company's existing products and services obsolete and unmarketable. For example, the Company's services rely on the continued widespread commercial use of Transmission Control Protocol/Internet Protocol ("TCP/IP"). Alternative open and proprietary protocol standards that compete with TCP/IP, including proprietary protocols developed by IBM and Novell, Inc., have been or are being developed. If the market for Internet access services fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if the Internet access and services offered by the Company and its ISPs are not broadly accepted, the Company's business, operating results and financial condition will be materially adversely affected.

POTENTIAL LIABILITY FOR INFORMATION DISSEMINATED OVER NETWORK; REGULATORY
MATTERS

     The law relating to liability of on-line service providers and ISPs for information carried on or disseminated through their networks is currently unsettled. A number of lawsuits have sought to impose such liability for defamatory speech and infringement of copyrighted materials. Although some courts have ruled that the 1996 Telecommunications Act immunizes ISPs from liability for defamatory material carried on their facilities, there can be no assurance that other courts will take a similar approach. In one case, a state court held that an on-line service provider could be found liable for defamatory materials provided through its service, on the ground that the service provider exercised active editorial control over postings to its service. Other courts have held that on-line service providers and ISPs may, under certain circumstances, be subject to damages for copying or distributing copyrighted materials. Although the Supreme Court has declared the

Communications Decency Act ("CDA") to be unconstitutional as it applies to the transmission of indecent on-line communications to minors, state and federal statutes continue to prohibit the on-line distribution of obscene materials. The imposition upon ISPs or Web server hosts of potential liability for materials carried on or disseminated through their systems could require the Company to implement measures to reduce its exposure to such liability. Such measures may require the expenditure of substantial resources or the discontinuation of certain product or service offerings, any of which could have a material adverse effect on the Company's business, operating results and financial condition.

     Although the Company is not currently subject to direct regulation by the Federal Communications Commission (the "FCC") or any other federal or state agency, changes in the regulatory environment relating to the Internet connectivity market, including regulatory changes which directly or indirectly affect telecommunications costs or increase the likelihood or scope of competition from the RBOCs or other telecommunications companies, could affect the prices at which the Company may sell its services. For example, proposed regulations at the FCC would require discounted Internet connectivity rates for schools and libraries. Also, the FCC is considering whether ISPs should be required to pay access charges to local telephone companies for each minute that dial up users spend connected to ISPs through telephone company switches, and some telephone companies have requested similar relief from state regulatory commissions. The imposition of access charges would affect the Company's costs of serving dial up customers and could have a material adverse effect on the Company's business, operating results and financial condition.

DEPENDENCE UPON SUPPLIERS; LIMITED SOURCES OF SUPPLY


     The Company relies on other companies to supply certain key components of its network infrastructure, including telecommunications services and networking equipment which, in the quantities and quality demanded by the Company, are available only from limited sources. For example, the Company currently relies on Cisco Systems to supply routers critical to the Company's network, and the Company could be adversely affected if routers from Cisco were to become unavailable on commercially reasonable terms. Qwest, Sprint, MCI and MFS, which are competitors of the Company, are the Company's primary providers of data communications facilities and network capacity. The Company also is dependent upon LECs, which often are competitors of the Company, to provide telecommunications services and lease physical space to the Company for routers, modems and other equipment. The Company has from time to time experienced delays in receiving telecommunications services, which can lead to the loss of customers or prospective customers. There can be no assurance that, on an ongoing basis, the Company will be able to obtain such services on the scale and within the time frames required by the Company at a commercially reasonable cost, or at all. Failure to obtain or to continue to make use of such services would have a material adverse effect on the Company's business, operating results and financial condition.


FINANCIAL INFORMATION CONCERNING COMPLETED AND PROBABLE ACQUISITIONS


     The regional ISPs targeted by the Company for acquisition typically do not have audited financial statements and have varying degrees of internal controls and detailed financial information. The pro forma financial information in this Prospectus includes financial information concerning certain completed and probable acquisitions for which audited financial statements are not presently available. These companies are included in the "Unaudited Pro Forma Condensed Combined Financial Statements." While the Company believes such information to be reliable, the Company has only recently acquired certain of the companies and is still in the process of performing its due diligence investigations of the other companies. There can be no assurance that the Company's due diligence investigations and subsequent audit will not reveal matters of significance, including with respect to liabilities, contingent or otherwise, of these companies.


LACK OF PUBLIC MARKET

     The New Notes constitute a new issue of securities, have no established trading market and may not be widely distributed. The Initial Purchasers have informed the Company that they currently intend to make a market in the New Notes as permitted by applicable laws and regulations, however, the Initial Purchasers are not obligated to do so and may discontinue market making at any time without notice. In addition, such market-making will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the respective Exchange Offers and the pendency of any shelf registration statement. There can be no assurance as to the development of any market or liquidity of any market that may develop for the New Notes. If a market does develop, the New Notes may trade at prices lower than the initial offering price thereof and liquidity may be limited. If a market for the New Notes does not develop, purchasers may be unable to resell such securities for an extended period of time, if at all. Further, the liquidity of, and trading market for, the New Notes may also be materially and adversely affected by declines in the market for high-yield securities generally. Such a decline may materially and adversely affect such liquidity and tracking independently of the financial performance of, and prospects for, the Company. The Company does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the Nasdaq National Market.



RESTRICTIONS ON EXCHANGE OFFERS



     Issuance of New Notes in exchange for Old Notes pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal. Therefore, holders of Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Exchange Agent and the Company are under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offers -- Resales of the New Notes" and "Plan of Distribution."


CONSEQUENCES OF FAILURE TO EXCHANGE


     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offers will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offers, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. Generally, the rights of holders of Old Notes under the 1997 Notes Registration Rights Agreement or 1998 Notes Registration Rights Agreement, as the case may be, would also terminate with respect to Old Notes which are not exchanged for New Notes in the Exchange Offers.


YEAR 2000 COMPLIANCE

     Currently, many computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. The Company and third parties with which the Company does business rely on numerous computer programs in their day to day operations. The Company is evaluating the Year 2000 issue as it relates to the Company's internal computer systems and third party computer systems with which the Company interacts. The Company expects to incur internal staff costs as well as consulting and other expenses related to these issues; these costs will be expensed as incurred. In addition, the appropriate course of action may include replacement or an upgrade of certain systems or equipment at a substantial cost to the Company. There can be no assurance that the Year 2000 issues will be resolved in 1998 or 1999. The Company may incur significant costs in resolving its Year 2000 issues. If not resolved, this issue could have a significant adverse impact on the Company's business, operating results and financial condition.

FORWARD-LOOKING STATEMENTS


     The statements contained in this Prospectus that are not historical fact are "forward-looking statements" (as such term is defined in the Reform Act), which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements such as the timing, costs and scope of its acquisition of, or investments in, existing ISPs, the revenue and profitability levels of the ISPs in which it invests, the anticipated reduction in operating costs resulting from the integration and optimization of those ISPs, and other matters contained above and herein in this Prospectus regarding matters that are not historical facts, are only predictions. No assurance can be given that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these projections and other forward-looking statements are based upon a variety of assumptions relating to the business of the Company, which, although considered reasonable by the Company, may not be realized. Because of the number and range of the assumptions underlying the Company's projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond the reasonable control of the Company, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this Prospectus. These forward-looking statements are based on current expectations, and the Company assumes no obligation to update this information. Therefore, the actual experience of the Company and results achieved during the period covered by any particular projections or forward-looking statements may differ substantially from those projected. Consequently, the inclusion of projections and other forward-looking statements should not be regarded as a representation by the Company or any other person that these estimates and projections will be realized, and actual results may vary materially. There can be no assurance that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.



                              THE EXCHANGE OFFERS



     The summary herein of certain provisions of the 1997 Notes Registration Rights Agreement and the 1998 Notes Registration Rights Agreement, as the case may be, does not purport to be complete and reference is made to the provisions of the 1997 Notes Registration Rights Agreement and the 1998 Notes Registration Rights Agreement, which have been filed as exhibits to the Registration Statement of which this Prospectus constitutes a part, and copies of which are available upon request to the Company.


PURPOSE AND EFFECT


  1997 Notes



     The Old 1997 Notes were sold by the Issuer to the Initial 1997 Notes Purchasers on June 17, 1997. The Initial 1997 Notes Purchasers subsequently resold the Old 1997 Notes in reliance on Rule 144A under the Securities Act. The Issuer and the Initial 1997 Notes Purchasers entered into the 1997 Notes Registration Rights Agreement, pursuant to which the Issuer agreed, with respect to the Old 1997 Notes and subject to the Issuer's determination that the Exchange Offer with respect to the 1997 Notes is permitted under applicable law, to (i) cause to be filed, on or prior to March 24, 1998, a registration statement with the Commission under the Securities Act concerning the Exchange Offer with respect to the 1997 Notes, and (ii) use its best efforts (a) to cause such registration statement to be declared effective by the Commission on or prior to July 24, 1998, and (b) to consummate the Exchange Offer with respect to the 1997 Notes on or prior to August 24, 1998. The Issuer will keep the Exchange Offer with respect to the 1997 Notes open for a period of not less than 30 days (or longer if required by applicable law) after the date the notice of the Exchange Offer with respect to the 1997 Notes is mailed to the holders of the Old 1997 Notes. The Exchange Offer with respect to the Old 1997 Notes is intended to satisfy the Issuer's exchange offer obligations under the 1997 Notes Registration Rights Agreement.

  1998 Notes



     The Old 1998 Notes were sold by the Issuer to the Initial 1998 Notes Purchasers on March 25, 1998. The Initial 1998 Notes Purchasers subsequently resold the Old 1998 Notes in reliance on Rule 144A under the Securities Act. The Issuer and the Initial 1998 Notes Purchasers entered into the 1998 Notes Registration Rights Agreement, pursuant to which the Issuer agreed, with respect to the Old 1998 Notes and subject to the Issuer's determination that the Exchange Offer with respect to the 1998 Notes is permitted under applicable law, to (i) cause to be filed, on or prior to June 23, 1998, a registration statement with the Commission under the Securities Act concerning the Exchange Offer with respect to the 1998 Notes, and (ii) use its best efforts (a) to cause such registration statement to be declared effective by the Commission on or prior to August 21, 1998, and (b) to consummate the Exchange Offer with respect to the 1998 Notes on or prior to September 21, 1998. The Issuer will keep the Exchange Offer with respect to the 1998 Notes open for a period of not less than 30 days (or longer if required by applicable law) after the date the notice of the Exchange Offer with respect to the 1998 Notes is mailed to the holders of the Old 1998 Notes. The Exchange Offer with respect to the Old 1998 Notes is intended to satisfy the Issuer's exchange offer obligations under the 1998 Notes Registration Rights Agreement.


CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES


     Following the expiration of the respective Exchange Offers, holders of Old Notes not tendered, or not properly tendered, will not have any further registration rights and such Old Notes will continue to be subject to the existing restrictions on transfer thereof. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon expiration of the Exchange Offer with respect to such Old Notes if such holder elects not to participate in such Exchange Offer.



TERMS OF THE EXCHANGE OFFERS



     The Issuer hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange up to
(i) $100.0 million aggregate principal amount of New 1997 Notes for up to $100.0 million aggregate principal amount of the outstanding Old 1997 Notes and (ii) up to $175.0 million aggregate principal amount of New 1998 Notes for up to $175.0 million aggregate principal amount of the outstanding Old 1998 Notes. The Issuer will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuer will issue $1,000 principal amount of New Notes in exchange of each $1,000 principal amount of outstanding Old Notes accepted in the respective Exchange Offers. Holders may tender some or all of their Old Notes pursuant to the Exchange Offers. However, Old Notes may be tendered only in integral multiples of $1,000. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date with respect to the Exchange Offer applicable to such Old Notes. The Exchange Offers are not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offers are subject to the terms and provisions of the 1997 Notes Registration Rights Agreement and the 1998 Notes Registration Rights Agreement, as applicable. See "-- Conditions of the Exchange Offers."



     As of the date of this Prospectus, (i) $100.0 million in aggregate principal amount of the Old 1997 Notes is outstanding and (ii) $175.0 million in aggregate principal amount of Old 1998 Notes is outstanding. As of
               , there were           registered holders of the Old Notes, and
          DTC participants. Only a holder of the Old Notes (or such holder's legal representative or attorney-in-fact) may participate in the applicable Exchange Offer. There will be no fixed record date for determining holders of the Old Notes entitled to participate in the applicable Exchange Offer. The Issuer believes that, as of the date of this Prospectus, no holder of Old Notes is an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer.


     The Issuer shall be deemed to have accepted validly tendered Old Notes when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes and for the purposes of receiving the New Notes from the Issuer.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The Expiration Date shall be             , 1998 at 5:00 p.m., New York City
time, unless the Issuer, in its sole discretion, extends one or both of the Exchange Offers, in which case the Expiration Date shall be the latest date and time to which the applicable Exchange Offer is extended. The Company has no obligation to make the Exchange Offers coterminous.



     In order to extend one or both the Exchange Offers, the Issuer will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.



     The Issuer reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend one or both the Exchange Offers, in which event the term "Expiration Date" shall mean the latest time and date to which one or both of the Exchange Offers is extended, as the case may be, and
(iii) to amend the terms of the Exchange Offers in any manner. If one or both of the Exchange Offers is amended in a manner determined by the Issuer to constitute a material change, the Issuer will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes subject to such Exchange Offer. Modifications of an Exchange Offer, including but not limited to extension of the period during which the Exchange Offer is open, may require that at least five business days remain in such Exchange Offer. In order to extend an Exchange Offer, the Issuer will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date with respect to such Exchange Offer.



CONDITIONS OF THE EXCHANGE OFFERS



     The Exchange Offers are not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offers are conditioned upon the declaration by the Commission of the effectiveness of the Registration Statement of which this Prospectus constitutes a part.


ACCRUED INTEREST


  1997 Notes



     The New 1997 Notes will bear interest at a rate equal to 13 1/2% per annum from and including their date of issuance. Holders whose Old 1997 Notes are accepted for exchange will have the right to receive interest accrued thereon from the last date on which interest was paid on the Old 1997 Notes, or if no interest had been paid on such Old 1997 Notes, from the date of their original issue, to, but not including, the date of issuance of the New 1997 Notes accepted for exchange, which interest accrued at the rate of 13 1/2% per annum, and will cease to accrue on the day prior to the issuance of the New 1997 Notes. See "Description of the 1997 Notes -- Maturity, Interest and Principal."



  1998 Notes



     The New 1998 Notes will bear interest at a rate equal to 10 3/8% per annum from and including their date of issuance. Holders whose Old 1998 Notes are accepted for exchange will have the right to receive interest accrued thereon from the last date on which interest was paid on the Old 1998 Notes, or if no interest had been paid on such Old 1998 Notes, from the date of their original issue, to, but not including, the date of issuance of the New 1998 Notes accepted for exchange, which interest accrued at the rate of 10 3/8% per annum, and will cease to accrue on the day prior to the issuance of the New 1998 Notes. See "Description of the 1998 Notes -- Maturity, Interest and Principal."

PROCEDURES FOR TENDERING OLD NOTES


     The tender of a holder's Old Notes as set forth below and the acceptance thereof by the Issuer will constitute a binding agreement between the tendering holder and the Issuer upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the applicable Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.


     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. In connection with a book-entry transfer, a Letter of Transmittal need not be transmitted to the Exchange Agent, provided that the book-entry transfer procedure is made in accordance with DTC's ATOP (as defined below) procedures for transfer and such procedures are complied with prior to 5:00 p.m., New York City time, on the Expiration Date.


     DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the applicable Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system, prior to 5:00 p.m., New York City time, on the Expiration Date, in place of sending a signed, hard copy Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent by an "Agent's Message." To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the participant's acknowledgement of its receipt of and agreement to be bound by the Letter of Transmittal for such Old Notes.


     Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal, or (ii) by an Eligible Institution (as defined below). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution or (ii) be accompanied by a bond power, in satisfactory form as determined by the Issuer in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Issuer in its sole discretion, which determination shall be final and binding. The Issuer reserves the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes the Issuer's acceptance of which might, in the judgment of the Issuer or its counsel, be unlawful. The Issuer also reserves the absolute right to waive any defects or irregularities or conditions of the applicable Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in such Exchange Offer). The interpretation of the terms and conditions of the Exchange Offers (including the Letter of Transmittal and the instructions thereto) by the Issuer shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Issuer shall determine. The Issuer will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.


     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer, in its sole discretion, of such person's authority to so act must be submitted.


     Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the applicable Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.



     By tendering, each registered holder will represent to the Issuer that, among other things, (i) the New Notes to be acquired in connection with the applicable Exchange Offer by the holder and each Beneficial Owner of the Old Notes are being acquired by the holder and each Beneficial Owner in the ordinary course of business of the holder and each Beneficial Owner, (ii) the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the holder and each Beneficial Owner acknowledge and agree that any person participating in such Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed herein under "Resales of New Notes," (iv) that if the holder is a broker-dealer that acquired Old Notes as a result of market making or other trading activities, it will deliver a prospectus in connection with any resale of New Notes acquired in such Exchange Offer, (v) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by item 507 of Regulation S-K of the Commission, and (vi) neither the holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuer except as otherwise disclosed to the Issuer in writing. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.


GUARANTEED DELIVERY PROCEDURES


     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures:
(i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Holder; (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date. Any Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date. DTC participants may also submit the Notice of Guaranteed Delivery through ATOP.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES


     Upon satisfaction or waiver of all the conditions to an Exchange Offer, the Issuer will accept any and all Old Notes that are properly tendered in such Exchange Offers prior to 5:00 p.m., New York City time, on the Expiration Date with respect to such Exchange Offer. The New Notes issued pursuant to an Exchange Offer will be delivered promptly after acceptance of the Old Notes. For purposes of the Exchange Offers, the Issuer shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Issuer has given oral or written notice thereof to the Exchange Agent.



     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC); provided, however, that the Issuer reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offers. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offers.


WITHDRAWAL RIGHTS


     Tenders of the Old Notes may be withdrawn by delivery of a written notice (or for DTC participants, transmission of notice through ATOP) to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the applicable Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Issuer in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required upon transfer by the Indenture, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. Any questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the applicable Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offers -- Procedure for Tendering Old Notes" at any time on or prior to the Expiration Date.

THE EXCHANGE AGENT; ASSISTANCE

     First Trust National Association is the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

                         By Hand, or Overnight Courier:


                      U.S. BANK TRUST NATIONAL ASSOCIATION

                             180 East Fifth Street
                               St. Paul, MN 55101
                      Attn: Specialized Finance Department

             Facsimile Transmissions (Eligible Institutions Only):

                              (612) 244-

                To confirm by telephone or for information call:

                              (612) 244-

                                    By Mail:


                      U.S. BANK TRUST NATIONAL ASSOCIATION

                             180 East Fifth Street
                               St. Paul, MN 55101
                      Attn: Specialized Finance Department

FEES AND EXPENSES


     All expenses incident to the Issuer's consummation of the Exchange Offers and compliance with the 1997 Notes Registration Rights Agreement and the 1998 Notes Registration Rights Agreement, as the case may be, will be borne by the Issuer, including, without limitation: (i) all applicable Securities and Exchange Commission, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for holders that are Initial Purchasers in connection with blue sky qualifications of any of the New Notes) and compliance with the rules of the NASD; (iii) all applicable expenses incurred by the Issuer in preparing or assisting in preparing, word processing, printing and distributing any registration statement, any prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing any other documents relating to the performance of and compliance with the 1997 Notes Registration Rights Agreement or the 1998 Notes Registration Rights Agreement, as the case may be, (iv) all rating agency fees, if any; and (v) the fees and disbursements of counsel for the Issuer.



     The Issuer has not retained any dealer-manager in connection with the Exchange Offers and will not make any payments to brokers, dealers of others soliciting acceptance of the Exchange Offers. The Issuer, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.



     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offers. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offers, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT


     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Issuer's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Issuer for accounting purposes. The expenses of the Exchange Offers will be amortized over the term of the respective New Notes.


RESALES OF THE NEW NOTES


     Based on the position of the staff of the Commission as set forth in certain interpretive letters issued to third parties in other transactions, the Issuer believes that the New Notes issued pursuant to the Exchange Offers to any holder of Old Notes in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than (i) a broker-dealer who purchased Old Notes directly from the Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Issuer within the meaning of Rule 405 under the Securities Act) without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. However, the Issuer has not sought its own interpretive letter and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offers. The Issuer and holders of Old Notes are not entitled to rely on interpretive advice provided by the staff of other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offers are being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder acquires New Notes in an Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1989), or interpreted in the Commission's letter to Shearman and Sterling (available July 2, 1993), or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."



     It is expected that the New Notes will be freely transferable by the holders thereof, subject to the limitations described in the immediately preceding paragraph. Sales of New Notes acquired in the Exchange Offers by holders who are "affiliates" of the Issuer within the meaning of the Securities Act will be subject to certain limitations on resale under Rule 144 of the Securities Act (if applicable). Such persons will only be entitled to sell New Notes in compliance with the volume limitations set forth in Rule 144, and sales of New Notes by affiliates will be subject to certain Rule 144 requirements as to the manner of sale, notice and the availability of current public information regarding the Issuer. The foregoing is a summary only of Rule 144 as it may apply to affiliates of the Issuer. Any such persons must consult their own legal counsel for advice as to any restrictions that might apply to the resale of their New Notes.


                                USE OF PROCEEDS


     There will be no cash proceeds payable to the Company from the issuance of the New Notes pursuant to the Exchange Offers.



     The Exchange Offers are intended to satisfy certain of the Company's obligations under the 1997 Notes Registration Rights Agreement and the 1998 Notes Registration Rights Agreement. In consideration for issuing the New Notes as contemplated in this Prospectus, the Issuer will receive in exchange Old Notes in like principal amount, the form and terms of which are the same in all material respects as the form and terms of the New Notes except that the New Notes will be registered under the Securities Act and hence do not include certain rights to registration thereunder. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of the Company.


     Net proceeds from the Initial 1997 Notes Offering (after deducting the Initial 1997 Notes Purchasers' discount and expenses payable by the Issuer) were approximately $144.8 million. Approximately $46.6 million of such net proceeds were deposited in an escrow account for the benefit of the holders of the Old 1997 Notes to fund when due the first five scheduled interest payments on the Old 1997 Notes. Amounts on deposit in the escrow account are held in cash or used to purchase U.S. Government Securities, and, upon consummation of the applicable Exchange Offer, will continue to be held for the benefit of the holders of the New 1997 Notes to fund the remaining scheduled interest payments on the New Notes through December 15, 1999. The balance of the net proceeds from the Initial 1997 Notes Offering have been and continue to be used to further the Company's ISP acquisition and investment strategy, to continue the development and implementation of the national backbone, customer care center, network operations center and billing and accounting services, and to support the Company's general working capital purposes. Pending application of the proceeds as described above, the Company has invested the net proceeds of the issuance of the Old 1997 Notes in short-term, interest-bearing, investment-grade securities.



     Net proceeds from the Initial 1998 Notes Offering (after deducting the Initial 1998 Notes Purchasers' discount and expenses payable by the Issuer) were approximately $169.8 million. The net proceeds from the Initial 1998 Notes Offering have been and continue to be used to further the Company's ISP acquisition and investment strategy, to continue the development and implementation of the national backbone, customer care center, network operations center and billing and accounting services, and to support the Company's general working capital purposes. Pending application of the proceeds as described above, the Company has invested the net proceeds of the issuance of the Old 1998 Notes in short-term, interest-bearing, investment-grade securities.


                                DIVIDEND POLICY


     The Company has never declared or paid any dividends on its Common Stock and does not expect to pay dividends in the foreseeable future. The Company's current policy is to retain all of its earnings to finance future growth and acquisitions. Furthermore, the terms of the 1997 Indenture, the 1998 Indenture and the Bank Facility place limitations on the Company's ability to pay dividends. Future dividends, if any, will be at the discretion of the Board and will depend upon, among other things, the Company's operations, capital requirements and surplus, general financial condition, contractual restrictions and such other factors as the Board may deem relevant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                 CAPITALIZATION
                             (dollars in thousands)


     The following table sets forth at December 31, 1997 (i) the actual capitalization of the Company, (ii) the pro forma capitalization adjusted for the Completed and Proposed Acquisitions and Buyouts, and the conversion of all the outstanding Preferred Stock into Common Stock upon the completion of the proposed IPO, and (iii) the pro forma capitalization adjusted to reflect the proposed IPO, the proceeds from the 1998 Notes, the Refinancing, and the NTT Investment. This table should be read in conjunction with the Selected Consolidated Financial Data, the Unaudited Pro Forma Condensed Combined Financial Statements and the Historical Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.



                                                                       DECEMBER 31, 1997
                                                           ------------------------------------------
                                                                                         PRO FORMA
                                                           HISTORICAL   PRO FORMA(1)   AS ADJUSTED(2)
                                                           ----------   ------------   --------------
Cash and cash equivalents................................   $ 72,586      $155,304        $330,186
Restricted cash and securities...........................     40,554        27,822          27,822
                                                            ========      ========        ========
Long-term debt and capital lease obligations, net of
  current portions.......................................    142,321       272,694         272,694
                                                            --------      --------        --------
Redeemable preferred stock(3):
  Series A, par value $0.001 per share; 6,100,000 shares
     authorized: 6,033,333 shares outstanding............     18,080            --              --
  Series B, par value $0.001 per share; 10,117,000 shares
     authorized: 10,028,334 shares outstanding...........     59,193            --              --
  Series C, par value $0.001 per share; 2,500,000 shares
     authorized and outstanding..........................     19,976            --              --
                                                            --------      --------        --------
                                                              97,249            --              --
                                                            --------      --------        --------
Stockholders equity (deficit):
  Preferred stock, Series D-1, par value $0.001 per
     share; 3,000,000 shares authorized: 680,000 shares
     outstanding (2,384,000 shares pro forma)(3).........     10,200            --              --
  Common stock, par value $0.001 per share; 35,133,000
     shares authorized; 1,254,533 shares outstanding
     historical; 22,200,200 shares pro forma; 31,838,927
     shares pro forma -- as adjusted and additional paid
     in capital(4).......................................      1,598       134,607         309,489
  Warrants...............................................     12,675        12,675          12,675
  Accumulated deficit....................................    (51,474)      (61,578)        (61,578)
                                                            --------      --------        --------
          Total stockholders' equity (deficit)...........    (27,001)       85,704         260,586
                                                            --------      --------        --------
          Total capitalization...........................   $212,569      $358,398        $533,280
                                                            ========      ========        ========


---------------


(1) Pro forma for (i) the Completed and Proposed Acquisitions as if they had occurred on December 31, 1997, (ii) the conversion of the Preferred Stock into Common Stock upon completion of the proposed IPO, (iii) 1,704,000 shares of Series D-1 Preferred Stock that as of December 31, 1997 were proposed and assumed to be issued in connection with acquisitions and Buyouts completed or proposed subsequent to December 31, 1997 as if they had occurred on December 31, 1997, and (iv) the proceeds from the sale of the Old 1998 Notes and the application of the proceeds therefrom to effect the Refinancing, and to reflect the extraordinary charge of approximately $10.1 million for the loss on early extinguishment of $50.0 million of Old 1997 Notes. See "Unaudited Pro Forma Condensed Combined Financial Statements."



(2) As adjusted to give effect to (i) the proposed IPO after deducting the Underwriter's discounts and commissions and estimated expenses, and (ii) the sale of 4,749,467 shares of Common Stock to NTT for approximately $87.3 million (based upon an assumed initial public offering of 5,000,000 shares of Common Stock at an assumed price to public of $19.00 per share in the proposed IPO), concurrently with the proposed IPO.



(3) All of the shares of the Company's Preferred Stock are convertible into Common Stock on a one-for-one basis, subject to certain anti-dilution adjustments. The shares of Series A, B and C Preferred Stock are subject to mandatory redemption beginning on October 10, 2004, and are subject to mandatory conversion into Common Stock upon consummation of the proposed IPO.



(4) Includes 1,704,000 shares of Series D-1 Preferred Stock that as of December 31, 1997 were proposed and assumed to be issued in connection with acquisitions and Buyouts, all of which have been assumed to have been converted to Common Stock for pro forma and pro forma as adjusted purposes. Does not include 2,237,050 shares of Common Stock reserved for issuance pursuant to outstanding stock options as of December 31, 1997, or 2,112,480 shares of Common Stock issuable upon exercise of outstanding warrants.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                (dollars in thousands, except per share amounts)

     The selected historical consolidated financial data as of and for the period from inception (March 1, 1996) to December 31, 1996 and as of and for the year ended December 31, 1997 have been derived from the audited Consolidated Financial Statements of the Company included elsewhere in this Prospectus.

     The information set forth below should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements and the historical Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus. Results of operations for the year ended December 31, 1997 are not necessarily indicative of results of operations for future periods. The Company's development and expansion activities, including acquisitions, during the periods shown below significantly affect the comparability of this data from one period to another. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                             HISTORICAL                PRO FORMA(1)(2)
                                                  --------------------------------     ---------------
                                                    PERIOD FROM
                                                     INCEPTION
                                                  (MARCH 1, 1996)      YEAR ENDED        YEAR ENDED
                                                  TO DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                                                       1996               1997              1997
                                                  ---------------     ------------     ---------------
STATEMENT OF OPERATIONS DATA:
Revenue:
  Dedicated connectivity........................     $  1,100          $   16,383        $    46,330
  Dial-up connectivity..........................        1,139               7,093             16,725
  Enhanced services and other...................          126              12,216             25,210
                                                     --------          ----------        -----------
          Total revenue.........................        2,365              35,692             88,265
Costs and expenses:
  Internet services operating costs.............          974              15,974             38,145
  Selling, general and administrative and
     other......................................        7,002              49,383             82,070
  Depreciation and amortization.................          669              10,624             25,911
                                                     --------          ----------        -----------
     Total costs and expenses...................        8,645              75,981            146,126
                                                     --------          ----------        -----------
     Loss from operations.......................       (6,280)            (40,289)           (57,861)
Other income (expense):
  Interest income...............................          593               6,080              6,147
  Interest expense..............................         (115)            (11,826)           (12,417)
  Equity in losses of affiliates................           --              (1,958)                --
Minority interests..............................          680               1,924                 --
                                                     --------          ----------        -----------
          Net loss..............................       (5,122)            (46,069)           (64,131)
Accretion of redeemable preferred stock to
  liquidation value.............................          (23)               (260)                --
                                                     --------          ----------        -----------
          Net loss attributable to common
            stockholders........................     $ (5,145)         $  (46,329)       $   (64,131)
                                                     ========          ==========        ===========
Loss per common share -- basic and diluted(3)...     $  (5.29)         $   (40.47)       $     (2.90)
                                                     ========          ==========        ===========
Weighted average common shares
  outstanding -- basic and diluted..............      971,748           1,144,685         22,090,352
                                                     ========          ==========        ===========
OTHER DATA:
EBITDA(4).......................................     $ (5,611)         $  (29,665)       $   (31,950)
Capital expenditures(5).........................        3,430              14,547             14,547
Ratio of earnings to fixed charges(6)...........           --                  --                 --
Cash flows information:
  Net cash used by operating activities.........       (2,326)            (35,323)
  Net cash used by investing activities.........       (9,123)           (120,329)
  Net cash provided by financing activities.....       77,916             161,772

                                                                     AS OF DECEMBER 31, 1997
                                                 AS OF       ----------------------------------------
                                              DECEMBER 31,                               PRO FORMA
                                                  1996        ACTUAL    PRO FORMA(1)   AS ADJUSTED(7)
                                              ------------   --------   ------------   --------------
BALANCE SHEET DATA:
Cash and cash equivalents...................    $66,467      $ 72,586     $155,304        $330,186
Restricted cash and securities..............         --        40,554       27,822          27,822
Goodwill, net...............................      8,736        83,216      152,241         152,241
Total assets................................     82,628       246,471      394,997         569,879
Long-term debt and capital lease
  obligations, net of discount..............        106       142,321      272,694         272,694
Redeemable preferred stock..................     76,877        97,249           --              --
Stockholders' equity (deficit)..............     (4,055)      (27,001)      85,704         260,586


---------------


(1) Pro forma for the Completed and Proposed Acquisitions as if they had occurred on December 31, 1997 for balance sheet purposes and on January 1, 1997 for statement of operations data purposes, for the conversion of the Preferred Stock into Common Stock upon completion of the proposed IPO, and for the proceeds from the sale of the Old 1998 Notes and the application of the proceeds therefrom to effect the Refinancing and to reflect the extraordinary charge of approximately $10.1 million for the loss on early extinguishment of $50.0 million of Old 1997 Notes. See "Unaudited Pro Forma Condensed Combined Financial Statements."



(2) Pro forma interest expense, including amortization of debt issuance costs, assuming that the Old 1998 Notes had been issued on January 1, 1997 and after giving effect to the Refinancing, totaled $27.3 million for the year ended December 31, 1997.


(3) The Company paid no cash dividends on its Common Stock during the period from inception (March 1, 1996) to December 31, 1996 and the year ended December 31, 1997.


(4) EBITDA represents earnings (loss) from operations before interest, taxes, depreciation, amortization and provision for loss on write-offs of investments in ISPs and fixed assets. The primary measure of operating performance is net earnings (loss). Although EBITDA is a measure commonly used in the Company's industry, it should not be construed as an alternative to net earnings (loss), determined in accordance with generally accepted accounting principles ("GAAP"), as an indicator of operating performance or as an alternative to cash flows from operating activities, determined in accordance with GAAP. In addition, the measure of EBITDA presented herein by the Company may not be comparable to other similarly titled measures of other companies.


(5) Excludes equipment and leasehold improvements acquired in business acquisitions.


(6) For the period ended December 31, 1996 and the year ended December 31, 1997, earnings were insufficient to cover combined fixed charges by $5.8 million and $48.0 million, respectively. On a pro forma basis, giving effect to the completed and proposed acquisitions and Buyouts, earnings would have been insufficient to cover combined fixed charges by $64.1 million for the year ended December 31, 1997. Combined fixed charges consist of interest expense and that portion of rent expense the Company believes to be representative of interest (i.e., one third of rent expense), adjusted for minority interests.



(7) As adjusted to give effect to (i) the proposed IPO after deducting the Underwriters' discounts and commissions and estimated expenses, and (ii) the sale of 4,749,467 shares of Common Stock to NTT for approximately $87.3 million (based upon an initial public offering of 5,000,000 shares of Common Stock at an assumed price to public of $19.00 per share in the proposed
    IPO), concurrently with the proposed IPO.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


     The following discussion and analysis is based on the historical and pro forma results of the Company and includes a number of ISPs acquired at various times. See "Unaudited Pro Forma Condensed Combined Financial Statements" for the basis of presentation and those business acquisitions included therein. Investments in ISP affiliates in which Verio acquires a minority interest are accounted for at cost. Investments in ISP affiliates in which Verio acquires a majority interest through the acquisition of net assets, common stock or convertible preferred stock, and exercises significant control over the operations are accounted for using the purchase method of accounting and, accordingly, the financial results of these ISPs have been consolidated with those of the Company. Certain statements set forth below constitute "forward-looking statements" within the meaning of the Reform Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. See "Risk Factors -- Forward-Looking Statements."


OVERVIEW


     Verio is a leading national provider of Internet connectivity and enhanced Internet services to small and medium sized businesses. Since its inception in March 1996, the Company has rapidly established a national presence through the acquisition, integration, and growth of local ISPs with a business customer focus. Verio believes that small and medium sized businesses represent an attractive target market for the provision of Internet services due to this market's low current penetration levels and customer churn, and the expanding Internet needs of these businesses. The Company believes it has a unique competitive advantage in serving small and medium sized business customers through the combination of the technical competency, hands-on support and entrepreneurial culture of locally based ISPs with the quality and economic efficiency of Verio's national network, operational infrastructure and financial strength. Verio has quickly built critical mass by acquiring the stock or assets of, or making significant investments in, over 35 ISPs that provide a comprehensive range of Internet connectivity and enhanced products and services to over 100,000 customer accounts in 36 of the top 50 MSAs in the country, with combined revenues of approximately $25.0 million for the three months ended December 31, 1997.



     From March 1996 through September 1997, Verio's strategy was to acquire 51% to 100% of a large regional ISP, and a minority interest in smaller ISPs within each region. Verio now seeks to acquire 100% of new ISPs, and is in the process of bringing its ownership interest in its existing ISPs to 100%. Upon achieving 100% ownership of its ISPs in a region, Verio then consolidates the management teams, network operations, and marketing efforts within that region. While some one-time costs are incurred in these consolidation efforts, Verio believes that the combined organizations will be able to increase revenues faster and more cost effectively. In addition, 100% ownership facilitates the introduction of the Verio brand name, a suite of nationwide product offerings, and the transition of all ISPs onto Verio's national network and financial systems.



     In conjunction with the consolidation of its regional operations, as of December 31, 1997, the Company had completed the Buyout of four of its initially non-wholly owned ISPs. Since then, the Company has completed ten additional Buyouts and currently expects to complete the Buyouts of the two remaining ISPs in which it did not initially acquire 100% ownership during the remainder of 1998. Verio has incurred costs of approximately $43.2 million, in the aggregate, in 1998 in connection with the Buyouts, which were paid with a combination of cash, preferred stock and options to acquire preferred stock of Verio. As a result of its acquisitions, and the limited amount of fixed assets required to operate an ISP, Verio has recorded significant amounts of goodwill, and expects goodwill to increase significantly during 1998.



     To fund its acquisitions and operations, Verio has raised approximately $100.0 million of equity capital primarily from venture capital funds and Brooks (recently acquired by WorldCom). It also issued $150.0 mil-lion principal amount of Old 1997 Notes to a group of institutional investors and Brooks, $100.0 million of which remain outstanding following the Refinancing. On March 25, 1998, the Company consummated the sale of $175.0 million principal amount of Old 1998 Notes, a portion of the proceeds of which was used to effect the Refinancing. See "-- Liquidity and Capital Resources" and "Certain Transactions."


RESULTS OF OPERATIONS

  REVENUE

     The Company derives the majority of its revenues from business customers who purchase Internet connections and enhanced services such as Web hosting. Verio's ISP affiliates offer a broad range of connectivity options to their customers including dedicated, dial-up, ISDN, frame relay and point-to-point connections. Dedicated customers typically sign a contract for one to three years of service that provides for fixed, recurring monthly service charges, and pay a one-time setup fee. These charges vary depending on the type of service, the length of the contract, and local market conditions. Dial-up customers also typically pay a one-time setup fee and recurring monthly service charges. Fees and service charges for enhanced services vary from product to product. For example, Web hosting customers pay a one-time setup fee and fixed monthly service charges that vary depending on the amount of disk space and bandwidth required. Additional sources of revenue include e-commerce, virtual private networks, security services, co-location services, consulting and the sales of equipment and customer circuits. Revenue related to Internet connectivity and enhanced services is recognized as the services are provided. Amounts billed relating to future periods are recorded as deferred revenue and amortized monthly as services are rendered.

     Currently, connectivity services provide a majority of total revenues. However, revenues from enhanced services, especially Web hosting, are expected to represent an increasing percentage of total revenues in future periods. Revenue from business customers currently represents more than 80% of total revenues and is projected to increase as a percent of total revenues. In addition to the growth that the Company is achieving through acquisitions, revenues are also expected to increase due to the internal growth of consolidated ISPs. For ISPs consolidated for the entire fiscal year of 1997, revenue increased an average of 16% quarter-over-quarter for the three quarters ended December 31, 1997.


  Period from Inception to December 31, 1996 compared to the Year Ended December 31, 1997



     Total consolidated revenues were $2.4 million for the period from inception (March 1, 1996) to December 31, 1996 (the "1996 Period"), compared to $35.7 million for the year ended December 31, 1997. Internet connectivity represented 95% and 66% of total revenue for the 1996 Period and the year ended December 31, 1997, respectively, with the balance derived from enhanced services and other, which include Web hosting, consulting, sales of equipment and customer circuits. The increase in enhanced services and other revenues as a percentage of total revenues is due to a change in the revenue mix resulting from acquisitions and increased sales of enhanced services. The increase in dedicated and dial-up revenues and enhanced services and other revenues for the 1996 Period compared to the year ended December 31, 1997 was primarily due to the acquisitions of ISPs subsequent to December 31, 1996 and the longer period covered. Revenues attributable to acquisitions completed in 1996 accounted for $2.4 million or 100% of total revenues for the 1996 Period. Of these acquisitions, revenues from material acquisitions were $1.8 million from On-Ramp Technologies, Inc. and $.5 million from RAINet, Inc. Revenues attributable to material acquisitions completed in 1997 accounted for $23.3 million or 65% of total revenues for the year ended December 31, 1997. Of these acquisitions, revenues from material acquisitions were $7.7 million from NorthWestNet, Inc. ($4.4 million in connectivity revenue and $3.3 million in enhanced services and other revenue), and $3.6 million from Global Enterprise Services ($2.3 million in connectivity revenue and $1.3 million in enhanced services and other revenue). Revenues attributable to ISPs consolidated for the entire year were 32% of total revenues for the year ended December 31, 1997.



     Three ISPs were included in the consolidated financial statements at December 31, 1996. Twenty-two ISPs were included in the consolidated financial statements at December 31, 1997, three of which were included in the consolidated financial statements for the entire year ended December 31, 1997.

  COSTS AND EXPENSES



     Internet services operating costs consist primarily of local telecommunication expense, Internet access expense and the cost of equipment and customer circuits sold. Local telecommunications expense represents the cost of transporting data between the Company's POPs and a transit provider, or various Internet access points. Internet access expense includes the cost incurred by the Company to transport its Internet traffic and for its national network. In some instances the Company also will pay for the local telecommunications line(s) from the customer's location to one of the POPs. As of December 31, 1997, 25 ISP affiliates were utilizing the Verio national network for their Internet access and paying Verio for these network services based on their bandwidth requirements. The Company recently signed a long-term long haul capacity agreement with Qwest in order to reduce the per unit costs of such services. There will not be a significant effect on the results for 1998 from this agreement due to the time required to convert from existing circuits; however, the Company expects that the pricing advantages provided by this agreement will substantially reduce the cost of these services in future years. Additionally, the Company has the right to fund its minimum commitment, which would allow the capitalization of costs (to the extent prepaid) under this contract. Such capitalized costs would be amortized to operations over the term of the agreement. The amount of the prepayment currently would be approximately $60.0 million.


     Selling, general and administrative and other expenses consist primarily of salaries and related employment expenses, consulting, travel and entertainment, rent, and utilities. Depreciation is provided over the estimated useful lives of the assets ranging from 3 to 5 years using the straight-line method. The excess of cost over the fair value of net assets acquired, or goodwill, is amortized using the straight-line method over a ten-year period.


  Period from Inception to December 31, 1996 compared to the Year Ended December 31, 1997



     Internet services operating costs were 41% and 45% of total revenues for the 1996 Period and the year ended December 31, 1997, respectively. Internet services operating costs attributable to acquisitions completed in 1996 accounted for $.7 million, or 67%, of total Internet services operating costs for the 1996 Period. Of these acquisitions, the costs from material acquisitions were $.4 million from On-Ramp Technologies, Inc. and $.2 million from RAINet, Inc. Internet services operating costs attributable to acquisitions completed in 1997 accounted for $8.0 million, or 50%, of total Internet services operating costs for the year ended December 31, 1997. Of these acquisitions, the costs from material acquisitions were $2.4 million from Global Enterprise Services, $1.2 million from NorthWestNet, Inc. and $1.2 million from Compute Intensive Inc. Internet services operating costs attributable to ISPs consolidated for the entire year were 28% of total Internet services operating costs for the year ended December 31, 1997. Internet services operating costs attributable to corporate were 33% of total Internet services operating costs for the 1996 Period, compared to 22% of total Internet services operating costs for the year ended December 31, 1997. This decrease is primarily due to acquisitions in late 1997 that had not yet converted to Verio's national network. The Company expects Internet services operating costs to increase in absolute dollars but to decrease as a percentage of total revenues over time as additional ISP affiliates are added onto Verio's national network, as enhanced services become a larger percentage of total revenues, and as the Capacity Agreement (as defined) with Qwest is implemented.



     Selling, general and administrative and other expenses were 296% and 138% of revenues for the 1996 Period and the year ended December 31, 1997, respectively. Selling, general and administrative and other expenses attributable to acquisitions completed in 1996 accounted for $3.1 million or 44% of total selling, general and administrative and other expenses for the 1996 Period. Corporate expenses accounted for 56% of total selling, general and administrative and other expenses for the 1996 Period. Selling, general and administrative and other expenses attributable to acquisitions completed in 1997 accounted for $19.5 million or 40% of total selling, general and administrative and other expenses for the year ended December 31, 1997. Of these acquisitions, the expenses from material acquisitions were $4.9 million from NorthWestNet, Inc., $4.3 million from Compute Intensive Inc., and $3.2 million from Global Enterprise Services. Selling, general and administrative and other expenses attributable to ISPs consolidated for the entire year, and to corporate expenses, were 22% and 38% of total selling, general and administrative and other expenses for the year ended December 31, 1997, respectively. For the 1996 Period, selling, general and administrative and other expenses relating to operations, engineering and customer care were 63% of total selling, general and administrative and other expenses compared to 66% for the year ended December 31, 1997, as a result of the Company's decision to emphasize the quality of its engineering and technical support for its customers. Sales and marketing expenses were 22% of total selling, general and administrative and other expenses compared to 17% for the 1996 Period, primarily as a result of the Company's hiring and training of additional sales personnel during the year ended December 31, 1997. Executive and finance expenses were 12% of total selling, general and administrative and other expenses compared to 20% for the 1996 Period.


     The Company expects selling, general and administrative expenses to continue to increase in absolute dollars but to decrease as a percentage of total revenues as the Company acquires additional ISPs, allowing it to spread its corporate overhead over a larger revenue base, as its scaleable systems reduce the incremental costs of additional revenues, as sales force productivity increases with experience, and as indirect selling channels are expanded. The anticipated increases in absolute dollar terms will be primarily due to increased personnel resulting from acquisitions, and additional expenditures in sales and marketing. Depreciation and goodwill amortization are expected to continue to increase significantly as a result of the Company's acquisition and investment strategies. Also, the Company will continue to have non-recurring expenses related to its strategy of acquiring and regionalizing groups of ISPs.


     Three ISPs were included in the consolidated financial statements at December 31, 1996. Twenty-two ISPs were included in the consolidated financial statements at December 31, 1997, three of which were included in the consolidated financial statements for the entire year ended December 31, 1997.



  OTHER EXPENSES


     During the year ended December 31, 1997, the Company recognized equity in losses of affiliates in the amount of $1,958,000, representing losses of those affiliates in excess of the equity of the common shareholders of the affiliates. See Note 1 to the Consolidated Financial Statements of the Company.


     Interest expense increased from $115,000 in the 1996 Period to $11.8 million for the year ended December 31, 1997 primarily as a result of the completion of the $150.0 million placement of the Old 1997 Notes on June 24, 1997. Interest expense is expected to increase in 1998, reflecting a full year's interest on the 1997 Notes that remain outstanding and interest on the 1998 Notes.


  INCOME TAXES

     As of December 31, 1997, the Company had a net operating loss carryforward for federal income tax purposes of approximately $49.9 million which is available to offset future federal taxable income, if any, through 2011. The utilization of a portion of the net operating loss carryforwards may be limited under Section 382 of the Internal Revenue Code. No tax benefit for such losses has been recorded by the Company in 1996 or 1997 due to uncertainties regarding the utilization of the loss carryforward.

QUARTERLY RESULTS OF OPERATIONS


                                                                 THREE MONTHS ENDED
                                               ------------------------------------------------------
                                               MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                                 1997         1997          1997             1997
                                               ---------    --------    -------------    ------------
                                                               (DOLLARS IN THOUSANDS)
Revenue:
  Dedicated connectivity.....................   $ 1,954     $ 3,852       $  4,314         $  6,263
  Dial-up connectivity.......................     1,106       1,564          1,644            2,779
  Enhanced services and other................     1,354       2,833          3,666            4,363
                                                -------     -------       --------         --------
          Total revenue......................     4,414       8,249          9,624           13,405
Costs and expenses:
  Internet services operating costs..........     2,042       3,433          4,029            6,470
  Selling, general and administrative and
     other...................................     6,718      11,122         13,393           18,150
  Depreciation and amortization..............     1,246       2,548          2,943            3,887
                                                -------     -------       --------         --------
     Total costs and expenses................    10,006      17,103         20,365           28,507
                                                -------     -------       --------         --------
     Loss from operations....................   $(5,592)    $(8,854)      $(10,741)        $(15,102)
                                                =======     =======       ========         ========
EBITDA.......................................   $(4,346)    $(6,306)      $ (7,798)        $(11,215)
                                                =======     =======       ========         ========


                                                                 THREE MONTHS ENDED
                                               ------------------------------------------------------
                                               MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                                 1997         1997          1997             1997
                                               ---------    --------    -------------    ------------
                                                         (AS A PERCENTAGE OF TOTAL REVENUE)
Total revenue................................      100%        100%           100%             100%
Costs and expenses:
  Internet services operating costs..........       46%         42%            42%              48%
  Selling, general and administrative and
     other...................................      152%        135%           139%             135%
  Depreciation and amortization..............       28%         31%            31%              29%
     Total costs and expenses................      227%        207%           212%             213%
     Loss from operations....................     (127%)      (107%)         (112%)           (113%)

EBITDA.......................................      (98%)       (76%)          (81%)            (84%)


     The Company's operating results have fluctuated in the past and may in the future fluctuate significantly depending upon a variety of factors, including the incurrence of capital costs and costs associated with the Buyouts and the introduction of value-added enhanced services and new services by the Company. Additional factors that may contribute to variability of operating results include: the pricing and mix of services offered by the Company; customer retention rate; changes in pricing policies and product offerings by the Company's competitors; growth in demand for network and Internet access services; one-time costs associated with regional consolidation; and general telecommunications services' performance and availability. The Company also has experienced seasonal variation in Internet use and, therefore, revenue streams may fluctuate accordingly. As a result, variations in the timing and amounts of revenues could have a material adverse effect on the Company's quarterly operating results. Due to the foregoing factors, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and that such comparisons cannot be relied upon as indicators of future performance.

LIQUIDITY AND CAPITAL RESOURCES


     The Company's business and acquisition strategy has required and will continue to require substantial capital for investments in ISPs, capital expenditures for expansion of services, operating losses and working capital.



     Net cash used by operating activities was $35.3 million during the year ended December 31, 1997, which includes a decrease of $.1 million in working capital. Net cash used by investing activities was $120.3 million during the year ended December 31, 1997, which includes the investment of restricted cash totalling $46.6 million from the proceeds of the Old 1997 Notes, and approximately $64.0 million for acquisitions. Net cash provided by financing activities was $161.8 million during the year ended December 31, 1997, primarily from the sale of 2,500,000 shares of Series C Preferred Stock for gross proceeds of approximately $20.0 million and issuance of the Old 1997 Notes for gross proceeds of approximately $150.0 million.



     Since inception, the Company has financed itself primarily through the private sale of Preferred Stock and debt and, to a lesser extent, Common Stock. In 1996, the Company raised approximately $79.2 million (gross) through the issuance of Common Stock, Series A Preferred Stock and Series B Preferred Stock. In June 1996, the Company sold 6,033,333 shares of Series A Preferred Stock and in December 1996, the Company sold 10,000,000 shares of Series B Preferred Stock for gross proceeds of approximately $18.1 million and approximately $60.0 million, respectively. During the course of 1996, 1,090,000 shares of Common Stock were sold for gross proceeds of approximately $1.1 million. In 1997, an additional 164,533 shares of Common Stock were issued for approximately $508,000. In May 1997, the Company completed the sale of 2,500,000 shares of Series C Preferred Stock for gross proceeds of approximately $20.0 million. In December 1997, the Company issued 680,000 shares of Series D-1 Preferred Stock to fund a portion of the acquisition cost of one ISP. Each share of Preferred Stock is convertible into Common Stock on a one-for-one basis.



     On June 24, 1997, the Company completed the placement of $150.0 million principal amount of the Old 1997 Notes and attached warrants (the "Warrants"). One hundred fifty thousand units were issued, each consisting of $1,000 principal amount of the Old 1997 Notes and eight Warrants, with each Warrant entitling the holder thereof to purchase 1.76 shares of the Company's Common Stock at a price of $.01 per share, for a total of 2,112,480 shares of Common Stock. The Warrants and the Old 1997 Notes were separated on December 15, 1997. The 1997 Notes mature on June 15, 2004. Interest on the 1997 Notes, at the annual rate of 13 1/2%, is payable semi-annually in arrears on June 15 and December 15 of each year. Concurrent with the completion of the sale of the Old 1997 Notes, the Company was required to deposit funds into an escrow account in an amount that together with interest would be sufficient to fund the first five interest payments on the 1997 Notes. Upon consummation of the sale of the Old 1998 Notes and the Refinancing, that portion of the escrowed amount attributable to the principal amount of the Old 1997 Notes refinanced was released to the Company. The 1997 Notes are redeemable at the option of the Company commencing June 15, 2002. The 1997 Notes are senior unsecured obligations of the Company ranking pari passu in right of payment with all existing and future unsecured and senior indebtedness. The 1997 Notes impose significant limitations on the Company's ability to incur additional indebtedness unless the Company's Consolidated Pro Forma Interest Coverage Ratio (as defined) is greater than or equal to 1.8 to 1.0 prior to June 30, 1999, or 2.5 to 1.0 on or after that date. The Company is also limited in its ability to pay dividends or make Restricted Payments (as defined), to engage in businesses other than the Internet service business, and to place liens on its assets for the benefit of persons other than the noteholders, among other restrictions. If a Change of Control (as defined in the 1997 Indenture) occurs, the Company is required to make an offer to purchase all of the Old 1997 Notes then outstanding at a price equal to 101% of the principal amount, plus accrued and unpaid interest.



     On February 27, 1998, Verio filed a registration statement on Form S-1 with respect to the proposed IPO. No assurance can be given that the IPO will be consummated or, if consummated, that the amount of proceeds received or amount of Common Stock sold by the Company will be in the amounts currently contemplated.



     On March 25, 1998, the Company completed the placement of $175.0 million principal amount of the Old 1998 Notes. The 1998 Notes mature on April 1, 2005. Interest on the 1998 Notes, at the annual rate of 10 3/8%, is payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1,

1998. The 1998 Notes are redeemable at the option of the Company commencing April 1, 2002. The 1998 Notes are senior unsecured obligations of the Company ranking pari passu in right of payment with all existing and future unsecured and senior indebtedness. The form and terms of the New 1998 Notes will be identical in all material respects to the form and terms of the Old 1998 Notes, except that the New 1998 Notes will be registered under the Securities Act, and therefore will not be subject to certain transfer restrictions and registration rights provisions applicable to the Old 1998 Notes. The Company used approximately $54.5 million of the proceeds from the issuance of the Old 1998 Notes to effect the Refinancing. As a result of the Refinancing, the Company was refunded approximately $13.3 million from the escrow account for the 1997 Notes, of which approximately $1.9 million was used to pay accrued and unpaid interest on the $50.0 million principal amount of Old 1997 Notes repurchased from Brooks.



     On April 6, 1998, Verio entered into the Bank Facility with a group of commercial lending institutions that committed to provide a $57.5 million revolving credit facility secured by the stock of the ISPs that Verio owns currently or may own in the future and the Capacity Agreement. The Chase Manhattan Bank serves as agent for the Bank Facility. The Bank Facility requires no payments of principal until its maturity on December 31, 1999. The terms of the Bank Facility provide for borrowings at LIBOR + 3%, with a 1% decrease in that rate if the Company has completed a public equity offering of $50.0 million or more. If the Company has not completed such an offering by December 31, 1998, or by June 30, 1999, there will be a 2% increase in the rate on each such date. There is a commitment fee of 1/2% per annum on the undrawn amount of the Bank Facility and a one-time fee of 1/2% on any amounts drawn. The last $3.0 million of the Bank Facility cannot be drawn except for the payment of interest.



     The Bank Facility sets forth covenants restricting, among other things, the Company's ability to borrow, to guarantee the debt of others, and to make borrowings at the subsidiary level. The Company is also limited in its ability to enter into transactions with affiliates, create liens on its assets, and make certain investments. In particular, Indebtedness (less cash) may not exceed 2.35 times annualized pro forma revenues for the most recent fiscal quarter. Dividends and certain types of investments are prohibited, as are liens incurred for borrowed money. Borrowings under the Bank Facility would be required to be paid down with the proceeds of new Indebtedness (as defined), certain asset sales, Excess Cash Flow (as defined), or the net proceeds from insurance claims.



     On April 7, 1998, the Company entered into agreements establishing a strategic relationship with NTT pursuant to which the Company agreed to sell to NTT, concurrently with and conditioned upon consummation of the proposed IPO, a number of shares of Common Stock equal to the lesser of (i) 12.5% of the total number of outstanding shares of Common Stock, on a fully diluted and fully converted basis (taking into account the proposed IPO and the NTT Investment) or
(ii) the quotient of $100.0 million divided by 96.75% of the price to public in the proposed IPO. See "Business -- NTT Strategic Relationship" and "Principal Stockholders -- NTT Investment."



     As of December 31, 1997, the Company had approximately $72.6 million in cash and cash equivalents (excluding restricted cash). The Company's business plan currently anticipates investments of approximately $175.0 million in 1998 for capital expenditures, ISP acquisitions, operating losses and working capital. The Company's anticipated expenditures are inherently uncertain and will vary widely based on many factors including the operating performance and working capital requirements of the Company and its existing ISP affiliates, the number and size of additional ISPs acquired or invested in by the Company, the cost of such additional acquisitions and investments, the operating performance and working capital requirements of the Company's ISP affiliates including any additional ISP affiliates and capital expenditure requirements of the Company and any existing or additional ISPs. Accordingly, the Company may need significant amounts in excess of its plan, and no assurance can be given as to the actual amounts of the Company's expenditures and additional capital requirements.



     The Company expects to meet its capital needs with cash on hand, proceeds from the sale, or issuance of capital stock, credit facilities (including the Bank Facility), and lease financing. There can be no assurance that the Company will have sufficient resources to fund its investment programs, particularly if operating losses continue to increase. EBITDA decreased from negative $5.6 million in the 1996 Period to negative $29.7 million in 1997 despite an increase in revenues from $2.4 million in the 1996 Period to $35.7 million for the year ended December 31, 1997. EBITDA as a percentage of revenues improved from negative 237% to negative 83% from the 1996 Period to the year ended December 31, 1997. The Company incurred $49.4 million in selling, general and administrative expenses in 1997 as it invested in scaleable systems, hiring and sales training, and network improvements, that it expects will result in incremental revenue at reduced incremental costs. As a result, the Company expects EBITDA as a percentage of revenues to improve during 1998. Although the Company is seeking to reduce EBITDA losses as a percentage of revenues over time, there can be no assurance that the Company will be able to do so, or that the rate of any reduction in EBITDA losses will be as rapid as is being sought by the Company. At December 31, 1997, on a pro forma or adjusted basis, the Company had $57.5 million more in unrestricted cash than in long term debt and capital leases. See "Summary Consolidated Financial Data." However, the Company intends to use a significant portion of its cash for acquisitions, and will have to increase revenues without a commensurate increase in costs to generate sufficient cash to enable it to meet its debt service obligations as described above. In the near term, the Company intends to use its excess cash and the Bank Facility which provides for up to $57.5 million in credit until it matures on December 31, 1999. Over the longer term, the Company will be dependent on increased operating cash flows, and, to the extent cash flow is not sufficient, the availability of additional financing, to meet its debt service obligations. There can be no assurance that the Company will be able to service its indebtedness. Insufficient funding may require the Company to delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on the Company's growth and its ability to compete. In addition, the Company's operating flexibility with respect to certain business activities is limited by covenants associated with its indebtedness. There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in business activities that may be in the interest of the Company.



FORWARD-LOOKING STATEMENTS



     The statements included in the discussion and analysis above that are not historical fact are "forward-looking statements" (as such term is defined in the Reform Act), which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Management cautions the reader that these forward-looking statements addressing the timing, costs and scope of its acquisition of, or investments in, existing ISPs, the revenue and profitability levels of the ISPs in which it invests, the anticipated reduction in operating costs resulting from the integration and optimization of those ISPs, and other statements regarding matters that are not historical facts, are only predictions. No assurance can be given that future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these projections and other forward-looking statements are based upon a variety of assumptions relating to the business of the Company, which, although considered reasonable by the Company, may not be realized. Because of the number and range of the assumptions underlying the Company's projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond the reasonable control of the Company, some of the assumptions will not materialize and unanticipated events and circumstances may occur subsequent to the date of this report. These forward-looking statements are based on current expectations, and the Company assumes no obligation to update this information. Therefore, the actual experience of the Company and results achieved during the period covered by any particular projections or forward-looking statements may differ substantially from those projected. Consequently, the inclusion of projections and other forward-looking statements should not be regarded as a representation by the Company, or any other person, that these estimates and projections will be realized and actual results may vary materially. There can be no assurance that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                                    BUSINESS

OVERVIEW

     Verio is a leading national provider of Internet connectivity and enhanced Internet services to small and medium sized businesses. Since its inception in March 1996, the Company has rapidly established a national presence through the acquisition, integration, and growth of local ISPs with a business customer focus. Verio believes that small and medium sized businesses represent an attractive target market for the provision of Internet services due to this market's low current penetration levels and customer churn rates, and the expanding Internet needs of these businesses. Because of their limited internal technical resources, small and medium sized businesses also typically require hands-on local support and highly reliable turnkey solutions for mission critical applications. Verio further believes that these needs currently are underserved by both the national and local ISPs. While national ISPs lack the local presence to provide customized, hands-on service, local ISPs typically lack the scale and resources required to provide dedicated, high-capacity Internet access, around-the-clock support and tailored product offerings at competitive prices.


     The Company believes it has a unique competitive advantage in serving small and medium sized business customers, through the combination of the technical competency, hands-on support and entrepreneurial culture of locally based ISPs with the quality and economic efficiency of Verio's national network, operational infrastructure and financial strength. Verio has quickly built critical mass by acquiring the stock or assets of, or making significant investments in, over 35 ISPs that provide a comprehensive range of Internet connectivity and enhanced products and services to over 100,000 customer accounts in 36 of the top 50 MSAs in the country, with combined revenues of approximately $25.0 million for the three months ended December 31, 1997. The Company integrates and optimizes the operations of its ISPs by consolidating their operations into regional operating units with centralized regional management, connecting their local networks to Verio's high-speed, highly reliable national backbone, and providing them with Verio's integrated national support services.



     Verio believes that a critical factor in the successful implementation of its business strategy is the quality of its management team and Board of Directors. The Company's senior management team and Board of Directors have previously successfully executed similar consolidation strategies and have considerable experience in the management and growth of recurring revenue-based telecommunications businesses. Management believes that its experience in the deployment of similar systems and services in other emerging telecommunications industries can be leveraged to significantly improve the quality of services currently available in the Internet service industry.


INDUSTRY BACKGROUND


     Internet connectivity and enhanced Internet services represent two of the fastest growing segments of the telecommunications services market. Total ISP revenues in the United States are projected to grow from $3.3 billion in 1996 to $18.3 billion in 2000, according to IDC, an independent company that prepares market studies relating to the Internet. The availability of Internet connectivity, advancements in technologies required to navigate the Internet, and the proliferation of content and applications available over the Internet have attracted a rapidly growing number of users. Businesses are increasingly recognizing that the Internet can significantly enhance communications among geographically distributed offices and employees as well as with customers and suppliers. In addition, the Internet presents a compelling profit opportunity for businesses as it enables them to reduce operating costs, access valuable information and reach new markets. As a result, businesses increasingly are utilizing the Internet for mission critical applications such as sales, customer service and project coordination. IDC estimates that U.S. corporate dedicated access revenues will grow from $1.1 billion in 1996 to $5.6 billion in 2000, representing a 50% compounded annual growth rate. There can be no assurance that the bases for these projections or the results generated thereby will be realized.


     In addition to Internet connectivity, business customers increasingly are seeking a variety of enhanced products and applications to take full advantage of the Internet. For example, a growing number of businesses are implementing secured virtual private networks ("VPNs") over the Internet as a more economical option than dedicated private networks. Technological advances such as increases in microprocessor speeds, the introduction of innovative software tools and the development of higher bandwidth data networking technology have led to rapid innovation and development of enhanced Internet services. The principal enhanced services being offered by business-oriented ISPs today include Web hosting, security, e-commerce, virtual private networks (sometimes called "intranets" and "extranets"), and advanced Internet applications such as voice and fax, video conferencing and data storage and retrieval solutions. According to IDC, enhanced services is the fastest growing segment of the Internet services market and is expected to grow from $126 million in 1996 to over $7 billion in 2000. As business users of the Internet adopt enhanced services, they also require additional bandwidth to support their expanded use of the Internet. The Company expects this trend to continue as high-bandwidth enhanced services continue to be developed, improve and proliferate and as Internet usage continues to expand.

     Industry analysts have reported that small and medium sized businesses represent a potential market of over seven million customers in the U.S., and use of the Internet by this market segment is expected to grow substantially from its current low level of market penetration. IDC predicts that dedicated connections to the Internet for small and medium sized businesses will grow from approximately 90,000 in 1996 to just under 800,000 in 2000, representing a 73% compounded annual growth rate. Small and medium sized businesses generally seek an ISP with locally based personnel who are readily available to respond in-person to technical issues, who can assist in developing and implementing the customer's effective use of the Internet, and with whom they can establish a stable and long-term relationship. In addition, they are increasingly reliant on enhanced product offerings that address their specific business needs on a cost-effective basis, allowing them to compete with larger companies. For example, IDC estimates Web hosting revenues from small and medium sized businesses will grow from $84 million in 1996 to over $3.4 billion in 2000, representing 95% of the total Web hosting market.

     The rapid development and growth of the Internet has resulted in a highly fragmented industry of over 4,000 national and local ISPs in the United States, with no dominant ISP serving the needs of small and medium sized businesses. The large national ISPs have primarily focused on the large business or consumer markets and lack the local presence to provide the customized, hands-on service required by small and medium sized businesses. The Company believes that independent local and regional ISPs generally have been more adept at serving small and medium sized businesses, and that these ISPs are often the source of innovative Internet products and services. As a result, independent regional and local ISPs have successfully captured approximately one-half of this market, despite the substantially greater resources of the national providers. However, rising costs and increasing demands from business customers are making it more difficult for the small ISP to meet its customer's demands on a cost-effective basis. Facing these competitive pressures, Verio believes that independent regional and local ISPs will continue to be attracted to and benefit from the consolidation opportunity provided by Verio.

THE VERIO SOLUTION

     Verio is a leading provider of Internet connectivity and enhanced Internet services to small and medium sized businesses. The Company's business strategy of combining national scale with local presence was specifically developed to serve the needs of this market sector. Verio has taken a leading role in consolidating the fragmented, independent ISP industry, rapidly establishing its national presence through the acquisition, integration, and growth of established, well-regarded regional and local ISPs with a business customer focus. The Company believes it has a unique competitive advantage in serving small and medium sized business customers. Verio's combination of national scale with local presence provides distinct and significant value to these customers, which the Company expects will result in long-term customer loyalty and an expanding customer base. Verio intends to enhance this value as it continues to develop, both internally and through strategic vendor relationships, an expanding array of enhanced, higher margin product and service offerings to continue to address the business needs of its customers. The Company further believes that the small and medium sized business market is more attractive than the consumer or large business market segments for Internet services, in large part due to the stability of the customer relationship resulting from the customer's reliance on its service provider's hands-on technical support and ability to provide a turnkey Internet solution based on customized products and services designed for the customer's particular business needs. The

Company's market research indicates that Verio's local presence, providing around-the-clock, hands-on technical support and tailored Internet service solutions combined with its high speed, highly reliable national backbone, will be significant factors in the purchase decision for the small and medium sized business customer, as well as being a critical factor driving customer loyalty.

THE VERIO STRATEGY


     The goal of the Company is to be the premier, full-service national provider of Internet connectivity and enhanced Internet services to small and medium sized businesses. Key elements of the Company's strategy in accomplishing this goal are to: (a) continue its role as the leading consolidator of independent ISPs by acquiring additional local and regional ISPs focused on the Company's target market; (b) integrate the operations of its ISPs and capture operational economies of scale by leveraging its national infrastructure and support services; (c) develop and offer additional high-margin enhanced services to increase revenues from existing and future customers; and (d) build customer loyalty and gain market share by expanding the Company's local technical, distribution and service capabilities and establishing national Verio brand name recognition.



     Continue Consolidation Through Acquisitions. Verio has rapidly established a national presence and critical customer mass by acquiring the stock or assets of, or making significant investments in, established, well-regarded independent ISPs in selected regions throughout the U.S. The Company intends to continue its consolidation strategy, acquiring additional business-focused ISPs to deepen and broaden its market presence and to expand its strength in targeted product areas such as Web hosting. Given the increasing competitive pressures facing the independent local and regional ISPs, Verio believes that these ISPs will continue to be attracted to and benefit from the consolidation opportunity provided by Verio. As part of its integration strategy, the Company now seeks to acquire 100% of new ISP affiliates and has effected the Buyouts of all but two of the ISPs in which it did not initially acquire 100% ownership. See "-- ISP Ownership Structure." The Company's decentralized regional management structure and equity incentive programs that are tied to regional performance foster continued entrepreneurial culture, local responsiveness and internal growth.



     Integrate Operations and Capture Economies of Scale. The Company integrates and optimizes the operations of the ISPs it acquires by consolidating their operations into regional operating units with centralized regional management, connecting their local networks to Verio's high-speed, highly reliable national backbone, and providing them with Verio's integrated national support services. These services include national network transit, 7-day X 24-hour network monitoring and management, customer technical support, a sophisticated billing and collections system, financial information management through a central, standardized accounting system, and national marketing and product development programs. Through this integration of its national infrastructure with its local ISP operations, the Company believes that it has achieved a significant degree of operational control and efficiency and has improved the quality, consistency, and scalability of its services. The Company also has leveraged its national scale to establish peering relationships, to obtain favorable national purchasing contracts and to establish strategic relationships with key hardware, software and telecommunications providers. These providers view Verio as a powerful distribution channel. For example, Verio has entered into an agreement with Microsoft whereby Verio is offered as an "in the box" Web hosting program for Microsoft's FrontPage product and for Microsoft's Small Business Server Referral program, which facilitates small businesses' entry to the Internet using Verio's network. In addition, Verio has negotiated advantageous volume purchase agreements with key vendors such as Cisco and Raptor. In addition, Verio has established public or private peering relationships with nearly all of the major national ISPs, as well as with over 90 smaller domestic and international networks. Furthermore, the Company's scale also allows it to support a high quality national network and invest in leading edge systems for network management, billing, customer service, and financial information.


     Develop and Offer Enhanced Products and Services to Increase
Revenues. Small and medium sized businesses are purchasing an increasing number of enhanced products and services as these businesses deploy mission critical applications on the Internet. As a result, the Company believes that it will be able to derive incremental revenue from these customers by selling an expanding array of enhanced services and additional bandwidth to support these services. The Company accelerated its ability to provide sophisticated Web hosting on a national scale through its acquisition of Internet Servers, Inc. ("iServer"). While Internet connectivity and Web hosting constitute the predominant services offered by Verio today, a number of additional high-margin enhanced services are being offered by the Company. These additional services include VPN, security services, electronic commerce, intranet services and other advanced Internet applications. Verio encourages continued innovation within its regional operations, and supports the identification and transfer of products, services and "best practices" among its regional operations. In addition, the Company's product development groups are focused on additional services to be developed both internally, through acquisition, and in conjunction with strategic partners. Verio has entered into, and expects to continue to enter into, relationships with selected Internet hardware, software, service and distribution companies to enhance the Company's ability to deliver cost-effective solutions to its customers, to gain early access to new technology, to cooperatively market and sell these new products, and to gain access to their distribution channels for the purpose of lead generation and customer acquisition.

     Build Customer Loyalty and Brand Name Recognition. The Company's goal is to achieve national recognition as the leading provider of Internet services to small and medium sized businesses by rebranding its ISPs under the Verio name. The Company intends to leverage its local presence by continuing to expand and enhance local technical, distribution and customer support capabilities. By combining the quality of local service offered through the Company's regional operations with the Company's national backbone and support services, the Company expects to generate increased customer loyalty and expanding market share at the local level while enhancing its national brand. In conjunction with the consolidation of its ISPs into integrated regional operating units, the Company has branded these regional operations under the Verio name, with a regional or local geographical identifier to emphasize its local presence. As the Company continues to expand, its acquisition strategy will be to continue to identify and select ISPs that have developed a strong local presence through quality service, hands-on customer support, local market knowledge and an entrepreneurial culture.

THE VERIO ORGANIZATION


     To date, the Company has pursued a regional acquisition strategy, acquiring independent, locally based ISPs in selected geographic regions. In each region, the Company typically sought a larger regional ISP to serve as the focal point for the region and as the vehicle for integrating and optimizing the networks and operations in that region. The Company also has invested in smaller ISPs to increase its local presence and market share. Having established a presence in each of its initially targeted regions, the Company has expanded its target markets to encompass all of the top 50 MSAs and is continuing to add incrementally to its presence within its existing regions. It is also in the process of consolidating most of the Verio ISP operations within each region into single, integrated operating units.



     The Company conducts its operations with both a national and regional approach. As of April 24, 1998, the Company had acquired the stock or assets of, or invested in, ISPs in nine regions of the country, and now has operations in: the Pacific Northwest, serving the primary MSAs in Washington, Oregon and Idaho; Northern California, serving the greater Bay Area, Stockton and Sacramento; Southern California, serving the Los Angeles area, Orange County and San Diego; Texas and Louisiana, serving all of the major cities in Texas as well as New Orleans; the Mid-Atlantic, serving the Washington DC, Baltimore, and Richmond areas and the I-95 corridor; the Northeast, serving the major MSAs from New Jersey to Boston and Upstate New York; the Midwest, serving Chicago, Detroit, Ann Arbor, Kansas City, St. Louis, Milwaukee, Omaha, Tulsa and Des Moines; and the Southeast, where the Company has recently completed its first acquisition of an ISP, serving the Miami and Fort Lauderdale areas. In addition, the Company has funded a start-up operation in the Rocky Mountain region, which is in the early stages of establishing a presence in the Denver area and along the Front Range. Verio also has substantially increased its national Web hosting presence with its acquisition of iServer, based on which Verio has established a national operating division through which it can offer Web hosting services to ISP customers throughout its regions. The Company is now focusing its efforts on seeking greater coverage in the Midwest and establishing its presence in the Southeast. The Company has executed a definitive agreement to acquire an additional ISP in the Northeast region. The Company believes that consummation of this acquisition is probable. Accordingly, financial information for this acquisition is reflected in the pro forma financial statements contained herein. Nonetheless, there can be no assurance that all of the closing conditions will be satisfied or that the Company will consummate this acquisition. In addition, the Company has executed non-binding letters of intent to acquire two additional ISPs which, if consummated, would further enhance the Company's market presence in the Midwest and Southeast regions.



     The following chart identifies, by operating region, the 37 ISPs acquired or invested in by Verio, or from which Verio has acquired significant assets, as of April 24, 1998. It also includes the additional ISP subject to a definitive acquisition agreement as of April 24, 1998, the consummation of which the Company believes is probable. The chart provides certain summary information concerning Verio's revenues for the three months ended December 31, 1997 as if all such ISPs (other than one ISP in which the Company holds a minority interest) had been owned by the Company at such date.



                                                                                          REVENUE FOR THE
                                                                                         THREE MONTHS ENDED
     OPERATING REGION          TOP 50 MSAS SERVED                ACQUISITIONS           DECEMBER 31, 1997(1)
     ----------------          ------------------                ------------           --------------------
                                                                                           (IN THOUSANDS)
VERIO NORTHWEST                                                                               $ 5,667
                            - Seattle, WA               - NorthWestNet, Inc.
                            - Portland, OR              - Access One, Inc.
                                                        - RAINet, Inc.
                                                        - Internet Engineering
                                                            Associates, Inc.
                                                        - Pacific Rim Network, Inc.
                                                        - Structured Network
                                                            Systems, Inc.
VERIO NORTHERN CALIFORNIA                                                                       2,411
                            - San Francisco             - Aimnet Corporation
                            - Sacramento                - CCnet Inc.
                            - San Jose                  - West Coast Online, Inc.
                            - Oakland                   - NSNet, Inc.
VERIO SOUTHERN CALIFORNIA                                                                       2,892
                            - Los Angeles               - Compute Intensive Inc.
                            - San Diego                 - ATMnet
                            - Riverside/San
                                Bernardino
                            - Orange County
VERIO TEXAS/GULF SOUTH                                                                          4,283
                            - Houston, TX               - On-Ramp Technologies, Inc.
                            - Dallas, TX                - Signet Partners, Inc.
                            - San Antonio, TX           - National Knowledge
                            - Ft. Worth, TX                 Networks, Inc.
                            - New Orleans, LA           - Communique, Inc.
                                                        - Sesquinet
VERIO MID-ATLANTIC                                                                              1,800
                            - Washington, DC            - Clark Internet Services,
                            - Baltimore, MD                 Inc.
                                                        - Monumental Network
                                                            Systems, Inc.
                                                        - Internet Online, Inc.(2)
VERIO NORTHEAST                                                                                 3,282
                            - New York, NY              - Global Enterprise Services
                            - Boston, MA                - Pioneer Global
                            - Philadelphia, PA              Telecommunications, Inc.
                            - Pittsburgh, PA            - ServiceTech, Inc.
                            - Hartford, CT              - Surf Network, Inc.
                            - Newark, NJ                - PREPnet
                            - Buffalo/Niagara, NY       - Wingnet
                            - Providence, RI            - LI Net, Inc.
                            - Nassau/Suffolk, NY        - Matrix Online Media Inc.
                            - Bergen/Passaic, NJ            (d/b/a SpaceLab)(3)

                                                                                          REVENUE FOR THE
                                                                                         THREE MONTHS ENDED
     OPERATING REGION          TOP 50 MSAS SERVED                ACQUISITIONS           DECEMBER 31, 1997(1)
     ----------------          ------------------                ------------           --------------------
                                                                                           (IN THOUSANDS)
VERIO MIDWEST                                                                                   3,071
                            - Chicago, IL               - Verio Chicago(4)
                            - St. Louis, MO             - Global Internet Network
                            - Detroit, MI               Services, Inc.
                            - Kansas City, MO           - RustNet, Inc.
                            - Milwaukee/Waukesha, WI    - Branch Information
                                                        Services, Inc.
                                                        - STARnet, L.L.C.
                                                        - Computing Engineers Inc.
                                                        (d/b/a Worldwide     Access)
VERIO ROCKY MOUNTAIN                                                                               49
                            - Denver, CO                - Verio Colorado(5)
                            - Salt Lake City, UT
VERIO SOUTHEAST                                                                                   393
                            - Miami, FL                 - Florida Internet
                            - Fort Lauderdale, FL       Corporation
VERIO WEB HOSTING                                                                               1,155
                            - National Product          - Internet Servers, Inc.
                              Offering
                                                                                   Total:     $25,003
                                                                                              =======


---------------


 (1) These amounts reflect the revenues of all of the Verio ISPs in each region (other than Internet Online, in which the Company holds a minority interest) for the three months ended December 31, 1997, including one ISP which is subject to a definitive acquisition agreement (the consummation of which the Company believes is probable).



 (2) Verio currently owns approximately 33% of the fully diluted equity of this ISP. The revenue of this ISP for the three months ended December 31, 1997, which was approximately $459,000, is not included in the revenue information provided above.



 (3) Verio and Matrix Online Media, Inc. (d/b/a SpaceLab) have executed a definitive agreement pursuant to which Verio expects to acquire 100% of the stock of this ISP. The Company believes that consummation of this acquisition is probable, and closing is expected to occur prior to consummation of the Offering subject to satisfaction of certain closing conditions. Accordingly, the revenue information presented above includes the revenue of this ISP for the three months ended December 31, 1997.



 (4) Funded as a start up to oversee Midwest operations and initiate operations in Chicago.



 (5) Funded as a start up to oversee Rocky Mountain operations and initiate operations in the primary Colorado business centers. Verio Rocky Mountain (d/b/a Verio Colorado) is owned 69% by Verio, and therefore is consolidated for financial reporting purposes.



PRODUCTS AND SERVICES


     The Company currently offers, through its regional ISP operations, a comprehensive range of Internet connectivity and enhanced products and services. The specific products offered in each market are determined by the needs of the market and local telco tariffs. The Company intends to continue to develop a broad range of enhanced products and services independently, through acquisition, and through strategic relationships with key vendors.


     Connectivity Services. Verio offers a variety of connectivity solutions, which include Internet access and third-party software and hardware implementations and configuration services, which are offered in bundled and unbundled packages. Internet access currently includes ISDN, frame relay, leased line access, dial-up and xDSL connectivity. The Company is participating in trials for the deployment of new access technologies, such as wireless access. The Company also offers a full range of customer premise equipment ("CPE") hardware required to connect to the Internet, including routers, CSU/DSUs, servers and other products as needed. Verio's regional operating units are able to take advantage of the Company's national purchasing and leasing relationships with a variety of partners in order to realize improved hardware pricing, lower cost leasing arrangements and bundled service offerings. Verio also offers a selection of software products including browsers, electronic mail, news and other solutions that permit customers to navigate and utilize the Internet. Additionally, Verio provides turnkey configuration solutions encompassing such services as domain name server ("DNS") support, telco line provisioning, IP address space assignment, router set-up, e-mail configuration, router security configuration and other set-up services.

     Enhanced Services. The Company believes that its small and medium sized business customers will continue to increase their use of the Internet as a business tool and, as a result, will require an expanding range of enhanced services. The Company currently offers a variety of enhanced services. In addition, the Company's national marketing group is focused on developing new enhanced services through both internal development, acquisition and strategic relationships with software, hardware and content providers. The Company's current and planned enhanced services offerings include the following:


     - Web Hosting and Co-location. Web hosting offers business customers a presence on the Internet, enabling them to take advantage of the marketing, customer service, internal company information dissemination ("intranets") and other benefits offered by such presence. Verio offers its customers Web hosting services on a national basis as well as through local data centers. The services include the full range of Web hosting, Web design, Web site maintenance and ongoing consulting services through a combination of internal efforts and the use of independent partners. The Company also offers Web site co-location, where a customer-owned Web server is located at a Verio POP for higher reliability. This solution allows the customer to own its own Web server without having to maintain and manage the data center environment. The Company's acquisition of Utah-based iServer gives the Company access to proprietary Web server technology, an extensive network of Web hosting resellers and over 25,000 hosted Web sites. The Company believes it will be able to leverage iServer's proprietary "virtual server" technology across its regional operations to accelerate the growth and increase the profitability of its Web hosting product line. In addition to offering Web hosting services, the Company has established national Web hosting and co-location services by operating high-end, highly reliable data centers positioned close to major network access points. The Company is consolidating the majority of its Web hosting capability into its regional data centers across the country, strategically located near the Company's public and private peering points. The Company also intends to implement emerging content distribution technologies such as content replication ("mirroring") and caching for enhanced end user performance. Currently, the Company supports over 35,000 domains and provides hosting services to over 1,600 resellers.


     - Security. Security solutions are a vital component for most businesses connected to the Internet. These solutions, which include firewalls, packet filter and proxy servers, give the customer (i) an ability to prevent intruders from accessing its corporate network, (ii) authentication of users attempting to gain access, and (iii) encryption services, providing secured transmission of company data through the Internet. The Company currently offers a comprehensive set of firewall products from Raptor, including the sophisticated Eagle Firewall(TM) and the more simplified products known as The Wall(TM). The Company also offers proxy server solutions such as the Microsoft Proxy Server. Additionally, the Company offers a "managed" security solution that provides ongoing detection and prevention of intrusions. The Company plans to expand its security product line with new solutions that simplify, reduce cost, or offer greater functionality as they become commercially available.


     - Virtual Private Network ("VPN"). Many companies today have private data communication networks, which are often referred to as wide area networks ("WANs") and built on expensive leased lines, to transfer proprietary data between office locations. The Internet offers companies a cost-effective replacement alternative to WANs through VPNs, which are meant to provide secure transmission of private Internet Protocol ("IP") traffic through the Internet. Additionally, many companies require that their employees have remote access to these private networks from home or while traveling. VPN products are available in hardware, software and firewall formats. VPN products are also the basis for offering intranet and extranet services. Intranets are corporate/organizational networks that rely on Internet-based technologies to provide secure links between corporate offices. Extranets expand the network to selected business partners through secured links on the Internet.

       Increasingly, companies are finding that intranets and extranets can enhance corporate productivity more easily and less expensively than proprietary systems. The Company currently offers its customers a number of VPN solutions, including Raptor's VPN products, and is in the process of evaluating additional products to meet the needs of customers.


     - National Roaming. Employees of small and medium businesses are increasingly dependent on accessing their e-mail while on the road. Currently, many users either cannot do so because of the limitations of their local ISP, or they are required to pay expensive long distance access charges. The Company is in the process of implementing a national dial-up access roaming product to enable dial-up business customers to access the Internet locally as they travel throughout the country and abroad.

     - Electronic Commerce Solutions. Electronic commerce provides users the ability to sell products and services on the Internet. The Company currently provides e-commerce capability to over 500 customers by providing the three principle functions of electronic commerce: secure socket layer, shopping cart support, and transaction processing capability. Secure socket layer ("SSL") is provided through its Premier Business Partner relationship with Verisign for digital certificates. The Company supports a large variety of shopping carts, including Shop Site by Icentral, and provides support for third party transaction processing through Cybercash and AuthorizeNet. The e-commerce solutions are packaged according to the complexity of the individual customer's needs. The Company also intends to provide enhanced e-commerce hosting environments, as well as to make use of third party software development partners to provide certain turnkey e-commerce applications, such as an on-line catalogs.

     - Professional Services. The Company's target customers typically do not have the internal resources or personnel to design and maintain Internet services. As more businesses utilize the Internet for mission critical applications, the Company expects its customers to rely on their ISP for support of many of their information technology applications. As a result, the Company believes it will be increasingly important for ISPs to offer onsite, technical consulting to customers. The Company currently offers a full complement of professional services to its customers, including network and system design, Web content creation, security system needs analysis and implementation, virtual private network design and implementation, and other Internet-related consulting projects. The Company intends to invest in additional professional services capabilities as they are required to provide customers with turnkey Internet solutions.


     - Enhanced Products and Services. Customers are increasingly seeking to tailor the use of the Internet to their business. Verio intends to serve these needs through the packaging and configuration of third party applications, such as IP telephony (which permits users to make voice calls on the Internet), Internet faxing, Internet audio and video conferencing solutions, and other applications that may be developed. As businesses commit to using the Internet, the Company believes that the advanced applications product category will continue to expand, offering additional revenue opportunities. For example, the Company currently provides mail list services to customers that have a need to send out hundreds of thousands of e-mail messages to their customers, suppliers and prospects.



     Verio has and intends to continue to enter into agreements with Internet companies to leverage their products, brand names, distribution channels and other assets. Verio believes that its existing Internet product and service partners have been attracted to the Company because of its broad geographic coverage, ability to influence purchase decisions of its business customers, and the ability of the Verio sales forces to sell complex Internet solutions. The Company has established strategic relationships with software providers such as Microsoft, Oracle and Raptor, and equipment providers such as Cisco and Farallon, and intends to expand its strategic relationships with additional providers of key products and services. These relationships provide the Company with benefits including preferred pricing, access to the latest products, co-marketing with the vendors, tailored product training and access to the vendor's distribution channels to generate leads for new customers.

SALES AND MARKETING


     Verio offers its products and services through a consultative sales approach which makes use of local technical talent to understand customer applications and provide bundled Internet applications solutions consisting of hardware, software, access and value-added services. Verio believes that this localized approach will allow it to provide end-to-end customer solutions and ongoing support. Verio has significant distribution capabilities both through a direct sales force and indirect channels. The direct sales forces offer a core base of technically competent, locally based and experienced Internet sales representatives. Verio is focusing efforts on expanding the direct sales force, further developing indirect channels and optimizing lead generation techniques to reduce the cost of new customer acquisitions.



     The Company currently provides Internet services to over 100,000 customer accounts. Over 6,000 of these customer accounts receive dedicated connectivity services from Verio, and over 14,000 represent Web hosting or Web site server co-location services provided by Verio. Through the Company's Web services, over 35,000 domains (e.g. yourcompany.com) are hosted. The over 80,000 remaining accounts are provided dial-up connectivity services, the majority of which are used for business purposes.



     Direct Sales. Verio has a direct sales force of more than 150 individuals. These local sales representatives have a strong Internet technical background and understand the local telecommunications tariffs as well as the needs of their local business community. Additionally, these representatives are familiar with local companies to assist in implementing customized solutions such as Web page content development. Because they are locally based, these sales representatives are able to meet face-to-face with prospective customers to discuss their Internet needs and technical requirements and develop tailored solutions. The Company has developed programs at the national level to attract and train high quality, motivated sales representatives that have the necessary technical skills, consultative sales experience and knowledge of their local markets. These programs include technical sales training, consultative selling techniques, sales compensation plan development, and sales representative recruiting profile identification. Through the effective use of these initiatives, Verio plans to continue to expand its direct sales force. At the local level, direct marketing techniques are being employed to target customer segments that would achieve substantial benefit from the business applications afforded by the Internet. Some direct marketing tactics include direct mail, telemarketing, seminars and trade show participation. The Company works with key vendors to assist in these direct marketing efforts. Verio co-markets with these vendors through direct mail programs, joint seminar development and joint trade show involvement.



     Resellers and Indirect Sales. The Company has an authorized reseller and referral program that permits the regional operating units to adapt a formal indirect distribution program to their markets. The Company believes indirect channels are a significant contributor to its growth. The Company already has over 1,700 formal and informal reseller arrangements established. The authorized reseller program offers reseller partners the ability to share in the on-going revenue stream of customers they bring to Verio. Reseller partners include system integrators, value-added resellers and other companies that have an established relationship with the prospective customer base, and have a sales force capable of selling Internet services as a part of the reseller's suite of services. Referral partners, including organizations such as Web designers, advertising agencies or property managers, are another source of customer leads. The referral program targets organizations that are less capable of or interested in selling Internet services or where Internet services fall outside their core business interests. The benefits of these programs to Verio include greater market reach without fixed overhead costs and the ability to use the partners to assist in the delivery of complete solutions to meet customer needs. In addition to local resellers, Verio is working with several national companies to expand its indirect sales capability.



     Branding. The Company has recently announced the consolidation of the operations and marketing efforts of all of its ISPs under the Verio brand name, with a regional or local geographical identifier to emphasize its local presence. The Company has undertaken national public relations efforts to raise the awareness and visibility of Verio in its target market.

VERIO NATIONAL NETWORK


     Overview. Verio owns and operates a national network, providing a high bandwidth, highly reliable data transmission path connecting Verio's customers to the Internet, which the Company believes is adequate for the provision of current and future planned access and enhanced services needs. The Company's national network interconnects more than 15 national nodes and over 180 local POPs across the United States. The Company believes that aggregating the bandwidth and capacity requirements of its regional operations onto one national network provides operational control and efficiency, reduces costs, provides redundancy, and results in a higher quality service, thereby addressing some of the most significant challenges that an ISP faces in supporting its customers. Verio's national infrastructure also incorporates several other elements critical to maintaining the highest quality Internet service, including a high capacity and reliable national network, peering relationships with other national ISPs, sophisticated network management tools and engineering support services. The reliability of the national network is the result of many factors, including redundant routers and other critical hardware, carrier class facilities at POP locations (such as back up power, fire suppression and climate control), and redundant telecommunications lines.



     Network Infrastructure. As of April 1998, the national network carried traffic for 27 of the ISPs acquired to date. The remaining ISPs' traffic will be added as growth drives the need for additional capacity, as private and public peering is implemented and as their current transit contracts expire.



     Following is a diagram of the Company's national network as of April 1998:


                                     [MAP]

     Currently, the national network architecture includes a presence at selected national exchange points and redundant network nodes to link the Company's regional networks to the national network. As of April 1998, Verio's network included connectivity at MAE West, MAE East and the NY NAP, each of which is a major national exchange point for ISPs. The Company also has a presence at the Palo Alto Internet Exchange (PAIX), NASA Ames and a number of other regional connecting points, including Seattle, Washington; Portland, Oregon; Sacramento and San Diego, California; Denver, Colorado; Dallas and Houston, Texas; Chicago, Illinois; Ann Arbor, Michigan; Philadelphia, Pennsylvania; and Boston, Massachusetts. Each of these Verio locations features leading router technology. The equipment is located in facilities leased from a variety of telecommunications providers, including MCI, Sprint, MFS, Brooks and others. These access points are linked, using a nationwide, high-speed DS-3 (45
Mbps) and OC-3 (155 Mbps) ATM, and DS-3 and OC-3 clear line network infrastructure, utilizing capacity leased from a variety of national telco providers, including Sprint, MCI, WorldCom and Qwest. The ATM portion of the network relies on Sprint's 4-fiber ring SONET network. Sprint's SONET architecture is designed to survive multiple failures with near instant restoration to full capacity, thereby providing highly reliable performance. This combination of clear channel circuits, ATM and router architecture provides reliability to the network through path diversity and redundancy. Verio's regional operating units either co-locate at these access nodes or lease connectivity from a local service provider such as an RBOC or other LEC to connect to the Verio equipment.



     Work has begun to add national access nodes to serve additional parts of the Midwest, Southern California, Texas, the Northeast and the Southeast which the Company currently plans to put on-line during the remainder of 1998. Multiple national access nodes facilitate connection to Verio's national network by its regional operations. The Company plans to add additional private peering points and access nodes as it acquires more ISPs and expands operations, and to further increase network capacity as the need for additional bandwidth arises.


     The national network is planned to allow for rapid expansion of bandwidth through scaleable design supported by multiple local access and interexchange carriers to provide the required bandwidth. The Company has begun the migration of selected links from ATM to clear line. It is anticipated that the Company will require nationwide OC-3 capacity in late 1998 to handle its projected traffic requirements. The Company anticipates the potential need to exceed OC-3 speeds in 1999.


     On March 31, 1998, the Company entered into a 15-year Capacity and Services Agreement (the "Capacity Agreement") with Qwest, under which the Company will have access to long haul capacity and ancillary services on Qwest's planned 16,285 mile MacroCapacity(SM) Fiber Network. Over the first seven years of the term of the Capacity Agreement (the "Commitment Term"), the Company must purchase, and Qwest must provide, not less than $100.0 million, in the aggregate, of such capacity and services (the "Commitment"), at agreed upon prices. The amount of capacity represented by the minimum Commitment would satisfy less than 50% of the Company's currently projected long haul capacity requirements over the Commitment Term. However, the Company has the right to order capacity and services in excess of the Commitment level, and after the expiration of the Commitment Term, at the same agreed upon prices. The Company also currently is party to a number of other long haul capacity agreements with additional telecommunication providers. These agreements are for various terms (of up to 5 years), and have varied pricing. Verio anticipates that it will satisfy a substantial portion of its capacity and ancillary services needs under the Capacity Agreement, because it believes that the agreed upon pricing levels will significantly reduce the per unit costs that it otherwise would pay under its other existing long haul capacity agreements.



     The Company believes that the currently installed Cisco routers will be sufficient to support its traffic routing needs up to and including OC-3 speeds. To handle the routing at speeds higher than OC-3, new technology will be required. The Company is investigating and testing various options to support these higher speeds and bandwidth requirements. Verio's options include switching, higher capacity and faster routers, or hybrid routing and switching solutions.



     Peering Relationships. By implementing its own national network and establishing peering relationships with other national ISPs, the Company believes it can lower the cost of its Internet transit and increase the performance and reliability of its network operations. Peering is the Internet practice under which ISPs exchange each other's traffic without the payment of settlement charges. The basis on which the large national ISPs make peering available or impose settlement charges is evolving as the provision of Internet access and related services has expanded and the dominance of a small group of national ISPs has driven industry peering practice. Recently, companies that have previously offered peering have cut back or eliminated peering relationships and are establishing new, more restrictive criteria for peering. The Company believes that substantial traffic volume and national scale will continue to be the focal criteria necessary to establish and maintain peering relationships. As a result, it has become increasingly important for companies seeking to take advantage of peering to have significant traffic, a national network and monitoring capability.



     The Company has established public or private peering relationships with nearly all of the major national ISPs, as well as with over 90 smaller domestic and international networks. Some large network providers now prefer to peer at private exchange points rather than at national exchange points. This preference represents the desire to accomplish the exchange of high bandwidth traffic in a more efficient manner rather than to risk congestion and equipment failure at public exchange points. The Company has moved its GTE Internetworking and DIGEX public peering points to private peering locations and is in the process of moving its MCI public peering points to private peering locations. Verio also is evaluating additional private peering proposals from other national ISPs. The Company currently anticipates that, as Verio's traffic grows, more peering relationships can be obtained. However, no assurance can be given that peering relationships will continue to be made available to the Company. Even if these relationships are not maintained or established, Verio believes that it will be more economical for Verio to maintain an exchange point transit agreement than to pay other national ISPs for transit. See "Risk Factors -- Dependence upon Implementation of Network Infrastructure; Establishment and Maintenance of Peering Relationships."



     National Network Management. The Company considers world-class network management an essential capability for network monitoring and expansion, maintaining high customer satisfaction and improving network quality. The Company has established a 7-day X 24-hour NOC to allow continuous monitoring of the network and to provide a single point of contact for real-time network status information and customer technical problem resolution. The NOC is designed to provide real-time alarming, event correlation, traffic management and forecasting, and distributed notification of the network events and network status. The Company utilizes many leading edge systems to provide the NOC capabilities. The Company currently monitors the national network and the local networks of approximately 18 of the ISPs it has acquired. The Company plans to provide network and customer monitoring throughout its regional operations by the end of 1998.


     Engineering Support Services. The Company has negotiated national level telecommunications contracts with LECs, such as MFS/WorldCom, providing favorable terms for local transport. The Company plans to expand national purchasing and leasing benefits as well as technical planning and support to improve the performance, reliability and economics of its regional networks. National level purchasing benefits include both cost and vendor performance issues as well as the provisioning of spare equipment and additional technical support from the suppliers. National level distribution agreements have been negotiated with a number of additional national-scope suppliers. The Company's relationships with Sprint and MCI provide discounted services including leased line, local access and long distance. Co-location agreements have also been established with companies such as Sprint, MCI, Brooks, MFS/WorldCom and Digital Equipment Corporation. The Company is pursuing additional vendor and telecommunication relationships in an effort to reduce the cost of equipment and improve network quality.

     Technical Planning and Support. The national engineering team provides engineering support for routing configurations, telecommunications management and pricing, development of local networks and purchasing and contract negotiation. The national engineering team also works with the regional engineering teams to nationalize certain network elements, improve performance and reduce network costs. Support includes Internet protocol addressing support, training and technology. This effort of sharing ideas and best practices among the national team and the regions is intended to enhance the engineering talent available locally and to share best practices nationally.

NATIONAL SUPPORT SERVICES

     In addition to its national network and network monitoring capability, Verio has developed and implemented three critical national support services designed to increase operational efficiencies and enhance the quality, consistency and scalability of the Company's services. These support services include 7-day X 24-hour customer technical support and service, financial information management through a central, standardized accounting system, and a sophisticated billing and collections system. The strategy of creating a partnership between local support teams and Verio's established national support services enables the Company to capture economies of scale, improve quality and responsiveness, and increase productivity, while allowing local personnel to focus on relationships with customers.


     Customer Technical Support. Verio's customer care combines the responsiveness and on-site capabilities of local ISP presence with the scale economies of a national customer support center in order to deliver customer care to businesses. While local, independent ISPs bring the benefits of understanding customer needs and providing hands-on support demanded by their customers, they lack the ability to cost-effectively scale internal resources to independently support their growing customer base. The Company's national customer support center (located in Dallas, Texas) enables Verio to provide 7-day X 24-hour responsiveness while maintaining the ability to provide on-site installation assistance, hands-on troubleshooting and access to local experts who understand the customer's business. The Company is currently providing customer care services to 23 of the ISPs it has acquired and will offer services to all of the Verio regional operations as the national customer support center continues to expand throughout 1998. The support center team is utilizing a leading customer support trouble ticketing and workflow management system offered by the Vantive Corporation. The system offers the Company the ability to track, route, and report on customer issues and provides significant benefit in ensuring quality and timely care to customers. Based on information received through the trouble ticketing system, as well as through the centralized billing and collections system, the Company is able to monitor network reliability and outage experiences. To date, this information, as well as the low churn rates among the Company's dedicated connectivity customers, reflects that the outages experienced by the Company's customers, for the most part, are minor and attributable to expected, ordinary course of business service interruptions, telco capacity demands, and the customer's hardware and software functionality issues. While the Company and its ISPs do not provide general service warranties and have not instituted a uniform policy relating to the provision or extent of service credits, the Company and its ISPs have provided and continue to provide credits for outages resulting from network failures in certain circumstances. To date, these credits have been immaterial. The Company will continue to monitor outage experiences, and would expect to record appropriate reserves if the level of outage credits becomes material.



     Financial Information Management. The Company is in the process of converting all of its acquired ISP operations to the PeopleSoft(TM) financial reporting system and the ADP payroll/human resources system, in order to provide a central, standardized accounting system. Currently, 19 of the ISPs acquired to date are utilizing the financial reporting system and eight are utilizing the payroll human resources system. These systems enable Verio to cost effectively increase the productivity and quality of administrative support by standardizing operational systems such as payroll, payables, purchasing and financial reporting. These enhancements are part of the Company's initiative to implement continuous improvement methodology and to create a learning organization.



     Billing and Collections. The Company has implemented the Kenan Systems' EC Arbor billing solution which offers high quality, flexibility, cost-effectiveness and scalability. Kenan is a leading billing solutions provider to the telecommunications industry, providing accurate, timely, and easy-to-understand invoicing. This system currently serves 16 of the ISPs acquired to date. The Company is aggressively rolling out this billing platform to all of its regional operations and will continue on the path toward centralized management of billing operations.



NTT STRATEGIC RELATIONSHIP



     On April 7, 1998, the Company entered into agreements establishing a strategic relationship with NTT. These agreements provide for an investment by NTT or one of its affiliates in the Company, concurrent with and conditioned upon the consummation of the proposed IPO, for up to 12.5% of Company's fully diluted Common Stock (after giving effect to the proposed IPO and the NTT Investment) up to a maximum investment of $100.0 million, at a 3.25% discount to the price to public in the proposed IPO. In connection with the NTT Investment, NTT will be entitled to designate one member to serve on the Company's Board of Directors. See "Principal Stockholders -- NTT Investment."



     In addition, the Company and NTT America entered into a three year Outside Service Provider Agreement (the "OSP Agreement"), which will take effect upon the closing of the NTT Investment. Pursuant to the OSP Agreement, the Company will be designated as the preferred provider of Internet access and related services to customers of NTT America on a reseller basis. Verio and NTT will connect their backbones and establish a peering and transit relationship. During the term of the OSP Agreement, NTT America will pay the Company for the services provided by the Company at predetermined rates reflective of the strategic relationship between the parties. Within 30 days after the consummation of the proposed IPO, NTT America and the Company have agreed to establish certain working groups to develop the details for implementation of the specific technical and administrative aspects arising under the OSP Agreement.


ISP OWNERSHIP STRUCTURE


     While the Company now typically seeks to acquire 100% of new ISPs, the Company's early acquisition strategy was to rapidly build mass and scale by acquiring less than 100% of its ISPs. In each case where the Company acquired less than 100% of an ISP initially, it obtained the right to acquire the remaining equity in the future at a price based on either agreed upon revenue multiples or the fair market value of the ISP. As part of its integration strategy, the Company has effected the Buyouts of all but two of the ISPs in which it did not initially acquire 100% ownership through the use of cash on hand and the issuance of equity. Verio currently expects to effect the Buyouts of the remaining two non-wholly owned ISPs during the remainder of 1998. However, there can be no assurance that the Company will be able to complete these additional Buyouts at the times, or on the terms and conditions, that it currently contemplates.



     As the Company completes the Buyouts, in general, the ISPs in each region are consolidated into integrated regional operating subsidiaries which are wholly owned by the Company. In certain instances, some of the ISPs may continue to exist as separate, indirect, wholly owned subsidiaries of Verio, but operated as part of the particular integrated operating region.



COMPETITION



     The market for Internet connectivity and related services is extremely competitive. The Company anticipates that competition will continue to intensify as the use of the Internet grows. The tremendous growth and potential market size of the Internet access market has attracted many new start-ups as well as existing businesses from different industries. Current and prospective competitors include, in addition to other national, regional and local ISPs, long distance and local exchange telecommunications companies, cable television companies, direct broadcast satellite and wireless communications providers, and on-line service providers. The Company believes that a reliable national network, knowledgeable salespeople and the quality of technical support currently are the primary competitive factors in the Company's target market, and that price is usually secondary to these factors.



     ISPs. According to Boardwatch magazine's directory of Internet Service Providers, there are currently over 4,000 ISPs in the United States, consisting of national, regional and local providers. The Company's current primary competitors include other ISPs with a significant national presence which focus on business customers, such as UUNet, GTE Internetworking (formerly BBN), PSINet, Concentric Network and DIGEX. While the Company believes that its level of local service and support and target market focus distinguish it from these competitors, some of these competitors have significantly greater market presence, brand recognition, and financial, technical and personnel resources than the Company, and have extensive coast-to-coast Internet backbones. The Company also competes with unaffiliated regional and local ISPs in its targeted geographic regions.

     Telecommunications Carriers. All of the major long distance companies (also known as interexchange carriers or IXCs), including AT&T, MCI, and Sprint, offer Internet access services and compete with the Company. The recent sweeping reforms in the federal regulation of the telecommunications industry have created greater opportunities for LECs, including the RBOCs, to enter the Internet connectivity market. In order to address the Internet connectivity requirements of the current business customers of long distance and local carriers, the Company believes that there is a move toward horizontal integration through acquisitions of, joint ventures with, and the wholesale purchase of connectivity from, ISPs. The WorldCom/MFS/UUNet consolidation, the NETCOM/ICG merger, the Intermedia/DIGEX merger and GTE's acquisition of BBN are indicative of this trend. Accordingly, Verio expects that it will experience increased competition from the traditional telecommunications carriers. Many of these telecommunications carriers, in addition to their substantially greater network coverage, market presence, and financial, technical and personnel resources, also have large existing commercial customer bases. Furthermore, telecommunications providers may have the ability to bundle Internet access with basic local and long distance telecommunications services. Such bundling of services may have an adverse effect on the Company's ability to compete effectively with the telecommunications providers and may result in pricing pressure on the Company that would have an adverse effect on the Company's business, financial condition and results of operations. The Company believes that its local presence and its strong technical and data-oriented sales force is an important feature distinguishing it from the centralized voice-oriented sales approach typified by the current Internet connectivity services offered by the IXCs and LECs.

     Cable Companies, Direct Broadcast Satellite and Wireless Communications Companies. Many of the major cable companies have announced that they are exploring the possibility of offering Internet connectivity, relying on the viability of cable modems and economical upgrades to their networks. MediaOne Group and TCI have recently announced trials to provide Internet cable service to their residential customers in select areas. However, the cable companies are faced with large-scale upgrades of their existing plant equipment and infrastructure in order to support connections to the Internet backbone via high-speed cable access devices. Additionally, their current subscriber base and market focus is residential which requires that they partner with business-focused providers or undergo massive sales and marketing and network development efforts in order to target the business sector. Several announcements also have recently been made by other alternative service companies approaching the Internet connectivity market with various wireless terrestrial and satellite-based service technologies. These include Hughes Network System's DirecPC product that provides high-speed data through direct broadcast satellite technology; CAI Wireless System's announcement of an MMDS wireless cable operator launching data services via 2.5 to 2.7 GHz and high-speed wireless modem technology; Cellularvision's announcement that it is offering Internet access via high-speed wireless LMDS technology; and Winstar, which currently offers high-speed internet access to business customers over the 38 GHz spectrum.

     On-line Service Providers. The predominant on-line service providers, including America Online, CompuServe, Microsoft Network, and Prodigy, have all entered the Internet access business by engineering their current proprietary networks to include Internet access capabilities. The Company competes to a lesser extent with these on-line service providers.

     Recently, there have been several announcements regarding the planned deployment of broadband services for high speed Internet access by cable and telephone companies through new technologies such as cable modems and xDSL. While these providers have initially targeted the residential consumer, it is likely that their target markets will expand to encompass the Company's targeted markets, which may significantly affect the pricing of the Company's service offerings.

PROPERTIES

     The Company's corporate headquarters is located in Englewood, Colorado where the Company leases approximately 39,200 square feet of office space. The Company's lease agreement, which commenced February 1, 1998, is for a term of five years. The Company also has executed a lease covering 12,600 square feet of space in the InfoMart in Dallas, Texas, where the Company maintains its network operations center and customer support center. That lease expires on June 30, 2002. The Company also leases space, typically less than 200 square feet, in various geographic locations to house network infrastructure and telecommunications equipment. Operational functions are principally located in the offices of its regional operations. The Verio ISPs typically are party to lease agreements for administrative office space sufficient for their respective personnel, as well as smaller site leases to house their network equipment.

EMPLOYEES


     As of March 31, 1998, the Company employed approximately 958 people, including full-time and part-time employees at its corporate headquarters in Colorado, its network operations and customer support center in Texas and at its controlled ISPs. The Company considers its employee relations to be good. None of the employees of the Company is covered by a collective bargaining agreement.


TRADEMARKS AND TRADE NAMES

     The Company filed for federal trademark protection of "Verio" on November 29, 1996. This application is pending and the Company has no assurance that it will be granted. Trademark protections for the Verio mark also have been applied for in the European Economic Community, as well as in Japan. Additionally, corporate name reservations for the name "Verio Inc." have been filed in all fifty states. In conjunction with the consolidation of its ISPs into regional operating entities, the ISPs have migrated to the Verio brand name, with a regional or local geographical identifier appended.

LEGAL PROCEEDINGS

     The Company is not currently party to any material legal proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth the names, ages as of April 24, 1998, and positions of the officers and directors of the Company. Their respective backgrounds are described below.



                        NAME                           AGE                   POSITION(S)
                        ----                           ---                   -----------
Steven C. Halstedt(3)(4).............................  52    Chairman of the Board
Justin L. Jaschke(3)(4)..............................  40    Chief Executive Officer, Director
James C. Allen(2)....................................  51    Director
Trygve E. Myhren(1)(2)(4)............................  61    Director
Paul J. Salem........................................  34    Director
Stephen W. Schovee(1)(2).............................  38    Director
George J. Still, Jr.(4)..............................  40    Director
Sean G. Brophy.......................................  39    Vice President of Corporate Development
James F. B. Browning.................................  43    Vice President of Network Operations
Chris J. DeMarche....................................  41    Chief Technical Officer
Carla Hamre Donelson.................................  42    Vice President, General Counsel and
                                                             Secretary
Peter B. Fritzinger..................................  40    Chief Financial Officer
Deb Mayfield Gahan...................................  43    Vice President of Finance and
                                                             Administration
James M. Kieffer.....................................  36    Vice President of Customer Operations
John R. Viviani......................................  43    Vice President of Sales and Marketing


---------------

(1) Member of Audit Committee

(2) Member of Compensation Committee


(3) Member of Executive Committee


(4) Member of Finance Committee



     Mark D. Johnson, who served as the Company's President, Chief Operating Officer and a director of the Company, died on March 9, 1998. While Mr. Johnson played an important role in overseeing the Company's operations, the Company does not expect that his death will adversely affect the Company's operations, growth or financial prospects, because of the strength of the Company's core management team. On March 18, 1998, Mr. Jaschke was appointed to serve as the Company's President while the Company conducts an executive search to seek a replacement for the positions that were held by Mr. Johnson. See
"Summary -- Recent Developments."


     All of the officers identified above serve at the discretion of the Board of Directors of the Company. There are no family relationships between any persons identified above. The following are brief biographies of the persons identified above.


     Steven C. Halstedt has served as Chairman of the Board of Directors of Verio since the Company's inception in March 1996. Mr. Halstedt is a co-founder of The Centennial Funds. Mr. Halstedt has 17 years of direct venture capital experience and serves as a general partner of each of the Centennial Holdings' partnerships. Prior to co-founding The Centennial Funds in 1981, he was Executive Vice President and Director of Daniels & Associates, Inc., a private communications service company involved in cable television system operations. Mr. Halstedt is a member of the Board of Directors of Formus Communications, Inc., Pluto Technologies International, Inc. and V-I-A Internet, Inc. Mr. Halstedt was recently a director of Centennial Communications Corp., Masada Security Holdings, Inc. and Triax Communications Corp. He is also former Chairman of the Board of OneComm Corporation ("OneComm"), PageAmerica Group, Inc. and Orion Network Systems, Inc., all publicly traded telecommunications companies. Mr. Halstedt received a Bachelor of Science with distinction in management engineering from Worcester Polytechnic Institute, and earned a Master of Business Administration from the Amos Tuck School of Business Administration at Dartmouth College, where he was named an Edward Tuck Scholar. He attended the University of

Connecticut School of Law. He was a Platoon Leader and Battalion Operations Officer in a U.S. Army Combat Engineer Battalion in Vietnam.



     Justin L. Jaschke has served as Chief Executive Officer of Verio since the Company's inception in March 1996. He is also a member of the Company's Board of Directors. Prior to forming Verio, Mr. Jaschke served as Chief Operating Officer for Nextel Communications ("Nextel") following its merger with OneComm in July of 1995. Mr. Jaschke served as OneComm's President and a member of its Board of Directors from the time that he joined that company in April 1993 until the merger with Nextel. Mr. Jaschke currently serves as Chairman of the Board of Directors of V-I-A Internet, Inc. and also serves on the Board of Directors of Metricom, a leading wireless data communications provider, and on the Board of Directors of Dobson Communications, a rural cellular and local exchange provider. From May 1990 to April 1993, Mr. Jaschke served as President and CEO of Bay Area Cellular Telephone Company. From November 1987 to May 1990, Mr. Jaschke was Vice President of Corporate Development of PacTel Cellular, and from 1985 to 1987 was Director of Mergers and Acquisitions for PacTel Corporation. Prior to that, Mr. Jaschke was a management consultant with Marakon Associates. Mr. Jaschke received a Bachelor of Science degree summa cum laude in mathematics from the University of Puget Sound and a Master of Science degree in management from the Sloan School of Management at MIT.



     James C. Allen has served as a director of Verio since May 1996. Mr. Allen served as CEO of Brooks Fiber Properties, Inc. until its recent acquisition by WorldCom. Mr. Allen has twenty-five years of experience as an entrepreneur, operator, financier, expert witness and advisor in cable television and broadband telecommunications. Prior to joining Brooks, he served as Chief Financial Officer and Chief Operating Officer of David Lipscomb University from which he holds a Bachelor of Science degree. Mr. Allen was a founder and former President, CFO and COO of Cencom Cable Associates, which was purchased by a subsidiary of Hallmark Cards, and a former Vice President of Operations of Telcom Engineering, Inc., a telecommunications engineering and consulting firm with clients in both the telephone and cable television industries. Mr. Allen previously held positions as Vice President of Operations of United Cable Television, Divisional Manager of Continental Telephone Corporation, and Vice President of Finance for National Communications Service Corporation. Mr. Allen also is a director of MetroNet Communications Corp. ("MetroNet"), an LEC.


     Trygve E. Myhren has served as a director of Verio since April 1997. Mr. Myhren is President of Myhren Media, Inc. which invests in and advises media, communications and consumer products companies. From 1990 to 1996, Mr. Myhren was President and a director of The Providence Journal Company. From 1975 until 1988, Mr. Myhren was an officer of American Television and Communications Corporation (ATC), the cable television subsidiary of Time, Inc. (now Time/Warner Cable), serving as Chairman and CEO from 1980 to 1988. Mr. Myhren also serves on the boards of The Providence Journal Company, Advanced Marketing Services, Peapod, Ltd., CableLabs, J.D. Edwards, Inc., Founders Funds and The University of Denver. Previously, Mr. Myhren served as chairman of the National Cable Television Association (NCTA), and also served on the boards of Turner Broadcasting Systems, Continental Cablevision, Inc., Citizens Bank and several internal Time, Inc. boards, including Home Box Office, Temple-Eastex and Time Magazine Group. He also served on the FCC's Advisory Committee on High Definition TV. Mr. Myhren has an undergraduate degree in political science and philosophy from Dartmouth and a Master of Business Administration from the Amos Tuck Graduate School at Dartmouth. He served three and one-half years as a naval officer with the U.S. Pacific Fleet.

     Paul J. Salem has served as a director of Verio since December 1996. Mr. Salem is a Managing Director of Providence Equity Partners, Inc., and is a partner of the general partner of Providence's private equity funds. Providence manages over $500 million in equity and specializes in communications and media investments. Mr. Salem has been responsible for many of Providence's investment activities, including its investments in competitive local exchange companies, enhanced specialized mobile radio, wireless data networks, radio representation, telecommunications infrastructure and other areas. He is currently a director of Interep National Radio Sales, Inc., MetroNet, Wired Ventures, Inc. and UniSite, Inc. Prior to joining Providence, Mr. Salem worked for Morgan Stanley & Co. in corporate finance and mergers and acquisitions. Previously, Mr. Salem spent four years with Prudential Investment Corporation, an affiliate of Prudential

Insurance, where his responsibilities included private placement financings, leveraged buyout transactions and establishing Prudential's European investment office. Mr. Salem received a Bachelor of Arts in business from Brown University and a Master of Business Administration from Harvard Business School.


     Stephen W. Schovee has been a director of the Company since the Company's inception in March 1996. Mr. Schovee serves as Managing Member of Telecom Partners, L.P. and Telecom Partners II, L.P. Mr. Schovee was previously co-founder, Chief Executive Officer and a Director of OneComm from its inception until its merger with Nextel. Prior to that, Mr. Schovee was a Vice President of Centennial Holdings, the manager of the Centennial Funds, a Denver based venture capital fund with over $400 million of subscribed capital. Mr. Schovee was a partner in two of the Centennial Funds where he focused on telecommunications investments. Mr. Schovee is a special limited partner of Centennial Fund IV, L.P. and Centennial Fund V, L.P. He is a director of SMR Direct, Intergram International, and Infobeat. Mr. Schovee received a Bachelor of Science degree in mechanical engineering from Bucknell University and a Master of Business Administration from The Wharton School.


     George J. Still, Jr. has been a director of the Company since the Company's inception in March 1996. Mr. Still, based in Palo Alto, California, is a Managing Partner of Norwest Venture Partners VI, L.P. and Norwest Equity Partners V, L.P., and a General Partner of Norwest Equity Partners IV. From July 1984 until October 1989, he was a General Partner with the Centennial Funds based in Denver, Colorado. Prior to Centennial, Mr. Still was with Ernst & Whinney (now Ernst & Young) in San Francisco. Currently, he is a Director of PeopleSoft, Inc. and 3Dfx Interactive, Inc., both public companies. In addition, he serves on the board of several private companies, including Metapath Software Corporation, Intrepid Systems, ObjectStream, Inc., and Chordiant Software. Further, Mr. Still serves as a Director of the National Venture Capital Association. He holds a Bachelor of Science degree in business administration from Pennsylvania State University and a Master of Business Administration from the Amos Tuck School at Dartmouth College.

     Sean G. Brophy has served as Vice President of Corporate Development since November 1997, and prior to that served as Vice President of Marketing and Business Development for the Company since joining Verio in May 1996. Mr. Brophy served as Vice President of Marketing for OneComm and then Nextel from 1994 to 1996. He worked at Northern Telecom from 1990 through 1994 in a variety of capacities, including strategic planning and product management, where he had global responsibilities for new products for Personal Communications Services. Prior to that he worked at Bell Northern Research, the research and development arm of Northern Telecom, designing telephone equipment and services ranging from the DMS-100 to key systems. While there he was awarded patent and design excellence awards. Mr. Brophy holds a Bachelor of Science degree in computer engineering from McMaster University, a Master of Science degree in electrical engineering from Carleton University and a Master of Science degree in management from the Sloan School of Management at MIT.

     James F. B. Browning was appointed Vice President of Network Operations for the Company in January 1998, having previously served as President and CEO of ATMnet, a company he founded in 1995 to provide integrated digital communications services to businesses with broadband networking requirements. Verio acquired ATMnet in November 1997. Mr. Browning has 20 years of experience managing high technology development and operations. From 1988 to 1994, as co-founder, he served as Chief Financial Officer and Chief Operating Officer of VisiCom Laboratories, Inc., a systems engineering firm specializing in digital satellite communications and operating system level software development. From 1983 to 1988, Mr. Browning served as Executive Vice President and then President of Pacific Microcomputers, Inc., which developed and produced Single Board Computers for use in Unix workstations and real time embedded computing environments. Previously, Mr. Browning held financial and operational management positions with Advanced Digital Systems and Tetra Tech, a subsidiary of Honeywell. Mr. Browning holds a Bachelor of Science degree in accounting from San Diego State University.

     Chris J. DeMarche has been Chief Technical Officer of the Company since joining the Company in May 1996. From 1995 to 1996, Mr. DeMarche was CTO and Senior Vice President of Nextel, where he was credited with addressing many critical technology issues. From 1993 to 1995, he was Senior Vice President of Engineering and Technology at OneComm, where he was responsible for building a national engineering team and designing and implementing wireless communication networks. Mr. DeMarche also worked in advanced technology areas at PacTel Corporation and Hughes Aircraft Corporation and served in the U.S. Naval Submarine Force. Mr. DeMarche received his Master of Business Administration from UCLA in 1990, his Master of System Management from University of Southern California in 1986, and his Bachelor of Science from the United States Naval Academy in 1978.



     Carla Hamre Donelson has served as Vice President, General Counsel and Secretary of the Company since joining Verio in October 1996 from the law firm of Morrison & Foerster LLP, where she had practiced law since March 1987. She served as a partner in that firm's business department from 1990 and as head of the Denver business practice from 1993. While in private practice, Ms. Donelson was engaged in a general corporate and transactional practice, focused primarily on the communications and related technology industries, representing domestic and foreign entities in numerous financing, merger, acquisition, investment, and licensing transactions. She served as regular outside corporate counsel to OneComm and represented OneComm in connection with a variety of its SMR acquisitions as well as its merger with Nextel. Ms. Donelson received her Bachelor of Arts degree in molecular biology from the University of Colorado, her Juris Doctor degree from the University of Denver College of Law, and is a member of the Colorado Bar Association.


     Peter B. Fritzinger has served as Chief Financial Officer of the Company since June 1997. From September 1993 until June 1997, Mr. Fritzinger served as Chief Financial Officer of Louis Dreyfus Natural Gas Corp., an independent, publicly held oil and gas company headquartered in Oklahoma City. From 1991 to 1993, he was Vice President-Finance and Treasurer of Louis Dreyfus Energy Corp., a diversified, global enterprise with investments in oil and gas reserves and other petroleum-related industries. Mr. Fritzinger joined Louis Dreyfus Energy Corp. from J.P. Morgan, where he was a Vice President in its corporate finance group, having held various positions with Morgan Guaranty Trust Company of New York since 1980. Mr. Fritzinger received his Bachelor of Arts degree in math and psychology from Amherst College.

     Deb Mayfield Gahan has served as Vice President of Finance and Administration for the Company since joining the Company in May 1996. She brings with her ten years of extensive start-up and telecommunications experience. From 1994 to 1996, Ms. Gahan served as Vice President of Business Services and Controller for OneComm and then for Nextel following its acquisition of OneComm. From 1987 to 1994, she was Director of Business Operations and Controller for American Cellular Communications and then BellSouth Cellular Corp., a leading provider of cellular service in 15 states. In these positions, she was responsible for implementing cost-effective financial control systems, asset protection, revenue assurance, financial reporting, treasury and business process development. Ms. Gahan is a Certified Public Accountant and holds a Master of Business Administration from Mississippi College, as well as a Bachelor of Science in accounting from Mississippi State University.

     James M. Kieffer has served as Vice President of Customer Operations for the Company since joining the Company in July 1996. Previously, Mr. Kieffer served as Nextel's Vice President of Customer Operations responsible for customer care, billing, accounts receivable, and inventory management from August 1996. Prior to OneComm's merger with Nextel, Mr. Kieffer led the development of OneComm's customer care as Director of Customer Operations from January 1994 to August 1995. Prior to that, Mr. Kieffer served as National Customer Service Manager for Motorola's Land Mobile Products Sector. During his six years with Motorola, he held several key roles while developing a consolidated national customer care organization from March 1990 until January 1994. Prior to joining Motorola, Mr. Kieffer managed customer relations and accounts receivable for IBM. He received his Master of Business Administration from DePaul University and holds a Bachelor of Science in management from Illinois State University.

     John R. Viviani joined the Company in December 1997 and serves as its Vice President of Sales and Marketing. Prior to that time, Mr. Viviani was most recently Sales Director of Worldwide Channels for IBM Networking Hardware Division. In that capacity, he was responsible for developing worldwide indirect channels. Prior thereto from 1992 to 1996, Mr. Viviani implemented and directed national sales and marketing teams responsible for launching IBM U.S. into the internetworking solution market place and establishing the IBM Networking division in the indirect channels. Mr. Viviani was employed by IBM since 1978, serving as a business unit executive, account executive and marketing manager. Mr. Viviani received his Master of Business Administration from St. Thomas Aquinas College and his Bachelor of Science degree in management and finance from Marymount College.

COMMITTEES OF THE BOARD OF DIRECTORS


     The Company's Board has established an Executive Committee, a Finance Committee, a Compensation Committee and an Audit Committee. The Executive Committee is responsible for reviewing and, where appropriate, authorizing corporate action with respect to the conduct of the business of the Company between Board meetings. Actions taken by the Executive Committee must be submitted to the Board for review and ratification at the next meeting, except in those cases when the Board has specifically delegated final decision-making authority to the Executive Committee. The Executive Committee is composed of Messrs. Halstedt and Jaschke. The Finance Committee is responsible for reviewing and, where appropriate, authorizing certain corporate actions with respect to the finances of the Company and certain acquisitions of ISPs not involving the issuance of stock. The Finance Committee is composed of Messrs. Halstedt, Jaschke, Still and Myhren. The Compensation Committee is responsible for reviewing and establishing the compensation structure for the Company's officers and directors, including salary rates, participation in incentive compensation and benefit plans, 401(k) plans, stock option and purchase plans and other forms of compensation. The Compensation Committee is composed of Messrs. Allen, Myhren and Schovee.



     The Board has also established an Audit Committee consisting of Messrs. Myhren and Schovee. The Audit Committee will be comprised solely of independent directors and will be responsible for recommending the firm to be appointed as independent accountants to audit the Company's financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the functions of the Company's management and independent accountants with respect to the Company's financial statements and performing such other related duties and functions as are deemed appropriate by the Audit Committee and the Board.


DIRECTORS COMPENSATION


     From and after the consummation of the proposed IPO, each non-employee director of the Company will receive an annual retainer fee of $5,000 and a fee of $1,000 for each meeting of the Board attended in person or $500 for each meeting attended by telephone. The fee for Board committee meetings is $500 per meeting. A director may elect to receive these payments in the form of Common Stock. In addition, upon consummation of the proposed IPO, each non-employee director automatically will be granted an option to acquire 30,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock at the date of grant. Such options will vest and become exercisable in three equal installments on each yearly anniversary of the grant date. Non-employee directors elected or appointed to the Board following the proposed IPO also will be granted automatically at the time of election or appointment an option to acquire 30,000 shares of Common Stock with the same terms and conditions at an exercise price equal to the then fair market value of the Common Stock. After the initial three year vesting period for such options, non-employee directors will receive automatic annual grants of options to acquire an additional 3,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the date of grant. Such options will vest and become exercisable on the first anniversary of the grant date. In April 1998, the Company adopted a separate stock incentive plan under which options may be granted and shares of Common Stock may be issued to non-employee directors in accordance with these compensation arrangements, from and after the consummation of the proposed IPO. See "Stock Option and Incentive Plans -- 1998 Non-Employee Director Stock Incentive Plan."

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information for the years ended December 31, 1997 and 1996, respectively, concerning the compensation paid and awarded to: (a) the Company's Chief Executive Officer and (b) the Company's four most highly compensated executive officers whose salaries and bonuses exceeded $100,000 who were serving as executive officers as of December 31, 1997 (collectively, with the Chief Executive Officer, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                 LONG-TERM COMPENSATION
                                                                         AWARDS
                                    ANNUAL COMPENSATION          -----------------------
                              --------------------------------   RESTRICTED   SECURITIES
                              FISCAL                               STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR(1)   SALARY($)     BONUS($)   AWARDS($)    OPTIONS(#)   COMPENSATIONS($)
---------------------------   -------   ---------     --------   ----------   ----------   ----------------
Justin L. Jaschke...........   1997      175,003       66,500      85,000           --              --
  Chief Executive Officer      1996      124,631(2)    44,867          --      240,000              --
Mark D. Johnson.............   1997      113,337       50,603          --      200,000              --
  President and Chief
     Operating                 1996           --           --          --           --              --
  Officer(3)
Chris J. DeMarche...........   1997      160,004       60,800      25,000       20,000              --
  Chief Technical Officer      1996      106,666(4)    38,215          --       70,000              --
Carla Hamre Donelson........   1997      160,004       57,760          --       20,000              --
  Vice President, General      1996       26,320(5)    13,680      50,000       60,000          42,678(7)
  Counsel and Secretary
Peter B. Fritzinger.........   1997       89,443(6)    31,287          --       75,000          70,267(8)
  Chief Financial Officer      1996           --           --          --           --              --


---------------

(1) Fiscal year 1996 covers the period from inception (March 1, 1996) to December 31, 1996.

(2) Reflects compensation paid to Mr. Jaschke commencing with his appointment as Chief Executive Officer in April 1996.


(3) Mr. Johnson, who served as the Company's President and Chief Operating Officer beginning in March 1997, died on March 9, 1998. See
    "Summary -- Recent Developments."


(4) Reflects compensation paid to Mr. DeMarche commencing with his appointment as Chief Technical Officer in May 1996.

(5) Reflects compensation paid to Ms. Donelson commencing with her appointment as Vice President, General Counsel and Secretary in October 1996.

(6) Reflects compensation paid to Mr. Fritzinger commencing with his appointment as Chief Financial Officer in June 1997.

(7) Represents the cost to the Company of tax reimbursements.

(8) Represents the cost to the Company of providing relocation benefits.

                   STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options by Verio under the Company's stock option plans to the Named Executive Officers during the year ended December 31, 1997.

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                           NUMBER OF      PERCENT OF                                     ANNUAL RATES OF STOCK
                          SECURITIES    TOTAL OPTIONS                                   PRICE APPRECIATION FOR
                          UNDERLYING      GRANTED TO       EXERCISE                       OPTION TERM ($)(2)
                            OPTIONS      EMPLOYEES IN       PRICE        EXPIRATION     -----------------------
          NAME            GRANTED (#)    FISCAL YEAR     ($/SHARE)(1)       DATE           5%           10%
          ----            -----------   --------------   ------------   -------------   ---------   -----------
Justin L. Jaschke.......         --             --             --                  --         --            --
Mark D. Johnson.........    200,000         13.28%           6.00        May 11, 2007    754,674     1,912,491
Chris J. DeMarche.......     20,000          1.38%           6.75       Nov. 24, 2007     84,901       215,155
Carla Hamre Donelson....     20,000          1.38%           6.75       Nov. 24, 2007     84,901       215,155
Peter B. Fritzinger.....     75,000          5.18%           6.00        May 21, 2007    283,003       717,184

---------------

(1) All options were granted at an exercise price per share equal to at least the fair market value of the Common Stock on the date of grant, as determined by the Board of Directors.

(2) The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the options, assuming that the stock appreciates in value from the date of grant compounded annually until the end of the option term at the rate specified (5% or 10%) and that the option is exercised and sold on the last day of the option term for the appreciated stock price. Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the Commission and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

        OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table sets forth certain information with respect to the Named Executive Officers regarding the stock options exercised during the last fiscal year, the aggregate number of unexercised options to purchase Common Stock granted in all years and held by them as of December 31, 1997, and the value of unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of the Common Stock) as of December 31, 1997:


                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                SHARES                        UNDERLYING OPTIONS AT        IN-THE-MONEY OPTIONS AT
                               ACQUIRED                        FISCAL YEAR-END (#)         FISCAL YEAR-END ($)(1)
                                  ON           VALUE       ---------------------------   ---------------------------
           NAME              EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              ------------   ------------   -----------   -------------   -----------   -------------
Justin L. Jaschke..........     60,000       1,040,000           --         180,000             --       2,880,000
Mark D. Johnson............         --              --           --         200,000             --       2,600,000
Chris J. DeMarche..........         --              --       14,000          76,000        224,000       1,141,000
Carla Hamre Donelson.......         --              --       12,000          68,000        192,000       1,013,000
Peter B. Fritzinger........         --              --           --          75,000             --         975,000


---------------


(1) The value of options at year-end is based on an assumed fair market value of $19.00 per share of Common Stock (the mid-point of the assumed price range per share in the proposed IPO).


EMPLOYMENT AGREEMENTS


     As a general matter, the Company does not enter into employment agreements, and has not entered into employment agreements with any of its officers. Rather, the employment relationships with each officer are "at will." However, in connection with the initial employment of each officer, the Company and the officer executed an offer letter, in which the general compensation and benefits provided to the officer are outlined, including base salary, targeted annual bonus, option grants and employee benefits. The base salary and targeted bonus levels for each of the officers remains the same in 1998 as in 1997. However, upon consummation of the proposed IPO, the base salary for Mr. Jaschke will be increased to $260,000, which will result in an increase in his annual targeted bonus level of 30% to 40% of his base salary.



COMPENSATION PROTECTION AGREEMENTS



     The Company has entered into compensation protection agreements (the "Compensation Protection Agreements") with each of the Named Executive Officers and certain additional officers (collectively, the "Protected Officers") of the Company. Each of the Compensation Protection Agreements contain substantially similar terms. The form of Compensation Protection Agreement has been filed as an exhibit to the Company's Registration Statement of which this Prospectus is a part. The Compensation Protection Agreements will be for a term of three years from April 1, 1998 (the "Effective Date"), subject to automatic yearly extensions. In no event will the Compensation Protection Agreements terminate within 12 months of a Change in Control of the Company. "Change in Control" includes the following:



          (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any Person (as defined in the Exchange Act) immediately after which such Person has Beneficial Ownership (as defined in the Exchange Act) of 40% or more of the combined voting power of the Company's then outstanding Voting Securities. In determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition," as defined in the Compensation Protection Agreements, do not constitute an acquisition which would cause a Change in Control;



          (b) The individuals who, as of the date the Compensation Protection Agreements were approved by the Board, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board (subject to certain provisos);



          (c) Approval by stockholders of the Company of: (1) a merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization (each, an "event") satisfies certain specified conditions;



          (d) Any other event that at least two-thirds of the Incumbent Board determines constitutes a Change in Control; and



          (e) If a Protected Officer's employment is terminated prior to a Change in Control and the Board determines that such termination was at the request of a third party who has indicated an intention or taken steps to effect a Change in Control and who subsequently effectuates a Change in Control, or occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then a Change in Control is considered to have occurred with respect to that Protected Officer.



     Upon termination within 12 months following a Change in Control, each Protected Officer will receive the following compensation and benefits:



          (i) If a Protected Officer's employment with the Company is terminated within 12 months following a Change in Control by the Company for Cause (as defined in the Compensation Protection Agreements) or by reason of the Protected Officer's Disability (as defined in the Compensation Protection Agreements), death, retirement, or by the Protected Officer other than for Good Reason (as defined in the Compensation Protection Agreements), then the Company must pay to the Protected Officer the Accrued Compensation (as defined below) due through the date of termination (the "Termination Date"). Accrued Compensation includes base salary, reimbursement for reasonable and necessary expenses incurred by the Protected Officer on behalf of the Company during the period ending on the Termination Date, and vacation pay.

          (ii) If a Protected Officer's employment is terminated within 12 months of a Change in Control for any other reason than specified above, the Protected Officer will receive:



             (A) his or her Accrued Compensation;



             (B) an amount equal to the product of a fraction, the numerator of which is the number of days in the Company's fiscal year through the Termination Date and the denominator of which is 365, and the bonus amount, which will be the greater of 100% of the last annual incentive payment paid or payable to the Protected Officer prior to the Termination Date, and the Protected Officer's incentive target for the fiscal year in which the Change in Control occurs (the "Bonus Amount");



             (C) an amount equal to two (2) times the sum of the Protected Officer's annual base salary in effect immediately prior to the Change in Control, plus the Bonus Amount. However, the amount paid to Mr. Jaschke will be three (3) times that sum;



             (D) until the third anniversary of the Termination Date, the same rights with respect to benefits provided by the Company, as were provided to the Protected Officer as of the Effective Date, or, if greater, at any time within 90 days preceding the date of the Change in Control; and



             (E) the immediate vesting and removal of all restrictions on any outstanding incentive awards granted to the Protected Officer under the Company's stock option and other stock incentive plans or arrangement.



     The Compensation Protection Agreements will further provide that the Protected Officers will not be required to mitigate the amount of any payment by seeking employment or otherwise. Protected Officers may be entitled to additional compensation or benefits in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect. The Compensation Protection Agreements will contain a "gross-up" provision pursuant to which any Severance Payment, which would be subject to certain excise taxes occurring as a result of a Change in Control, would include an additional gross-up payment resulting in the Protected Officer retaining an additional amount equal to excise tax.


STOCK OPTION AND INCENTIVE PLANS

  1996 Stock Option Plan


     The 1996 Stock Option Plan was adopted and approved by the Board of Directors in May 1996 and by the stockholders of the Company in June 1996. In February 1998, the 1996 Stock Option Plan was amended, with the approval of the Board, to reserve a total of 2,205,300 shares of Common Stock for issuance under this plan. As of April 24, 1998, options to purchase 115,933 shares of Common Stock granted under the 1996 Stock Option Plan had been exercised, options to purchase 1,970,967 shares of Common Stock were outstanding and no additional options to purchase shares of Common Stock remained available for grant. All options forfeited after the amendment to the 1996 Stock Option Plan was implemented in February 1998 result in availability under the 1998 Stock Incentive Plan and are no longer available for grant under the 1996 Stock Option Plan. The outstanding options were exercisable at a weighted average exercise price of $6.55 per share. Outstanding options to purchase an aggregate of 1,340,967 shares were held by employees who are not officers or directors of the Company. Of the 115,933 shares issued upon exercise of options, a total of 47,500 were issued upon exercise prior to their respective exercise vesting dates, as permitted by the terms of the 1996 Stock Option Plan. As a result, these shares are subject to repurchase by the Company at their respective exercise prices, until the date on which they would have become exercisable. The 1996 Stock Option Plan will terminate in 2006, unless sooner terminated by the Board of Directors.



     The Board of Directors has delegated administration of the 1996 Stock Option Plan to its Compensation Committee (the "Committee"). The Committee is constituted to comply with the rules under Rule 16b-3 of the Exchange Act. Awards under the 1996 Stock Option Plan may consist of (i) options to purchase Common Stock that are designed to qualify, under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as "incentive stock options" ("Incentive Stock Options") or (ii) options to purchase Common

Stock that are not described in Sections 422 or 423 of the Code ("Non-Qualified Stock Options" and, collectively with Incentive Stock Options, "Options").


     The Committee has discretion to grant Incentive Stock Options to employees and officers (including directors who are employees) of the Company or any Affiliate (as defined in the 1996 Stock Option Plan) of the Company and Non-Qualified Stock Options to employees, officers, directors or consultants of the Company and its Affiliates. The Committee may set the terms of such grants, subject to applicable restrictions in the 1996 Stock Option Plan. Incentive Stock Option grants are subject to the following limitations: (i) the term of any Incentive Stock Option may not be longer than ten years, provided that the term of any Incentive Stock Option granted to an individual possessing more than 10% of the combined voting power of the Company or an Affiliate (a "10% Holder") may not be longer than five years; (ii) the aggregate fair market value of all shares underlying Incentive Stock Options granted to an individual that first become exercisable in any calendar year may not exceed $100,000; and (iii) the exercise price of Incentive Stock Options may not be less than the fair market value of the underlying shares on the grant date, provided that the exercise price of any Incentive Stock Option granted to a 10% Holder may not be less than 110% of the fair market value of the underlying shares on the grant date. With respect to Non-Qualified Stock Options, the exercise price may not be less than 85% of the fair market value of the underlying shares on the grant date. As of April 24, 1998, no such below-market grant has been made.


     During an optionee's lifetime, an Incentive Stock Option is exercisable only by the optionee and no Incentive Stock Option may be transferred by the optionee other than by will or the laws of descent and distribution. During an optionee's lifetime (or a transferee pursuant to a qualified domestic relation order), a Non-Qualified Stock Option is exercisable only by the optionee and no Non-Qualified Stock Option may be transferred by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relation order satisfying the requirements of the prior version of Rule 16b-3 under the Exchange Act. An optionee whose continuous status as an employee, director or consultant of the Company terminates for any reason (other than termination because of death or disability) may exercise, in the three-month period following such cessation (unless such Options terminate or expire sooner by their terms), or such longer or shorter period as specified in the Option, that portion of the optionee's Options that is exercisable at the time of such cessation. In the event the optionee becomes disabled, the Options vested as of the date of disability may be exercised prior to the earlier of such Option's specified expiration date or 12 months from the date of the optionee's disability, or such longer or shorter period as specified in the Option. In the event the optionee dies, the Options vested as of the date of disability may be exercised prior to the earlier of such Option's specified expiration date or 18 months from the date of the optionee's disability, or such longer or shorter period as specified in the Option.


     In the event of (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation,
(iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's outstanding common stock immediately prior to such merger are converted into other property, whether in the form of securities, cash or otherwise, or (iv) any other capital reorganization in which the Company's shareholders receive less than 50% of the outstanding voting shares of the surviving corporation: (a) any surviving corporation shall assume any Options outstanding under the 1996 Stock Option Plan; (b) such Options shall continue in full force and effect; or (c) the Options shall terminate if not exercised prior to such event.


  1997 California Stock Option Plan


     The Company's 1997 California Stock Option Plan (the "1997 California Plan") was adopted by the Board of Directors in February 1997, and approved by the Company's stockholders in April 1997. In February 1998, the 1997 California Plan was amended, with the approval of the Board, to reserve a total of 795,400 shares of Common Stock for issuance under this plan. This amendment has been approved by the Company's stockholders. As of April 24, 1998, no options to purchase shares of Common Stock had been exercised under the 1997 California Plan, options to purchase 617,605 shares of Common Stock were outstanding and options to purchase an additional 177,795 shares of Common Stock remained available for grant. The outstanding options were exercisable at a weighted average exercise price of $12.47 per share. Outstanding options to purchase an aggregate of 507,605 shares were held by employees who are not officers or directors of the Company.



     The 1997 California Plan may be administered by the Board of Directors or the Committee (either, the "1997 Plan Administrator"). The 1997 California Plan provides for the granting to employees of the Company and of its subsidiaries or parent corporations of Incentive Stock Options, and for the granting to employees and independent contractors of Non-Qualified Stock Options. The 1997 Plan Administrator has the power to determine the terms of the Options granted, including the exercise price, number of shares subject to the Option and the exercisability thereof, and the form of consideration payable upon exercise. Options granted under the 1997 California Plan are not transferable by the optionee other than by will or by the laws of descent or distribution, and each Option is exercisable during the lifetime of the optionee only by such optionee. The exercise price of all Incentive Stock Options granted under the 1997 California Plan must be at least equal to the fair market value, as determined by the Board of Directors, of the Common Stock on the grant date. The exercise price of all Non-Qualified Stock Options granted under the 1997 California Plan must be at least 85% of the fair market value, as determined by the 1997 Plan Administrator, of the Common Stock on the grant date. With respect to any participant who owns stock possessing more than 10% of the voting power or value of all classes of the Company's outstanding capital stock, the exercise price of any Incentive Stock Option or Non-Qualified Stock Option granted must equal at least 110% of the fair market value of the Common Stock on the grant date and the term of the Option must not exceed five years. The term of all other Options granted under the 1997 California Plan may not exceed ten years. The consideration for exercising any Option may consist of cash, check, shares of Common Stock, a promissory note, the assignment of part of the proceeds from the sale of shares acquired upon exercise of the Options or any combination thereof as specified in the agreement evidencing the Option.


     The 1997 California Plan provides that in the event of a merger of the Company with or into another corporation or a consolidation, sale of substantially all of the Company's assets or like transaction involving the Company in which the Company's stockholders before the transaction do not retain a majority interest in the Company, each Option may be assumed or an equivalent Option may be substituted by a successor corporation. If the successor corporation chooses not to assume the Options under the 1997 California Plan, the Options not otherwise exercisable will terminate immediately prior to the consummation of the transaction.

     Unless terminated sooner, the 1997 California Plan will terminate automatically in 2007. The Board has the authority to amend, suspend or terminate the 1997 California Plan, subject to stockholder approval of certain amendments and provided no such action may affect any share of Common Stock previously issued and sold or any Option previously granted under the 1997 California Plan without the optionees consent.

  1998 Stock Incentive Plan


     The Company's 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan"), which was adopted by the Board of Directors in February 1998, was amended and restated as of March 19, 1998 and has been approved by the Company's stockholders. From and after the proposed IPO, all further option grants will be made solely under the 1998 Stock Incentive Plan. Initially, 165,000 shares of Series D-1 Preferred Stock and 1,749,300 shares of Common Stock, together with any shares of Common Stock represented by awards under the 1996 Stock Option Plan which are forfeited, expire or are cancelled following the adoption of the 1998 Stock Incentive Plan, were reserved for issuance under the 1998 Stock Incentive Plan. Upon and after the proposed IPO, 6,199,300 shares of Common Stock will be reserved for issuance under the 1998 Stock Incentive Plan, together with (a) any shares of Common Stock available for future awards under the 1997 California Plan as of the proposed IPO and (b) any shares of Common Stock represented by Awards under the 1996 Stock Option Plan and the 1997 California Plan (the "Prior Plans"), that are forfeited, expire or are cancelled following the proposed IPO. In connection with the adoption of the 1998 Stock Incentive Plan, the Board determined that the Company will limit the issuance of 1998 Awards (as defined) under the 1998 Stock Incentive Plan such that the aggregate number of shares subject to 1998 Awards granted under the 1998 Stock Incentive Plan and the Prior Plans will not at any time exceed 15% of the Company's outstanding fully-diluted equity.

     As of April 24, 1998, no options to purchase shares of Common Stock had been exercised under the 1998 Stock Incentive Plan, options to purchase 1,314,266 shares of Common Stock were outstanding, options to purchase 160,502 shares of Series D-1 Preferred Stock were outstanding (which will automatically convert to options to acquire shares of Common Stock upon consummation of the proposed IPO), and options to purchase an additional 232,430 shares of Common Stock remained available for grant prior to the consummation of the Offering. The outstanding options were exercisable at a weighted average exercise price of $13.71 per share. Outstanding options to purchase an aggregate of 1,059,768 shares were held by employees who are not officers or directors of the Company.



     The purpose of the 1998 Stock Incentive Plan is to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants of the Company and its related entities and to promote the success of the Company's business. The 1998 Stock Incentive Plan provides for the granting to employees of Incentive Stock Options and the granting of nonstatutory stock options, stock appreciation rights, dividend equivalent rights, restricted stock, performance units, performance shares, and other equity-based rights ("1998 Awards") to employees, directors and consultants of the Company and its related entities.



     With respect to 1998 Awards granted to directors or officers, the 1998 Stock Incentive Plan is administered by the Board of Directors or a committee designated by the Board of Directors constituted to permit such 1998 Awards to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3 thereunder. With respect to 1998 Awards granted to other participants, the 1998 Stock Incentive Plan is administered by the Board of Directors or a committee designated by the Board of Directors. In each case, the respective plan administrator shall determine the provisions, terms and conditions of each 1998 Award, including, but not limited to, the 1998 Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, shares of Common Stock, or other consideration) upon settlement of the 1998 Award, payment contingencies and satisfaction of any performance criteria.



     Incentive Stock Options are not transferable by the optionee other than by will or the laws of descent or distribution, and each Incentive Stock Option is exercisable during the lifetime of the optionee only by such optionee. Other 1998 Awards shall be transferable to the extent provided in the agreement evidencing the 1998 Award.



     The exercise price of Incentive Stock Options must be at least equal to the fair market value of the Common Stock on the date of grant, and the term of the option must not exceed ten years. The term of other 1998 Awards will be determined by the respective plan administrator. With respect to an employee who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any Incentive Stock Option must equal at least 110% of the fair market value of the Common Stock on the grant date and the term of the option must not exceed five years. The exercise price or purchase price, if any, of other 1998 Awards will be such price as determined by the Plan Administrator, but not less than 85% of the fair market value of the stock. The consideration to be paid for the shares of Common Stock upon exercise or purchase of a 1998 Award will be determined by the respective plan administrator and may include cash, check, shares of Common Stock, or the assignment of part of the proceeds from the sale of shares acquired upon exercise or purchase of the 1998 Award.



     Where the 1998 Award agreement permits the exercise or purchase of the 1998 Award for a certain period of time following the recipient's termination of service with the Company, disability, or death, the 1998 Award will terminate to the extent not exercised or purchased on the last day of the specified period or the last day of the original term of the 1998 Award, whichever occurs first.



     Unless terminated sooner, the 1998 Stock Incentive Plan will terminate automatically in 2008. The Board has the authority to amend, suspend or terminate the 1998 Stock Incentive Plan subject to stockholder approval of certain amendments and provided no such action may affect 1998 Awards previously granted under the 1998 Stock Incentive Plan unless agreed to by the affected grantees.

  1998 Employee Stock Purchase Plan



     The Company's 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") was approved by the Board of Directors in February 1998 and has been approved by the Company's stockholders. The Stock Purchase Plan was subsequently amended and restated as of April 13, 1998. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code in order to provide employees of the Company with an opportunity to purchase Common Stock through payroll deductions. An aggregate of 3,000,000 shares of the Company's Common Stock has been reserved for issuance under the Stock Purchase Plan and available for purchase thereunder, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of the Company. All employees of the Company (and employees of "subsidiary corporations" and "parent corporations" of the Company (as defined by the Code) designated by the administrator of the Stock Purchase Plan) whose customary employment is for more than five months in any calendar year and more than 20 hours per week are eligible to participate in the Stock Purchase Plan. Employees hired after the consummation of the proposed IPO are eligible to participate in the Stock Purchase Plan, subject to a six-month waiting period after hiring. Non-employee directors, consultants, and employees subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such employees in the Stock Purchase Plan are not eligible to participate in the Stock Purchase Plan.



     The Stock Purchase Plan designates Purchase Periods, Accrual Periods and Exercise Dates. Purchase Periods are generally overlapping periods of 12 months. The initial Purchase Period will begin on the effective date of the Stock Purchase Plan, which is the effective date of the Company's Registration Statement relating to the Company's initial public offering of its Common Stock, and end on May 14, 1999. Additional Purchase Periods will commence each May 15 and November 15. Accrual Periods are generally six month periods, with the initial Accrual Period commencing on the effective date of the Stock Purchase Plan and ending on November 14, 1998. Thereafter, Accrual Periods will commence each May 15 and November 15. Exercise Dates are the last day of each Accrual Period. In the event of a merger of the Company with or into another corporation, the sale of all or substantially all of the assets of the Company, or certain other transactions in which the stockholders of the Company before the transaction own less than 50% of the total combined voting power of the Company's outstanding securities following the transaction, the administrator of the Stock Purchase Plan may elect to shorten the Purchase Period then in progress.


     On the first day of each Purchase Period, a participating employee is granted a purchase right which is a form of option to be automatically exercised on the forthcoming Exercise Dates within the Purchase Period during which deductions are to be made from the pay of participants (in accordance with their authorizations) and credited to their accounts under the Stock Purchase Plan. When the purchase right is exercised, the participant's withheld salary is used to purchase shares of Common Stock of the Company. The price per share at which shares of Common Stock are to be purchased under the Stock Purchase Plan during any Accrual Period is the lesser of (a) 85% of the fair market value of the Common Stock on the date of the grant of the option (the commencement of the Purchase Period) or (b) 85% of the fair market value of the Common Stock on the Exercise Date (the last day of an Accrual Period). The participant's purchase right is exercised in this manner on both Exercise Dates arising in the Purchase Period unless, on the first day of any Accrual Period, the fair market value of the Common Stock is lower than the fair market value of the Common Stock on the first day of the Purchase Period. If so, the participant's participation in the original Purchase Period is terminated, and the participant is automatically enrolled in the new Purchase Period effective the same date.

     Payroll deductions may range from 1% to 10% (in whole percentage increments) of a participant's regular base pay and bonuses, exclusive of overtime, shift-premiums or commissions. Participants may not make direct cash payments to their accounts. The maximum number of shares of Common Stock which any employee may purchase under the Stock Purchase Plan during an Accrual Period is 1,250 shares. Certain additional limitations on the amount of Common Stock which may be purchased during any calendar year are imposed by the Code.

     The Stock Purchase Plan will be administered by the Board of Directors or a committee designated by the Board, which will have the authority to terminate or amend the Stock Purchase Plan (subject to specified restrictions) and otherwise to administer the Stock Purchase Plan and to resolve all questions relating to the administration of the Stock Purchase Plan.


  1998 Non-Employee Director Stock Incentive Plan



     In April 1998, the Company's Board of Directors adopted the 1998 Non-Employee Director Stock Incentive Plan (the "1998 Non-Employee Director Plan"), under which the total number of shares available for grant is equal to 300,000 shares of Common Stock, in order to provide for option grants and stock issuances to members of the Company's Board of Directors who are not employees of the Company, following the consummation of the proposed IPO, in accordance with the compensation guidelines described in "-- Directors Compensation." No awards will be made under the 1998 Non-Employee Director Plan until consummation of the proposed IPO. The 1998 Non-Employee Director Plan has been approved by the Company's stockholders.



     The purposes of the 1998 Non-Employee Director Plan are to attract and retain the best available non-employee directors, to provide them additional incentives, and to promote the success of the Company's business. The 1998 Non-Employee Director Plan establishes two programs for the grant of awards to non-employee directors: the Automatic Option Grant Program and the Stock Fee Program (the "Non-Employee Director Awards").



     Under the Automatic Option Grant Program, each non-employee director serving on the Company's Board of Directors upon consummation of the proposed IPO automatically will be granted an option to acquire 30,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock at the date of grant. These options will vest and become exercisable in three equal installments on each yearly anniversary of the grant date. Non-employee directors appointed to the Board of Directors following the proposed IPO also will be granted automatically at the time of election or appointment an option to acquire 30,000 shares of Common Stock with the same terms and conditions at an exercise price equal to the then fair market value of the Common Stock. After the initial three year vesting period for such options, each non-employee director will receive automatic annual grants of options to acquire an additional 3,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the date of grant. Such options will vest and become fully exercisable on the first anniversary of the grant date.



     Each automatic option grant will have a term of eight years and will be transferable to the extent provided in the agreement evidencing the option. The consideration for exercising an option may consist of cash, check, shares of Common Stock, the assignment of part of the proceeds from the sale of shares acquired upon exercise of the option or any combination thereof. In the event of a merger of the Company with or into another corporation, a sale of substantially all of the Company's assets, a person becoming more than a 50% owner of the Company or a like transaction involving the Company in which the Company's stockholders before the transaction do not retain a majority interest in the Company, immediately prior to the transaction, one-third of the shares subject to the options to purchase 30,000 shares of Common Stock will vest and become exercisable and all of the shares subject to the options to purchase 3,000 shares of Common Stock will vest and become exercisable. Upon consummation of such transaction all such options will terminate, unless they are assumed by the successor company. In the event of a hostile takeover of the Company or change in the majority of the Board of Directors through contested elections, the vesting of all such options will likewise accelerate as described above, but the options will remain exercisable according to their terms.



     Under the Stock Fee Program, each non-employee director will be eligible to apply all or any portion of the annual retainer and meeting fees otherwise payable in cash to the non-employee director to the acquisition of shares of Common Stock. The non-employee director must make the stock purchase election prior to the start of the calendar year for which the election is to be in effect. The first year for which such elections may be made is 1999. On the first trading day following the due date for payment of a portion of the annual retainer fee or the date of any meeting in a calendar year for which the election is effective, the portion of the annual retainer or meeting fee subject to such election automatically will be applied to the acquisition of shares of Common Stock by dividing the selected dollar amount by the then fair market value per share of the Common Stock. The number of issuable shares will be rounded down to the next whole share.

     The 1998 Non-Employee Director Plan is administered by the Board of Directors or a committee designated by the Board of Directors (either, the "1998 Plan Administrator") constituted to permit Non-Employee Director Awards to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3 thereunder. The 1998 Plan Administrator shall approve forms of the Non-Employee Director Award agreement for use under the Plan, determine the terms and conditions of Non-Employee Director Awards, and construe and interpret the terms of the 1998 Non-Employee Director Plan and Non-Employee Director Awards granted pursuant thereto.



     Unless terminated sooner, the 1998 Non-Employee Director Plan will terminate automatically in 2008. The Board of Directors has the authority to amend, suspend or terminate the 1998 Non-Employee Director Plan subject to stockholder approval of certain amendments and provided no such action may affect Non-Employee Director Awards previously granted under the 1998 Non-Employee Director Plan unless agreed to by the affected non-employee directors.


401(k) PLAN

     In January 1997, the Company implemented an employee savings and retirement plan (the "401(k) Plan") covering certain of the Company's employees who have at least one month of service with the Company and have attained the age of 21. Pursuant to the 401(k) Plan, eligible employees may elect to reduce their current compensation by up to the lesser of 20% of such compensation or the statutorily prescribed annual limit ($10,000 in 1998) and have the amount of such reduction contributed to the 401(k) Plan. The Company may make contributions to the 401(k) Plan on behalf of eligible employees. Employees become 20% vested in these Company contributions after one year of service, and increase their vested percentages by an additional 20% for each year of service thereafter. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by the Company to the 401(k) Plan, and income earned on the 401(k) Plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. The trustee under the 401(k) Plan, at the direction of each participant, invests the 401(k) Plan employee salary deferrals in selected investment options. The Company made no contributions to the 401(k) Plan in 1996 or in 1997. The Company does not presently expect to make any contributions to the 401(k) Plan during the fiscal 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Chairman of the Compensation Committee is Mr. Schovee. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 1997, or at any other time, an officer or employee of the Company. No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. See "Certain Transactions" for a description of transactions between the Company and entities affiliated with members of the Compensation Committee.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS


     The Company's Restated Certificate of Incorporation and bylaws provide that the Company shall indemnify to the fullest extent permitted by Section 145 of the DGCL, as it now exists or as amended, all directors and officers pursuant thereto. The Company's Restated Certificate of Incorporation and bylaws also authorize the Company to indemnify its employees and other agents, at its option, to the fullest extent permitted by Section 145, as it now exists or as amended. The Company intends to enter into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's charter documents. These agreements, among other things, provide for the indemnification of the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which such person provides services at the request of the Company to the fullest extent permitted by applicable law. The Company believes that these provisions and agreements will assist the Company in attracting and retaining qualified persons to serve as directors and officers.


     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation will provide for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the DGCL.



     The underwriting agreement to be executed by the Company and the Underwriters in connection with the proposed IPO (the "Underwriting Agreement") provides for indemnification by the Underwriters under certain circumstances of directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act.



     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions contained in the Certificate of Incorporation and Bylaws of the Company, the DGCL, the Underwriting Agreement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     The Company intends to purchase and maintain insurance on behalf of the officers and directors insuring them against liabilities that they may incur in such capacities or arising out of such status.

                              CERTAIN TRANSACTIONS

SERIES A PURCHASE AGREEMENT

     Pursuant to a Series A Preferred Stock purchase agreement by and among Centennial Fund IV, L.P., Centennial Holdings, Inc., Telecom Partners, L.P., Norwest Equity Partners, V and Brooks Fiber Properties, Inc. (together, the "Series A Purchasers") and the Company, dated as of June 25, 1996 (the "Series A Purchase Agreement"), the Series A Purchasers made their initial investments in the Company. The Series A Purchasers purchased, in the aggregate, 5,250,000 shares of Series A Preferred Stock for an aggregate purchase price of $15,750,000. Pursuant to Amendment No. 1 to the Series A Stock Purchase Agreement, dated as of July 3, 1996, the Company sold an additional 756,666 shares of Series A Preferred Stock to certain of the Series A Purchasers and to certain additional purchasers for the aggregate purchase price of $2,270,000. Subsequently, the Company sold an additional 26,667 shares of Series A Preferred Stock to certain members of the Company's management for an aggregate purchase price of $80,001. In connection with the Series A Purchase Agreement, the Company, the Series A Purchasers and certain members of the Company's management entered into a stockholders agreement, dated as of June 25, 1996 (the "Series A Stockholders Agreement"), which provided the Series A Stockholders with certain demand and piggyback registration rights. The parties to Amendment No. 1 to the Series A Stock Purchase Agreement became parties to the Series A Stockholders Agreement. The Series A Stockholders Agreement was replaced by the Series B Stockholders Agreement which, in turn was replaced by the Stockholders Agreement. See "-- Series B Purchase Agreement" and "-- Series C Purchase Agreement."

SERIES B PURCHASE AGREEMENT

     The Company, certain of the Series A Purchasers and several additional purchasers (together, the "Series B Purchasers") entered into a Series B Preferred stock purchase agreement, dated as of December 5, 1996 (the "Series B Stock Purchase Agreement"), pursuant to which the Series B Purchasers acquired, in the aggregate, 10,000,000 shares of Series B Preferred Stock for the aggregate purchase price of $60,000,000. In connection with the Series B Stock Purchase Agreement, the Company, the Series A Purchasers, the Series B Purchasers and members of the Company's management entered into a stockholders agreement, dated as of December 5, 1996 (the "Series B Stockholders Agreement"). The Series B Stockholders Agreement replaced the Series A Stockholders Agreement and was later replaced by the Stockholders Agreement. See "-- Series C Purchase Agreement."

SERIES C PURCHASE AGREEMENT

     The Company, certain of the Series A Purchasers and certain of the Series B Purchasers (together, the "Series C Purchasers") entered into a Series C Preferred stock purchase agreement, dated as of May 20, 1997 (the "Series C Stock Purchase Agreement"), pursuant to which the Series C Purchasers acquired, in the aggregate, 2,500,000 shares of Series C Preferred Stock for the aggregate purchase price of $20,000,000. In connection with the Series C Stock Purchase Agreement, the Company, the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, and members of the Company's management entered into a Stockholders Agreement (the "Stockholders Agreement"), which replaced the Series B Stockholders Agreement. See "-- Stockholders Agreement."

     The following table sets forth the number of shares of Series A, Series B and Series C Preferred Stock, and Common Stock purchased by the Company's directors, five percent stockholders and their respective affiliates.



                                                   COMMON     SERIES A     SERIES B     SERIES C
HOLDERS                                             STOCK     PREFERRED    PREFERRED    PREFERRED
-------                                            -------    ---------    ---------    ---------
Brooks Fiber Properties, Inc.(1).................       --    1,666,667    2,500,000     498,304
Norwest Equity Partners V, L.P.(2)...............  270,000    1,666,667    2,083,333     281,250
Providence Equity Partners, L.P.(3)..............       --           --    2,083,333     972,360
Centennial Fund V, L.P.(4).......................       --           --    1,627,983     674,320
Centennial Fund IV, L.P.(4)......................  250,000    1,543,210      353,395      12,500
Centennial Entrepreneurs Fund V, L.P.(4).........       --           --       50,350      20,855
Centennial Holdings I, LLC(4)....................   14,452       89,208       37,289         316
Justin L. Jaschke................................   50,000       33,333       22,501          --
Estate of Mark D. Johnson........................   60,000           --           --          --
James C. Allen...................................   25,000           --           --          --
Trygve E. Myhren.................................       --           --       10,000          --


---------------


(1) As a result of the acquisition of Brooks by WorldCom, which resulted in Brooks becoming a wholly owned subsidiary of WorldCom, WorldCom may be deemed to indirectly beneficially own the shares owned by Brooks. James C. Allen served as CEO of Brooks until the acquisition. Mr. Allen serves on the Company's Board of Directors.



(2) George J. Still, Jr. is a general partner of Itasca Partners V. ("Itasca"), which is the sole general partner of Norwest Equity Partners V, L.P. ("Norwest"). Mr. Still serves on the Company's Board of Directors.



(3) Paul J. Salem, a member of Providence Equity Partners LLC ("PEPLLC"), which is the sole general partner of Providence Equity Partners, L.P. ("Providence"), serves on the Company's Board of Directors.



(4) The sole General Partner of Centennial Fund IV, L.P. ("Centennial IV") is Centennial Holdings IV, L.P. ("Holdings IV"), the sole General Partner of Centennial Fund V, L.P. ("Centennial V") and Centennial Entrepreneurs Fund V, L.P. ("Centennial Entrepreneurs") is Centennial Holdings V, L.P. ("Holdings V"). Steven C. Halstedt is a general partner of Holdings IV and Holdings V, and a unit holder of Centennial Holdings I, L.L.C. ("Holdings LLC"). Mr. Halstedt serves as the Chairman of the Board of Directors of the Company.



SERIES D-1 AGREEMENTS



     In connection with the acquisitions of iServer and NSNet, the Company issued a total of 797,642 shares of Series D-1 Preferred Stock to former stockholders of iServer and NSNet. The Company has issued a total of approximately 1,416,871 additional shares of Series D-1 Preferred Stock pursuant to Buyouts completed as of April 24, 1998. In addition, options to acquire 164,989 shares of Series D-1 Preferred Stock were issued in connection with the Buyout of NorthWestNet, Inc.



     The Series D-1 Preferred Stock will automatically convert into Common Stock, and the options to acquire shares of Series D-1 Preferred Stock will automatically convert into options to acquire shares of Common Stock, upon completion of the proposed IPO. The recipients of the shares of Series D-1 Preferred Stock issued in the Buyouts and the acquisition of NSNet have been granted certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Series D-1 Preferred Stock and have agreed to certain market standoff provisions following the proposed IPO in the agreements pursuant to which the Series D-1 Preferred Stock is issued (the "Series D-1 Agreements"). See "Description of Capital Stock -- Registration Rights" and "Shares Eligible for Future Sale."

STOCKHOLDERS AGREEMENT


     Pursuant to the terms of the Stockholders Agreement, the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock (together, the "Investors") acquired certain registration rights with respect to the Company. At any time after the effective date of the first registration statement filed by the Company under the Securities Act, holders of 25% or more of the Registrable Securities (as defined in the Stockholders Agreement) may require the Company to effect registration under the Securities Act, of their Registrable Securities, subject to the Board of Directors' right to defer such registration for a period of up to 180 days. In addition, if the Company proposes to register securities under the Securities Act (other than a registration relating either to the sale of securities to employees pursuant to a stock option, stock purchase or similar plan or a transaction under Rule 145 of the Securities Act), then any of the Investors has a right (subject to quantity limitations determined by underwriters if the offering involves an underwriting) to request that the Company register such holder's Registrable Securities. All registration expenses incurred in connection with up to two long-form and all short-form and piggyback registrations will be borne by the Company. Each Investor will pay for selling expenses pro rata on the basis of the number of shares sold by such Investor. The Company has agreed to indemnify the Investors (including the officers, directors, partners, agents, employees and representatives, and each person controlling such Investor within the meaning of Section 15 of the Securities Act) against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue or alleged untrue statement of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Investor for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Investor and stated to be specifically for use therein. This indemnification does not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company.



     Subject to certain exceptions, the Company has a right of first refusal to purchase shares of Common Stock held by Management Holders (as defined in the Stockholders Agreement) which, to the extent not purchased by the Company, are subject to an additional right of first refusal by the Investors according to their respective pro rata shares. In addition, transfers of Common Stock held by Investors are subject to a right of first refusal by other Investors who also are holders of Common Stock. Subject to certain exceptions, upon the issuance by the Company of any Common Stock or any other equity securities, each of the Specified Investors (as defined in the Stockholders Agreement) has the preemptive right to purchase its pro rata share of up to 80% of the securities so offered according to their respective pro rata interests. If any Specified Investor declines to exercise such right in full, the remaining electing Specified Investors are entitled to purchase such Specified Investor's unpurchased portion of the offered securities on a pro rata basis. All preemptive rights and rights of first refusal contained in the Stockholders Agreement terminate upon consummation of the proposed IPO.



TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS


     On June 16, 1997, the Company made a loan in the amount of $100,000 to Peter Fritzinger, which Mr. Fritzinger repaid on July 21, 1997 with interest at the then current market rate.

OTHER TRANSACTIONS



     On March 18, 1998, in response to an offer by Brooks, the Company and Brooks reached an agreement pursuant to which the Company agreed to repurchase the $50.0 million principal amount of the Company's Old 1997 Notes held by Brooks for an aggregate net purchase price of approximately $54.5 million, plus accrued interest. A portion of the proceeds from the sale of the Old 1998 Notes was used to effect the Refinancing. See "Summary -- Recent Developments."



     In April 1998, the Company's Board of Directors approved an additional equity investment in V-I-A Internet, Inc. ("VIANet") in the amount of up to $8.0 million in order to preserve the Company's current ownership interest of approximately 18% in VIANet. The Company has no right to acquire the remaining equity of VIANet. The Board of Directors has determined that its investment in VIANet will be the primary component of its international strategy in the near term, but the Company also may pursue direct investments in certain international markets where appropriate opportunities exist. The Company believes that its indirect international strategy through VIANet is the most effective means to leverage the Company's resources.



     A number of the Company's significant stockholders (including certain of The Centennial Funds and Norwest) are, or are expected possibly to become, investors in VIANet. Mr. Jaschke serves as the Chairman of the Board of Directors of VIANet and Mr. Halstedt is a member of VIANet's Board of Directors.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information as of April 24, 1998, and upon consummation of the proposed IPO and the NTT Investment, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to own beneficially more than five percent, in the aggregate, of the outstanding shares of the Company's outstanding Common Stock, (ii) each director and Named Executive Officer of the Company and (iii) all executive officers and directors as a group.



                                                                           PERCENTAGE BENEFICIALLY
                                                          NUMBER OF                OWNED(1)
                                                            SHARES       ----------------------------
                                                         BENEFICIALLY      PRIOR TO         AFTER
                        HOLDERS                             OWNED        PROPOSED IPO    PROPOSED IPO
                        -------                          ------------    ------------    ------------
Brooks Fiber Properties, Inc.(2).......................   5,369,131         23.58%          16.51%
  425 Woods Mill Road South
  Suite 300
  Town & Country, Missouri 63017
Nippon Telegraph and Telephone Corporation(3)..........   4,749,467            --           14.93%
  Global Communications Headquarters
  Tokyo Opera City Tower
  20-2 Nishi-Shinjuku 3-chome
  Shinjuku-ku
  Tokyo 163-14, Japan
Norwest Equity Partners V, L.P.........................   4,301,250         19.49%          13.52%
  245 Lytton Avenue
  Palo Alto, California 94301
Providence Equity Partners, L.P........................   3,055,693         13.85%           9.60%
  50 Kennedy Plaza
  Providence, Rhode Island 02903
Centennial Fund V, L.P.(4).............................   2,302,303         10.43%           7.24%
  1428 Fifteenth Street
  Denver, Colorado 80202
Centennial Fund IV, L.P.(4)............................   2,159,105          9.78%           6.79%
  1428 Fifteenth Street
  Denver, Colorado 80202
Steven C. Halstedt(5)..................................          --            --              --
Justin L. Jaschke(6)...................................     185,834         *               *
Estate of Mark D. Johnson(7)...........................     130,000         *               *
James C. Allen.........................................      25,000         *               *
Trygve E. Myhren(8)....................................      20,000         *               *
Paul J. Salem(9).......................................          --            --              --
Stephen W. Schovee.....................................          --            --              --
George J. Still, Jr.(10)...............................          --            --              --
Chris J. DeMarche(11)..................................      88,833         *               *
Carla Hamre Donelson(12)...............................      29,917         *               *
Peter B. Fritzinger(13)................................      40,000         *               *
All executive officers and directors as a group (12
  persons)(14).........................................     512,584          2.31%           1.61%

---------------

  *  Less than 1%


 (1) Percentage of beneficial ownership prior to the proposed IPO is based on
     (i) 1,294,266 shares of Common Stock outstanding at April 24, 1998; (ii) 18,561,667 shares of Common Stock issuable upon conversion of the Series A, B, and C Preferred Stock outstanding at April 10, 1998; and (iii) 2,214,513 shares of Common Stock issuable upon conversion of the Series D-1 Preferred Stock issued in connection with the acquisitions and Buyouts completed as of April 24, 1998, totalling 22,070,446 shares of capital stock of the Company. Percentage of beneficial ownership after the proposed IPO is based on 31,819,913 total shares of capital stock outstanding, which includes the shares of capital stock outstanding prior to the proposed IPO identified above plus (i) 4,749,467 shares of Common Stock to be sold by the Company to NTT for approximately $87.3 million (based upon an assumed initial public offering of 5,000,000 shares of Common Stock at an assumed price to public of $19.00 per share in the proposed IPO) concurrently with the proposed IPO and (ii) 5,000,000 shares of Common Stock to be sold pursuant to the proposed IPO. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants owned by such person that are currently exercisable or exercisable within 60 days of April 24, 1998 are deemed outstanding; provided, that such shares are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each of the persons named in this table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.



 (2) Includes warrants for 704,160 shares of Common Stock exercisable within 60 days. As a result of the acquisition of Brooks by WorldCom, which resulted in Brooks becoming a wholly owned subsidiary of WorldCom, WorldCom may be deemed to indirectly beneficially own the shares owned by Brooks.



 (3) Because the percentage of beneficial ownership following the proposed IPO reflected in this table is based on outstanding (not fully diluted) shares (see footnote 1), the ownership percentage shown for NTT is higher than the maximum of 12.5% of fully diluted shares that they are permitted to purchase in the NTT Investment.



 (4) Does not include 71,205 shares of the Company's capital stock held by Centennial Entrepreneurs. Holdings V is the sole general partner of Centennial Entrepreneurs and may be deemed to indirectly beneficially own such shares by virtue of its authority to make decisions regarding the voting and disposition of shares beneficially owned by Centennial Entrepreneurs. Centennial V disclaims beneficial ownership of the shares held by Centennial Entrepreneurs and Centennial Entrepreneurs disclaims beneficial ownership of the shares held by Centennial V. In addition, Centennial V disclaims beneficial ownership of the shares held by Centennial IV, and Centennial IV disclaims beneficial ownership of the shares held by Centennial V.



 (5) The sole General Partner of Centennial IV is Holdings IV and the sole General Partner of Centennial V is Holdings. Holdings IV and Holdings V may be deemed to indirectly beneficially own the shares owned by Centennial IV and Centennial V, respectively. Mr. Halstedt is a general partner of Holdings IV and Holdings V and may be deemed to be the indirect beneficial owner of the shares owned by Centennial IV and Centennial V. Mr. Halstedt disclaims beneficial ownership of shares held by Centennial IV and Centennial V. In addition, this amount does not include 141,265 shares of the Company's capital stock held by Holdings LLC, of which Mr. Halstedt is a unit holder. Centennial Holdings, Inc. ("Holdings Inc."), of which Mr. Halstedt is an officer and director, is the sole Managing Member of Holdings LLC and may be deemed to beneficially own shares directly beneficially owned by Holdings LLC. However, Mr. Halstedt, acting alone, does not have voting or investment power with respect to any of the shares directly held by either Holdings Inc. or Holdings LLC, and as a result, Mr. Halstedt disclaims beneficial ownership of the shares held by Holdings LLC.



 (6) Includes options for 20,000 shares of Common Stock exercisable within 60 days.



 (7) Includes options exercisable for 70,000 shares of Common Stock exercisable within 60 days.



 (8) Includes options exercisable for 10,000 shares of Common Stock exercisable within 60 days.



 (9) The sole general partner of Providence is PEPLLC. Mr. Salem is a member of PEPLLC and may be deemed to indirectly beneficially own the shares owned by Providence. Mr. Salem disclaims beneficial ownership of these shares.

(10) The sole general partner of Norwest is Itasca. Mr. Still is a general partner of Itasca and may be deemed to indirectly beneficially own the shares owned by Norwest. Mr. Still disclaims beneficial ownership of these shares.



(11) Includes options exercisable for 28,000 shares of Common Stock exercisable within 60 days.



(12) Includes options exercisable for 12,000 shares of Common Stock exercisable within 60 days.



(13) Includes options exercisable for 15,000 shares of Common Stock exercisable within 60 days.



(14) Includes options exercisable for 109,000 shares of Common Stock exercisable within 60 days (not including options held by Mr. Johnson's estate).



NTT INVESTMENT



     NTT Stock Purchase Agreement and NTT Investment Agreement. Pursuant to a Stock Purchase and Master Strategic Relationship Agreement, dated as of April 7, 1998, between the Company and NTT (the "NTT Stock Purchase Agreement"), NTT agreed to purchase, concurrent with and conditioned upon the consummation of the proposed IPO (the "IPO Closing"), a number of shares of the Company's Common Stock equal to the lesser of (i) 12.5% of the total number of shares of Common Stock, on a fully diluted and fully converted basis (calculated as of the IPO Closing after giving effect to the proposed IPO and the sale to NTT), or (ii) the quotient of $100.0 million divided by the "Per Share Price" payable by NTT. The "Per Share Price" to be paid by NTT will be equal to the Price to Public in the proposed IPO multiplied by 96.75% (subject to certain adjustments in the event that shares of Common Stock are issued at less than the Per Share Price prior to the IPO Closing).



     The Company and NTT also entered into an Investment Agreement, dated as of April 7, 1998 (the "NTT Investment Agreement"), providing for certain arrangements generally effective from and after the purchase of shares by NTT under the NTT Stock Purchase Agreement. Pursuant to the NTT Investment Agreement, the Company agreed to appoint an individual designated by NTT to the Board of Directors of the Company. So long as certain ownership conditions are met, the NTT designee will serve for an initial term ending as of the third annual stockholder meeting following the IPO Closing. Thereafter, the Company has agreed, subject to certain exceptions, to nominate as a member of the Board of Directors at each subsequent election of the applicable class of directors a person designated by NTT who will be subject to election by the stockholders of the Company. Additionally, NTT will have the right, subject to the satisfaction of certain conditions, to designate up to three individuals to be employed by the Company in corporate development, technical and/or marketing positions to assist in implementing and carrying out the commercial relationship between Verio and NTT.



     The Investment Agreement imposes certain limitations on NTT's ability to dispose of the shares of Common Stock that it acquires. In particular, NTT has granted to the Company certain rights of first offer and rights of first refusal which apply, under certain circumstances, in the event that NTT proposes to sell some or all of the shares that it acquires. The specific terms of these rights vary depending upon the quantity of shares proposed to be sold and other terms of the proposed sale. In addition, NTT has agreed on behalf of itself and its affiliates to certain "standstill" restrictions pursuant to which NTT and its affiliates may make open market or privately negotiated purchases of additional voting securities (including Common Stock) so long as the total holdings of NTT and its affiliates do not exceed 17.5% of the Company's fully diluted Common Stock after taking into account such acquisition. The Company also granted NTT certain registration rights with respect to the Common Stock it acquires. See "Certain Transactions -- Description of Capital Stock -- Registration Rights."



     The NTT Stock Purchase Agreement may be terminated prior to the IPO Closing only in certain limited circumstances, including in the event that the sale of shares to NTT has not occurred by July 31, 1998. The NTT Investment Agreement will terminate automatically upon any termination of the NTT Stock Purchase Agreement.

                         DESCRIPTION OF THE 1997 NOTES



     Set forth below is a summary of certain provisions of the New 1997 Notes. The New 1997 Notes will be issued under the 1997 Indenture between the Issuer and the Trustee. A copy of the 1997 Indenture may be obtained upon request from the Issuer, 8005 South Chester Street, Suite 200, Englewood, Colorado 80112; attention: General Counsel; telephone: (303) 645-1900.



     Except as otherwise indicated below, the following summary applies to both the Old 1997 Notes and the New 1997 Notes. As used herein, the term "1997 Notes" means the Old 1997 Notes and the New 1997 Notes, unless otherwise indicated.



     The form and terms of the New 1997 Notes will be identical in all material respects to the form and terms of the Old 1997 Notes, except that the New 1997 Notes will be registered under the Securities Act, and therefore such New 1997 Notes will not be subject to certain transfer restrictions and registration rights applicable to the Old 1997 Notes. See "The Exchange Offers."



     The 1997 Notes are issued under the 1997 Indenture, a copy of the form of which is available upon request. The 1997 Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain provisions of the 1997 Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act, and to all of the provisions of the 1997 Indenture, including the definitions of certain terms therein and those terms made a part of the 1997 Indenture by reference to the Trust Indenture Act, as in effect on the date of the 1997 Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions."


GENERAL


     The 1997 Notes are general senior obligations of the Issuer. The 1997 Notes are collateralized by a first priority security interest in the Escrow Account described under "-- Disbursement of Funds; Escrow Account." The 1997 Notes have been issued only in fully registered form without coupons, in denominations of $1,000 principal amount and integral multiples thereof. Principal of, premium, if any, and interest on the 1997 Notes are payable, and the 1997 Notes are exchangeable and transferable, at the office or agency of the Issuer in the City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee). See "-- Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer, exchange or redemption of the 1997 Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.


MATURITY, INTEREST AND PRINCIPAL


     The 1997 Notes are limited to $100,000,000 aggregate principal amount after the Refinancing and will mature on June 15, 2004. Interest on the 1997 Notes will accrue at a rate of 13 1/2% per annum and be payable in cash semi-annually in arrears on each June 15 and December 15 (each, an "Interest Payment Date"), commencing December 15, 1997, to registered holders of 1997 Notes, on the June 1 or December 1, as the case may be, immediately preceding such Interest Payment Date. Interest on the 1997 Notes will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. If the Issuer defaults on any payment of principal and/or premium (whether upon redemption or otherwise), cash interest will accrue on the amount in default at the rate of interest borne by the 1997 Notes. Interest on overdue principal and premium and, to the extent permitted by law, on overdue installments of interest will accrue at the rate of interest borne by the 1997 Notes.

REDEMPTION


     Optional Redemption. The 1997 Notes are redeemable, at the option of the Issuer, in whole or in part, on or after June 15, 2002 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:


                            YEAR                              PERCENTAGE
                            ----                              ----------
2002........................................................    106.75%
2003........................................................    100.00%


     Notwithstanding the foregoing, in the event that after the Issue Date and prior to June 15, 1999 the Issuer issues, in one or more transactions, Capital Stock (other than Disqualified Stock) of the Issuer to Brooks or one or more Strategic Equity Investors for aggregate gross cash proceeds of $50.0 million or more (an "Equity Sale"), the Issuer may redeem, at its option, up to a maximum of 33 1/3% of the initially outstanding aggregate principal amount of 1997 Notes from the net proceeds thereof at a redemption price equal to 113.5% of the principal amount of the 1997 Notes, together with accrued and unpaid interest to the date of redemption; provided that not less than $100.0 million aggregate principal amount of 1997 Notes is outstanding following such redemption. Any such redemption may only be effected once and must be effected upon not less than 30 nor more than 60 days' notice given within 30 days after such Equity Sale. Following the Refinancing, which resulted in a reduction in the aggregate outstanding principal amount of the 1997 Notes to $100.0 million, this optional redemption provision following such an issuance of Capital Stock is no longer applicable.



     Mandatory Redemption. The Issuer is not required to make any mandatory sinking fund payments in respect of the 1997 Notes. However, (i) following the occurrence of a Change of Control, the Issuer is required to make an offer to purchase all outstanding 1997 Notes at a price of 101% of the principal amount thereof (determined at the date of purchase), plus accrued interest thereon, if any, to the date of purchase, and (ii) upon the occurrence of an Asset Sale, the Issuer may be obligated to make an offer to purchase all or a portion of the outstanding 1997 Notes at a price of 100% of the principal amount, thereof (determined at the date of purchase), plus accrued and unpaid interest, if any, to the date of purchase. See "-- Certain Covenants -- Change of Control" and "-- Certain Covenants -- Disposition of Proceeds of Asset Sales," respectively.



     Selection; Effect of Redemption Notice. In the case of a partial redemption, selection of the 1997 Notes for redemption will be made pro rata, by lot or such other method as the Trustee in its sole discretion deems appropriate and just; provided that any redemption pursuant to the provisions relating to an Equity Sale shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to DTC procedures). No 1997 Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of 1997 Notes to be redeemed at its registered address. If any 1997 Note is to be redeemed in part only, the notice of redemption that relates to such 1997 Note shall state the portion of the principal amount thereof to be redeemed. A new 1997 Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original 1997 Note. Upon giving of a redemption notice, interest on 1997 Notes called for redemption will cease to accrue from and after the date fixed for redemption (unless the Issuer defaults in providing the funds for such redemption) and such 1997 Notes will cease to be outstanding.


DISBURSEMENT OF FUNDS; ESCROW ACCOUNT


     The 1997 Notes are collateralized, pending disbursement pursuant to the Escrow and Security Agreement dated as of June 24, 1997, among the Issuer, the Trustee and U.S. Bank Trust National Association (formerly known as First Trust National Association), as Escrow Agent (the "Escrow Agreement"), by a pledge of the Escrow Account (as defined in the Escrow Agreement). The Issuer deposited approximately $46.6 million of the net proceeds from the sale of the Old 1997 Notes issued pursuant to the Initial 1997 Notes Offering (the "Escrow Collateral"), representing funds that, together with the proceeds from the investment thereof, were sufficient to pay interest on the 1997 Notes for five scheduled interest payments through December 15, 1999 (but not any Additional Interest (as defined) arising under the 1997 Notes Registration Rights Agreement).



     The Issuer entered into the Escrow Agreement providing for the grant by the Issuer to the Trustee, for the ratable benefit of the holders of Old 1997 Notes and New 1997 Notes, as the case may be, of security interests in the Escrow Collateral. All such security interests will collateralize the payment and performance when due of all obligations of the Issuer under the 1997 Indenture and the 1997 Notes, as provided in the Escrow Agreement. The Liens created by the Escrow Agreement are first priority security interests in the Escrow Collateral. The ability of holders to realize upon any such funds or securities may be subject to certain bankruptcy law limitations in the event of the bankruptcy of the Issuer.



     Pursuant to the Escrow Agreement, funds may be disbursed from the Escrow Account only to pay interest on the 1997 Notes (or, if a portion of the 1997 Notes has been retired by the Issuer, funds representing the lesser of (i) the excess of the amount sufficient to pay interest through and including December 15, 1999 on the 1997 Notes not so retired and (ii) the interest payments which have not previously been made on such retired 1997 Notes for each Interest Payment Date through and including the Interest Payment Date to occur on December 15, 1999 shall be paid to the Issuer if no Default then exists under the 1997 Indenture). As a result of the Refinancing, the Company was refunded approximately $13.3 million from the escrow account for the 1997 Notes, of which approximately $1.9 million was used to pay accrued and unpaid interest on the $50.0 million principal amount of Old 1997 Notes repurchased from Brooks. As of April 24, 1998, approximately $24.9 million remained in the Escrow Account.



     Pending such disbursements, all funds contained in the Escrow Account have been invested in U.S. Government Securities. Interest earned on the U.S. Government Securities have been and will be, when earned, placed in the Escrow Account. Upon the acceleration of the maturity of the 1997 Notes, the Escrow Agreement provides for the foreclosure by the Trustee upon the net proceeds of the Escrow Account. Under the terms of the 1997 Indenture, the proceeds of the Escrow Account shall be applied, first, to amounts owing to the Trustee in respect of fees and expenses of the Trustee and, second, to all obligations under the 1997 Notes and the 1997 Indenture. Under the Escrow Agreement, assuming that the Issuer makes the first five scheduled interest payments on the 1997 Notes in a timely manner with funds or U.S. Government Securities held in the Escrow Account, all of the U.S. Government Securities will be released from the Escrow Account.


RANKING


     The indebtedness of the Issuer evidenced by the 1997 Notes ranks senior in right of payment to all subordinated indebtedness of the Issuer and pari passu in right of payment with all other existing and future unsubordinated indebtedness of the Issuer.



     The Issuer is a holding company with limited assets and no business operations of its own. The Issuer operates its business through its subsidiaries. Any right of the Issuer and its creditors, including holders of the 1997 Notes, to participate in the assets of any of the Issuer's subsidiaries upon any liquidation or administration of any such subsidiary are subject to the prior claims of the subsidiary's creditors, including trade creditors. As of December 31, 1997, on a pro forma basis, after giving effect to the Initial 1998 Notes Offering, the proposed IPO and the NTT Investment, there was approximately $11.2 million of secured long-term indebtedness outstanding to which holders of 1997 Notes were effectively subordinated in right of payment and approximately $8.6 million of subsidiary indebtedness to which holders of 1997 Notes were structurally subordinated. In addition, the Bank Facility is secured by certain assets, including the equity of the ISPs that Verio owns currently or may own in the future, and thus the 1997 Notes are effectively subordinated to the Bank Facility to the extent of the value of such assets. For a discussion of certain adverse consequences of the Issuer being a holding company and of the terms of potential future indebtedness of the Issuer and its subsidiaries, see "Risk Factors -- Holding Company Structure and Need to Access Subsidiary Cash Flows."


CERTAIN COVENANTS


     Set forth below are certain covenants that are contained in the 1997 Indenture.

     Limitation on Additional Indebtedness. The 1997 Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become directly or indirectly liable for or with respect to, contingently or otherwise, the payment of (collectively, to "incur") any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness (including Acquired Indebtedness to the extent it would constitute Permitted Indebtedness); provided that (i) the Issuer will be permitted to incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted Subsidiary will be permitted to incur Acquired Indebtedness, if, in either case, after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the Consolidated Pro Forma Interest Coverage Ratio would be greater than or equal to
1.8 to 1.0 if such Indebtedness is incurred prior to June 30, 1999 or 2.5 to 1.0 if such Indebtedness is incurred on or after June 30, 1999.



     Limitation on Restricted Payments. The 1997 Indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment unless:


          (i) no Default shall have occurred and be continuing at the time of or upon giving effect to such Restricted Payment;


          (ii) immediately after giving effect to such Restricted Payment, the Issuer would be able to incur $1.00 of Indebtedness under the proviso of the covenant "Limitation on Additional Indebtedness;" and


          (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date and all Designation Amounts does not exceed an amount equal to the sum of, without duplication, (a) 50% of the Consolidated Net Income of the Issuer accrued on a cumulative basis during the period beginning on July 1, 1997 and ending on the last day of the fiscal quarter of the Issuer immediately preceding the date of such proposed Restricted Payment (or, if such cumulative Consolidated Net Income of the Issuer for such period is a deficit, minus 100% of such deficit), plus (b) the aggregate net cash proceeds received by the Issuer either (x) as capital contributions to the Issuer after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary of the Issuer) of its Capital Stock (other than Disqualified Stock) on or after the Issue Date (including upon exercise of warrants, options or rights), plus (c) the aggregate net proceeds received by the Issuer from the issuance (other than to a Restricted Subsidiary of the Issuer) on or after the Issue Date of its Capital Stock (other than Disqualified Stock) upon the conversion of, or in exchange for, Indebtedness of the Issuer, plus (d) in the case of the disposition or repayment (in whole or in part) of any Investment constituting a Restricted Payment made after the Issue Date (except for Investments made (1) pursuant to clause (vii) of the second following paragraph that are not subject to clause (e) or (f) of this paragraph below, and (2) pursuant to clauses
     (viii) or (ix) of the second following paragraph), an amount equal to the lesser of the return of capital with respect to the applicable portion of such Investment and the cost of the applicable portion of such Investment, in either case, less the cost of the disposition of such Investment, plus
     (e) in the case of any Revocation with respect to a Subsidiary of the Issuer that was made subject to a Designation after the Issue Date, an amount equal to the lesser of the Designation Amount with respect to such Subsidiary or the Fair Market Value of the Investment of the Issuer and the Restricted Subsidiaries in such Subsidiary at the time of Revocation, plus
     (f) an amount equal to the amount of any Investment constituting a Restricted Payment made after the Issue Date in an ISP which has been included as a Restricted Payment under this clause (iii) pursuant to the last paragraph of this covenant to the extent such ISP thereafter (1) becomes a Wholly Owned Restricted Subsidiary or is merged with the Issuer or (2) is a New ISP that becomes a Restricted Subsidiary or is merged with the Issuer, less, in either such case, any amounts credited pursuant to the immediately preceding clause (d) in respect of any such Investment, minus
     (g) 50% of the principal amount of any Indebtedness incurred pursuant to clause (g) of the definition of "Permitted Indebtedness." For purposes of the preceding clauses (b)(y) and (c), as applicable, the value of the aggregate net proceeds received by the Issuer upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such

     Indebtedness, options, warrants or rights plus the incremental amount received, if any, by the Issuer upon the conversion, exchange or exercise thereof.

     For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.


     The provisions of this covenant shall not prohibit the following (each of which shall be given independent effect): (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof if at such date of declaration such payment would be permitted by the provisions of the 1997 Indenture; (ii) the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Issuer in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary of the Issuer) of, shares of Capital Stock of the Issuer (other than Disqualified Stock); provided that any such net cash proceeds are excluded from clause (iii)(b) of the second preceding paragraph;
(iii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness made by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary of the Issuer) of (x) Capital Stock (other than Disqualified Stock) of the Issuer or (y) other Subordinated Indebtedness to the extent that its stated maturity for the payment of principal thereof is not prior to the 180th day after the final stated maturity of the 1997 Notes; provided that any such net cash proceeds are excluded from clause (iii)(b) of the second preceding paragraph; (iv) (a) so long as no Default shall have occurred and be continuing, Investments constituting Restricted Payments by the Issuer or any Restricted Subsidiary in a New ISP or a person that becomes a New ISP as a result of such Investment and (b) so long as no Default shall have occurred and be continuing, Investments constituting Restricted Payments by the Issuer or any Restricted Subsidiary in an Existing ISP (x) made out of the net cash proceeds of a substantially concurrent sale of Capital Stock (other than Disqualified Stock) of the Issuer (provided that any such proceeds are excluded from clause (iii)(b) of the second preceding paragraph) or (y) such that the aggregate amount of all Investments in Existing ISPs that are made after the Issue Date pursuant to this subclause (b)(y) would not exceed $25.0 million in aggregate; (v) bonds, notes, debentures or other securities received as a result of Asset Sales pursuant to and in compliance with the covenant "Disposition of Proceeds of Asset Sales";
(vi) so long as no Default shall have occurred and be continuing, purchases or redemptions of Capital Stock (including cash settlements of stock options) held by employees, officers or directors upon or following termination of their employment with the Issuer or one of its Subsidiaries; provided that payments shall not exceed $2.0 million in any fiscal year in the aggregate or $4.0 million in the aggregate during the term of the 1997 Notes; (vii) so long as no Default shall have occurred and be continuing, Investments in Unrestricted Subsidiaries to the extent reasonably promptly made with the proceeds of a substantially concurrent (1) capital contribution to the Issuer or (2) issue or sale of Capital Stock (other than Disqualified Stock) of the Issuer (other than to a Restricted Subsidiary of the Issuer); provided that any such proceeds are excluded from clause (iii)(b) of the second preceding paragraph; (viii) loans or advances to employees of the Issuer or any Restricted Subsidiary made in the ordinary course of business, including to fund the purchase of Capital Stock of the Issuer (provided that any proceeds from such purchase are excluded from clause (iii)(b) of the second preceding paragraph to the extent such loan or advance is not reimbursed) in an amount not to exceed $2.0 million at any time outstanding; (ix) Investments constituting Restricted Payments in (1) joint ventures formed to provide services in furtherance of an Internet Service Business of the Issuer and the ISPs or (2) other persons engaged principally in an Internet Service Business in an aggregate amount not to exceed $30.0 million outstanding at any time, provided that no more than $15.0 million of Investments made pursuant to the preceding clause (1) shall be outstanding at any time; and
(x) cash payments in lieu of fractional shares pursuant to any warrant, option or other similar agreement.


     In determining whether or not the net cash proceeds of a sale of Capital Stock is "substantially concurrent" for purposes of clause (iv)(b)(x) of the preceding paragraph, if such net cash proceeds are deposited in escrow with a third party, free and clear of any Lien (other than the Lien of the escrow agent), to be applied for purposes directed by the Issuer and such net cash proceeds are excluded from clause (iii)(b) of the first paragraph above, then the application of such net cash proceeds as set forth in such clause (iv)(b)(x) shall be deemed "substantially concurrent" if they are subsequently released for immediate application as contemplated by such clause (iv)(b)(x). In no event shall a Restricted Payment made on the basis of consolidated financial statements prepared in good faith in accordance with GAAP be subject to rescission or constitute a Default by reason of any requisite subsequent restatement of such financial statements which would have made such Restricted Payment prohibited at the time that it was made.

     In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (iv)(a), (iv)(b)(y), (v),
(vi) and (ix) (to the extent remaining outstanding) above shall be included, without duplication, as Restricted Payments.


     Limitation on Liens Securing Certain Indebtedness. The 1997 Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon (i) any of property or assets of the Issuer or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom, which secure either (x) Subordinated Indebtedness unless the 1997 Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or (y) Indebtedness of the Issuer that is not Subordinated Indebtedness, unless the 1997 Notes are equally and ratably secured with the Liens securing such other Indebtedness, except, in the case of this clause (y), Permitted Liens, or (ii) the Escrow Account.



     Limitation on Business. The 1997 Indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, engage in a business which is not substantially an Internet Service Business.



     Limitation on Certain Guarantees and Indebtedness of Restricted Subsidiaries. The 1997 Indenture provides that the Issuer will not permit any Restricted Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to (i) any Subordinated Indebtedness or
(ii) any Indebtedness of the Issuer that is not Subordinated Indebtedness (other than, in the case of this clause (ii), Indebtedness under any Permitted Credit Facility to the extent constituting Permitted Indebtedness), unless, in each case, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of payment of the 1997 Notes by such Restricted Subsidiary on a basis senior to any such Subordinated Indebtedness or pari passu with any such other Indebtedness referred to in clause (ii), as the case may be. Each guarantee created pursuant to such provisions is referred to as a "Guarantee" and the issuer of each such Guarantee, so long as the Guarantee remains outstanding, is referred to as a "Guarantor."


     Notwithstanding the foregoing, in the event of the unconditional release of any Guarantor from its obligations in respect of the Indebtedness which gave rise to the requirement that a Guarantee be given, such Guarantor shall be released from all obligations under its Guarantee. In addition, upon any sale or disposition (by merger or otherwise) of any Guarantor by the Issuer or a Restricted Subsidiary of the Issuer to any person that is not an Affiliate of the Issuer or any of its Restricted Subsidiaries which is otherwise in compliance with the terms of the Indenture and as a result of which such Guarantor ceases to be a Restricted Subsidiary of the Issuer, such Guarantor will be deemed to be automatically and unconditionally released from all obligations under its Guarantee; provided that each such Guarantor is sold or disposed of in accordance with the "Disposition of Proceeds of Asset Sales" covenant.


     Change of Control. Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Issuer shall make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all 1997 Notes then outstanding at a purchase price equal to 101% of the principal amount thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, to such Change of Control Payment Date. Notice of a Change of Control Offer shall be given to holders of 1997 Notes, not less than 25 days nor more than 45 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date.



     Except as described above with respect to a Change of Control, the 1997 Indenture does not contain provisions that permit the holders of the 1997 Notes to require that the Company repurchase or redeem the 1997 Notes in the event of a takeover, recapitalization or similar transaction which may be highly leveraged.

     If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all of the 1997 Notes that might be delivered by holders of 1997 Notes seeking to accept the Change of Control Offer. The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all 1997 Notes validly tendered and not withdrawn under such Change of Control Offer.


     If the Issuer is required to make a Change of Control Offer, the Issuer will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations.


     The phrase "all or substantially all" of the assets of the Company, as used in the definition of "Change of Control," will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred.



     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The 1997 Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise enter into or cause to become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits to the extent owned by the Issuer or any Restricted Subsidiary, (b) pay any Indebtedness owed to the Issuer or any Restricted Subsidiary, (c) make any Investment in the Issuer or any Restricted Subsidiary or (d) transfer any of its properties or assets to the Issuer or to any Restricted Subsidiary, except for (in each case except as otherwise noted in the following clause (ii)), (i) any encumbrance or restriction in existence on the Issue Date, (ii) any encumbrance or restriction existing under agreements relating to an Investment in an ISP (which in the case of clause (a) and (b) shall not be permitted in the case of ISPs that are Restricted Subsidiaries) to the extent consistent with past practice, (iii) customary non-assignment provisions, (iv) any encumbrances or restriction pertaining to an asset subject to a Lien to the extent set forth in the security documentation governing such Lien, (v) any encumbrance or restriction applicable to a Restricted Subsidiary at the time that it becomes a Restricted Subsidiary that is not created in contemplation thereof, (vi) any encumbrance or restriction existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (v) above; provided that the terms and conditions of any such encumbrance or restriction are not materially less favorable to the holders of 1997 Notes than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, (vii) any encumbrance or restriction imposed upon a Restricted Subsidiary pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or any Asset Sale to the extent limited to the Capital Stock or assets in question and (viii) any customary encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Indebtedness contained in any Permitted Credit Facility; provided that the provisions of such agreement permit the payment of interest and principal and mandatory repurchases pursuant to the terms of the 1997 Indenture and the 1997 Notes and other Indebtedness that is solely an obligation of the Issuer, but, provided, further, that such agreement may nevertheless contain customary net worth, leverage, invested capital and other financial covenants, customary covenants regarding the merger of or sale of all or any substantial part of the assets of the Issuer or any Restricted Subsidiary, customary restrictions on transactions with affiliates, and customary subordination provisions governing Indebtedness owed to the Issuer or any Restricted Subsidiary.



     Disposition of Proceeds of Asset Sales. The 1997 Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents; provided that the following shall be treated as cash for purposes of this covenant:

(x) the amount of any liabilities (other than Subordinated Indebtedness or Indebtedness of a Restricted Subsidiary that would not constitute Restricted Subsidiary Indebtedness) that are assumed by the transferee of any such assets pursuant to an agreement that unconditionally releases the Issuer or such Restricted Subsidiary from further liability ("assumed liabilities") and (y) the amount of any notes or other obligations that within 30 days of receipt, are converted into cash (to the extent of the cash received). The Issuer or the applicable Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds from such Asset Sale within 365 days of the receipt thereof to repay an amount of Indebtedness (other than Subordinated Indebtedness) of the Issuer in an amount not exceeding the Other Senior Debt Pro Rata Share and elect to permanently reduce the amount of the commitments thereunder by the amount of the Indebtedness so repaid, (ii) apply the Net Cash Proceeds from such Asset Sale to repay any Restricted Subsidiary Indebtedness and elect to permanently reduce the commitments thereunder by the amount of the Indebtedness so repaid or (iii) apply such Net Cash Proceeds within 365 days thereof, to an investment in properties and assets that will be used in an Internet Service Business (or in Capital Stock and other securities of any person that will become a Restricted Subsidiary as a result of such investment to the extent such person owns properties and assets that will be used in an Internet Service Business) of the Issuer or any Restricted Subsidiary ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, any Restricted Subsidiary Indebtedness as set forth in clause (ii) of the preceding sentence or invested in Replacement Assets within the 365-day period as set forth in clause (iii) shall constitute "Excess Proceeds." Any Excess Proceeds not used as set forth in clause (i) of the second preceding sentence shall constitute "Offer Excess Proceeds" subject to disposition as provided below.


     When the aggregate amount of Offer Excess Proceeds equals or exceeds $10.0 million, the Issuer shall make an offer to purchase (an "Asset Sale Offer"), from all holders of the 1997 Notes, that aggregate principal amount of 1997 Notes as can be purchased by application of such Offer Excess Proceeds at a price in cash equal to 100% of the principal amount thereof on any purchase date, plus accrued and unpaid interest, if any, to any purchase date. Each Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the principal amount of 1997 Notes tendered pursuant to an Asset Sale Offer is less than the Offer Excess Proceeds, the Issuer or any Restricted Subsidiary may use such deficiency for general corporate purposes. If the principal amount of 1997 Notes validly tendered and not withdrawn by holders thereof exceeds the amount of 1997 Notes which can be purchased with the Offer Excess Proceeds, 1997 Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Offer Excess Proceeds shall be reset to zero.


     If the Issuer is required to make an Asset Sale Offer, the Issuer will comply with all applicable tender offer rules, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations.


     Limitation on Issuances and Sales of Preferred Stock by Restricted Subsidiaries. The 1997 Indenture provides that the Issuer (i) will not permit any Restricted Subsidiary to issue any Preferred Stock (other than to the Issuer or a Restricted Subsidiary) and (ii) will not permit any person (other than the Issuer or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.



     Limitation on Transactions with Affiliates. The 1997 Indenture provides that the Issuer will not, and will not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction (or series of related transactions which are similar or part of a common plan) with or for the benefit of any of their respective Affiliates (other than Affiliates of a Restricted Subsidiary that are not also Affiliates of the Issuer or any Wholly Owned Restricted Subsidiary) or any beneficial holder of 10% or more of the Common Stock of the Issuer or any officer or director of the Issuer (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing, and are fair and reasonable to the Issuer or such Restricted Subsidiary, as the case may be. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $1.0 million shall be approved by a majority of the Board, such approval to be evidenced by a Board Resolution stating that the Board has determined that such transaction or transactions comply with the foregoing provisions. In addition to the foregoing, each Affiliate Transaction involving aggregate consideration of $5.0 million or more shall be approved by a majority of the Disinterested Directors; provided that, in lieu of such approval by the Disinterested Directors, the Issuer may obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Issuer or the

Restricted Subsidiary, as the case may be, are fair from a financial point of view. For purposes of this covenant, any Affiliate Transaction approved by a majority of the Disinterested Directors or as to which a written opinion has been obtained from an Independent Financial Advisor, on the basis set forth in the preceding sentence, shall be deemed to be on terms that are fair and reasonable to the Issuer and the Restricted Subsidiaries, as the case may be, and, therefore, shall be permitted under this covenant.

     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among, or solely for the benefit of, the Issuer and/or any of the Restricted Subsidiaries, (ii) transactions pursuant to agreements and arrangements existing on the Issue Date, (iii) transactions among any of the Issuer or the Restricted Subsidiaries, on the one hand, and any of the ISPs, on the other hand, provided that (a) such transactions are in the ordinary course of business and are related to or in furtherance of an Internet Service Business and (b) no 10% or more beneficial shareholder of Common Stock of the Issuer or officer or director of the Issuer shall beneficially own any Capital Stock of such ISP, (iv) dividends paid by the Issuer pursuant to and in compliance with the covenant "Limitation on Restricted Payments," (v) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries bonuses, employment agreements and arrangements, compensation or employee benefit arrangements or legal fees, (vi) transactions contemplated by any of the Permitted Affiliate Agreements as in effect on the Issue Date and
(vii) grants of customary registration rights with respect to securities of the Issuer.

     The Issuer is required to use, or to cause each Restricted Subsidiary to use, its commercially reasonable best efforts to ensure that each person in which the Issuer or a Restricted Subsidiary makes an Investment that is an ISP at the time of the Investment at all times thereafter continues to meet the conditions and requirements of the definition of "ISP" in all material respects.


     Reports. The 1997 Indenture provides that, for periods prior to the fiscal quarter ending June 30, 1998, the Issuer shall furnish without cost to each holder of 1997 Notes and file with the Trustee (i) within 135 days after the end of each fiscal year of the Issuer, (x) audited year-end consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP and substantially in the form included in this Prospectus, (y) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period and (z) all pro forma and historical financial information in respect of any significant transaction consummated more than 60 days prior to the date such information is furnished (and any other transaction for which such information is available at such time) to the extent such financial information would be required in a filing on Form 10-K with the SEC at such time; and (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, (x) unaudited quarterly consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flows) prepared in accordance with GAAP and substantially in the form included in this Prospectus, (y) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period and (z) all pro forma and historical financial information in respect of any significant transaction consummated more than 60 days prior to the date such information is furnished (and any other transaction for which such information is available at such time) to the extent such financial information would be required in a filing on Form 10-Q with the SEC at such time. Whether or not the Issuer has a class of securities registered under the Exchange Act, the Issuer shall furnish without cost to each holder of 1997 Notes and file with the Trustee and file with the SEC, (a) beginning with the fiscal quarter ending June 30, 1998 (i) within the applicable time period required under the Exchange Act, after the end of each fiscal year of the Issuer, the information required by Form 10-K (or any successor form thereto) under the Exchange Act with respect to such period and
(ii) within the applicable time period required under the Exchange Act after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, the information required by Form 10-Q (or any successor form thereto) under the Exchange Act with respect to such period and (b) from and after August 15, 1998, any current reports on Form 8-K (or any successor forms) required to be filed under the Exchange Act. Prior to such time as the Issuer shall file with the SEC its first report on either of Form 10-K or Form 10-Q under the Exchange Act, the Issuer shall telephonically make its executive officers available to holders of 1997 Notes upon 10-days advance written request of holders of at least 10% of the aggregate principal amount of 1997 Notes outstanding at the time of such request; provided that holders of 1997 Notes may make only one such request per fiscal quarter.

     Limitation on Designations of Unrestricted Subsidiaries. The 1997 Indenture provides that the Issuer will not designate any Subsidiary of the Issuer (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under the 1997 Indenture (a "Designation") unless:


          (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;


          (b) except in the case of a Permitted Investment or an Investment made pursuant to clause (vii) or (ix) of the third paragraph of the covenant "Limitation on Restricted Payments," immediately after giving effect to such Designation, the Issuer would be able to incur $1.00 of Indebtedness under the proviso of the covenant "Limitation on Additional Indebtedness;" and



          (c) the Issuer would not be prohibited under the 1997 Indenture from making an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the net Investment of the Issuer or any other Restricted Subsidiary in such Restricted Subsidiary on such date.



     In the event of any such Designation, the Issuer shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "Limitation on Restricted Payments" for all purposes of the 1997 Indenture in the Designation Amount. The 1997 Indenture further provides that neither the Issuer nor any Restricted Subsidiary shall at any time (x) provide a guarantee of, or similar credit support to, any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness); provided that the Issuer may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Issuer other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary (including any corresponding right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under the covenants "Limitation on Restricted Payments" and "Limitation on Transactions with Affiliates."



     The 1997 Indenture further provides that the Issuer will not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") unless:


          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and


          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the 1997 Indenture.


     All Designations and Revocations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions.


     Limitation on Status as Investment Company. The 1997 Indenture provides that the Issuer will not, and will not permit any of its Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause the Issuer to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise become subject to regulation under the Investment Company Act. For purposes of establishing the Issuer's compliance with this provision, any exemption which is or would become available under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.



     Ratings of the 1997 Notes. The 1997 Indenture provides that the Issuer will use its best efforts to obtain a rating for the 1997 Notes from each of Moody's and S&P within 18 months of the Issue Date. A rating, if obtained, is not a recommendation to buy, sell or hold securities, is subject to revision or withdrawal at any time by the assigning entity and should be evaluated independently of any other rating.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.


     The 1997 Indenture provides that the Issuer will not (i) consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any person or persons in a single transaction or through a series of transactions, or (ii) permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of all or substantially all of the properties or assets of the Issuer and the Restricted Subsidiaries on a consolidated basis, unless, in the case of either (i) or (ii), (a) the Issuer shall be the continuing person or, if the Issuer is not the continuing person, the resulting, surviving or transferee person (the "surviving entity") shall be a company organized and existing under the laws of the United States or any State or territory thereof; (b) the surviving entity shall expressly assume all of the obligations of the Issuer under the 1997 Notes and the 1997 Indenture, and shall, if required by law to effectuate such assumption, execute a supplemental indenture to effect such assumption which supplemental indenture shall be delivered to the Trustee and shall be in form and substance reasonably satisfactory to the Trustee; (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Issuer or the surviving entity (assuming such surviving entity's assumption of the Issuer's obligations under the 1997 Notes and the 1997 Indenture), as the case may be, would be able to incur $1.00 of Indebtedness under the proviso of the covenant "Limitation on Additional Indebtedness"; provided that, in the case of any transaction or series of transactions comprised solely of one or more Rollups, this clause (c) shall be deemed satisfied if the Issuer or the surviving entity and the Restricted Subsidiaries would have been able to incur all of their outstanding Indebtedness as Permitted Indebtedness; (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing; and (e) the Issuer or the surviving entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate stating that such transaction or series of transactions, and, if a supplemental indenture is required in connection with such transaction or series of transactions to effectuate such assumption, such supplemental indenture complies with this covenant and that all conditions precedent in the 1997 Indenture relating to the transaction or series of transactions have been satisfied.



     Upon any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the assets of the Issuer in accordance with the foregoing in which the Issuer or the Restricted Subsidiary, as the case may be, is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Issuer or such Restricted Subsidiary is merged or to which such transfer is made, will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Restricted Subsidiary, as the case may be, under the 1997 Indenture with the same effect as if such successor corporation had been named as the Issuer or such Restricted Subsidiary therein; and thereafter, except in the case of (i) any lease or (ii) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Issuer, the Issuer shall be discharged from all obligations and covenants under the 1997 Indenture and the 1997 Notes.



     The 1997 Indenture provides that for all purposes of the 1997 Indenture and the 1997 Notes (including the provision of this covenant and the covenants "Limitation on Additional Indebtedness," "Limitation on Restricted Payments" and "Limitation on Liens"), Subsidiaries of any surviving entity will, upon such transaction or series of related transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the covenant "Limitation on Designations of Unrestricted Subsidiaries" and all Indebtedness, and all Liens on property or assets, of the Issuer and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

EVENTS OF DEFAULT


     The following are "Events of Default" under the 1997 Indenture:



          (i) default in the payment of interest on the 1997 Notes when it becomes due and payable and continuance of such default for a period of 30 days or more (provided such 30 day grace period shall be inapplicable for the first four interest payments due on the 1997 Notes); or



          (ii) default in the payment of the principal of, or premium, if any, on the 1997 Notes when due; or



          (iii) default in the performance, or breach, of any covenant described under "-- Certain Covenants -- Change of Control," "-- Certain
     Covenants -- Disposition of Proceeds of Asset Sales" or "-- Consolidation, Merger, Sale of Assets, Etc.;" or



          (iv) default in the performance, or breach, of any covenant in the 1997 Indenture (other than defaults specified in clause (i), (ii) or (iii) above) or the Escrow Agreement, and continuance of such default or breach for a period of 30 days or more after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding 1997 Notes (in each case, when such notice is deemed received in accordance with the 1997 Indenture); or


          (v) failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $7.5 million or more under which the Issuer or a Material Restricted Subsidiary is obligated, and either (a) such Indebtedness is already due and payable in full or (b) such failure results in the acceleration of the maturity of such Indebtedness; or

          (vi) any holder of at least $7.5 million in aggregate principal amount of Indebtedness of the Issuer or any Material Restricted Subsidiary shall commence judicial proceedings or take any other action to foreclose upon, or dispose of assets of the Issuer or any Material Restricted Subsidiary having an aggregate Fair Market Value, individually or in the aggregate, of $7.5 million or more or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; provided that, in any such case, the Issuer or any Material Restricted Subsidiary shall not have obtained, prior to any such foreclosure or disposition of assets, a stay of all such actions that remains in effect; or

          (vii) one or more judgments, orders or decrees for the payment of money of $7.5 million or more, either individually or in the aggregate, shall be entered into against the Issuer or any Material Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

          (viii) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to the Issuer or any Material Restricted Subsidiary shall have occurred; or

          (ix) the Issuer shall assert or acknowledge in writing that the Escrow Agreement is invalid or unenforceable.


     If an Event of Default (other than an Event of Default specified in clause
(viii) above with respect to the Issuer) occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the outstanding 1997 Notes may, by written notice, and the Trustee upon the request of the holders of not less than 25% in principal amount of the outstanding 1997 Notes shall, declare the principal amount of, premium (if any) on, and any accrued and unpaid interest on, all outstanding 1997 Notes to be immediately due and payable and upon any such declaration such amounts shall become immediately due and payable. If an Event of Default specified in clause (viii) above with respect to the Issuer occurs and is continuing, then the principal amount of, premium (if any) on, and any accrued and unpaid interest on, all outstanding 1997 Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

     After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding 1997 Notes may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default, other than nonpayment of the principal of, premium (if any) on, and any accrued and unpaid interest on, the 1997 Notes that has become due solely as a result of such acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding 1997 Notes also have the right to waive past defaults under the 1997 Indenture, except a default in the payment of principal of, premium (if any) on, or any interest on, any outstanding Note, or in respect of certain covenants or a provisions that cannot be modified or amended without the consent of all holders of 1997 Notes.



     No holder of any of the 1997 Notes has any right to institute any proceeding with respect to the 1997 Indenture or any remedy thereunder, unless the holders of at least 25% in principal amount of the outstanding 1997 Notes have made written request, and offered reasonable security or indemnity, to the Trustee to institute such proceeding as Trustee, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee has not within such 60-day period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding 1997 Notes. Such limitations do not apply, however, to a suit instituted by a holder of a 1997 Note for the enforcement of the payment of the principal of, premium (if any) on, or any accrued and unpaid interest on, such 1997 Note on or after the respective due dates expressed in such 1997 Note.



     During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the 1997 Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the 1997 Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under the 1997 Indenture at the request or direction of any of the holders unless such holders shall have offered to such Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in principal amount of the outstanding 1997 Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.



     The 1997 Indenture provides that the Trustee will, within 45 days after the occurrence of any Default, give to the holders of the 1997 Notes notice of such Default known to it, unless such Default shall have been cured or waived; provided that the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders.



     The Issuer is required to furnish to the Trustee annually a statement as to its compliance with all conditions and covenants under the 1997 Indenture.


DEFEASANCE


     The Issuer may at any time terminate all of its obligations with respect to the 1997 Notes ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the 1997 Notes, to replace mutilated, destroyed, lost or stolen 1997 Notes as required by the 1997 Indenture and to maintain agencies in respect of 1997 Notes. The Issuer may at any time terminate its obligations under certain covenants set forth in the 1997 Indenture, some of which are described under "-- Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default with respect to the 1997 Notes ("covenant defeasance"). To exercise either defeasance or covenant defeasance, the Issuer must irrevocably deposit in trust, for the benefit of the holders of the 1997 Notes, with the Trustee money (in United States dollars) or U.S. government obligations (denominated in United States dollars), or a combination thereof, in such amounts as will be sufficient to pay the principal of, and premium, if any, and interest on the 1997 Notes to redemption or maturity and comply with certain other conditions, including the delivery of a legal opinion as to certain tax matters.

SATISFACTION AND DISCHARGE


     The 1997 Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of 1997 Notes) as to all outstanding 1997 Notes when either (a) all such 1997 Notes theretofore authenticated and delivered (except lost, stolen or destroyed 1997 Notes that have been replaced or paid and 1997 Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or (b)(i) all such 1997 Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the 1997 Notes not theretofore delivered to the Trustee for cancellation, for principal amount, premium, if any, and accrued interest to the date of such deposit; (ii) the Issuer has paid all sums payable by it under the 1997 Indenture; and (iii) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the 1997 Notes at maturity or on the redemption date, as the case may be. In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.


AMENDMENT AND WAIVERS


     From time to time, the Issuer, when authorized by resolutions of the Board, and the Trustee, without the consent of the holders of the 1997 Notes, may amend, waive or supplement the 1997 Indenture or the 1997 Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the 1997 Indenture under the Trust Indenture Act or making any change that does not adversely affect the rights of any holder. Other amendments and modifications of the 1997 Indenture and the 1997 Notes may be made by the Issuer and the Trustee by supplemental indenture with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding 1997 Notes; provided that no such modification or amendment may, without the consent of the holder of each outstanding 1997 Note affected thereby, (i) reduce the principal amount of, change the fixed maturity of, or alter the redemption provisions of, the 1997 Notes, (ii) change the currency in which any 1997 Notes or amounts owing thereon is payable, (iii) reduce the percentage of the aggregate principal amount outstanding of 1997 Notes which must consent to an amendment, supplement or waiver or consent to take any action under the 1997 Indenture or the 1997 Notes,
(iv) impair the right to institute suit for the enforcement of any payment on or with respect to the 1997 Notes, (v) waive a default in payment with respect to the 1997 Notes, (vi) reduce the rate or change the time for payment of interest on the 1997 Notes, (vii) following the occurrence of a Change of Control or an Asset Sale, alter the Issuer's obligation to purchase the 1997 Notes in accordance with the 1997 Indenture or waive any default in the performance thereof, (viii) affect the ranking of the 1997 Notes in a manner adverse to the holder of the 1997 Notes, (ix) release any Guarantee except in compliance with the terms of the 1997 Indenture or (x) release any Liens created by the Escrow Agreement except in accordance with the terms of the Escrow Agreement.


REGARDING THE TRUSTEE AND ESCROW AGENT


     U.S. Bank Trust National Association (formerly known as First Trust National Association) serves as Trustee under the 1997 Indenture and Escrow Agent under the Escrow Agreement.


GOVERNING LAW


     The 1997 Indenture and the Escrow Agreement provide that the 1997 Indenture and the 1997 Notes and the Escrow Agreement, respectively, will be governed by and construed in accordance with laws of the State of New York without giving effect to principles of conflicts of law.

CERTAIN DEFINITIONS


     Set forth below is a summary of certain defined terms used in the 1997 Indenture or the Escrow Agreement. Reference is made to the 1997 Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.


     "Acquired Indebtedness" means Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by such person and not incurred in connection with, or in anticipation of, such person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such person becomes a Restricted Subsidiary or such Asset Acquisition shall not constitute Acquired Indebtedness.

     "Affiliate" of any specified person means any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

     "Annualized ISP Revenues" means, with respect to any ISP at any date of determination, the consolidated net revenues of such ISP and its Subsidiaries for the most recent quarter for which financial information concerning such ISP is available (and determined on a basis consistent with the Issuer's accounting principles) multiplied by four.

     "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Issuer or any Restricted Subsidiary in any other person, or any acquisition or purchase of Capital Stock of any other person by the Issuer or any Restricted Subsidiary, in either case pursuant to which such person shall (a) become a Restricted Subsidiary or (b) shall be merged with or into the Issuer or any Restricted Subsidiary or (ii) any acquisition by the Issuer or any Restricted Subsidiary of the assets of any person which constitute substantially all of an operating unit or line of business of such person or which is otherwise outside of the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any person other than the Issuer or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary (other than customary stock option programs), (ii) any assets of the Issuer or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Issuer and the Restricted Subsidiaries or (iii) any other property or asset of the Issuer or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of properties and assets of the Issuer that is governed under "-- Consolidation, Merger, Sale of Assets, Etc." above, (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Issuer or any Restricted Subsidiary, as the case may be, and
(iii) for purposes of the covenant "Disposition of Proceeds of Asset Sales," any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions occurring within one year, either (x) involving assets with a Fair Market Value not in excess of $500,000 or (y) which constitutes the incurrence of a Capitalized Lease Obligation.

     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments; provided that, in the case of any Capitalized Lease

Obligation, all calculations hereunder shall give effect to any applicable options to renew in favor of the Issuer or any Restricted Subsidiary.

     "Board" means the Board of Directors of the Issuer.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Brooks" means Brooks Fiber Properties, Inc. (and its successors by merger or consolidation) and its controlled Affiliates.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of Indebtedness), warrants or options exchangeable for or convertible into such capital stock.


     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP, and, for the purpose of the 1997 Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.


     "Cash Equivalents" means (i) any evidence of Indebtedness (with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less) issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances (with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less) of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $500.0 million and whose senior unsecured debt is rated at least "A-1" by S&P or "P-1" by Moody's; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Issuer) organized under the laws of the United States or any State thereof and rated at least "A-1" by S&P or "P-1" by Moody's;
(iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States Government maturing within 365 days from the date of acquisition; and (v) money market funds which invest substantially all of their assets in securities of the type described in the preceding clauses (i) through (iv).


     "Change of Control" is defined to mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Brooks, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Issuer; or (b) the Issuer consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Issuer is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Issuer is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in an amount which could be paid by the Issuer as a Restricted Payment under the 1997 Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Brooks, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of Brooks) to constitute a majority of the Board then in office. The good faith determination by the Board, based upon advice of outside counsel, of the beneficial ownership of securities of the Issuer within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act shall be conclusive, absent contrary controlling judicial precedent or contrary written interpretation published by the SEC.

     "Common Stock" means, with respect to any person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such person's common stock whether outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated Income Tax Expense" means, with respect to any period, the provision for United States corporation, local, foreign and other income taxes of the Issuer and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.


     "Consolidated Interest Expense" means, with respect to any period, without duplication, the sum of (i) the interest expense of the Issuer and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and similar transactions and (e) all accrued interest, (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Issuer and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (iii) the amount of dividends in respect of Disqualified Stock paid by the Issuer and the Restricted Subsidiaries during such period; provided that Consolidated Interest Expense shall exclude the amortization of fees related to the issuance of the 1997 Notes and fees related to any Indebtedness under a Permitted Credit Facility.


     "Consolidated Net Income" means, with respect to any period, the consolidated net income of the Issuer and the Restricted Subsidiaries for such period, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary, unusual or nonrecurring gains or losses of such person (net of fees and expenses relating to the transaction giving rise thereto) for such period, (ii) income of the Issuer and the Restricted Subsidiaries derived from or in respect of all Investments in persons other than Restricted Subsidiaries, except to the extent of any dividends or distributions actually received by the Issuer or any Restricted Subsidiary, (iii) the portion of net income (or loss) of such person allocable to minority interests in Restricted Subsidiaries for such period, (iv) net income (or loss) of any other person combined with such person on a "pooling of interests" basis attributable to any period prior to the date of combination,
(v) any gain or loss, net of taxes, realized by such person upon the termination of any employee pension benefit plan during such period, (vi) gains or losses in respect of any Asset Sales (net of fees and expenses relating to the transaction giving rise thereto) during such period and (vii) except in the case of any restriction or encumbrance permitted under clause (viii) of the covenant "Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries," the net income of any Restricted Subsidiary for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Worth" means, with respect to any person, the consolidated stockholders' or partners' equity of such person reflected on the most recent financial statements of such person, determined in accordance with GAAP, less any amounts attributable to redeemable capital stock (as determined under applicable accounting standards by the SEC) of such person.

     "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Issuer and the Restricted Subsidiaries for such period increased, to the extent deducted in arriving at Consolidated Net Income for such period, by the sum of (i) the Consolidated Income Tax Expense of the Issuer and the Restricted Subsidiaries accrued according to GAAP for such period (other than taxes attributable to extraordinary gains or losses and gains and losses from Asset Sales); (ii) Consolidated Interest Expense for such period;
(iii) depreciation of the Issuer and the Restricted Subsidiaries for such period; (iv) amortization of the Issuer and the Restricted Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP; and (v) other non-cash charges decreasing Consolidated Net Income.

     "Consolidated Pro Forma Interest Coverage Ratio" means, as of any date of determination, the ratio of (i) Consolidated Pro Forma Operating Cash Flow to
(ii) Consolidated Interest Expense for the four-quarter period immediately preceding the date of determination for which consolidated financial statements of the Issuer are available; provided that (1) if the Issuer or any of the Restricted Subsidiaries has incurred any Indebtedness (whether through an Asset Acquisition, Asset Sale or otherwise) since the beginning of such period and through the date of determination that remains outstanding or if the transaction or series of transactions giving rise to the need to calculate such ratio involves an incurrence of Indebtedness, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been incurred on the first day of such period, except that if such Indebtedness is incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) the amount of interest expense associated therewith shall be the actual interest expense during the applicable four-quarter period, and
(B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period and (2) if, since the beginning of such period, any Indebtedness of the Issuer or any of the Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (whether through an Asset Acquisition, Asset Sale or otherwise) (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period.

     "Consolidated Pro Forma Operating Cash Flow" means, at any date of determination, Consolidated Operating Cash Flow for the latest four fiscal quarters for which consolidated financial statements of the Issuer are available. For purposes of calculating "Consolidated Operating Cash Flow" for any four fiscal quarter period for purposes of this definition, (i) any Subsidiary of the Issuer that is a Restricted Subsidiary on the date of the transaction (the "Transaction Date") giving rise to the need to calculate "Consolidated Pro Forma Operating Cash Flow" shall be deemed to have been a Restricted Subsidiary at all times during such four fiscal quarter period and
(ii) any Subsidiary of the Issuer that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such four fiscal quarter period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable four fiscal quarter period to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such four fiscal quarter period to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

     "consolidation" means, with respect to the Issuer, the consolidation of the accounts of the Restricted Subsidiaries with those of the Issuer, all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Issuer. The term "consolidated" has a correlative meaning to the foregoing.

     "Debt Securities" means any debt securities issued by the Issuer in a public offering or a private placement.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Designation" has the meaning set forth under "-- Certain
Covenants -- Limitation on Designations of Unrestricted Subsidiaries."

     "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Issuer other than a director who (i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of the Issuer or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transaction or series of related transactions.


     "Disqualified Stock" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the 1997 Notes; provided such Capital Stock shall only constitute Disqualified Stock to the extent it so matures or becomes so redeemable or exchangeable on or prior to the final maturity date of the 1997 Notes; provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the final maturity date of the 1997 Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "-- Certain Covenants -- Disposition of Proceeds of Asset Sales" and "-- Certain Covenants -- Change of Control" covenants described above and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such 1997 Notes as are required to be repurchased pursuant to the "Disposition of Proceeds of Asset Sales" and "Change of Control" covenants described above.


     "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     "Existing ISP" means any ISP in which the Issuer or a Subsidiary of the Issuer has an Investment on the Issue Date.


     "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the 1997 Indenture, Fair Market Value shall be determined by the Board acting in good faith and shall be evidenced by a Board Resolution.


     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States and which are applicable as of the date of determination and which are consistently applied for all applicable periods.

     "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "Indebtedness" means, with respect to any person, without duplication, (i) any liability, contingent or otherwise, of such person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof) or (B) evidenced by a note, debenture or similar instrument or letter of credit (including a purchase money obligation) or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property (except to the extent representing funds deposited in escrow to secure the deferred purchase price of an acquisition of, or an Investment in, an ISP) or (D) in respect of an Interest Rate Obligation or currency agreement; or (ii) any liability of others of the kind described in the preceding clause (i) which the person has guaranteed or which is otherwise its legal liability; or (iii) any obligation secured by a Lien (other than (x) Permitted Liens of the types described in clauses (b), (d) or (e) of the definition of Permitted Liens; provided that the obligations secured would not constitute Indebtedness under clauses (i) or (ii) or (iii) of this definition, and (y) Liens on Capital Stock or Indebtedness of any Unrestricted Subsidiary) to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); (iv) all Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and (v) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii) or (iv). In no event shall "Indebtedness" include trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business, excluding the current maturity of any obligation which would otherwise constitute Indebtedness. For purposes of the covenants "Limitation on Additional Indebtedness" and "Limitation on Restricted Payments" and the definition of "Events of Default," in determining the principal amount of any Indebtedness to be incurred by the Issuer or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination and (y) the principal amount of any Indebtedness shall be reduced by any amount of cash or Cash Equivalent collateral securing on a perfected basis, and dedicated for disbursement exclusively to the payment of principal of and interest on, such Indebtedness. Indebtedness of any person that becomes a Restricted Subsidiary shall be deemed incurred at the time that such person becomes a Restricted Subsidiary.

     "Independent Financial Advisor" means a United States investment banking firm of national or regional standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Issuer and (ii) which, in the judgment of the Board, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Interest Rate Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

     "Internet Service Business" means any business operating an internet connectivity or internet enhancement service as it exists from time to time, including, without limitation, dial up or dedicated internet service, web hosting or collocation services, security solutions, the provision and development of software in connection therewith configuration services, electronic commerce, intranet solutions, data backup and restoral, business content and collaboration, communications tools or network equipment products or services (including, without limitation, any business conducted by the Issuer or any Restricted Subsidiary on the Issue Date), and any business reasonably related to the foregoing. A good faith determination by a majority of the Board as to whether a business meets the requirements of this definition shall be conclusive, absent manifest error.

     "Investment" means, with respect to any person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other person. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Issuer in exchange for Capital Stock, property or assets of another person constitute an Investment by the Issuer in such other person.

     "ISP" means any person (a) engaged principally in an Internet Service Business, (b) of which the Issuer and Wholly Owned Restricted Subsidiaries own either (x) Qualifying Preferred Stock representing in aggregate from 20% to 50% of such person's outstanding Capital Stock (on an economic basis) or (y) Common Stock or Qualifying Preferred Stock representing in aggregate in excess of 50% of such person's voting Capital Stock, (c) as to which the Issuer or a Wholly Owned Restricted Subsidiary has an option, either immediately exercisable or exercisable commencing after one year (subject to extension under limited circumstances consistent with past practice) of the Investment made by the Issuer or a Wholly Owned Restricted Subsidiary, to acquire all of such person's outstanding Capital Stock, (d) as to which the Issuer or a Wholly Owned Restricted Subsidiary is the beneficiary of a right of first refusal or other transfer restrictions generally limiting transfers of such person's Capital Stock by third parties, (e) as to which the Issuer or a Wholly Owned Restricted Subsidiary has the right to appoint and has appointed at least one member of such person's board of directors, in the case where such person would not be a Subsidiary of the Issuer, or a majority of such person's board of directors, in the case where such person would be a Subsidiary of the Issuer and (f) which has no outstanding Capital Stock or Indebtedness other than (i) Common Stock or options to acquire Common Stock, (ii) Qualifying Preferred Stock held by the Issuer or a Wholly Owned Restricted Subsidiary, (iii) rights granted to other stockholders to acquire Capital Stock of such person from the Issuer or its affiliates in certain circumstances, (iv) preferred stock ranking junior in a liquidation to any Qualifying Preferred Stock referred to in clause (ii), and
(v) Indebtedness of such person or preferred stock of such person ranking prior in a liquidation or deemed liquidation to the Qualifying Preferred Stock referred to in clause (ii) having an aggregate outstanding principal balance and liquidation preference, respectively, that (x) in the case of a person that is a Restricted Subsidiary, is permitted to be incurred under the covenant "Limitation on Additional Indebtedness" and (y) in the case of a person that is not a Restricted Subsidiary, does not at any time exceed 50% of Annualized ISP Revenues.


     "Issue Date" means the original date of issuance of the 1997 Notes.


     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Market Capitalization" of any person means, as of any day of determination, the average Closing Price of such person's Common Stock over the 20 consecutive trading days immediately preceding such day. "Closing Price" on any trading day with respect to the per share price of any shares of Common Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Common Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter marked as furnished by any New York Stock Exchange member firm that is selected from time to time by the Issuer for that purpose and is reasonably acceptable to the Trustee.

     "Material Restricted Subsidiary" means any Restricted Subsidiary of the Issuer, which, at any date of determination, is a "Significant Subsidiary" (as that term is defined in Regulation S-X issued under the Securities Act), but shall, in any event, include (x) any Guarantor or (y) any Restricted Subsidiary of the Issuer which, at any date of determination, is an obligor under any Indebtedness in an aggregate principal amount equal to or exceeding $7.5 million.


     "Maturity Date" means, with respect to any 1997 Note, the date specified in such 1997 Note as the fixed date on which the principal of such 1997 Note is due and payable.


     "Moody's" means Moody's Investors Service.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash (including assumed liabilities and other items deemed to be cash under the proviso to the first sentence of the covenant "Disposition of Proceeds of Asset Sales") or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in or having a Permitted Lien on the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

     "New ISP" means any ISP in which the Issuer or a Subsidiary of the Issuer makes its first Investment after the Issue Date.


     "Other Senior Debt Pro Rata Share" means the amount of the applicable Excess Proceeds obtained by multiplying the amount of such Excess Proceeds by a fraction, (i) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Indebtedness (other than (x) the 1997 Notes and (y) Subordinated Indebtedness) of the Issuer outstanding at the time of the applicable Asset Sale with respect to which the Issuer is required to use Excess Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all 1997 Notes outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all other Indebtedness (other than Subordinated Indebtedness) of the Issuer outstanding at the time of the applicable Asset Sale Offer with respect to which the Issuer is required to use the applicable Excess Proceeds to offer to repay or make an offer to purchase or repay.


     "Permitted Affiliate Agreement" means each of the Series A Purchase Agreement, the Series B Purchase Agreement, the Series C Purchase Agreement and the Shareholders Agreement, each as in effect on the Issue Date.

     "Permitted Credit Facility" means any senior commercial term loan and/or revolving credit facility (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements.

     "Permitted Equipment Financing" means any credit facility or other financing arrangement (including in the form of Capitalized Lease Obligations and guarantees of Indebtedness of ISPs) entered into with any vendor or supplier (or any financial institution acting on behalf of or for the purpose of directly financing purchases from such vendor or supplier) to the extent the Indebtedness thereunder is incurred for the purpose of financing the cost (including the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) used, or to be used, in an Internet Service Business.

     "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):


          (a) Indebtedness under the 1997 Notes and the 1997 Indenture;


          (b) Indebtedness of the Issuer and/or any Restricted Subsidiary outstanding on the Issue Date;

          (c) (i) Indebtedness of any Restricted Subsidiary owed to and held by the Issuer or a Restricted Subsidiary and (ii) Indebtedness of the Issuer, not secured by any Lien, owed to and held by any Restricted Subsidiary; provided that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition (excluding assignments as security to financial institutions) of any Indebtedness of the Issuer or a Restricted Subsidiary referred to in this clause (c) to a person (other than the Issuer or a Restricted Subsidiary) or (y) any sale or other disposition of Capital Stock of a Restricted Subsidiary, or Designation of a Restricted Subsidiary, which holds Indebtedness of the Issuer or another Restricted Subsidiary such that such Restricted Subsidiary, in any such case, ceases to be a Restricted Subsidiary;

          (d) Interest Rate Obligations of the Issuer and/or any Restricted Subsidiary relating to Indebtedness of the Issuer and/or such Restricted Subsidiary, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the "Limitation on Additional Indebtedness" covenant), but only to the extent that the notional principal amount of such Interest Rate Obligations does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Obligations relate;

          (e) Indebtedness of the Issuer and/or any Restricted Subsidiary in respect of performance bonds of the Issuer or any Restricted Subsidiary or surety bonds provided by the Issuer or any Restricted Subsidiary incurred in the ordinary course of business;

          (f) Indebtedness of the Issuer and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension (a "Refinancing") of outstanding Indebtedness of the Issuer and/or of any Restricted Subsidiary incurred or outstanding pursuant to clause (a), (b),
     (g), (h) or (i) of this definition or the proviso of the covenant "Limitation on Additional Indebtedness"; provided that (1) Indebtedness of the Issuer may not be Refinanced to such extent under this clause (f) with Indebtedness of any Restricted Subsidiary and (2) any such Refinancing shall only be permitted under this clause (f) to the extent that (x) it does not result in a lower Average Life to Stated Maturity of such Indebtedness as compared with the Indebtedness being Refinanced and (y) it does not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being Refinanced plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such Refinancing and such reasonable fees and expenses incurred in connection therewith;


          (g) Indebtedness of the Issuer such that, after giving effect to the incurrence thereof, the total aggregate principal amount of Indebtedness incurred under this clause (g) and any Refinancings thereof otherwise incurred in compliance with the 1997 Indenture would not exceed 200% of Total Incremental Equity;



          (h) Indebtedness of the Issuer and/or any Restricted Subsidiary incurred under any Permitted Credit Facility and/or Indebtedness of the Issuer represented by Debt Securities of the Issuer, and any Refinancings of the foregoing otherwise incurred in compliance with the 1997 Indenture, in an aggregate principal amount not to exceed $70.0 million at any time outstanding;



          (i) Indebtedness of the Company and/or any Restricted Subsidiary incurred under any Permitted Equipment Financing or as a result of any Rollup of any ISP, and any Refinancings thereof otherwise incurred in compliance with the 1997 Indenture, provided the aggregate principal amount of all such Indebtedness does not exceed $30.0 million at any time outstanding;

          (j) Indebtedness of the Issuer representing the deferred purchase price (whether or not subject to a contingency) of an acquisition of, or an Investment in, a New ISP in an aggregate principal amount not to exceed $15.0 million at any time outstanding; and

          (k) in addition to the items referred to in clauses (a) through (j) above, Indebtedness of the Issuer and/or the Restricted Subsidiaries having an aggregate principal amount not to exceed $20.0 million at any time outstanding.

     "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Interest Rate Obligations incurred in compliance with the covenant "Limitation on Additional Indebtedness"; and (d) the extension by the Issuer and the Restricted Subsidiaries of (i) trade credit to Subsidiaries of the Issuer and ISPs, represented by accounts receivable, extended on usual and customary terms in the ordinary course of business or (ii) guarantees of commitments for the purchase of goods or services by any ISP incurred in the ordinary course of business so long as such guarantees to the extent constituting Indebtedness are permitted to be incurred under the covenant "Limitation on Additional Indebtedness."


     "Permitted Liens" means (a) Liens on property of a person existing at the time such person is merged into or consolidated with the Issuer or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not secure any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation or acquisition; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (e) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Issuer or the Restricted Subsidiaries; (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (g) Liens securing any Permitted Credit Facility or Permitted Equipment Financing; (h) Liens to secure Indebtedness incurred in compliance with clause (j) of "Permitted Indebtedness" to the extent relating to the asset subject of the particular Asset Acquisition or Investment; (i) Liens to secure any Refinancing of any Indebtedness secured by Liens referred to in the foregoing clauses (a) or (c), but only to the extent that such Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by such Liens is not increased; (j) Liens to secure the 1997 Notes; and (k) Liens on real property incurred in connection with the financing of the purchase of such real property (or incurred within 60 days of purchase) by the Issuer or any Restricted Subsidiary.


     "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such person.

     "Public Capital Stock" means any class of Capital Stock which is traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

     "Qualifying Preferred Stock" means preferred stock of an ISP (i) having a liquidation and dividend preference at least equal to the amount of the Investment made by the Issuer or a Restricted Subsidiary in such ISP, (ii) that, in the case of ISPs not constituting Restricted Subsidiaries, is redeemable at the option of the holder on a basis consistent with past practice and (iii) that is convertible into shares of Common Stock of such ISP at the option of the holder.

     "Refinancing" has the meaning set forth in clause (f) of the definition of "Permitted Indebtedness."

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Issuer or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Issuer (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of the Issuer); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer (other than any such Capital Stock owned by the Issuer or a Wholly Owned Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary); (iv) the making of any payment (whether of dividends or in respect of liquidation preference) in respect of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock; or (v) the making by the Issuer or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any person (other than an Investment by a Restricted Subsidiary in the Issuer or an Investment by the Issuer or a Restricted Subsidiary in (a) a Wholly Owned Restricted Subsidiary engaged principally in an Internet Service Business; (b) a New ISP that is a Restricted Subsidiary; (c) a person (other than an Existing ISP) engaged principally in an Internet Service Business that becomes a Wholly Owned Restricted Subsidiary as a result of such Investment; (d) a New ISP that becomes a Restricted Subsidiary as a result of such Investment; or (e) a Restricted Subsidiary (other than an Existing ISP) or a person (other than an Existing ISP) that becomes a Restricted Subsidiary as a result of such Investment, provided that, in either case, such Restricted Subsidiary would, but for failing to meet the requirements of clauses (c) and (d) of the definition of "ISP," be a New
ISP).

     "Restricted Subsidiary" means any Subsidiary of the Issuer that has not been designated by the Board, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant "Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

     "Restricted Subsidiary Indebtedness" means Indebtedness of any Restricted Subsidiary (i) which is not subordinated to any other Indebtedness of such Restricted Subsidiary and (ii) in respect of which the Issuer is not also obligated (by means of a guarantee or otherwise) other than, in the case of this clause (ii), Indebtedness under any Permitted Credit Facilities.

     "Revocation" has the meaning set forth under "-- Certain
Covenants -- Limitation on Designations of Unrestricted Subsidiaries."

     "Rollup" means (i) an Investment in an Existing ISP or transaction or series of related transactions as a result of which such Existing ISP becomes a Wholly Owned Restricted Subsidiary or (ii) an Investment in a New ISP or transaction or series of related transactions as a result of which such New ISP becomes a Restricted Subsidiary or (iii) a merger or consolidation of any ISP with the Issuer.

     "S&P" means Standard & Poor's Corporation.

     "Strategic Equity Investor" means any person engaged principally in one or more communications businesses with a Market Capitalization or Consolidated Net Worth of at least $1.0 billion.

     "Subordinated Indebtedness" means any Indebtedness of the Issuer or any Guarantor which is expressly subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor.

     "Subsidiary" means, with respect to any person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such person, or (ii) any other person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such person.

     "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Issuer and the Restricted Subsidiaries outstanding as of the date of determination.

     "Total Incremental Equity" means, at any time of determination, the sum of, without duplication, (i) the aggregate cash proceeds received prior to June 24, 2000 by the Issuer from capital contributions in respect of existing Capital Stock (other than Disqualified Capital Stock) or the issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) subsequent to the Issue Date, other than to a Subsidiary of the Issuer, plus (ii) the Fair Market Value (determined at the time of issuance) of any Capital Stock (other than Disqualified Stock) of the Issuer issued prior to June 24, 2000 as consideration for the acquisition of Capital Stock of an ISP (other than the acquisition of Capital Stock of an Existing ISP), plus (iii) the Fair Market Value (determined at the time of issuance) of any Capital Stock (other than Disqualified Stock) of the Issuer issued prior to June 24, 2000 as consideration for the acquisition of Capital Stock of an Existing ISP in a transaction as a result of which the Existing ISP becomes a Wholly Owned Restricted Subsidiary, plus (iv) the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary from the sale, disposition or repayment (in whole or in part) of any Investment that is made after the Issue Date and that constitutes a Restricted Payment that has been deducted from Total Incremental Equity pursuant to clause
(v) below in an amount equal to the lesser of (a) the return of capital with respect to the applicable portion of such Investment and (b) the cost of the applicable portion of such Investment, in either case, less the cost of the disposition of such Investment, minus (v) the aggregate amount of all Restricted Payments declared or made on and after the Issue Date (other than (1) a Restricted Payment constituting an Investment in an ISP (other than the acquisition of Capital Stock of an Existing ISP in a transaction as a result of which the Existing ISP becomes a Wholly Owned Restricted Subsidiary) and (2) a Restricted Payment made pursuant to clauses (iii), (viii) or (ix) (solely, in the case of clause (ix), to the extent the Investment is made in a Restricted Subsidiary) of the third paragraph of the covenant "Limitation on Restricted Payments").

     "Unrestricted Subsidiary" means any Subsidiary of the Issuer designated as such pursuant to and in compliance with the covenant "Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

     "U.S. Government Securities" means securities that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

     "Voting Stock" means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which 99% or more of the outstanding Capital Stock is owned by the Issuer or another Wholly Owned Restricted Subsidiary; provided NorthWestNet shall be deemed a Wholly Owned Restricted Subsidiary notwithstanding its existing stock option plan and any stock options issued thereunder. For the purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

                         DESCRIPTION OF THE 1998 NOTES



     Set forth below is a summary of certain provisions of the New 1998 Notes. The New 1998 Notes will be issued under the 1998 Indenture between the Issuer and the Trustee. A copy of the 1998 Indenture may be obtained upon request from the Issuer, 8005 South Chester Street, Suite 200, Englewood, Colorado 80112; attention: General Counsel; telephone: (303) 645-1900.



     Except as otherwise indicated below, the following summary applies to both the Old 1998 Notes and the New 1998 Notes. As used herein, the term "1998 Notes" means the Old 1998 Notes and the New 1998 Notes, unless otherwise indicated.



     The form and terms of the New 1998 Notes will be identical in all material respects to the form and terms of the Old 1998 Notes, except that the New 1998 Notes will be registered under the Securities Act, and therefore such New 1998 Notes will not be subject to certain transfer restrictions and, registration rights applicable to the Old 1998 Notes. See "The Exchange Offers."



     The 1998 Notes are issued under the 1998 Indenture, a copy of the form of which is available upon request. The 1998 Indenture is subject to and governed by the Trust Indenture Act of 1939. The following summary of certain provisions of the 1998 Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act, and to all of the provisions of the 1998 Indenture, including the definitions of certain terms therein and those terms made a part of the 1998 Indenture by reference to the Trust Indenture Act, as in effect on the date of the 1998 Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions."



GENERAL



     The 1998 Notes are general senior obligations of the Issuer. The 1998 Notes have been issued only in fully registered form without coupons, in denominations of $1,000 principal amount and integral multiples thereof. Principal of, premium, if any, and interest on the 1998 Notes are payable, and the 1998 Notes are exchangeable and transferable, at the office or agency of the Issuer in the City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee). See "-- Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer, exchange or redemption of the 1998 Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.



MATURITY, INTEREST AND PRINCIPAL



     The 1998 Notes are limited to $175,000,000 aggregate principal amount and will mature on April 1, 2005. The Issuer will not be required to make any mandatory sinking fund payments in respect of the 1998 Notes. Interest on the 1998 Notes will accrue at a rate of 10 3/8% per annum and be payable in cash semi-annually in arrears on each April 1 and October 1 (each, an "Interest Payment Date"), commencing October 1, 1998, to registered holders of 1998 Notes, on the March 15 or September 15, as the case may be, immediately preceding such Interest Payment Date. Interest on the 1998 Notes will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. If the Issuer defaults on any payment of principal and/or premium (whether upon redemption or otherwise), cash interest will accrue on the amount in default at the rate of interest borne by the 1998 Notes. Interest on overdue principal and premium and, to the extent permitted by law, on overdue installments of interest will accrue at the rate of interest borne by the 1998 Notes.



REDEMPTION



     Optional Redemption. The 1998 Notes are redeemable, at the option of the Issuer, in whole or in part, on or after April 1, 2002 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of each of the years indicated below:



                                                                REDEMPTION
YEAR                                                              PRICE
----                                                            ----------
2002........................................................     105.188%
2003........................................................     102.594%
2004........................................................     100.000%



     Notwithstanding the foregoing, in the event that after the Issue Date and prior to April 1, 2001 the Issuer issues, in one or more transactions, Capital Stock (other than Disqualified Stock) of the Issuer to WorldCom or one or more Strategic Equity Investors or in any Public Equity Offering for aggregate gross cash proceeds of $50.0 million or more (an "Equity Sale"), the Issuer may redeem, at its option, up to a maximum of 35% of the initially outstanding aggregate principal amount of 1998 Notes from the net proceeds thereof at a redemption price equal to 110.375% of the principal amount of the 1998 Notes, together with accrued and unpaid interest to the date of redemption; provided that not less than $113.75 million aggregate principal amount of 1998 Notes is outstanding following such redemption. Any such redemption may only be effected once and must be effected upon not less than 30 nor more than 60 days' notice given within 180 days after such Equity Sale.



     Selection; Effect of Redemption Notice. In the case of a partial redemption, selection of the 1998 Notes for redemption will be made pro rata, by lot or such other method as the Trustee in its sole discretion deems appropriate and just; provided that any redemption pursuant to the provisions relating to an Equity Sale shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to DTC procedures). No 1998 Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of 1998 Notes to be redeemed at its registered address. If any 1998 Note is to be redeemed in part only, the notice of redemption that relates to such 1998 Note shall state the portion of the principal amount thereof to be redeemed. A new 1998 Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original 1998 Note. Upon giving of a redemption notice, interest on 1998 Notes called for redemption will cease to accrue from and after the date fixed for redemption (unless the Issuer defaults in providing the funds for such redemption) and such 1998 Notes will cease to be outstanding.



RANKING



     The indebtedness of the Issuer evidenced by the 1998 Notes ranks senior in right of payment to all subordinated indebtedness of the Issuer and pari passu in right of payment with all other existing and future unsubordinated indebtedness of the Issuer including the 1997 Notes.



     The Issuer is a holding company with limited assets and no business operations of its own. The Issuer operates its business through its subsidiaries. Any right of the Issuer and its creditors, including holders of the 1998 Notes, to participate in the assets of any of the Issuer's subsidiaries upon any liquidation or administration of any such subsidiary will be subject to the prior claims of the subsidiary's creditors, including trade creditors. As of December 31, 1997, on a pro forma basis, after giving effect to the Initial 1998 Notes Offering, the proposed IPO and the NTT Investment, there would have been approximately $11.2 million of secured long-term indebtedness outstanding to which holders of 1998 Notes would have been effectively subordinated in right of payment and approximately $8.6 million of subsidiary indebtedness to which holders of 1998 Notes would have been structurally subordinated. In addition, the Bank Facility is secured by certain assets, including the equity of the ISPs that Verio owns currently or may own in the future, and thus the 1998 Notes are effectively subordinated to the Bank Facility to the extent of the value of such assets. For a discussion of certain adverse consequences of the Issuer being a holding company and of the terms of potential future indebtedness of the Issuer and its subsidiaries, see "Risk Factors -- Holding Company Structure and Need to Access Subsidiary Cash Flows."

CERTAIN COVENANTS



     Set forth below are certain covenants that are contained in the 1998 Indenture.



     Limitation on Additional Indebtedness. The 1998 Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness (including Acquired Indebtedness to the extent it would constitute Permitted Indebtedness); provided, however, that (i) the Issuer will be permitted to incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted Subsidiary will be permitted to incur Acquired Indebtedness, if, in either case, after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the ratio of Total Consolidated Indebtedness to Consolidated Annualized Pro Forma Operating Cash Flow would be less than 6.0 to 1.0.



     Limitation on Restricted Payments. The 1998 Indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment unless:



          (i) no Default shall have occurred and be continuing at the time of or upon giving effect to such Restricted Payment;



          (ii) immediately after giving effect to such Restricted Payment, the Issuer would be able to incur $1.00 of Indebtedness under the proviso of the covenant "Limitation on Additional Indebtedness;" and



          (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date and all Designation Amounts does not exceed an amount equal to the sum of, without duplication, (a) 50% of the Consolidated Net Income of the Issuer accrued on a cumulative basis during the period beginning on January 1, 1998 and ending on the last day of the fiscal quarter of the Issuer immediately preceding the date of such proposed Restricted Payment (or, if such cumulative Consolidated Net Income of the Issuer for such period is a deficit, minus 100% of such deficit), plus (b) the aggregate net cash proceeds received by the Issuer either (x) as capital contributions to the Issuer after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary of the Issuer) of its Capital Stock (other than Disqualified Stock) on or after the Issue Date (including upon exercise of warrants, options or rights), plus (c) the aggregate net proceeds received by the Issuer from the issuance (other than to a Restricted Subsidiary of the Issuer) on or after the Issue Date of its Capital Stock (other than Disqualified Stock) upon the conversion of, or in exchange for, Indebtedness of the Issuer, plus (d) in the case of the disposition or repayment (in whole or in part) of any Investment constituting a Restricted Payment made after the Issue Date (except for Investments made (1) pursuant to clause (vii) of the second following paragraph that are not subject to clause (e) or (f) of this paragraph below, and (2) pursuant to clauses (viii) or (ix) of the second following paragraph), an amount equal to the lesser of the return of capital with respect to the applicable portion of such Investment and the cost of the applicable portion of such Investment, in either case, less the cost of the disposition of such Investment, plus (e) in the case of any Revocation with respect to a Subsidiary of the Issuer that was made subject to a Designation after the Issue Date, an amount equal to the lesser of the Designation Amount with respect to such Subsidiary or the Fair Market Value of the Investment of the Issuer and the Restricted Subsidiaries in such Subsidiary at the time of Revocation, plus (f) an amount equal to the amount of any Investment constituting a Restricted Payment made after the Issue Date in an ISP which has been included as a Restricted Payment under this clause (iii) pursuant to the last paragraph of this covenant to the extent such ISP thereafter (1) becomes a Wholly Owned Restricted Subsidiary or is merged with the Issuer or (2) is a New ISP that becomes a Restricted Subsidiary or is merged with the Issuer, less, in either such case, any amounts credited pursuant to the immediately preceding clause (d) in respect of any such Investment, minus (g) 50% of the principal amount of any Indebtedness incurred pursuant to clause (g) of the definition of "Permitted Indebtedness." For purposes of the preceding clauses (b)(y) and
     (c), as applicable, the value of the aggregate net proceeds received by the Issuer upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such

     Indebtedness, options, warrants or rights plus the incremental amount received, if any, by the Issuer upon the conversion, exchange or exercise thereof.



     For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.



     The provisions of this covenant shall not prohibit the following (each of which shall be given independent effect): (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof if at such date of declaration such payment would be permitted by the provisions of the 1998 Indenture; (ii) the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Issuer in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary of the Issuer) of, shares of Capital Stock of the Issuer (other than Disqualified Stock); provided that any such net cash proceeds are excluded from clause (iii)(b) of the second preceding paragraph;
(iii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness made by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary of the Issuer) of (x) Capital Stock (other than Disqualified Stock) of the Issuer or (y) other Subordinated Indebtedness to the extent that its stated maturity for the payment of principal thereof is not prior to the 180th day after the final stated maturity of the 1998 Notes; provided that any such net cash proceeds are excluded from clause (iii)(b) of the second preceding paragraph; (iv) (a) so long as no Default shall have occurred and be continuing, Investments constituting Restricted Payments by the Issuer or any Restricted Subsidiary in a New ISP or a person that becomes a New ISP as a result of such Investment and (b) so long as no Default shall have occurred and be continuing, Investments constituting Restricted Payments by the Issuer or any Restricted Subsidiary in an Existing ISP (x) made out of the net cash proceeds of a substantially concurrent sale of Capital Stock (other than Disqualified Stock) of the Issuer (provided that any such proceeds are excluded from clause (iii)(b) of the second preceding paragraph) or (y) such that the aggregate amount of all Investments in Existing ISPs that are made after the Issue Date pursuant to this subclause (b)(y) would not exceed $25.0 million in aggregate; (v) bonds, notes, debentures or other securities received as a result of Asset Sales pursuant to and in compliance with the covenant "Disposition of Proceeds of Asset Sales";
(vi) so long as no Default shall have occurred and be continuing, purchases or redemptions of Capital Stock (including cash settlements of stock options) held by employees, officers or directors upon or following termination of their employment with the Issuer or one of its Subsidiaries; provided that payments shall not exceed $2.0 million in any fiscal year in the aggregate or $4.0 million in the aggregate during the term of the 1998 Notes; (vii) so long as no Default shall have occurred and be continuing, Investments in Unrestricted Subsidiaries to the extent reasonably promptly made with the proceeds of a substantially concurrent (1) capital contribution to the Issuer or (2) issue or sale of Capital Stock (other than Disqualified Stock) of the Issuer (other than to a Restricted Subsidiary of the Issuer); provided that any such proceeds are excluded from clause (iii)(b) of the second preceding paragraph; (viii) loans or advances to employees of the Issuer or any Restricted Subsidiary made in the ordinary course of business, including to fund the purchase of Capital Stock of the Issuer (provided that any proceeds from such purchase are excluded from clause (iii)(b) of the second preceding paragraph to the extent such loan or advance is not reimbursed) in an amount not to exceed $2.0 million at any time outstanding; (ix) so long as no Default shall have occurred and be continuing, Investments constituting Restricted Payments in joint ventures formed to provide services in furtherance of an Internet Service Business of the Issuer and the ISPs or other persons engaged principally in an Internet Service Business in an aggregate amount not to exceed $30.0 million outstanding at any time; provided that following the first Public Equity Offering resulting in aggregate gross cash proceeds of $50.0 million or more to the Issuer, the aggregate amount of Investments permitted pursuant to this clause (ix) shall be increased to an aggregate amount not to exceed $50.0 million outstanding at any time; and (x) cash payments in lieu of fractional shares pursuant to any warrant, option or other similar agreement.



     In determining whether the receipt of net cash proceeds of a sale of Capital Stock is "substantially concurrent" for purposes of clause (iv)(b)(x) of the preceding paragraph, if such net cash proceeds are deposited in escrow with a third party, free and clear of any Lien (other than the Lien of the escrow agent), to be applied for purposes directed by the Issuer and such net cash proceeds are excluded from clause (iii)(b) of the first paragraph above, then the application of such net cash proceeds as set forth in such clause (iv)(b)(x) shall be deemed "substantially concurrent" if they are subsequently released for immediate application as contemplated by such clause (iv)(b)(x). In no event shall a Restricted Payment made on the basis of consolidated financial statements prepared in good faith in accordance with GAAP be subject to rescission or constitute a Default by reason of any requisite subsequent restatement of such financial statements which would have made such Restricted Payment prohibited at the time that it was made.



     In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (iv)(a), (iv)(b)(y), (v),
(vi) and (ix) (to the extent remaining outstanding) above shall be included, without duplication, as Restricted Payments.



     Limitation on Liens Securing Certain Indebtedness. The 1998 Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any property or assets of the Issuer or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom, which secure either
(x) Subordinated Indebtedness unless the 1998 Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or (y) Indebtedness of the Issuer that is not Subordinated Indebtedness, unless the 1998 Notes are equally and ratably secured with the Liens securing such other Indebtedness, except, in the case of this clause (y), Permitted Liens.



     Limitation on Business. The 1998 Indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, engage in a business which is not substantially an Internet Service Business.



     Limitation on Certain Guarantees and Indebtedness of Restricted Subsidiaries. The 1998 Indenture provides that the Issuer will not permit any Restricted Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to (i) any Subordinated Indebtedness or
(ii) any Indebtedness of the Issuer that is not Subordinated Indebtedness (other than, in the case of this clause (ii), Indebtedness under any Permitted Credit Facility to the extent constituting Permitted Indebtedness), unless, in each case, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of payment of the 1998 Notes by such Restricted Subsidiary on a basis senior to any such Subordinated Indebtedness or pari passu with any such other Indebtedness referred to in clause (ii), as the case may be. Each guarantee created pursuant to such provisions is referred to as a "Guarantee" and the issuer of each such Guarantee, so long as the Guarantee remains outstanding, is referred to as a "Guarantor."



     Notwithstanding the foregoing, in the event of the unconditional release of any Guarantor from its obligations in respect of the Indebtedness which gave rise to the requirement that a Guarantee be given, such Guarantor shall be released from all obligations under its Guarantee. In addition, upon any sale or disposition (by merger or otherwise) of any Guarantor by the Issuer or a Restricted Subsidiary of the Issuer to any person that is not an Affiliate of the Issuer or any of its Restricted Subsidiaries which is otherwise in compliance with the terms of the Indenture and as a result of which such Guarantor ceases to be a Restricted Subsidiary of the Issuer, such Guarantor will be deemed to be automatically and unconditionally released from all obligations under its Guarantee; provided that each such Guarantor is sold or disposed of in accordance with the "Disposition of Proceeds of Asset Sales" covenant.



     Change of Control. Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Issuer shall make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all 1998 Notes then outstanding at a purchase price equal to 101% of the principal amount thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, to such Change of Control Payment Date. Notice of a Change of Control Offer shall be given to holders of 1998 Notes, not less than 25 days nor more than 45 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date.

     Except as described above with respect to a Change of Control, the 1998 Indenture does not contain provisions that permit the holders of the 1998 Notes to require that the Issuer repurchase or redeem the 1998 Notes in the event of a takeover, recapitalization or similar transaction which may be highly leveraged.



     If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all of the 1998 Notes that might be delivered by holders of 1998 Notes seeking to accept the Change of Control Offer. The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all 1998 Notes validly tendered and not withdrawn under such Change of Control Offer.



     If the Issuer is required to make a Change of Control Offer, the Issuer will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations.



     The phrase "all or substantially all" of the assets of the Company, as used in the definition of "Change of Control," will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred.



     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The 1998 Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise enter into or cause to become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits to the extent owned by the Issuer or any Restricted Subsidiary, (b) pay any Indebtedness owed to the Issuer or any Restricted Subsidiary, (c) make any Investment in the Issuer or any Restricted Subsidiary or (d) transfer any of its properties or assets to the Issuer or to any Restricted Subsidiary, except for (in each case except as otherwise noted in the following clause (ii)), (i) any encumbrance or restriction in existence on the Issue Date, (ii) any encumbrance or restriction existing under agreements relating to an Investment in an ISP (which in the case of clause (a) and (b) shall not be permitted in the case of ISPs that are Restricted Subsidiaries) to the extent consistent with past practice, (iii) customary non-assignment provisions, (iv) any encumbrances or restrictions pertaining to an asset subject to a Lien to the extent set forth in the security documentation governing such Lien, (v) any encumbrance or restriction applicable to a Restricted Subsidiary at the time that it becomes a Restricted Subsidiary that is not created in contemplation thereof, (vi) any encumbrance or restriction existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (v) above; provided that the terms and conditions of any such encumbrance or restriction are not materially less favorable to the holders of 1998 Notes than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, (vii) any encumbrance or restriction imposed upon a Restricted Subsidiary pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or any Asset Sale to the extent limited to the Capital Stock or assets in question and (viii) any customary encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Indebtedness contained in any Permitted Credit Facility; provided that the provisions of such agreement permit the payment of interest and principal and mandatory repurchases pursuant to the terms of the 1998 Indenture and the 1998 Notes and other Indebtedness that is solely an obligation of the Issuer, but, provided, further, that such agreement may nevertheless contain customary net worth, leverage, invested capital and other financial covenants, customary covenants regarding the merger of or sale of all or any substantial part of the assets of the Issuer or any Restricted Subsidiary, customary restrictions on transactions with affiliates, and customary subordination provisions governing Indebtedness owed to the Issuer or any Restricted Subsidiary.

     Disposition of Proceeds of Asset Sales. The 1998 Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents; provided that the following shall be treated as cash for purposes of this covenant: (x) the amount of any liabilities (other than Subordinated Indebtedness or Indebtedness of a Restricted Subsidiary that would not constitute Restricted Subsidiary Indebtedness) that are assumed by the transferee of any such assets pursuant to an agreement that unconditionally releases the Issuer or such Restricted Subsidiary from further liability ("assumed liabilities") and (y) the amount of any notes or other obligations that within 30 days of receipt, are converted into cash (to the extent of the cash received). The Issuer or the applicable Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds from such Asset Sale within 365 days of the receipt thereof to repay an amount of Indebtedness (other than Subordinated Indebtedness) of the Issuer in an amount not exceeding the Other Senior Debt Pro Rata Share and elect to permanently reduce the amount of the commitments thereunder by the amount of the Indebtedness so repaid, (ii) apply the Net Cash Proceeds from such Asset Sale to repay any Restricted Subsidiary Indebtedness and elect to permanently reduce the commitments thereunder by the amount of the Indebtedness so repaid or (iii) apply such Net Cash Proceeds within 365 days thereof, to an investment in properties and assets that will be used in an Internet Service Business (or in Capital Stock and other securities of any person that will become a Restricted Subsidiary as a result of such investment to the extent such person owns properties and assets that will be used in an Internet Service Business) of the Issuer or any Restricted Subsidiary ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, any Restricted Subsidiary Indebtedness as set forth in clause (ii) of the preceding sentence or invested in Replacement Assets within the 365-day period as set forth in clause (iii) shall constitute "Excess Proceeds." Any Excess Proceeds not used as set forth in clause (i) of the second preceding sentence shall constitute "Offer Excess Proceeds" subject to disposition as provided below.



     When the aggregate amount of Offer Excess Proceeds equals or exceeds $10.0 million, the Issuer shall make an offer to purchase (an "Asset Sale Offer"), from all holders of the 1998 Notes, that aggregate principal amount of 1998 Notes as can be purchased by application of such Offer Excess Proceeds at a price in cash equal to 100% of the principal amount thereof on any purchase date, plus accrued and unpaid interest, if any, to any purchase date. Each Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the principal amount of 1998 Notes tendered pursuant to an Asset Sale Offer is less than the Offer Excess Proceeds, the Issuer or any Restricted Subsidiary may use such deficiency for general corporate purposes. If the principal amount of 1998 Notes validly tendered and not withdrawn by holders thereof exceeds the amount of 1998 Notes which can be purchased with the Offer Excess Proceeds, 1998 Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Offer Excess Proceeds shall be reset to zero.



     If the Issuer is required to make an Asset Sale Offer, the Issuer will comply with all applicable tender offer rules, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations.



     Limitation on Issuances and Sales of Preferred Stock by Restricted Subsidiaries. The 1998 Indenture provides that the Issuer will not permit any Restricted Subsidiary to issue any Preferred Stock (other than to the Issuer or a Restricted Subsidiary).



     Limitation on Transactions with Affiliates. The 1998 Indenture provides that the Issuer will not, and will not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction (or series of related transactions which are similar or part of a common plan) with or for the benefit of any of their respective Affiliates (other than Affiliates of a Restricted Subsidiary that are not also Affiliates of the Issuer or any Wholly Owned Restricted Subsidiary) or any beneficial holder of 10% or more of the Common Stock of the Issuer or any officer or director of the Issuer (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing, and are fair and reasonable to the Issuer or such Restricted Subsidiary, as the case may be. Each Affiliate Transaction involving aggregate payments or other Fair Market

Value in excess of $1.0 million shall be approved by a majority of the Board, such approval to be evidenced by a Board Resolution stating that the Board has determined that such transaction or transactions comply with the foregoing provisions. In addition to the foregoing, each Affiliate Transaction involving aggregate consideration of $5.0 million or more shall be approved by a majority of the Disinterested Directors; provided that, in lieu of such approval by the Disinterested Directors, the Issuer may obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Issuer or the Restricted Subsidiary, as the case may be, are fair from a financial point of view. For purposes of this covenant, any Affiliate Transaction approved by a majority of the Disinterested Directors or as to which a written opinion has been obtained from an Independent Financial Advisor, on the basis set forth in the preceding sentence, shall be deemed to be on terms that are fair and reasonable to the Issuer and the Restricted Subsidiaries, as the case may be, and, therefore, shall be permitted under this covenant.



     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among, or solely for the benefit of, the Issuer and/or any of the Restricted Subsidiaries, (ii) transactions pursuant to agreements and arrangements existing on the Issue Date, (iii) transactions related to the provision of internet services in the ordinary course of business; provided that (x) such transactions are entered into on an arm's length basis and are fair and reasonable to the Issuer or such Restricted Subsidiary, as the case may be, and (y) in the good faith judgment of the Issuer or the applicable Restricted Subsidiary, the Fair Market Value of the consideration received by the Issuer or such Restricted Subsidiary, as the case may be, reasonably approximates the Fair Market Value of the services provided,
(iv) dividends paid by the Issuer pursuant to and in compliance with the covenant "Limitation on Restricted Payments," (v) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries bonuses, employment agreements and arrangements, compensation or employee benefit arrangements or legal fees, (vi) transactions contemplated by any of the Permitted Affiliate Agreements as in effect on the Issue Date and (vii) grants of customary registration rights with respect to securities of the Issuer.



     The Issuer is required to use, or to cause each Restricted Subsidiary to use, its commercially reasonable best efforts to ensure that each person in which the Issuer or a Restricted Subsidiary makes an Investment that is an ISP at the time of the Investment continues to meet the conditions and requirements of the definition of "ISP" in all material respects until such time as a Rollup shall have occurred with respect to such ISP.



     Reports. The 1998 Indenture provides that, for periods prior to the fiscal quarter ending June 30, 1998, the Issuer shall furnish without cost to each holder of 1998 Notes and file with the Trustee (i) within 135 days after the end of each fiscal year of the Issuer, (x) audited year-end consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP and substantially in the form included in this Prospectus, (y) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period and (z) all pro forma and historical financial information in respect of any significant transaction consummated more than 60 days prior to the date such information is furnished (and any other transaction for which such information is available at such time) to the extent such financial information would be required in a filing on Form 10-K with the SEC at such time; and (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, (x) unaudited quarterly consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flows) prepared in accordance with GAAP and substantially in the form included in this Prospectus, (y) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period and (z) all pro forma and historical financial information in respect of any significant transaction consummated more than 60 days prior to the date such information is furnished (and any other transaction for which such information is available at such time) to the extent such financial information would be required in a filing on Form 10-Q with the SEC at such time. Whether or not the Issuer has a class of securities registered under the Exchange Act, the Issuer shall furnish without cost to each holder of 1998 Notes and file with the Trustee and file with the SEC, (a) beginning with the fiscal quarter ending June 30, 1998 (i) within the applicable time period required under the Exchange Act, after the end of each fiscal year of the Issuer, the information required by Form 10-K (or any successor form thereto) under the

Exchange Act with respect to such period and (ii) within the applicable time period required under the Exchange Act after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, the information required by Form 10-Q (or any successor form thereto) under the Exchange Act with respect to such period and (b) from and after August 15, 1998, any current reports on Form 8-K (or any successor forms) required to be filed under the Exchange Act. Prior to such time as the Issuer shall file with the SEC its first report on either of Form 10-K or Form 10-Q under the Exchange Act, the Issuer shall telephonically make its executive officers available to holders of 1998 Notes upon 10-days advance written request of holders of at least 10% of the aggregate principal amount of 1998 Notes outstanding at the time of such request; provided that holders of 1998 Notes may make only one such request per fiscal quarter.



     Limitation on Designations of Unrestricted Subsidiaries. The 1998 Indenture provides that the Issuer will not designate any Subsidiary of the Issuer (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under the 1998 Indenture (a "Designation") unless:



          (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;



          (b) except in the case of a Permitted Investment or an Investment made pursuant to clause (vii) or (ix) of the third paragraph of the covenant "Limitation on Restricted Payments," immediately after giving effect to such Designation, the Issuer would be able to incur $1.00 of Indebtedness under the proviso of the covenant "Limitation on Additional Indebtedness;" and



          (c) the Issuer would not be prohibited under the 1998 Indenture from making an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the net Investment of the Issuer or any other Restricted Subsidiary in such Restricted Subsidiary on such date.



     In the event of any such Designation, the Issuer shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "Limitation on Restricted Payments" for all purposes of the 1998 Indenture in the Designation Amount. The 1998 Indenture further provides that neither the Issuer nor any Restricted Subsidiary shall at any time (x) provide a guarantee of, or similar credit support to, any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness); provided that the Issuer may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Issuer other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary (including any corresponding right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under the covenants "Limitation on Restricted Payments" and "Limitation on Transactions with Affiliates."



     The 1998 Indenture further provides that the Issuer will not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") unless:



          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and



          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the 1998 Indenture.



     All Designations and Revocations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions.

     Limitation on Status as Investment Company. The 1998 Indenture provides that the Issuer will not, and will not permit any of its Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause the Issuer to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise become subject to regulation under the Investment Company Act. For purposes of establishing the Issuer's compliance with this provision, any exemption which is or would become available under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.



CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.



     The 1998 Indenture provides that the Issuer will not (i) consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any person or persons in a single transaction or through a series of transactions, or (ii) permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of all or substantially all of the properties or assets of the Issuer and the Restricted Subsidiaries on a consolidated basis, unless, in the case of either (i) or (ii), (a) the Issuer shall be the continuing person or, if the Issuer is not the continuing person, the resulting, surviving or transferee person (the "surviving entity") shall be a company organized and existing under the laws of the United States or any State or territory thereof; (b) the surviving entity shall expressly assume all of the obligations of the Issuer under the 1998 Notes and the 1998 Indenture, and shall, if required by law to effectuate such assumption, execute a supplemental indenture to effect such assumption which supplemental indenture shall be delivered to the Trustee and shall be in form and substance reasonably satisfactory to the Trustee; (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Issuer or the surviving entity (assuming such surviving entity's assumption of the Issuer's obligations under the 1998 Notes and the 1998 Indenture), as the case may be, would be able to incur $1.00 of Indebtedness under the proviso of the covenant "Limitation on Additional Indebtedness"; provided that, in the case of any transaction or series of transactions comprised solely of one or more Rollups, this clause (c) shall be deemed satisfied if the Issuer or the surviving entity and the Restricted Subsidiaries would have been able to incur all of their outstanding Indebtedness as Permitted Indebtedness; (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing; and (e) the Issuer or the surviving entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate stating that such transaction or series of transactions, and, if a supplemental indenture is required in connection with such transaction or series of transactions to effectuate such assumption, such supplemental indenture complies with this covenant and that all conditions precedent in the 1998 Indenture relating to the transaction or series of transactions have been satisfied.



     Upon any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the assets of the Issuer in accordance with the foregoing in which the Issuer or the Restricted Subsidiary, as the case may be, is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Issuer or such Restricted Subsidiary is merged or to which such transfer is made, will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Restricted Subsidiary, as the case may be, under the 1998 Indenture with the same effect as if such successor corporation had been named as the Issuer or such Restricted Subsidiary therein; and thereafter, except in the case of (i) any lease or (ii) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Issuer, the Issuer shall be discharged from all obligations and covenants under the 1998 Indenture and the 1998 Notes.



     The 1998 Indenture provides that for all purposes of the 1998 Indenture and the 1998 Notes (including the provision of this covenant and the covenants "Limitation on Additional Indebtedness," "Limitation on Restricted Payments" and "Limitation on Liens Securing Certain Indebtedness"), Subsidiaries of any surviving entity will, upon such transaction or series of related transactions, become Restricted Subsidiaries or

Unrestricted Subsidiaries as provided pursuant to the covenant "Limitation on Designations of Unrestricted Subsidiaries" and all Indebtedness, and all Liens on property or assets, of the Issuer and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.



EVENTS OF DEFAULT



     The following are "Events of Default" under the 1998 Indenture:



          (i) default in the payment of interest on the 1998 Notes when it becomes due and payable and continuance of such default for a period of 30 days or more; or



          (ii) default in the payment of the principal of, or premium, if any, on the 1998 Notes when due; or



          (iii) default in the performance, or breach, of any covenant described under "-- Certain Covenants -- Change of Control," "-- Disposition of Proceeds of Asset Sales" or "-- Consolidation, Merger, Sale of Assets, Etc.;" or



          (iv) default in the performance, or breach, of any covenant in the 1998 Indenture (other than defaults specified in clause (i), (ii) or (iii) above), and continuance of such default or breach for a period of 30 days or more after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding 1998 Notes (in each case, when such notice is deemed received in accordance with the 1998 Indenture); or



          (v) failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $7.5 million or more under which the Issuer or a Material Restricted Subsidiary is obligated, and either (a) such Indebtedness is already due and payable in full or (b) such failure results in the acceleration of the maturity of such Indebtedness; or



          (vi) any holder of at least $7.5 million in aggregate principal amount of Indebtedness of the Issuer or any Material Restricted Subsidiary shall commence judicial proceedings or take any other action to foreclose upon, or dispose of assets of the Issuer or any Material Restricted Subsidiary having an aggregate Fair Market Value, individually or in the aggregate, of $7.5 million or more or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; provided that, in any such case, the Issuer or any Material Restricted Subsidiary shall not have obtained, prior to any such foreclosure or disposition of assets, a stay of all such actions that remains in effect; or



          (vii) one or more judgments, orders or decrees for the payment of money of $7.5 million or more, either individually or in the aggregate, shall be entered into against the Issuer or any Material Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or



          (viii) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to the Issuer or any Material Restricted Subsidiary shall have occurred.



     If an Event of Default (other than an Event of Default specified in clause
(viii) above with respect to the Issuer) occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the outstanding 1998 Notes may, by written notice, and the Trustee upon the request of the holders of not less than 25% in principal amount of the outstanding 1998 Notes shall, declare the principal amount of, premium (if any) on, and any accrued and unpaid interest on, all outstanding 1998 Notes to be immediately due and payable and upon any such declaration such amounts shall become immediately due and payable. If an Event of Default specified in clause (viii) above with respect to the Issuer occurs and is continuing, then the principal amount of, premium (if any) on, and any accrued and unpaid interest on, all outstanding 1998 Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

     After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding 1998 Notes may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default, other than nonpayment of the principal of, premium (if any) on, and any accrued and unpaid interest on, the 1998 Notes that has become due solely as a result of such acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding 1998 Notes also have the right to waive past defaults under the 1998 Indenture, except a default in the payment of principal of, premium (if any) on, or any interest on, any outstanding Note, or in respect of certain covenants or a provisions that cannot be modified or amended without the consent of all holders of 1998 Notes.



     No holder of any of the 1998 Notes has any right to institute any proceeding with respect to the 1998 Indenture or any remedy thereunder, unless the holders of at least 25% in principal amount of the outstanding 1998 Notes have made written request, and offered reasonable security or indemnity, to the Trustee to institute such proceeding as Trustee, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee has not within such 60-day period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding 1998 Notes. Such limitations do not apply, however, to a suit instituted by a holder of a 1998 Note for the enforcement of the payment of the principal of, premium (if any) on, or any accrued and unpaid interest on, such 1998 Note on or after the respective due dates expressed in such 1998 Note.



     During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the 1998 Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the 1998 Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under the 1998 Indenture at the request or direction of any of the holders unless such holders shall have offered to such Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in principal amount of the outstanding 1998 Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.



     The 1998 Indenture provides that the Trustee will, within 45 days after the occurrence of any Default, give to the holders of the 1998 Notes notice of such Default known to it, unless such Default shall have been cured or waived; provided that the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders.



     The Issuer is required to furnish to the Trustee annually a statement as to its compliance with all conditions and covenants under the 1998 Indenture.



DEFEASANCE



     The Issuer may at any time terminate all of its obligations with respect to the 1998 Notes ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the 1998 Notes, to replace mutilated, destroyed, lost or stolen 1998 Notes as required by the 1998 Indenture and to maintain agencies in respect of 1998 Notes. The Issuer may at any time terminate its obligations under certain covenants set forth in the 1998 Indenture, some of which are described under " -- Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default with respect to the 1998 Notes ("covenant defeasance"). To exercise either defeasance or covenant defeasance, the Issuer must irrevocably deposit in trust, for the benefit of the holders of the 1998 Notes, with the Trustee money (in United States dollars) or U.S. government obligations (denominated in United States dollars), or a combination thereof, in such amounts as will be sufficient to pay the principal of, and premium, if any, and interest on the 1998 Notes to redemption or maturity and comply with certain other conditions, including the delivery of a legal opinion as to certain tax matters.

SATISFACTION AND DISCHARGE



     The 1998 Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of 1998 Notes) as to all outstanding 1998 Notes when either (a) all such 1998 Notes theretofore authenticated and delivered (except lost, stolen or destroyed 1998 Notes that have been replaced or paid and 1998 Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or (b)(i) all such 1998 Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the 1998 Notes not theretofore delivered to the Trustee for cancellation, for principal amount, premium, if any, and accrued interest to the date of such deposit; (ii) the Issuer has paid all sums payable by it under the 1998 Indenture; and (iii) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the 1998 Notes at maturity or on the redemption date, as the case may be. In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.



AMENDMENT AND WAIVERS



     From time to time, the Issuer, when authorized by resolutions of the Board, and the Trustee, without the consent of the holders of the 1998 Notes, may amend, waive or supplement the 1998 Indenture or the 1998 Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the 1998 Indenture under the Trust Indenture Act or making any change that does not adversely affect the rights of any holder. Other amendments and modifications of the 1998 Indenture and the 1998 Notes may be made by the Issuer and the Trustee by supplemental indenture with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding 1998 Notes; provided that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) reduce the principal amount of, change the fixed maturity of, or alter the redemption provisions of, the 1998 Notes,
(ii) change the currency in which any 1998 Notes or amounts owing thereon is payable, (iii) reduce the percentage of the aggregate principal amount outstanding of 1998 Notes which must consent to an amendment, supplement or waiver or consent to take any action under the 1998 Indenture or the 1998 Notes,
(iv) impair the right to institute suit for the enforcement of any payment on or with respect to the 1998 Notes, (v) waive a default in payment with respect to the 1998 Notes, (vi) reduce the rate or change the time for payment of interest on the 1998 Notes, (vii) following the occurrence of a Change of Control or an Asset Sale, alter the Issuer's obligation to purchase the 1998 Notes in accordance with the 1998 Indenture or waive any default in the performance thereof, (viii) affect the ranking of the 1998 Notes in a manner adverse to the holder of the 1998 Notes, or (ix) release any Guarantee except in compliance with the terms of the 1998 Indenture.



GOVERNING LAW



     The 1998 Indenture provides that the 1998 Indenture and the 1998 Notes will be governed by and construed in accordance with laws of the State of New York without giving effect to principles of conflicts of law.



CERTAIN DEFINITIONS



     Set forth below is a summary of certain defined terms used in the 1998 Indenture. Reference is made to the 1998 Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.



     "1997 Notes" means the Issuer's 13 1/2% Senior Notes Due 2004.



     "Acquired Indebtedness" means Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by such person and not incurred in connection with, or in anticipation of, such person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such person becomes a Restricted Subsidiary or such Asset Acquisition shall not constitute Acquired Indebtedness.



     "Affiliate" of any specified person means any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.



     "Annualized ISP Revenues" means, with respect to any ISP at any date of determination, the consolidated net revenues of such ISP and its Subsidiaries for the most recent quarter for which financial information concerning such ISP is available (and determined on a basis consistent with the Issuer's accounting principles) multiplied by four.



     "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Issuer or any Restricted Subsidiary in any other person, or any acquisition or purchase of Capital Stock of any other person by the Issuer or any Restricted Subsidiary, in either case pursuant to which such person shall (a) become a Restricted Subsidiary or (b) shall be merged with or into the Issuer or any Restricted Subsidiary or (ii) any acquisition by the Issuer or any Restricted Subsidiary of the assets of any person which constitute substantially all of an operating unit or line of business of such person or which is otherwise outside of the ordinary course of business.



     "Asset Sale" means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any person other than the Issuer or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary (other than customary stock option programs), (ii) any assets of the Issuer or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Issuer and the Restricted Subsidiaries or (iii) any other property or asset of the Issuer or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of properties and assets of the Issuer that is governed under "-- Consolidation, Merger, Sale of Assets, Etc." above, (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Issuer or any Restricted Subsidiary, as the case may be, and
(iii) for purposes of the covenant "Disposition of Proceeds of Asset Sales," any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions occurring within one year, either (x) involving assets with a Fair Market Value not in excess of $500,000 or (y) which constitutes the incurrence of a Capitalized Lease Obligation.



     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments; provided that, in the case of any Capitalized Lease Obligation, all calculations hereunder shall give effect to any applicable options to renew in favor of the Issuer or any Restricted Subsidiary.



     "Board" means the Board of Directors of the Issuer.



     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of Indebtedness), warrants or options exchangeable for or convertible into such capital stock.



     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP, and, for the purpose of the 1998 Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.



     "Cash Equivalents" means (i) any evidence of Indebtedness (with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less) issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances (with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less) of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $500.0 million and whose senior unsecured debt is rated at least "A-1" by S&P or "P-1" by Moody's; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Issuer) organized under the laws of the United States or any State thereof and rated at least "A-1" by S&P or "P-1" by Moody's;
(iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States Government maturing within 365 days from the date of acquisition; (v) other debt obligations maturing in 365 days or less issued by a corporation (other than an Affiliate of the Issuer) organized under the laws of the United States or any state thereof and rated at least "A-" by S&P or "A3" by Moody's; and (vi) money market funds which invest substantially all of their assets in securities of the type described in the preceding clauses
(i) through (v).



     "Change of Control" is defined to mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding WorldCom, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Issuer; or (b) the Issuer consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Issuer is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Issuer is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in an amount which could be paid by the Issuer as a Restricted Payment under the 1998 Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding WorldCom, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of WorldCom) to constitute a majority of the Board then in office. The good faith determination by the

Board, based upon advice of outside counsel, of the beneficial ownership of securities of the Issuer within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act shall be conclusive, absent contrary controlling judicial precedent or contrary written interpretation published by the SEC.



     "Common Stock" means, with respect to any person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such person's common stock whether outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock.



     "Consolidated Annualized Pro Forma Operating Cash Flow" means, at any date of determination, Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Issuer are available multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Issuer that is a Restricted Subsidiary on the date of the transaction (the "Transaction Date") giving rise to the need to calculate "Consolidated Annualized Pro Forma Operating Cash Flow" shall be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Issuer that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date, as if such Asset Sale or Asset Acquisition occurred on the first day of such fiscal quarter.



     "Consolidated Income Tax Expense" means, with respect to any period, the provision for United States corporation, local, foreign and other income taxes of the Issuer and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.



     "Consolidated Interest Expense" means, with respect to any period, without duplication, the sum of (i) the interest expense of the Issuer and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and similar transactions and (e) all accrued interest, (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Issuer and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (iii) the amount of dividends in respect of Disqualified Stock paid by the Issuer and the Restricted Subsidiaries during such period; provided that Consolidated Interest Expense shall exclude the amortization of fees related to the issuance of the 1998 Notes and fees related to any Indebtedness under a Permitted Credit Facility.



     "Consolidated Net Income" means, with respect to any period, the consolidated net income of the Issuer and the Restricted Subsidiaries for such period, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary, unusual or nonrecurring gains or losses of such person (net of fees and expenses relating to the transaction giving rise thereto) for such period, (ii) income of the Issuer and the Restricted Subsidiaries derived from or in respect of all Investments in persons other than Restricted Subsidiaries, except to the extent of any dividends or distributions actually received by the Issuer or any Restricted Subsidiary, (iii) the portion of net income (or loss) of such person allocable to minority interests in Restricted Subsidiaries for such period, (iv) net income (or loss) of any other person combined with such person on a "pooling of interests" basis attributable to any period prior to the date of combination,
(v) any gain or loss, net of taxes, realized by such person upon the termination of any employee pension benefit plan during such period, (vi) gains or losses in respect of any Asset Sales (net of fees and expenses relating to the transaction giving rise thereto) during such period and (vii) except in the case of any restriction or encumbrance permitted under clause (viii) of the covenant "Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries," the net income of any Restricted Subsidiary for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.



     "Consolidated Net Worth" means, with respect to any person, the consolidated stockholders' or partners' equity of such person reflected on the most recent financial statements of such person, determined in accordance with GAAP, less any amounts attributable to redeemable capital stock (as determined under applicable accounting standards by the SEC) of such person.



     "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Issuer and the Restricted Subsidiaries for such period increased, to the extent deducted in arriving at Consolidated Net Income for such period, by the sum of (i) the Consolidated Income Tax Expense of the Issuer and the Restricted Subsidiaries accrued according to GAAP for such period (other than taxes attributable to extraordinary gains or losses and gains and losses from Asset Sales); (ii) Consolidated Interest Expense for such period;
(iii) depreciation of the Issuer and the Restricted Subsidiaries for such period; (iv) amortization of the Issuer and the Restricted Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP; and (v) other non-cash charges decreasing Consolidated Net Income.



     "consolidation" means, with respect to the Issuer, the consolidation of the accounts of the Restricted Subsidiaries with those of the Issuer, all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Issuer. The term "consolidated" has a correlative meaning to the foregoing.



     "Debt Securities" means any debt securities issued by the Issuer in a public offering or a private placement.



     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.



     "Designation" has the meaning set forth under " -- Certain
Covenants-Limitation on Designations of Unrestricted Subsidiaries."



     "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board other than a director who (i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of the Issuer or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transaction or series of related transactions.



     "Disqualified Stock" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the 1998 Notes; provided such Capital Stock shall only constitute Disqualified Stock to the extent it so matures or becomes so redeemable or exchangeable on or prior to the final maturity date of the 1998 Notes; provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the final maturity date of the 1998 Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Disposition of Proceeds of Asset Sales" and "Change of Control" covenants described above and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to the

Issuer's repurchase of such 1998 Notes as are required to be repurchased pursuant to the "Disposition of Proceeds of Asset Sales" and "Change of Control" covenants described above.



     "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.



     "Existing ISP" means any ISP in which the Issuer or a Subsidiary of the Issuer has an Investment on the Issue Date.



     "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the Board acting in good faith and shall be evidenced by a Board Resolution.



     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States and which are applicable as of the date of determination and which are consistently applied for all applicable periods.



     "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.



     "incur" means, with respect to any Indebtedness or other obligation of any person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Indebtedness otherwise incurred by a person before it becomes a Subsidiary of the Issuer (whether by merger, consolidation, acquisition or otherwise) shall be deemed to have been incurred at the time at which such person becomes a Subsidiary of the Issuer.



     "Indebtedness" means, with respect to any person, without duplication, (i) any liability, contingent or otherwise, of such person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof) or (B) evidenced by a note, debenture or similar instrument or letter of credit (including a purchase money obligation) or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property (except to the extent representing funds deposited in escrow to secure the deferred purchase price of an acquisition of, or an Investment in, an ISP) or (D) in respect of an Interest Rate Obligation or currency agreement; or (ii) any liability of others of the kind described in the preceding clause (i) which the person has guaranteed or which is otherwise its legal liability; or (iii) any obligation secured by a Lien (other than (x) Permitted Liens of the types described in clauses (b), (d) or (e) of the definition of Permitted Liens; provided that the obligations secured would not constitute Indebtedness under clauses (i) or (ii) or (iii) of this definition, and (y) Liens on Capital Stock or Indebtedness of any Unrestricted Subsidiary) to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); (iv) all Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and (v) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii) or (iv). In no event shall "Indebtedness" include trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business, excluding the current maturity of any obligation which would otherwise constitute Indebtedness. For purposes of the covenants "Limitation on Additional Indebtedness" and "Limitation on Restricted Payments" and the definition of "Events of Default," in determining the principal amount of any Indebtedness to be incurred by the Issuer or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness issued with original issue discount shall be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such date as determined in conformity with GAAP and (y) the principal amount of any Indebtedness shall be reduced by any amount of cash or Cash Equivalent collateral securing on a perfected basis, and dedicated for disbursement exclusively to the payment of principal of and interest on, such Indebtedness.



     "Independent Financial Advisor" means a United States investment banking firm of national or regional standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Issuer and (ii) which, in the judgment of the Board, is otherwise independent and qualified to perform the task for which it is to be engaged.



     "Interest Rate Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.



     "Internet Service Business" means any business operating an internet connectivity or internet enhancement service as it exists from time to time, including, without limitation, dial up or dedicated internet service, web hosting or collocation services, security solutions, the provision and development of software in connection therewith, configuration services, electronic commerce, intranet solutions, data backup and restoral, business content and collaboration, communications tools or network equipment products or services (including, without limitation, any business conducted by the Issuer or any Restricted Subsidiary on the Issue Date), and any business reasonably related to the foregoing. A good faith determination by a majority of the Board as to whether a business meets the requirements of this definition shall be conclusive, absent manifest error.



     "Investment" means, with respect to any person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other person. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Issuer in exchange for Capital Stock, property or assets of another person constitute an Investment by the Issuer in such other person.



     "ISP" means any person (a) engaged principally in an Internet Service Business, (b) of which the Issuer or Wholly Owned Restricted Subsidiaries own either (x) Qualifying Preferred Stock representing in aggregate from 20% to 50% of such person's outstanding Capital Stock (on an economic basis) or (y) Common Stock or Qualifying Preferred Stock representing in aggregate in excess of 50% of such person's voting Capital Stock, (c) as to which the Issuer or a Wholly Owned Restricted Subsidiary has an option, either immediately exercisable or exercisable commencing after one year (subject to extension under limited circumstances consistent with past practice) of the Investment made by the Issuer or a Wholly Owned Restricted Subsidiary, to acquire all of such person's outstanding Capital Stock, (d) as to which the Issuer or a Wholly Owned Restricted Subsidiary is the beneficiary of a right of first refusal or other transfer restrictions generally limiting transfers of such person's Capital Stock by third parties, (e) as to which the Issuer or a Wholly Owned Restricted Subsidiary has the right to appoint and has appointed at least one member of such person's board of directors, in the case where such person would not be a Subsidiary of the Issuer, or a majority of such person's board of directors, in the case where such person would be a Subsidiary of the Issuer and (f) which has no outstanding Capital Stock or Indebtedness other than (i) Common Stock or options to acquire Common

Stock, (ii) Qualifying Preferred Stock held by the Issuer or a Wholly Owned Restricted Subsidiary, (iii) rights granted to other stockholders to acquire Capital Stock of such person from the Issuer or its affiliates in certain circumstances, (iv) preferred stock ranking junior in a liquidation to any Qualifying Preferred Stock referred to in clause (ii), and (v) Indebtedness of such person or preferred stock of such person ranking prior in a liquidation or deemed liquidation to the Qualifying Preferred Stock referred to in clause (ii) having an aggregate outstanding principal balance and liquidation preference, respectively, that (x) in the case of a person that is a Restricted Subsidiary, is permitted to be incurred under the covenant "Limitation on Additional Indebtedness" and (y) in the case of a person that is not a Restricted Subsidiary, does not at any time exceed 50% of Annualized ISP Revenues.



     "Issue Date" means the original date of issuance of the 1998 Notes.



     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.



     "Market Capitalization" of any person means, as of any day of determination, the average Closing Price of such person's Common Stock over the 20 consecutive trading days immediately preceding such day. "Closing Price" on any trading day with respect to the per share price of any shares of Common Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Common Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter marked as furnished by any New York Stock Exchange member firm that is selected from time to time by the Issuer for that purpose and is reasonably acceptable to the Trustee.



     "Material Restricted Subsidiary" means any Restricted Subsidiary of the Issuer, which, at any date of determination, is a "Significant Subsidiary" (as that term is defined in Regulation S-X issued under the Securities Act), but shall, in any event, include (x) any Guarantor or (y) any Restricted Subsidiary of the Issuer which, at any date of determination, is an obligor under any Indebtedness in an aggregate principal amount equal to or exceeding $7.5 million.



     "Maturity Date" means, with respect to any 1998 Note, the date specified in such 1998 Note as the fixed date on which the principal of such 1998 Note is due and payable.



     "Moody's" means Moody's Investors Service.



     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash (including assumed liabilities and other items deemed to be cash under the proviso to the first sentence of the covenant "Disposition of Proceeds of Asset Sales") or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in or having a Permitted Lien on the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.



     "New ISP" means any ISP in which the Issuer or a Subsidiary of the Issuer makes its first Investment after the Issue Date.



     "Other Senior Debt Pro Rata Share" means the amount of the applicable Excess Proceeds obtained by multiplying the amount of such Excess Proceeds by a fraction, (i) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Indebtedness (other than (x) the 1998 Notes and (y) Subordinated Indebtedness) of the Issuer outstanding at the time of the applicable Asset Sale with respect to which the Issuer is required to use Excess Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all 1998 Notes outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all other Indebtedness (other than Subordinated Indebtedness) of the Issuer outstanding at the time of the applicable Asset Sale Offer with respect to which the Issuer is required to use the applicable Excess Proceeds to offer to repay or make an offer to purchase or repay.



     "Permitted Affiliate Agreement" means each of the Series A Purchase Agreement, the Series B Purchase Agreement, the Series C Purchase Agreement and the Stockholders Agreement, each as in effect on the Issue Date.



     "Permitted Credit Facility" means any senior commercial term loan and/or revolving credit facility (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements.



     "Permitted Equipment Financing" means any credit facility or other financing arrangement (including in the form of Capitalized Lease Obligations and guarantees of Indebtedness of ISPs) entered into with any vendor or supplier (or any financial institution acting on behalf of or for the purpose of directly financing purchases from such vendor or supplier) to the extent the Indebtedness thereunder is incurred for the purpose of financing the cost (including the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) used, or to be used, in an Internet Service Business.



     "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):



          (a) Indebtedness under the 1998 Notes and the 1998 Indenture;



          (b) Indebtedness of the Issuer and/or any Restricted Subsidiary outstanding on the Issue Date, including, without limitation, the 1997 Notes;



          (c) (i) Indebtedness of any Restricted Subsidiary owed to and held by the Issuer or a Restricted Subsidiary and (ii) Indebtedness of the Issuer, not secured by any Lien, owed to and held by any Restricted Subsidiary; provided that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition (excluding assignments as security to financial institutions) of any Indebtedness of the Issuer or a Restricted Subsidiary referred to in this clause (c) to a person (other than the Issuer or a Restricted Subsidiary) or (y) any sale or other disposition of Capital Stock of a Restricted Subsidiary, or Designation of a Restricted Subsidiary, which holds Indebtedness of the Issuer or another Restricted Subsidiary such that such Restricted Subsidiary, in any such case, ceases to be a Restricted Subsidiary;



          (d) Interest Rate Obligations of the Issuer and/or any Restricted Subsidiary relating to Indebtedness of the Issuer and/or such Restricted Subsidiary, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the "Limitation on Additional Indebtedness" covenant), but only to the extent that the notional principal amount of such Interest Rate Obligations does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Obligations relate;



          (e) Indebtedness of the Issuer and/or any Restricted Subsidiary in respect of performance bonds of the Issuer or any Restricted Subsidiary or surety bonds provided by the Issuer or any Restricted Subsidiary incurred in the ordinary course of business;



          (f) Indebtedness of the Issuer and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension (a "Refinancing") of outstanding Indebtedness of the Issuer and/or of any Restricted Subsidiary incurred or outstanding pursuant to clause (a), (b),
     (g), (h) or (i) of this definition or the proviso of the covenant "Limitation on Additional Indebtedness"; provided that (1) Indebtedness of the Issuer may not be Refinanced to such extent under this clause (f) with Indebtedness of any Restricted Subsidiary and (2) any such Refinancing shall only be permitted under this clause (f) to the extent that (x) it does not result in a lower Average Life to Stated Maturity of such Indebtedness as compared with the Indebtedness being Refinanced and (y) it does not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being Refinanced plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such Refinancing and such reasonable fees and expenses incurred in connection therewith;



          (g) Indebtedness of the Issuer such that, after giving effect to the incurrence thereof, the total aggregate principal amount of Indebtedness incurred under this clause (g) and any Refinancings thereof otherwise incurred in compliance with the 1998 Indenture would not exceed 200% of Total Incremental Equity;



          (h) Indebtedness of the Issuer and/or any Restricted Subsidiary incurred under any Permitted Credit Facility and/or Indebtedness of the Issuer represented by Debt Securities of the Issuer, and any Refinancings of the foregoing otherwise incurred in compliance with the 1998 Indenture, in an aggregate principal amount not to exceed $140.0 million at any time outstanding;



          (i) Indebtedness of the Issuer and/or any Restricted Subsidiary incurred under any Permitted Equipment Financing in an aggregate principal amount not to exceed the Fair Market Value of the assets acquired with the proceeds thereof;



          (j) Indebtedness of the Issuer and/or any Restricted Subsidiary incurred as a result of any Rollup of any ISP, and any Refinancings thereof otherwise incurred in compliance with the 1998 Indenture, provided the aggregate principal amount of all such Indebtedness does not exceed $30.0 million at any time outstanding;



          (k) Indebtedness of the Issuer representing the deferred purchase price (whether or not subject to a contingency) of an acquisition of, or an Investment in, a New ISP in an aggregate principal amount not to exceed $30.0 million at any time outstanding; and



          (l) in addition to the items referred to in clauses (a) through (j) above, Indebtedness of the Issuer and/or the Restricted Subsidiaries having an aggregate principal amount not to exceed $40.0 million at any time outstanding.



     "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Interest Rate Obligations incurred in compliance with the covenant "Limitation on Additional Indebtedness"; and (d) the extension by the Issuer and the Restricted Subsidiaries of (i) trade credit to Subsidiaries of the Issuer and the ISPs, represented by accounts receivable, extended on usual and customary terms in the ordinary course of business or (ii) guarantees of commitments for the purchase of goods or services by any ISP incurred in the ordinary course of business so long as such guarantees to the extent constituting Indebtedness are permitted to be incurred under the covenant "Limitation on Additional Indebtedness."



     "Permitted Liens" means (a) Liens on property of a person existing at the time such person is merged into or consolidated with the Issuer or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not secure any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation or acquisition; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (e) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Issuer or the Restricted Subsidiaries; (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (g) Liens securing any Permitted Credit Facility or Permitted Equipment Financing; (h) Liens to secure Indebtedness incurred in compliance with clause (k) of "Permitted Indebtedness" to the extent relating to the asset subject of the particular Asset Acquisition or Investment; (i) Liens to secure any Refinancing of any Indebtedness secured by Liens referred to in the foregoing clauses (a) or (c), but only to the extent that such Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by such Liens is not increased; (j) Liens to secure the 1998 Notes; and (k) Liens on real property incurred in connection with the financing of the purchase of such real property (or incurred within 60 days of purchase) by the Issuer or any Restricted Subsidiary.



     "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such person.



     "Public Capital Stock" means any class of Capital Stock which is traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.



     "Public Equity Offering" means an underwritten public offering of Common Stock (other than Disqualified Stock) made pursuant to a registration statement filed with the Commission under the Securities Act.



     "Qualifying Preferred Stock" means preferred stock of an ISP (i) having a liquidation and dividend preference at least equal to the amount of the Investment made by the Issuer or a Restricted Subsidiary in such ISP, (ii) that, in the case of ISPs not constituting Restricted Subsidiaries, is redeemable at the option of the holder on a basis consistent with past practice and (iii) that is convertible into shares of Common Stock of such ISP at the option of the holder.



     "Refinancing" has the meaning set forth in clause (f) of the definition of "Permitted Indebtedness."



     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Issuer or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Issuer (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of the Issuer); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer (other than any such Capital Stock owned by the Issuer or a Wholly Owned Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any

Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary); (iv) the making of any payment (whether of dividends or in respect of liquidation preference) in respect of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock; or (v) the making by the Issuer or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any person (other than an Investment by a Restricted Subsidiary in the Issuer or an Investment by the Issuer or a Restricted Subsidiary in (a) a Wholly Owned Restricted Subsidiary engaged principally in an Internet Service Business, (b) a New ISP that is a Restricted Subsidiary; (c) a person (other than an Existing
ISP) engaged principally in an Internet Service Business that becomes a Wholly Owned Restricted Subsidiary as a result of such Investment; (d) a New ISP that becomes a Restricted Subsidiary as a result of such Investment; or (e) a Restricted Subsidiary (other than an Existing ISP) or a person (other than an Existing ISP) that becomes a Restricted Subsidiary as a result of such Investment, provided that, in either case, such Restricted Subsidiary would, but for failing to meet the requirements of clauses (c) and (d) of the definition of "ISP," be a New ISP).



     "Restricted Subsidiary" means any Subsidiary of the Issuer that has not been designated by the Board, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant "Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.



     "Restricted Subsidiary Indebtedness" means Indebtedness of any Restricted Subsidiary (i) which is not subordinated to any other Indebtedness of such Restricted Subsidiary and (ii) in respect of which the Issuer is not also obligated (by means of a guarantee or otherwise) other than, in the case of this clause (ii), Indebtedness under any Permitted Credit Facilities.



     "Revocation" has the meaning set forth under "-- Certain
Covenants -- Limitation on Designations of Unrestricted Subsidiaries."



     "Rollup" means (i) an Investment in an Existing ISP or transaction or series of related transactions as a result of which such Existing ISP becomes a Wholly Owned Restricted Subsidiary or (ii) an Investment in a New ISP or transaction or series of related transactions as a result of which such New ISP becomes a Restricted Subsidiary or (iii) a merger or consolidation of any ISP with the Issuer.



     "S&P" means Standard & Poor's Corporation.



     "Strategic Equity Investor" means any person engaged principally in one or more communications businesses with a Market Capitalization or Consolidated Net Worth of at least $1.0 billion.



     "Subordinated Indebtedness" means any Indebtedness of the Issuer or any Guarantor which is expressly subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor.



     "Subsidiary" means, with respect to any person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such person, or (ii) any other person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such person.



     "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Issuer and the Restricted Subsidiaries outstanding as of the date of determination.



     "Total Incremental Equity" means, at any time of determination, the sum of, without duplication, (i) the aggregate cash proceeds received prior to June 24, 2000 by the Issuer from capital contributions in respect of existing Capital Stock (other than Disqualified Capital Stock) or the issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) subsequent to the Issue Date, other than to a Subsidiary of the Issuer, plus (ii) the Fair Market Value (determined at the time of issuance) of any Capital Stock (other than Disqualified Stock) of the Issuer issued prior to June 24, 2000 as consideration for the acquisition of Capital Stock of an ISP (other than the acquisition of Capital Stock of an Existing ISP), plus (iii) the Fair Market Value (determined at the time of issuance) of any Capital Stock (other than Disqualified Stock) of the Issuer issued prior to June 24, 2000 as consideration for the acquisition of Capital Stock of an Existing ISP in a transaction as a result of which the

Existing ISP becomes a Wholly Owned Restricted Subsidiary, plus (iv) the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary from the sale, disposition or repayment (in whole or in part) of any Investment that is made after the Issue Date and that constitutes a Restricted Payment that has been deducted from Total Incremental Equity pursuant to clause (v) below in an amount equal to the lesser of (a) the return of capital with respect to the applicable portion of such Investment and (b) the cost of the applicable portion of such Investment, in either case, less the cost of the disposition of such Investment, minus (v) the aggregate amount of all Restricted Payments declared or made on and after the Issue Date (other than (1) a Restricted Payment constituting an Investment in an ISP (other than the acquisition of Capital Stock of an Existing ISP in a transaction as a result of which the Existing ISP becomes a Wholly Owned Restricted Subsidiary) and (2) a Restricted Payment made pursuant to clauses (iii), (viii) or (ix) (solely, in the case of clause (ix), to the extent the Investment is made in a Restricted Subsidiary) of the third paragraph of the covenant "Limitation on Restricted Payments").



     "Unrestricted Subsidiary" means any Subsidiary of the Issuer designated as such pursuant to and in compliance with the covenant "Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.



     "Voting Stock" means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.



     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which 99% or more of the outstanding Capital Stock is owned by the Issuer or another Wholly Owned Restricted Subsidiary; provided NorthWestNet shall be deemed a Wholly Owned Restricted Subsidiary notwithstanding its existing stock option plan and any stock options issued thereunder. For the purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.



     "WorldCom" means WorldCom, Inc. (and its successors by merger or consolidation) and its controlled Affiliates.


                         BOOK-ENTRY; DELIVERY AND FORM


     Except as set forth under "-- Certificated Securities," each of the New 1997 Notes and the New 1998 Notes will be issued in the form of one Global New Note. Each such Global New Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, each such Global New Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository.



     Investors may hold their beneficial interests in each such Global New Note directly through the Depository if they have an account with the Depository or indirectly through organizations which have accounts with the Depository.


     The Depository has advised the Issuer as follows: The Depository is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.


     Upon the issuance of each such Global New Note, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the applicable New Notes represented by such

Global New Note to the accounts of participants. Ownership of beneficial interests in each such Global New Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each such Global New Note will be shown on, and the transfer of those ownership interests will be effected only through records maintained by the Depository (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in the applicable Global New Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in each such Global New Note.



     So long as the Depository, or its nominee, is the registered holder and owner of a Global New Notes, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related New Notes for all purposes of such New Notes and the 1997 Indenture or 1998 Indenture, as the case may be. Except as set forth below, owners of beneficial interests in each Global New Note will not be entitled to have the New Notes represented by the applicable Global New Note registered in their names, will not receive or be entitled to receive physical delivery of certificated New Notes in definitive form and will not be considered to be the owners or holders of any New Notes under the applicable Global New Note. The Issuer understands that under existing industry practice, in the event an owner of a beneficial interest in a Global New Note desires to take any action that the Depository, as the holder of the Global New Notes is entitled to take, the Depository would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.



     Payment of principal of and interest on New Notes represented by a Global New Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the applicable Global New Note.



     The Company expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on a Global New Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the applicable Global New Note as shown on the records of the Depository or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in a Global New Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Issuer will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global New Note for any New Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or the relationship between such participants and the owners of beneficial interests in the Global New Notes owning through such participants.



     Unless and until it is exchanged in whole or in part for certificated New Notes in definitive form, the Global New Notes may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.



     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in each Global New Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trustee, the Issuer nor the Paying Agent will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.



     Certificated Securities. Interests in each Global New Note will be exchanged for Certificated Securities if (i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for the Global New Note, or DTC ceases to be a "Clearing Agency" registered under the Exchange Act, and a successor depositary is not appointed by the Issuer within 90 days, or (ii) an Event of Default has occurred and is continuing with respect to the related New Notes. Upon the occurrence of any of the events described in the preceding sentence, the Issuer will cause the appropriate Certificated Securities to be delivered.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


     The following discussion is a summary of the material U.S. Federal income tax considerations relevant to the exchange of Old Notes for New Notes pursuant to the Exchange Offers and the ownership and disposition of the New Notes by holders who acquire the New Notes pursuant to the Exchange Offers, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations (the "Regulations"), Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions all in effect as of the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect a holder of the New Notes. The discussion does not address all of the U.S. Federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, tax-exempt organizations and persons who hold the New Notes as part of a "straddle," "hedge" or "conversion transaction." In addition, this discussion is limited to persons purchasing the Old Notes for cash at original issue. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with New Notes held as "capital assets" within the meaning of Section 1221 of the Code.


     As used herein, "U.S. holder" means a beneficial owner of New Notes who or that (i) is a citizen or resident of the United States, (ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or political subdivision thereof (unless, in the case of a partnership, the IRS provides otherwise by Regulations), (iii) is an estate the income of which is subject to U.S. Federal income taxation regardless of its source, (iv) is a trust if (A) a U.S. court is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons (within the meaning of Section 7701(c)(30) of the Code) have authority to control all substantial decisions of the trust, or (v) is otherwise subject to U.S. Federal income tax on a net income basis in respect of the New Notes. As used herein, a "non-U.S. holder" means a holder who or that is not a U.S. holder.


     The Company has not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of Old Notes for New Notes and the ownership or disposition of the New Notes by holders who acquire the New Notes pursuant to the Exchange Offers or that any such position would not be sustained.


     PROSPECTIVE HOLDERS OF THE NEW NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.


EXCHANGE OFFERS



     The exchange of Old Notes for New Notes pursuant to the Exchange Offers will not be treated as an exchange or other taxable event for U.S. Federal income tax purposes because, under the Regulations, the New Notes do not differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no U.S. Federal income tax consequences to holders who exchange Old Notes for New Notes pursuant to the Exchange Offers and any such holder will have the same tax basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.


U.S. HOLDERS

     Interest. The stated interest on the New Notes generally will be taxable to a U.S. holder as ordinary income at that time that it is paid or accrued, in accordance with the U.S. holder's method of accounting for federal income tax purposes. The New Notes are not expected to give rise to "original issue discount" income in the hands of U.S. holders.

     Sale or Retirement of a Note. A U.S. holder of a New Note will recognize gain or loss upon the sale, retirement, redemption or other taxable disposition of such New Note in an amount equal to the difference between (a) the amount of cash and the fair market value of other property received in exchange therefor (other than amounts attributable to accrued but unpaid stated interest) and (b) the U.S. holder's adjusted tax basis in such New Note. Subject to the market discount rules discussed below, such gain or loss will be capital gain or loss. The Taxpayer Relief Act of 1997 made certain changes to the Code with respect to the taxation of capital gains of noncorporate taxpayers. In general, the maximum tax rate for noncorporate taxpayers on long-term capital gains is 20% with respect to capital assets (including the New Notes), but only if they have been held for more than 18 months at the time of disposition. Gain realized by noncorporate taxpayers on capital assets sold, having a holding period of more than one year but not more than 18 months at the time of disposition, is taxed as "mid-term" gain at a maximum 28% rate.

     U.S. holders should be aware that the resale of the New Notes may be affected by the "market discount" rules of the Code under which a purchaser of a New Note acquiring the New Note at a market discount generally would be required to include as ordinary income a portion of the gain realized upon the disposition or retirement of such New Note, to the extent of the market discount that has accrued but not been included in income while the New Note was held by such purchaser.

NON-U.S HOLDERS

  U.S. Withholding Tax. Interest paid to non-U.S. holders of the New Notes will not be subject to U.S. withholding tax, provided that (i) the non-U.S. holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company, (ii) the non-U.S. holder is not (a) a controlled foreign corporation for U.S. Federal income tax purposes that is related to the Company through stock ownership or (b) a bank that received the New Note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and
(iii) the beneficial owner of the New Note provides a statement signed under penalties of perjury that includes its name and address and certifies that it is not a U.S. person in compliance with applicable Regulations or an exemption is otherwise established. If these requirements cannot be made, a non-U.S. holder will be subject to U.S. withholding tax at a rate of 30% (or lower treaty rate, if applicable) on interest payments.

     In general, any gain realized by any non-U.S. holder upon the sale, exchange or redemption of a New Note will not be subject to United States withholding tax. However, such gain will be subject to U.S. withholding tax if a non-U.S. holder is an individual who is present in the United States for a total of 183 days or more during the taxable year in which the gain is realized and certain other conditions are satisfied.


     U.S. Estate Tax. New Notes owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. Federal estate tax purposes) of the United States at the time of death ("Nonresident Decedent") will not be includible in the Nonresident Decedent's gross estate for U.S. Federal estate tax purposes as a result of the Nonresident Decedent's death, provided that, at the time of death, the Nonresident Decedent does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company and payments with respect to such New Notes would not have been effectively connected with the conduct of a trade or business in the United States by the Nonresident Decedent. A Nonresident Decedent's estate may be subject to U.S. Federal estate tax on property includible in the estate for U.S. Federal estate tax purposes.


INFORMATION REPORTING AND BACKUP WITHHOLDING

     Certain noncorporate U.S. persons may be subject to information reporting and backup withholding at a rate of 31% on payments of principal and interest on the New Notes, and the proceeds from a disposition of the New Notes. Backup withholding will only be imposed where the holder (i) fails to furnish its taxpayer identification number ("TIN"), which, for an individual, would ordinarily be his or her social security number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest or dividends, or (iv) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding. The Company will also institute backup withholding if instructed to do so by the IRS. Holders of the New Notes should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable. However, interest paid with respect to a New Note and received by a non-U.S. holder will not be subject to information reporting or backup withholding if the payor has received appropriate certification statements, provided that the payor does not have actual knowledge that the holder is a U.S. person.

     The payment of the proceeds from the disposition of New Notes to or through the U.S. office of any broker, U.S. or foreign, will not be subject to information reporting and possibly backup withholding if the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a New Note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is (i) a controlled foreign corporation for U.S. Federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business.

     In the case of the payment of proceeds from the disposition of New Notes to or through a non-U.S. office of a broker that is a U.S. related person, the Regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).

     Any amounts withheld under the backup withholding rates from a payment to a non-U.S. holder will be allowed as a credit against such non-U.S. holder's U.S. Federal income tax liability, if any, or otherwise will be refunded, provided that the requisite procedures are followed.

PROSPECTIVE FINAL REGULATIONS

     On October 6, 1997, new Regulations ("New Regulations") were issued that modify the requirements imposed on a non-U.S. holder and certain intermediaries for establishing the recipient's status as a non-U.S. holder eligible for exemption from or reduction in U.S. withholding tax and backup withholding described above. The New Regulations generally are effective for payments made after December 31, 1998, subject to certain transition rules. (However, new Temporary Regulations, effective for payments made after December 31, 1997, require some non-U.S. holders to satisfy certain residency requirements when claiming the benefits of an applicable income tax treaty.) In general, the New Regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. In addition, the New Regulations impose more stringent conditions on the ability of financial intermediaries acting for non-U.S. holders to provide certifications on behalf of non-U.S. holders, which may include entering into an agreement with the IRS to audit certain documentation with respect to such certifications. Non-U.S. holders should consult their own tax advisors to determine the effects of the application of the New Regulations to their particular circumstances.

                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date with respect to each Exchange Offer and ending on 180 days after such Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sales of New Notes by broker-dealers or others. New Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of New Notes and any commissions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



     For a period of 180 days after the applicable Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offers (including the expenses of one counsel for the holders of the respective Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

     The validity of the New Notes will be passed upon for the Company by Morrison & Foerster LLP, San Francisco, California.

                                    EXPERTS


     The consolidated financial statements of Verio Inc. and Subsidiaries as of December 31, 1996 and 1997 and for the period from inception (March 1, 1996) to December 31, 1996, and the year ended December 31, 1997 and the financial statements of On-Ramp Technologies, Inc. as of and for the nine months ended July 31, 1996; Global Enterprise Services -- Network Division (a Division of Global Enterprise Services, Inc.) as of December 31, 1995 and 1996, and for each of the years in the three-year period ended December 31, 1996 and the period ended January 17, 1997; Compute Intensive Inc. as of December 31, 1995 and 1996, and for each of the years in the two-year period ended December 31, 1996, and the period ended February 18, 1997; NorthWestNet, Inc. as of and for the six months ended June 30, 1996 and the eight months ended February 28, 1997, Northwest Academic Computing Consortium, Inc. as of and for the year ended June 30, 1995 and the six months ended December 31, 1995; Aimnet Corporation as of and for the year ended March 31, 1997 and for the period ended May 19, 1997; West Coast Online, Inc. as of and for the nine months ended September 30, 1997; Clark Internet Services, Inc. as of and for the year ended September 30, 1997 and for the period ended October 17, 1997; ATMnet as of and for the years ended October 31, 1996 and 1997; Global Internet Network Services, Inc. as of December 31, 1996 and November 26, 1997 and for the year and period then ended; Pennsylvania Research Partnership Network as of and for the years ended November 30, 1996 and 1997 and for the period ended December 24, 1997; Monumental Network Systems, Inc. as of and for the years ended December 31, 1996 and 1997; Internet Servers, Inc. as of December 31, 1996 and 1997 and for the period from inception (August 23, 1995) to December 31, 1995 and the years ended December 31, 1996 and 1997; NSNet, Inc. as of and for the years ended December 31, 1996 and 1997; Access One, Inc. as of and for the year ended December 31, 1997; STARnet, L.L.C. as of and for the year ended December 31, 1997; Computing Engineers Inc. as of and for the years ended December 31, 1996 and 1997; and LI Net, Inc. as of April 30, 1997 and January 31, 1998 and for the years ended April 30, 1996 and 1997 and the nine months ended January 31, 1998, have been included herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                               GLOSSARY OF TERMS

ATM Asynchronous Transfer Mode. An information transfer standard for routing traffic which uses packets (cells) of a fixed length.

Backbone A centralized high-speed network that interconnects smaller, independent networks.

Bandwidth           The number of bits of information which can move through a communications medium in a given amount of time; the capacity of a telecommunications circuit/ network to carry voice, data and video information. Typically measured in kbps and Mbps.


caching Temporary storage or replication of a Web server content at one or more locations throughout the Internet to provide a quicker response to a browser request.


CPE                 Customer Premise Equipment.

CSU/DSU Channel Service Unit/Digital Service Unit. A device used to terminate telephone company equipment and prepare data for router interface.

DNS                 Domain Name Server.

DS-3 or T-3         A data communications circuit capable of transmitting data at 45 Mbps. Equivalent to 28 T-1's of data capacity.
                    Currently used only by businesses/institutions and carriers for high end applications.

Ethernet A common method of networking computers in a LAN. Ethernet will handle about 10 Mbps and can be used with almost any kind of computer.

FDDI Fiber Distributed Data Interface. A standard for transmitting data on fiber-optic cables at a rate of 100 Mbps.

Firewall A system placed between networks that filters data passing through it and prevents unauthorized traffic, thereby enhancing the security of the network.

Frame Relay         An information transfer standard for relaying traffic based on an address contained in the six-byte header of a variable length packet that is up to 2,106 bytes long.

Hertz The dimensional unit for measuring the frequency with which an electromagnetic signal cycles through the zero-value state between lowest and highest states. One Hertz (abbreviated Hz) equals one cycle per second. KHz (KiloHertz) stands for thousands of Hertz; MHz (MegaHertz) stands for millions of Hertz; GHz (GigaHertz) stands for billions of Hertz.

Internet A global collection of interconnected computer networks which use a specific communications protocol.

IP Internet Protocol. Network protocols that allow computers with different architectures and operating system software to communicate with other computers on the Internet.

ISDN Integrated Services Digital Network. An information transfer standard for transmitting digital voice and data over telephone lines at speeds up to 128 Kbps.

ISPs Internet Service Providers. Companies formed to provide access to the Internet to consumers and business customers via local networks.

IXC Interexchange Carrier. A telecommunications company that provides telecommunications services between local exchanges on an interstate or intrastate basis.

kbps Kilobits per second. A transmission rate. One kilobit equals 1,024 bits of information.

LAN Local Area Network. A data communications network designed to interconnect personal computers, workstations, minicomputers, file servers and other communications and computing devices within a localized environment.

Leased Line         Telecommunications line dedicated to a particular customer along predetermined routes.

LEC Local Exchange Carrier. A telecommunications company that provides telecommunications services in a geographic area in which calls generally are transmitted without toll charges. LECs include both RBOCs and competitive local exchange carriers.

LMDS Local Multipoint Distribution Service. Two blocks of spectrum with total bandwidth of 1150 MHz and 150 MHz to be auctioned and used for various wireless services.

MAE-East A major exchange point among ISPs, located in Falls Church, Virginia.

MAE-West A major exchange point among ISPs, located in Santa Clara, California.

Mbps                Megabits per second. A transmission rate. One megabit equals
                    1,024 kilobits.

MMDS                Microwave Multipoint Distribution Service.

Modem A device for transmitting digital information over an analog telephone line.

MSAs                Metropolitan Statistical Areas. A designation by the U.S.
                    Census Bureau for Metropolitan areas with a central city or an urbanized area having a minimum population of 50,000 with a total metropolitan population of at least 100,000 and including all counties that have strong economic and social ties to the central city.

NAP Network Access Point. A location at which ISPs exchange each other's traffic.

National Node       National network access point where IP traffic is exchanged between network links and where regional networks access the national network.

NOC Network Operations Center. Facility where the Company monitors and manages the Company's network.

OC-3 A data communications circuit consisting of three DS-3s capable of transmitting data at 155 Mbps.

Peering The commercial practice under which ISPs exchange each other's traffic without the payment of settlement charges. Peering occurs at both public and private exchange points.

POP Point of Presence. Telecommunications facility where the Company locates network equipment used to connect customers to its network backbone.

Proxy Server        A server that acts on behalf of one or more other servers, usually for screening, firewall, caching, or a combination of these purposes. Typically, a proxy server is used within a company to gather all Internet requests, forward them out to Internet servers, and then receive the responses and in turn forward them to the original requestor within the company.

Router Equipment placed between networks that relays data to those networks based upon a destination address contained in the data packets being routed.

TCP/IP Transmission Control Protocol/Internet Protocol. A suite of network protocols that allow computers with different architectures and operating system software to communicate with other computers on the Internet.

VPN Virtual Private Network. A network capable of providing the tailored services of a private network (i.e. low latency, high throughput, security and customization) while maintaining the benefits of a public network (i.e. ubiquity and economies of scale).

WAN Wide Area Network. A data communications network designed to interconnect personal computers, workstations, mini computers, file servers and other communications and computing devices across a broad geographic region.

Web Site A server connected to the Internet from which Internet users can obtain information.

World Wide Web or Web
                    A collection of computer systems supporting a communications protocol that permits multi-media presentation of information over the Internet.

xDSL A term referring to a variety of new Digital Subscriber Line technologies. Some of these varieties are asymmetric with different data rates in the downstream and upstream directions. Others are symmetric. Downstream speeds range from 384 kbps (or "SDSL") to 1.5-8 Mbps (or "ASDL").

                                   VERIO INC.

                         INDEX TO FINANCIAL STATEMENTS


Unaudited Pro Forma Condensed Combined Financial Statements:
  Pro Forma Condensed Combined Balance Sheet as of December
    31, 1997 (unaudited)....................................    F-4
  Pro Forma Condensed Combined Statement of Operations for
    the Year Ended December 31, 1997 (unaudited)............    F-5
  Notes to Pro Forma Condensed Combined Financial Statements
    (unaudited).............................................    F-6
Verio Inc. and Subsidiaries -- Consolidated Financial
  Statements:
  Independent Auditors' Report..............................   F-14
  Consolidated Balance Sheets as of December 31, 1996 and
    1997....................................................   F-15
  Consolidated Statements of Operations for the Period from
    Inception (March 1, 1996) to December 31, 1996 and the
    Year Ended December 31, 1997............................   F-16
  Consolidated Statements of Stockholders' Deficit for the
    Period from Inception (March 1, 1996) to December 31,
    1996 and the Year Ended December 31, 1997...............   F-17
  Consolidated Statements of Cash Flows for the Period from
    Inception (March 1, 1996) to December 31, 1996 and the
    Year Ended December 31, 1997............................   F-18
  Notes to Consolidated Financial Statements................   F-19
On-Ramp Technologies, Inc. -- Financial Statements:
  Independent Auditors' Report..............................   F-30
  Balance Sheet as of July 31, 1996.........................   F-31
  Statement of Operations for the Nine Months Ended July 31,
    1996....................................................   F-32
  Statement of Stockholders' Deficit for the Nine Months
    Ended July 31, 1996.....................................   F-33
  Statement of Cash Flows for the Nine Months Ended July 31,
    1996....................................................   F-34
  Notes to Financial Statements.............................   F-35
Global Enterprises Services -- Network Division -- Financial
  Statements:
  Independent Auditors' Report..............................   F-38
  Balance Sheets as of December 31, 1995 and 1996...........   F-39
  Statements of Operations and Owner's Deficit for the Years
    Ended December 31, 1994, 1995, 1996 and Period Ended
    January 17, 1997........................................   F-40
  Statements of Cash Flows for the Years Ended December 31,
    1994, 1995 and 1996 and Period Ended January 17, 1997...   F-41
  Notes to Financial Statements.............................   F-42
Compute Intensive, Inc. -- Financial Statements:
  Independent Auditors' Report..............................   F-45
  Balance Sheets as of December 31, 1995 and 1996...........   F-46
  Statements of Operations for the Years Ended December 31,
    1995 and 1996 and Period Ended February 18, 1997........   F-47
  Statements of Stockholders' Equity (Deficit) for the Years
    Ended December 31, 1995 and 1996 and Period Ended
    February 18, 1997.......................................   F-48
  Statements of Cash Flows for the Years Ended December 31,
    1995 and 1996 and Period Ended February 18, 1997........   F-49
  Notes to Financial Statements.............................   F-50
NorthWestNet, Inc. -- Financial Statements:
  Independent Auditors' Report..............................   F-55
  Balance Sheets as of June 30, 1995 and 1996...............   F-56
  Statements of Operations for the Year Ended June 30, 1995
    and the Six Months Ended December 31, 1995 and Six
    Months Ended June 30, 1996 and the Eight Months Ended
    February 28, 1997.......................................   F-57
  Statements of Stockholders' Equity and Fund Balance for
    the Year Ended June 30, 1995 and the Six Months Ended
    December 31, 1995 and Six Months Ended June 30, 1996 and
    the Eight Months Ended February 28, 1997................   F-58
  Statements of Cash Flows for the Year Ended June 30, 1995
    the Six Months Ended December 31, 1995, and the Six
    Months Ended June 30, 1996 and the Eight Months Ended
    February 28, 1997.......................................   F-59
  Notes to Financial Statements.............................   F-60
Aimnet Corporation -- Financial Statements:
  Independent Auditors' Report..............................   F-67
  Balance Sheet as of March 31, 1997........................   F-68
  Statement of Operations for the Year Ended March 31, 1997
    and Period Ended May 19, 1997...........................   F-69
  Statements of Stockholders' Equity for the Year Ended
    March 31, 1997 and Period Ended May 19, 1997............   F-70
  Statements of Cash Flows for the Year Ended March 31, 1997
    and Period Ended May 19, 1997...........................   F-71
  Notes to Financial Statements.............................   F-72
West Coast Online, Inc. -- Financial Statements:
  Independent Auditors' Report..............................   F-75
  Balance Sheet as of September 30, 1997....................   F-76
  Statement of Operations and Accumulated Deficit for the
    Nine Months Ended September 30, 1997....................   F-77
  Statement of Cash Flows for the Nine Months Ended
    September 30, 1997......................................   F-78
  Notes to Financial Statements.............................   F-79
Clark Internet Services, Inc. -- Financial Statements:
  Independent Auditors' Report..............................   F-82
  Balance Sheet as of September 30, 1997....................   F-83
  Statements of Operations and Retained Earnings for the
    Year Ended September 30, 1997 and Period Ended October
    17, 1997................................................   F-84
  Statements of Cash Flows for the Year Ended September 30,
    1997 and Period Ended October 17, 1997..................   F-85
  Notes to Financial Statements.............................   F-86
ATMnet, Inc. -- Financial Statements:
  Independent Auditors' Report..............................   F-88
  Balance Sheets as of October 31, 1996 and 1997............   F-89
  Statements of Operations for the Years Ended October 31,
    1996 and 1997...........................................   F-90
  Statements of Stockholders' Deficit for the Years Ended
    October 31, 1996 and 1997...............................   F-91

  Statements of Cash Flows for the Years Ended October 31,
    1996 and 1997...........................................   F-92
  Notes to Financial Statements.............................   F-93
Global Internet Network Services, Inc. -- Financial
  Statements:
  Independent Auditors' Report..............................   F-97
  Balance Sheets as of December 31, 1996 and November 26,
    1997....................................................   F-98
  Statements of Operations for the Year Ended December 31,
    1996 and the Period Ended November 26, 1997.............   F-99
  Statements of Stockholders' Equity (Deficit) for the Year
    Ended December 31, 1996 and the Period Ended November
    26, 1997................................................  F-100
  Statements of Cash Flows for the Year Ended December 31,
    1996 and the Period Ended November 26, 1997.............  F-101
  Notes to Financial Statements.............................  F-102
Pennsylvania Research Partnership Network
  (PREPnet) -- Financial Statements:
  Independent Auditors' Report..............................  F-105
  Balance Sheets as of November 30, 1996 and 1997...........  F-106
  Statements of Operations and Owner's Deficit for the Years
    Ended November 30, 1996 and 1997 and the Period Ended
    December 24, 1997.......................................  F-107
  Statements of Cash Flows for the Years Ended November 30,
    1996 and 1997 and the Period Ended December 24, 1997....  F-108
  Notes to Financial Statements.............................  F-109
Monumental Network Systems, Inc. -- Financial Statements:
  Independent Auditors' Report..............................  F-112
  Balance Sheets as of December 31, 1996 and 1997...........  F-113
  Statements of Operations for the Years Ended December 31,
    1996 and 1997...........................................  F-114
  Statements of Stockholders' Deficit for the Years Ended
    December 31, 1996 and 1997..............................  F-115
  Statements of Cash Flows for the Years Ended December 31,
    1996 and 1997...........................................  F-116
  Notes to Financial Statements.............................  F-117
Internet Servers, Inc. -- Financial Statements:
  Independent Auditors' Report..............................  F-121
  Balance Sheets as of December 31, 1996 and 1997...........  F-122
  Statements of Operations for the Period from Inception
    (August 23, 1995) to December 31, 1995 and Years Ended
    December 31, 1996 and 1997..............................  F-123
  Statements of Stockholders' Equity for the Period from
    Inception (August 23, 1995) to December 31, 1995 and
    Years ended December 31, 1996 and 1997..................  F-124
  Statements of Cash Flows for the Period from Inception
    (August 23, 1995) to December 31, 1995 and Years Ended
    December 31, 1996 and 1997..............................  F-125
  Notes to Financial Statements.............................  F-126
NSNet, Inc. -- Financial Statements:
  Independent Auditors' Report..............................  F-129
  Balance Sheets as of December 31, 1996 and 1997...........  F-130
  Statements of Operations for the Years Ended December 31,
    1996 and 1997...........................................  F-131
  Statements of Owner's and Stockholder's Equity for the
    Years Ended December 31, 1996 and 1997..................  F-132
  Statements of Cash Flows for the Years Ended December 31,
    1996 and 1997...........................................  F-133
  Notes to Financial Statements.............................  F-134
Access One, Inc. -- Financial Statements:
  Independent Auditors' Report..............................  F-137
  Balance Sheet as of December 31, 1997.....................  F-138
  Statement of Operations and Accumulated Deficit for the
    Year Ended December 31, 1997............................  F-139
  Statement of Cash Flows for the Year Ended December 31,
    1997....................................................  F-140
  Notes to Financial Statements.............................  F-141
STARnet, L.L.C. -- Financial Statements:
  Independent Auditors' Report..............................  F-145
  Balance Sheet as of December 31, 1997.....................  F-146
  Statement of Operations for the Year Ended December 31,
    1997....................................................  F-147
  Statement of Members' Equity for the Year Ended December
    31, 1997................................................  F-148
  Statement of Cash Flows for the Year Ended December 31,
    1997....................................................  F-149
  Notes to Financial Statements.............................  F-150
Computing Engineers Inc. -- Financial Statements:
  Independent Auditors' Report..............................  F-152
  Balance Sheets as of December 31, 1996 and 1997...........  F-153
  Statements of Operations for the Years Ended December 31,
    1996 and 1997...........................................  F-154
  Statements of Stockholders' Equity for the Years Ended
    December 31, 1996 and 1997..............................  F-155
  Statements of Cash Flows for the Years Ended December 31,
    1996 and 1997...........................................  F-156
  Notes to Financial Statements.............................  F-157
LI Net, Inc. -- Financial Statements:
  Independent Auditors' Report..............................  F-159
  Balance Sheets as of April 30, 1997 and January 31,
    1998....................................................  F-160
  Statements of Operations for the Years Ended April 30,
    1996 and 1997 and the Nine Months Ended January 31,
    1998....................................................  F-161
  Statements of Stockholders' Equity (Deficit) for the Years
    Ended April 30, 1996 and 1997 and the Nine Months Ended
    January 31, 1998........................................  F-162
  Statements of Cash Flows for the Years Ended April 30,
    1996 and 1997 and the Nine Months Ended January 31,
    1998....................................................  F-163
  Notes to Financial Statements.............................  F-164

                                   VERIO INC.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


     During the period from August 1, 1996 through the date of this Registration Statement, Verio Inc. ("Verio" or the "Company") completed numerous business combinations, whereby the Company acquired newly authorized redeemable, convertible preferred stock, shares of common stock, or certain net assets of entities operating in the Internet industry (ISPs), and completed the Buyout of the remaining equity interests of certain ISPs in which it initially acquired a less-than-100% equity position (collectively, the "Completed Acquisitions"). In addition, the Company has entered into a definitive agreement to acquire an additional ISP, which acquisition, in the opinion of management, is probable to be completed (the "Proposed Acquisition"). Business combinations, which are acquisitions of a 100% ownership interest in the target business or of a majority ownership interest (upon conversion of the preferred shares to common stock) on a fully diluted basis, are accounted for using the purchase method of accounting. Acquisitions of minority interests represented by preferred stock are accounted for using the equity method of accounting, as described in Note 1 to the Consolidated Financial Statements. The Completed Acquisitions and Proposed Acquisition are described in Note A to the accompanying pro forma condensed combined financial statements.



     While the Company now seeks to acquire 100% of new ISPs, the Company's early acquisition strategy was to rapidly build mass and scale by acquiring less than 100% of its ISPs. In each case where the Company acquired less than 100% of an ISP initially, it obtained the right to Buyout the remaining equity in the future at a price based on either agreed upon revenue multiples or the fair market value of the ISP. As part of its integration strategy, the Company has effected the Buyouts of all but two of the ISPs in which it did not initially acquire a 100% interest, through the use of cash on hand and the issuance of equity. As of the date of this Registration Statement, Verio has consummated the Buyout of the following fourteen ISPs; On-Ramp Technologies, Inc.; NorthWestNet, Inc.; National Knowledge Networks, Inc.; Access One, Inc.; Signet Partners, Inc.; Surf Network, Inc.; Pacific Rim Network, Inc.; Internet Engineering Associates, Inc.; AimNet Corporation; West Coast Online, Inc.; ServiceTech, Inc., Clark Internet Services, Inc, Compute Intensive Inc. and Structured Network Systems, Inc. With respect to those Buyouts that have not yet been completed, the Company has contractual rights to effect those two Buyouts and expects to complete these Buyouts during the remainder of 1998. However, there can be no assurance that the Company will be able to complete these Buyouts at the times, or in accordance with the terms and conditions, that it currently contemplates. These acquisitions will also be accounted for using the purchase method of accounting.



     The unaudited pro forma condensed combined balance sheet assumes that the Completed Acquisitions and the Proposed Acquisition occurred on December 31, 1997 and includes the December 31, 1997 historical consolidated balance sheets of Verio and the acquired businesses adjusted for the pro forma effects of these acquisitions. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1997 assumes that the Completed Acquisitions and the Proposed Acquisition had occurred on January 1, 1997, and includes the historical consolidated statements of operations of Verio and the Completed and Proposed Acquisition for the year ended December 31, 1997, adjusted for the pro forma effects of the acquisitions. The unaudited pro forma condensed combined balance sheet also assumes the conversion of the Preferred Stock into Common Stock upon completion of the proposed IPO.


     The unaudited pro forma condensed combined statement of operations is not necessarily indicative of the results of operations that would actually have occurred if the transactions had been consummated as of January 1, 1997 and is not intended to indicate the expected results for any future period. These statements should be read in conjunction with the historical consolidated financial statements and related notes thereto of Verio, and certain acquired businesses, included herein. The actual purchase accounting adjustments may be revised upon completion of the acquisitions.

                                   VERIO INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                         DECEMBER 31, 1997 (UNAUDITED)
                              AMOUNTS IN THOUSANDS

                                     ASSETS


                                                     HISTORICAL
                                      ----------------------------------------
                                                    COMPLETED       PROPOSED      PRO FORMA      PRO FORMA
                                                  ACQUISITIONS     ACQUISITION   ADJUSTMENTS     COMBINED
                                       VERIO        (NOTE B)        (NOTE B)      (NOTE D)         VERIO
                                      --------   ---------------   -----------   -----------     ---------
Current assets:
  Cash and cash equivalents.........  $ 72,586       $ 1,058         $  111       $(46,456)(1)   $155,304
                                                                                   128,005(9)
  Restricted cash and securities....    21,015            --             --        (12,732)(9)      8,283
  Receivables, net..................     7,565         1,847            165             --          9,577
  Prepaid expenses and other........     4,656           957             18           (535)(3)      5,096
                                      --------       -------         ------       --------       --------
          Total current assets......   105,822         3,862            294         68,282        178,260
Investments in affiliates, at
  cost..............................     2,378            --             --         (1,198)(1)      1,180
Restricted cash and securities......    19,539            --             --             --         19,539
Equipment and leasehold
  improvements, net.................    28,213         3,792            566             --         32,571
Other assets:
  Goodwill, net.....................    83,216            --             --         69,025(1)     152,241
  Other, net........................     7,303           223             14          3,666(9)      11,206
                                      --------       -------         ------       --------       --------
          Total assets..............  $246,471       $ 7,877         $  874       $139,775       $394,997
                                      ========       =======         ======       ========       ========

                                  LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable and accrued
     expenses.......................  $ 19,634       $ 2,448         $   59       $     --       $ 22,141
  Lines of credit, notes payable and
     current portion of long-term
     debt and capital lease
     obligations....................     4,326         1,474            142           (535)(3)      5,407
  Deferred revenue..................     7,177         1,755            119             --          9,051
                                      --------       -------         ------       --------       --------
          Total current
            liabilities.............    31,137         5,677            320           (535)        36,599
Long-term debt and capital lease
  obligations, less current
  portion...........................   142,321         1,208            122        129,043        272,694
                                      --------       -------         ------       --------       --------
          Total liabilities.........   173,458         6,885            442        128,508        309,293
Minority interests in
  subsidiaries......................     2,765            --             --         (2,765)(5)         --
Redeemable preferred stock..........    97,249         2,716             --         (2,716)(2)         --
                                                                                   (97,249)(7)
Stockholders' deficit:
  Preferred stock...................    10,200            --             --        (10,200)(7)         --
  Common stock and additional
     paid-in capital................     1,598         1,152            540         (1,692)(2)    134,607
                                                                                   107,449(7)
                                                                                    25,560(1)
  Warrants..........................    12,675            --             --             --         12,675
  Retained earnings (deficit).......   (51,474)       (2,876)          (108)         2,984(2)     (61,578)
                                                                                   (10,104)(9)
                                      --------       -------         ------       --------       --------
                                       (27,001)       (1,724)           432        113,997         85,704
                                      --------       -------         ------       --------       --------
          Total liabilities and
            stockholders' deficit...  $246,471       $ 7,877         $  874       $139,775       $394,997
                                      ========       =======         ======       ========       ========

                                   VERIO INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    YEAR ENDED DECEMBER 31, 1997 (UNAUDITED)
             AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA


                                                            HISTORICAL
                                             ----------------------------------------
                                                           COMPLETED       PROPOSED      PRO FORMA          PRO FORMA
                                                          ACQUISITIONS   ACQUISITION    ADJUSTMENTS         COMBINED
                                               VERIO        (NOTE C)       (NOTE C)      (NOTE D)             VERIO
                                             ----------   ------------   ------------   -----------        -----------
Revenue:
  Internet connectivity....................  $   23,476     $38,583         $1,094      $       (98)(3)    $    63,055
  Enhanced services and other..............      12,216      12,761            233               --             25,210
                                             ----------     -------         ------      -----------        -----------
         Total revenue.....................      35,692      51,344          1,327              (98)            88,265
                                             ----------     -------         ------      -----------        -----------
Costs and expenses:
  Internet services operating costs........      15,974      21,854            393              (76)(3)         38,145
  Selling, general and administrative and
    other..................................      49,383      31,900            787               --             82,070
  Depreciation and amortization............      10,624       3,130            127           12,030(4)          25,911
                                             ----------     -------         ------      -----------        -----------
         Total costs and expenses..........      75,981      56,884          1,307           11,954            146,126
                                             ----------     -------         ------      -----------        -----------
    Loss from operations...................     (40,289)     (5,540)            20          (12,052)           (57,861)
Other income (expense):
  Interest income..........................       6,080          65              2               --              6,147
  Interest expense.........................     (11,826)       (572)           (19)              --            (12,417)
  Equity in losses of affiliates...........      (1,958)         --             --            1,958(5)              --
                                             ----------     -------         ------      -----------        -----------
    Loss before minority interests and
      income taxes.........................     (47,993)     (6,047)             3          (10,094)           (64,131)
Minority interests.........................       1,924          --             --           (1,924)(5)             --
Income taxes...............................          --      (1,247)            --            1,247(6)              --
                                             ----------     -------         ------      -----------        -----------
         Net loss..........................     (46,069)     (7,294)            (3)         (10,771)           (64,131)
Accretion of preferred stock to liquidation
  value....................................        (260)         --             --              260(7)              --
                                             ----------     -------         ------      -----------        -----------
Net loss attributable to common
  stockholders.............................  $  (46,329)    $(7,294)        $    3      $   (10,511)       $   (64,131)
                                             ==========     =======         ======      ===========        ===========
Weighted average shares outstanding --basic
  and diluted..............................   1,144,685                                  20,945,667(8)      22,090,352
                                             ==========                                 ===========        ===========
Loss per common share -- basic and
  diluted..................................  $   (40.47)                                                   $     (2.90)
                                             ==========                                                    ===========

                                   VERIO INC.

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(A) BASIS OF PRESENTATION


     During the period from inception (March 1, 1996) to April 24, 1998, Verio completed numerous business combinations, and completed the Buyout of the remaining equity interests of certain ISPs in which it initially acquired a less-than-100% equity position (Completed Acquisitions). In addition, the Company has entered into a definitive agreement to acquire an additional ISP which has not been completed at the date of this Prospectus but which, in the opinion of management, is probable to be completed. This transaction is referred to as the "Proposed Acquisition." All of the acquisitions have been or will be accounted for using the purchase method of accounting. Summary information regarding the Completed and Proposed Acquisitions is as follows:



                                                                   OWNERSHIP
                                                                  PERCENTAGE
                                                                      FOR
                                                                   COMPLETED
                                                                 AND PROPOSED            CONSIDERATION
                                                                 ACQUISITIONS    -----------------------------
                                                                    THROUGH       CASH
                                                                   APRIL 24,       AND     PREFERRED
         COMPLETED ACQUISITIONS            ACQUISITION DATE(S)       1998         NOTES    STOCK(B)     TOTAL
         ----------------------            -------------------   -------------   -------   ---------   -------
                                                                                        (IN THOUSANDS)
On-Ramp Technologies, Inc................  August 1, 1996              51%
                                           October 4, 1996              4%
                                           February 26, 1998           45%       $13,485    $6,985     $20,470
National Knowledge Networks, Inc.........  August 2, 1996              26%
                                           November 7, 1997            15%
                                           February 27, 1998           59%         2,999        --       2,999
RAINet, Inc..............................  August 2, 1996             100%         2,000        --       2,000
Access One, Inc..........................  December 12, 1996           20%
                                           February 27, 1998           80%         6,006        --       6,006
CCnet, Inc...............................  December 19, 1996          100%         1,800        --       1,800
Signet Partners, Inc.....................  December 19, 1996           25%
                                           November 20, 1997           16%
                                           February 26, 1998           59%         1,234     1,283       2,517
Global Enterprise Services -- Network
  Division...............................  January 17, 1997           100%         2,350        --       2,350
Surf Network, Inc........................  January 31, 1997            25%
                                           December 22, 1997           75%           603        --         603
Pacific Rim Network, Inc.................  February 4, 1997            27%
                                           February 16, 1998           73%           850        --         850
Pioneer Global Telecommunications,
  Inc....................................  February 6, 1997           100%         1,011        --       1,011
Compute Intensive Inc....................  February 18, 1997           55%
                                           April 24, 1998              45%         7,099     8,042      15,141
NorthWestNet, Inc........................  February 28, 1997           85%
                                           March 6, 1998               15%        12,089     2,475      14,564
Internet Engineering Associates, Inc.....  March 4, 1997               20%
                                           February 25, 1998           80%           206     1,500       1,706
Internet Online, Inc.....................  March 5, 1997               35%         1,050        --       1,050
Structured Network Systems, Inc..........  March 6, 1997               20%
                                           April 16, 1998              80%         1,250        --       1,250

                                   VERIO INC.

                                                                   OWNERSHIP
                                                                  PERCENTAGE
                                                                      FOR
                                                                   COMPLETED
                                                                 AND PROPOSED            CONSIDERATION
                                                                 ACQUISITIONS    -----------------------------
                                                                    THROUGH       CASH
                                                                   APRIL 24,       AND     PREFERRED
         COMPLETED ACQUISITIONS            ACQUISITION DATE(S)       1998         NOTES    STOCK(B)     TOTAL
         ----------------------            -------------------   -------------   -------   ---------   -------
                                                                                        (IN THOUSANDS)
RustNet, Inc.............................  March 14, 1997             100%         1,703        --       1,703
AimNet Corporation.......................  May 19, 1997                55%
                                           September 22, 1997          45%         7,613        --       7,613
West Coast Online, Inc...................  July 26, 1996               20%
                                           April 29, 1997              12%
                                           September 30, 1997          68%         2,000        --       2,000
ServiceTech, Inc.........................  August 1, 1997              40%
                                           December 31, 1997           60%         2,055        --       2,055
Branch Information Services, Inc.........  September 17, 1997         100%         1,687        --       1,687
Communique, Inc..........................  October 2, 1997            100%         3,000        --       3,000
Clark Internet Services, Inc.............  October 17, 1997            51%
                                           February 25, 1998           49%         3,969     3,431       7,400
ATMnet...................................  November 5, 1997           100%         5,522        --       5,522
Global Internet Network Services, Inc....  December 1, 1997           100%         6,000        --       6,000
Sesquinet................................  December 24, 1997          100%(a)        732        --         732
PREPnet..................................  December 24, 1997          100%         1,405        --       1,405
Monumental Network Systems, Inc..........  December 31, 1997          100%         3,962        --       3,962
Internet Servers, Inc....................  December 31, 1997          100%         9,800    10,200      20,000
NSNet, Inc...............................  February 27, 1998          100%         1,535     1,765       3,300
LI Net, Inc..............................  April 9, 1998              100%         6,500        --       6,500
STARnet, L.L.C...........................  April 14, 1998             100%         3,500        --       3,500
Computing Engineers Inc..................  April 15, 1998             100%         9,000        --       9,000
Florida Internet Corporation.............  April 15, 1998             100%         2,200        --       2,200
Proposed Acquisition -- Matrix Online
  Media, Inc.............................          --                 100%         4,000        --       4,000


---------------


(a)  Assets of this entity were purchased by On-Ramp Technologies, Inc.



(b) Represents shares of Series D-1 Preferred Stock valued at $15 per share. For NorthWestNet, Inc., the amount represents options to purchase Preferred Stock at $15 per share. Such per share value was determined by the Company's Board of Directors based on comparable valuations of private and public companies, methodologies based on multiples of revenue and discounted cash flows, and arms-length negotiated values.



     The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 1997 includes historical balances of Verio and the businesses to be acquired adjusted for the pro forma effects of the acquisitions completed through April 24, 1998, including the acquisitions of the remaining interests in certain consolidated subsidiaries and minority owned affiliates, and a proposed acquisition which the Company

                                   VERIO INC.

believes is probable to be completed subsequent to April 24, 1998. All acquisitions are assumed to have been completed for cash, debt or the issuance of preferred stock of Verio. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1997 includes historical results of operations of Verio and the businesses acquired or to be acquired, including the acquisitions of the remaining interests in certain consolidated subsidiaries and minority owned affiliates, adjusted for the pro forma effects of the acquisitions.

                                   VERIO INC.



   NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


(B) HISTORICAL CONDENSED BALANCE SHEET INFORMATION -- COMPLETED AND PROPOSED ACQUISITIONS

     Historical condensed balance sheet information for the Completed Acquisitions as of December 31, 1997 is as follows:


                                                                      INTERNET                        NATIONAL       STRUCTURED
                                  PACIFIC RIM        SIGNET         ENGINEERING                      KNOWLEDGE         NETWORK
                                 NETWORK, INC.   PARTNERS, INC.   ASSOCIATES, INC.   NSNET, INC.   NETWORKS, INC.   SYSTEMS, INC.
                                 -------------   --------------   ----------------   -----------   --------------   -------------
Current assets:
  Cash and cash equivalents....      $  --           $  60              $271            $ 20          $   166           $  27
  Receivables, net.............         46             112               106              86               73             206
  Prepaid expenses and other...         31              83                49             354               12               1
                                     -----           -----              ----            ----          -------           -----
         Total current
           assets..............         77             255               426             460              251             234
Equipment and leasehold
  improvements, net............        181             238               191             379               92              54
  Other assets.................         --              25                45              67               13               7
                                     -----           -----              ----            ----          -------           -----
         Total assets..........      $ 258           $ 518              $662            $906          $   356           $ 295
                                     =====           =====              ====            ====          =======           =====
Current liabilities:
  Accounts payable and accrued
    expenses...................      $ 366           $ 285              $119            $139          $    70           $ 252
  Lines of credit, notes
    payable and current portion
    of long-term debt and
    capital lease
    obligations................        100              35                32             234               89              70
  Deferred revenue.............         12              88               157              83              112              16
                                     -----           -----              ----            ----          -------           -----
         Total current
           liabilities.........        478             408               308             456              271             338
  Long-term debt and capital
    lease obligations, less
    current portion............        124              10                10              62               65              15
                                     -----           -----              ----            ----          -------           -----
         Total liabilities.....        602             418               318             518              336             353
Redeemable preferred stock.....        150             802               206              --              899             150
Stockholders' equity:
  Common stock and additional
    paid-in capital............         55              38                10             107              227               1
  Retained earnings
    (deficit)..................       (549)           (740)              128             281           (1,106)           (209)
                                     -----           -----              ----            ----          -------           -----
         Total stockholders'
           equity (deficit)....       (494)           (702)              138             388             (879)           (208)
                                     -----           -----              ----            ----          -------           -----
         Total liabilities and
           stockholders' equity
           (deficit)...........      $ 258           $ 518              $662            $906          $   356           $ 295
                                     =====           =====              ====            ====          =======           =====

                                   VERIO INC.



   NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)



                                                                FLORIDA     COMPUTING
                                       ACCESS ONE,   LI NET    INTERNET     ENGINEERS   STARNET
                                          INC.        INC.    CORPORATION     INC.       LLC.      TOTAL
                                       -----------   ------   -----------   ---------   -------   -------
Current assets:
  Cash and cash equivalents..........    $  259      $  25       $   4       $   16      $210     $ 1,058
  Receivables, net...................       344        225         107          430       112       1,847
  Prepaid expenses and other.........       146          9         145           39        88         957
                                         ------      -----       -----       ------      ----     -------
         Total current assets........       749        259         256          485       410       3,862
Equipment and leasehold improvements,
  net................................       679        501         219        1,050       208       3,792
  Other assets.......................        10         29           3           20         4         223
                                         ------      -----       -----       ------      ----     -------
         Total assets................    $1,438      $ 789       $ 478       $1,555      $622     $ 7,877
                                         ======      =====       =====       ======      ====     =======
Current liabilities:
  Accounts payable and accrued
    expenses.........................    $  550      $ 268       $  96       $  259      $ 44     $ 2,448
  Lines of credit, notes payable and
    current portion of long-term debt
    and capital lease obligations....       453        153          --          308        --       1,474
  Deferred revenue...................       294        159         212          250       372       1,755
                                         ------      -----       -----       ------      ----     -------
         Total current liabilities...     1,297        580         308          817       416       5,677
  Long-term debt and capital lease
    obligations, less current
    portion..........................        38        270          --          614        --       1,208
                                         ------      -----       -----       ------      ----     -------
         Total liabilities...........     1,335        850         308        1,431       416       6,885
Redeemable preferred stock...........       509         --          --           --        --       2,716
Stockholders' equity:
  Common stock and additional paid-in
    capital..........................        93        317         298            6        --       1,152
  Retained earnings (deficit)........      (499)      (378)       (128)         118       206      (2,876)
                                         ------      -----       -----       ------      ----     -------
         Total stockholders' equity
           (deficit).................      (406)       (61)        170          124       206      (1,724)
                                         ------      -----       -----       ------      ----     -------
         Total liabilities and
           stockholders' equity
           (deficit).................    $1,438      $ 789       $ 478       $1,555      $622     $ 7,877
                                         ======      =====       =====       ======      ====     =======



Historical condensed balance sheet information for the Proposed Acquisition as of December 31, 1997 represents information for Matrix Online Media, Inc. only.

                                   VERIO INC.

(C) HISTORICAL CONDENSED STATEMENTS OF OPERATIONS INFORMATION -- COMPLETED AND PROPOSED ACQUISITIONS

     Historical condensed statement of operations information for the Completed Acquisitions for the year ended December 31, 1997 including the periods from January 1, 1997 to the dates of consolidation is as follows:

                                                                                           PIONEER GLOBAL
                                  AIMNET      RUSTNET,            COMPUTE    NORTHWEST   TELECOMMUNICATIONS,    WEST COAST
 YEAR ENDED DECEMBER 31, 1997   CORPORATION     INC.      GES    INTENSIVE      NET             INC.           ONLINE, INC.
 ----------------------------   -----------   --------   -----   ---------   ---------   -------------------   ------------
Revenue:
  Internet connectivity.......    $1,068       $ 310     $ 112     $ 468      $  709            $ 62              $1,192
  Enhanced services and
    other.....................       101          69        --       326         351               7                 457
                                  ------       -----     -----     -----      ------            ----              ------
        Total revenue.........     1,169         379       112       794       1,060              69               1,649
Operating costs and expenses:
  Internet services operating
    costs.....................       444         147        94       301         113              33                 735
  Selling, general and
    administrative and
    other.....................       978         319       133       673       1,661              37                 981
  Depreciation and
    amortization..............       248          17        --        16         136               4                  77
                                  ------       -----     -----     -----      ------            ----              ------
        Total costs and
          expenses............     1,670         483       227       990       1,910              74               1,793
                                  ------       -----     -----     -----      ------            ----              ------
  Earnings (loss) from
    operations................      (501)       (104)     (115)     (196)       (850)             (5)               (144)
Interest income...............         8                                                          --                  --
Interest expense..............        --          (8)       --        (8)         --              (2)                 --
                                  ------       -----     -----     -----      ------            ----              ------
    Earnings (loss) before
      income taxes............      (493)       (112)     (115)     (204)       (850)             (7)               (144)
Income taxes..................        --          --        --        --         118              (5)                 --
                                  ------       -----     -----     -----      ------            ----              ------
        Net earnings (loss)...    $ (493)      $(112)    $(115)    $(204)     $ (732)           $(12)             $ (144)
                                  ======       =====     =====     =====      ======            ====              ======

                                    BRANCH
                                 INFORMATION
 YEAR ENDED DECEMBER 31, 1997   SERVICES, INC.
 ----------------------------   --------------
Revenue:
  Internet connectivity.......       $588
  Enhanced services and
    other.....................         84
                                     ----
        Total revenue.........        672
Operating costs and expenses:
  Internet services operating
    costs.....................         84
  Selling, general and
    administrative and
    other.....................        298
  Depreciation and
    amortization..............          2
                                     ----
        Total costs and
          expenses............        384
                                     ----
  Earnings (loss) from
    operations................        288
Interest income...............         --
Interest expense..............         --
                                     ----
    Earnings (loss) before
      income taxes............        288
Income taxes..................       (101)
                                     ----
        Net earnings (loss)...       $187
                                     ====

                                                                                                         GLOBAL
                                                             CLARK                                      INTERNET
                                                           INTERNET      SURF                            NETWORK
                                             COMMUNIQUE,   SERVICES,   NETWORK,                         SERVICES,
                                                INC.         INC.        INC.     SESQUINET   ATMNET      INC.      PREPNET
                                             -----------   ---------   --------   ---------   -------   ---------   -------
Revenue
  Internet connectivity....................    $1,454       $2,582      $  585     $1,124     $2,754     $2,501     $2,026
  Enhanced services and other..............       764          562         190         --         73      1,284        121
                                               ------       ------      ------     ------     -------    ------     ------
        Total revenue......................     2,218        3,144         775      1,124      2,827      3,785      2,147
Operating costs and expenses:
  Internet services operating costs........       690        1,394         431        538      2,976      2,679        793
  Selling, general and administrative and
    other..................................     1,159        1,784         981        367      1,786      1,019        773
  Depreciation and amortization............         5          116          76         54         40        280        121
                                               ------       ------      ------     ------     -------    ------     ------
    Total costs and expenses...............     1,854        3,294       1,488        959      4,802      3,978      1,687
                                               ------       ------      ------     ------     -------    ------     ------
    Earnings (loss) from operations........       364         (150)       (713)       165     (1,975)      (193)       460
Interest income............................        --            2          --         --         --         --         --
Interest expense...........................        --          (25)        (33)        --       (171)        (8)       (11)
                                               ------       ------      ------     ------     -------    ------     ------
    Earnings (loss) before income taxes....       364         (173)       (746)       165     (2,146)      (201)       449
Income taxes...............................      (127)          --          --        (58)        --         --       (171)
                                               ------       ------      ------     ------     -------    ------     ------
        Net earnings (loss)................    $  237       $ (173)     $ (746)    $  107     $(2,146)   $ (201)    $  278
                                               ======       ======      ======     ======     =======    ======     ======

                                   VERIO INC.

                                                                                                       INTERNET
                                            INTERNET   SERVICE    PACIFIC RIM     SIGNET              ENGINEERING    STRUCTURED
                              MONUMENTAL,   SERVERS,    TECH,      NETWORK,      PARTNERS,   NSNET,   ASSOCIATES,      NETWORK
                                 INC.         INC.      INC.         INC.          INC.       INC.       INC.       SYSTEMS, INC.
                              -----------   --------   -------   -------------   ---------   ------   -----------   -------------
Revenue:
  Internet connectivity.....    $2,425       $  704    $ 1,536       $ 472        $1,133     $1,832     $  831          $ 859
  Enhanced services and
    other...................        47        3,688        627         337           518         15        303             27
                                ------       ------    -------       -----        ------     ------     ------          -----
      Total revenue.........     2,472        4,392      2,163         809         1,651      1,847      1,134            886
Operating costs and
  expenses:
  Internet services
    operating costs.........     1,162          536      1,229         385           336        471        323            473
  Selling, general and
    administrative and
    other...................     1,757        2,006      1,814         674         1,977        939        678            511
  Depreciation and
    amortization............       172          260        197          69            10        126         63             --
                                ------       ------    -------       -----        ------     ------     ------          -----
      Total costs and
         expenses...........     3,091        2,802      3,240       1,128         2,323      1,536      1,064            984
                                ------       ------    -------       -----        ------     ------     ------          -----
    Earnings (loss) from
      operations............      (619)       1,590     (1,077)       (319)         (672)       311         70            (98)
Interest income.............        --           26         --          --            --         --         14             --
Interest expense............       (16)          --        (42)        (15)           (5)        (6)        --            (17)
                                ------       ------    -------       -----        ------     ------     ------          -----
    Earnings (loss) before
      income taxes..........      (635)       1,616     (1,119)       (334)         (677)       305         84           (115)
Income taxes................        --         (602)        33         (15)           --       (116)       (29)            --
                                ------       ------    -------       -----        ------     ------     ------          -----
      Net earnings (loss)...    $ (635)      $1,014    $(1,086)      $(349)       $ (677)    $  189     $   55          $(115)
                                ======       ======    =======       =====        ======     ======     ======          =====


                                              NATIONAL
                                              KNOWLEDGE                 FLORIDA     COMPUTING
                                 ACCESSONE,   NETWORKS,      LI        INTERNET     ENGINEERS   STARNET,
                                    INC.        INC.      NET, INC.   CORPORATION     INC.       L.L.C.     TOTAL
                                 ----------   ---------   ---------   -----------   ---------   --------   -------
Revenue:
  Internet connectivity........    $2,484      $1,169      $1,907       $1,172       $3,322      $1,202    $38,583
  Enhanced services and
    other......................     1,035         234         120          264          758         399     12,761
                                   ------      ------      ------       ------       ------      ------    -------
      Total revenue............     3,519       1,403       2,027        1,436        4,080       1,601     51,344
Operating costs and expenses:
  Internet services operating
    costs......................     1,510         669         792          773        1,026         717     21,854
  Selling, general and
    administrative and other...     2,251       1,282       1,573          578        2,341         570     31,900
  Depreciation and
    amortization...............       245          55         135          121          329         156      3,130
                                   ------      ------      ------       ------       ------      ------    -------
      Total costs and
         expenses..............     4,006       2,006       2,500        1,472        3,696       1,443     56,884
                                   ------      ------      ------       ------       ------      ------    -------
    Earnings (loss) from
      operations...............      (487)       (603)       (473)         (36)         384         158     (5,540)
Interest income................        --           6          --           --           --           9         65
Interest expense...............       (26)        (26)        (39)         (12)         (96)         (6)      (572)
                                   ------      ------      ------       ------       ------      ------    -------
    Earnings (loss) before
      income taxes.............      (513)       (623)       (512)         (48)         288         161     (6,047)
Income taxes...................        --          (3)         --           --         (110)        (61)    (1,247)
                                   ------      ------      ------       ------       ------      ------    -------
      Net earnings (loss)......    $ (513)     $ (626)     $ (512)      $  (48)      $  178      $  100    $(7,294)
                                   ======      ======      ======       ======       ======      ======    =======



     Historical condensed statement of operations information for the Proposed Acquisition for the year ended December 31, 1997 represents information for Matrix Online Media, Inc. only.

                                   VERIO INC.

(D) PRO FORMA ADJUSTMENTS

     The following pro forma adjustments have been made to the condensed combined balance sheet as of December 31, 1997 and the condensed combined statement of operations for the year ended December 31, 1997. The purchase accounting adjustments relating to the acquisitions completed prior to January 1, 1998 are included in the historical consolidated balance sheet of Verio as of December 31, 1997.


          (1) To reflect cash and 1,704,000 shares of preferred stock, which is the approximate number of shares issued and proposed to be issued as of December 31, 1997 in connection with the Completed and Proposed Acquisitions subsequent to December 31, 1997, and the allocation of excess purchase price to goodwill in the amount of $69,025,000 and to adjust investments in affiliates for the proposed acquisitions of majority interests. Preferred shares issued for acquisitions were recorded at fair value as determined by the Company's Board of Directors and based on other third-party issuances of Company securities. In the opinion of management, the historical balances of all other assets acquired and liabilities assumed approximate fair value.



          (2) To eliminate equity accounts of the Proposed Acquisition.


          (3) To eliminate intercompany revenue, expenses, receivables and payables.


          (4) To adjust amortization expense due to increase in carrying value of goodwill, using a ten-year life, including additional amortization expense related to consolidated acquisitions completed during 1997, as if such acquisitions had been completed as of January 1, 1997, as follows:



        Pro forma goodwill for acquisitions completed or proposed to be completed after December 31, 1997 as if the
          acquisitions occurred on January 1, 1997..................  $69,025
        Amortization period (years).................................       10
                                                                      -------
        Amortization of goodwill for acquisitions completed or
          proposed to be completed after December 31, 1997..........    6,903
        Amortization of goodwill on 1997 acquisitions for the period from January 1, 1997 through the date of acquisition as if
          the acquisitions had occurred as of January 1, 1997.......    5,127
                                                                      -------
        Total.......................................................  $12,030
                                                                      =======


          (5) To eliminate minority interests share of equity and operations and equity in losses of affiliates upon acquisition of 100% ownership interests.

          (6) To eliminate income tax expense or benefit of acquired businesses due to consolidated net operating loss for the year ended December 31, 1997.


          (7) To reflect the conversion of all preferred shares into common stock upon completion of the proposed IPO.



          (8) To reflect the conversion of 20,945,667 shares of preferred stock into common stock upon completion of the proposed IPO, including 1,704,000 shares of preferred stock assumed to be issued and converted to common stock subsequent to December 31, 1997.



          (9) To reflect (i) the proceeds from the Old 1998 Notes, after the effect of the Refinancing and including deferred financing costs of $3,666,000, (ii) the extraordinary charge of approximately $10,104,000 for the loss on the Refinancing, and (iii) the reduction of restricted cash requirements of $12,732,000 in connection with the Refinancing.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying consolidated balance sheets of Verio Inc. and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the period from inception (March 1, 1996) to December 31, 1996 and the year ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Verio Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for the period from inception (March 1, 1996) to December 31, 1996 and the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
February 25, 1998

                          VERIO INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS


                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996        1997
                                                              --------    --------
Current assets:
  Cash and cash equivalents.................................  $ 66,467    $ 72,586
  Restricted cash and securities (notes 3 and 4)............        --      21,015
  Receivables:
    Trade, net of allowance for doubtful accounts of $117
     and $1,233.............................................       611       7,565
    Affiliates..............................................       119         735
  Prepaid expenses and other................................       410       3,921
                                                              --------    --------
        Total current assets................................    67,607     105,822
Restricted cash and securities (notes 3 and 4)..............        --      19,539
Investments in affiliates, at cost (note 2).................     1,536       2,378
Equipment and leasehold improvements:
  Internet access and computer equipment....................     4,485      30,535
  Furniture, fixtures and computer software.................       220       3,301
  Leasehold improvements....................................       141       1,596
                                                              --------    --------
                                                                 4,846      35,432
  Less accumulated depreciation and amortization............      (359)     (7,219)
                                                              --------    --------
        Net equipment and leasehold improvements............     4,487      28,213
Other assets:
  Goodwill, net of accumulated amortization of $303 and
    $3,595 (note 2).........................................     8,736      83,216
  Debt issuance costs, net of accumulated amortization of
    $330....................................................        --       4,858
  Organization costs and other, net.........................       262       2,445
                                                              --------    --------
        Total assets........................................  $ 82,628    $246,471
                                                              ========    ========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..........................................  $  2,132    $  7,389
  Accrued expenses..........................................       931      11,401
  Accrued interest payable..................................        --         844
  Accrued preferred stock issuance costs....................     1,110          --
  Lines of credit, notes payable and current portion of
    long-term debt (note 3).................................     2,573       2,751
  Current portion of capital lease obligations (note 4).....        64       1,575
  Deferred revenue..........................................       659       7,177
                                                              --------    --------
        Total current liabilities...........................     7,469      31,137
Long-term debt, less current portion, net of discount (note
  3)........................................................        20     139,376
Capital lease obligations, less current portion (note 4)....        86       2,945
                                                              --------    --------
        Total liabilities...................................     7,575     173,458
                                                              --------    --------
Minority interests in subsidiaries (note 2).................     2,231       2,765
Redeemable preferred stock (note 5):
  Series A, convertible, $.001 par value. 6,100,000 shares
    authorized, 6,033,333 shares issued and outstanding at
    December 31, 1996 and 1997. Liquidation preference of
    $18,100.................................................    18,078      18,080
  Series B, convertible, $.001 par value. 10,117,000 shares
    authorized 10,000,000 and 10,028,334 shares issued and
    outstanding at December 31, 1996 and 1997. Liquidation
    preference of $60,170...................................    58,799      59,193
  Series C, convertible, $.001 par value. 2,500,000 shares
    authorized, issued and outstanding at December 31, 1997.
    Liquidation preference of $20,000.......................        --      19,976
                                                              --------    --------
                                                                76,877      97,249
                                                              --------    --------
Stockholders' equity (deficit) (note 6):
  Preferred stock, Series D-1, convertible, $.001 par value.
    3,000,000 shares authorized, 680,000 shares issued and
    outstanding at December 31, 1997. Liquidation preference
    of $10,200 (note 5).....................................        --      10,200
  Common stock, $.001 par value; 35,133,000 shares
    authorized; 1,090,000 and 1,254,533 shares issued and
    outstanding at December 31, 1996 and 1997 (20,496,200
    shares pro forma).......................................         1           1
  Additional paid-in capital................................     1,089      14,272
  Accumulated deficit.......................................    (5,145)    (51,474)
                                                              --------    --------
        Total stockholders' equity (deficit)................    (4,055)    (27,001)
                                                              --------    --------
Commitments (notes 2, 4 and 5)
        Total liabilities and stockholders' deficit.........  $ 82,628    $246,471
                                                              ========    ========


          See accompanying notes to consolidated financial statements.

                          VERIO INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
            (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                 PERIOD FROM
                                                                  INCEPTION            YEAR
                                                               (MARCH 1, 1996)        ENDED
                                                               TO DECEMBER 31,     DECEMBER 31,
                                                                    1996               1997
                                                              -----------------    ------------
Revenue:
  Internet connectivity:
     Dedicated..............................................       $ 1,100           $ 16,383
     Dial-up................................................         1,139              7,093
  Enhanced services and other...............................           126             12,216
                                                                   -------           --------
          Total revenue.....................................         2,365             35,692
Costs and expenses:
  Internet services operating costs.........................           974             15,974
  Selling, general and administrative and other.............         7,002             49,383
  Depreciation and amortization.............................           669             10,624
                                                                   -------           --------
          Total costs and expenses..........................         8,645             75,981
                                                                   -------           --------
          Loss from operations..............................        (6,280)           (40,289)
Other income (expense):
  Interest income...........................................           593              6,080
  Interest expense..........................................          (115)           (11,826)
  Equity in losses of affiliates............................            --             (1,958)
                                                                   -------           --------
          Loss before minority interests....................        (5,802)           (47,993)
Minority interests..........................................           680              1,924
                                                                   -------           --------
          Net loss..........................................        (5,122)           (46,069)
Accretion of preferred stock to liquidation value...........           (23)              (260)
                                                                   -------           --------
          Net loss attributable to common shareholders......       $(5,145)          $(46,329)
                                                                   =======           ========
Loss per common share -- basic and diluted..................       $ (5.29)          $ (40.47)
                                                                   =======           ========
Weighted average number of common shares outstanding --basic
  and diluted...............................................       971,748          1,144,685
                                                                   =======           ========

          See accompanying notes to consolidated financial statements.

                          VERIO INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                      COMMON STOCK      ADDITIONAL
                                       PREFERRED   ------------------    PAID-IN     ACCUMULATED
                                         STOCK      SHARES     AMOUNT    CAPITAL       DEFICIT      TOTAL
                                       ---------   ---------   ------   ----------   -----------   --------
BALANCES AT INCEPTION................   $    --           --    $--      $    --      $     --     $     --
Issuance of common stock for cash....        --    1,090,000      1        1,089            --        1,090
Accretion of preferred stock to
  liquidation value..................        --           --     --           --           (23)         (23)
Net loss.............................        --           --     --           --        (5,122)      (5,122)
                                        -------    ---------    ---      -------      --------     --------
BALANCES AT DECEMBER 31, 1996........        --    1,090,000      1        1,089        (5,145)      (4,055)
Issuance of common stock for exercise
  of options.........................        --       76,200                 148            --          148
Issuance of common stock for cash....        --       88,333                 360            --          360
Warrants issued in connection with
  debt offering (note 3).............        --           --     --       12,675            --       12,675
Issuance of preferred stock in
  business combination (note 5)......    10,200           --     --           --            --       10,200
Accretion of redeemable preferred
  stock to liquidation value.........        --           --                  --          (260)        (260)
Net loss.............................        --           --     --                    (46,069)     (46,069)
                                        -------    ---------    ---      -------      --------     --------
BALANCES AT DECEMBER 31, 1997........   $10,200    1,254,533    $ 1      $14,272      $(51,474)    $(27,001)
                                        =======    =========    ===      =======      ========     ========

          See accompanying notes to consolidated financial statements.

                          VERIO INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                              PERIOD FROM INCEPTION        YEAR
                                                                 (MARCH 1, 1996)          ENDED
                                                                 TO DECEMBER 31,       DECEMBER 31,
                                                                      1996                 1997
                                                              ---------------------    ------------
Cash flows from operating activities:
  Net loss..................................................         $(5,122)            $(46,069)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Depreciation and amortization..........................             669               10,624
     Minority interests' share of losses....................            (680)              (1,924)
     Equity in losses of affiliates.........................              --                1,958
     Changes in operating assets and liabilities, excluding
       effects of business combinations:
       Receivables..........................................            (265)              (1,561)
       Prepaid expenses and other current assets............            (284)              (2,305)
       Accounts payable.....................................           1,439               (1,656)
       Accrued expenses.....................................           1,910                3,082
       Accrued interest payable.............................              --                  844
       Deferred revenue.....................................               7                1,684
                                                                     -------             --------
          Net cash used by operating activities.............          (2,326)             (35,323)
                                                                     -------             --------
Cash flows from investing activities:
  Acquisition of equipment and leasehold improvements.......          (3,430)             (14,547)
  Acquisition of net assets in business combinations and
     investments in affiliates, net of cash acquired........          (5,627)             (64,023)
  Restricted cash and securities............................                              (40,554)
  Other.....................................................             (66)              (1,206)
                                                                     -------             --------
          Net cash used by investing activities.............          (9,123)            (120,330)
                                                                     -------             --------
Cash flows from financing activities:
  Proceeds from lines of credit, notes payable and long-term
     debt...................................................              --              145,512
  Repayments of lines of credit and notes payable...........             (20)              (3,468)
  Repayments of capital lease obligations...................              (8)                (950)
  Proceeds from issuance of common and preferred stock, net
     of issuance costs......................................          77,944               20,678
                                                                     -------             --------
          Net cash provided by financing activities.........          77,916              161,772
                                                                     -------             --------
          Net increase in cash and cash equivalents.........          66,467                6,119
Cash and cash equivalents:
  Beginning of period.......................................              --               66,467
                                                                     -------             --------
  End of period.............................................         $66,467             $ 72,586
                                                                     =======             ========
Supplemental disclosures of cash flow information:
  Cash paid for interest....................................         $    --             $ 10,982
                                                                     =======             ========
  Equipment acquired through capital lease obligations......         $    58             $  3,301
                                                                     =======             ========
  Acquisition of net assets in business combination through
     issuance of notes payable..............................         $ 6,675             $  4,718
                                                                     =======             ========
  Acquisition of net assets in business combination through
     issuance of preferred stock............................         $    --             $ 10,200
                                                                     =======             ========
  Warrants issued in connection with debt offering..........         $    --             $ 12,675
                                                                     =======             ========

          See accompanying notes to consolidated financial statements.

                          VERIO INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization and Basis of Presentation

     Verio Inc. (Verio or the Company) was incorporated on March 1, 1996 to capitalize on the growing demand for Internet access and enhanced services by business users through the acquisition, integration, and growth of existing independent Internet service providers with a business customer focus in targeted geographic regions. The goal of the Company is to be the dominant, full-service national provider of Internet connectivity and enhanced Internet services to small and medium sized businesses. The Company commenced operations in April 1996 and had no activity other than the sale of common stock to founders prior to April 1, 1996.

     The accompanying consolidated financial statements include the accounts of Verio and its majority owned subsidiaries, as described in Note 2. All significant intercompany balances and transactions have been eliminated in consolidation. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  (b) Cash and Cash Equivalents and Restricted Cash

     The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Included in cash equivalents as of December 31, 1996 and December 31, 1997 are U.S. government, municipal and corporate debt securities, money market accounts and commercial paper, totaling $61,769,000 and $75,442,000 (exclusive of cash overdraft in the amount of $11,228,000), respectively, with maturities ranging from thirty to ninety days.

     Restricted cash and securities include U.S. government securities which are classified as securities held to maturity and recorded at cost. At December 31, 1997, cost approximated market value.

  (c) Equipment and Leasehold Improvements

     Equipment and leasehold improvements are recorded at cost. Depreciation is provided over the estimated useful lives of the assets ranging from 3 to 5 years using the straight-line method. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset.

  (d) Investments in Affiliates and Consolidation of Subsidiaries

     Investments in affiliates represent newly issued preferred shares of various affiliates. The preferred shares are convertible at the option of the Company into common shares on a one-for-one basis and represent future common stock ownership interests, upon conversion, of less than 50%. As the Company did not acquire a common stock ownership interest, these investments are recorded at cost until such time as the preferred shares are converted to common. In addition, if these entities incur losses resulting in the equity of the common shareholders being reduced to zero, the Company will utilize the equity method of accounting for these investments and will generally recognize 100% of all losses of the affiliates from that date, up to the amount of the Company's investment, based on the inability of the majority common shareholders to fund additional losses. During the year ended December 31, 1997, the Company recognized equity in losses of affiliates of $1,958,000 under this method of accounting.

     The Company has also acquired preferred shares in certain entities which are convertible into future common stock ownership interests of greater than 50%. In these situations, the Company has majority representation on the Board of Directors and majority voting rights, exercises significant control over the

                          VERIO INC. AND SUBSIDIARIES
entities' operations, and intends to acquire a 100% common ownership interest in the future. Accordingly, the accounts of these investees have been consolidated with those of the Company in the accompanying consolidated financial statements from the dates of acquisition (see note 2).

  (e) Other Assets

     The excess of cost over the fair value of net assets acquired, or goodwill, is amortized using the straight-line method over a 10-year period. Other intangibles are amortized using the straight-line method over periods ranging from three to seven years.

  (f) Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lives Assets to be Disposed Of (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indications of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. In addition, the recoverability of goodwill is further evaluated under the provisions of APB Opinion No. 17, Intangible Assets, based upon undiscounted cash flows. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

  (g) Revenue Recognition

     Revenue related to Internet services is recognized as the services are provided, and deferred and amortized to operations for amounts billed relating to future periods. Installation and customer set-up fees are recognized upon completion of the services. Revenue from consulting services is recognized as the services are provided. Revenue from hardware and software sales is recognized upon shipment of the respective products.


  (h) Peering Relationships



     The Company does not pay any fees in connection with its peering relationships with other companies and does not record revenue or expense in connection with those arrangements. The nature of these relationships is that the parties share the responsibility for communications that occur between their respective local networks. These peering relationships are essentially exchanges of similar productive assets rather than a culmination of an earnings process. Accordingly, these arrangements are appropriately not reflected in the operations of the Company.



  (i) Income Taxes


     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the difference is expected to reverse.


  (j) Stock-Based Compensation



     The Company accounts for its stock-based employee compensation plans using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations (APB 25). The Company has provided pro forma disclosures of net loss and loss per share as if the fair value based method of accounting for the plans, as prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), had been applied. Pro forma disclosures include the effects of employee stock options granted during the period and year ended December 31, 1996 and 1997.

                          VERIO INC. AND SUBSIDIARIES

  (k) Loss Per Share


     Loss per share is presented in accordance with the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share, (SFAS 128). SFAS 128 replaced the presentation of primary and fully diluted earnings (loss) per share (EPS), with a presentation of basic EPS and diluted EPS. Under SFAS 128, basic EPS excludes dilution for common stock equivalents and is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and resulted in the issuance of common stock. Basic and diluted EPS are the same in 1996 and 1997, and all common stock equivalents are antidilutive.

(2) BUSINESS COMBINATIONS AND INVESTMENTS IN AFFILIATES


     During the period from inception (March 1, 1996) to December 31, 1996, the Company completed seven business combinations and investments for cash and notes payable. All of the acquisitions were accounted for using the purchase method of accounting, and represent the acquisition of stock or net assets. Outstanding stock options of acquired businesses were included in the determination of the purchase prices based on fair values. For those businesses acquired and consolidated, the results of operations for the acquired businesses are included in the Company's consolidated statement of operations from the dates of acquisition. Summary information regarding the business combinations is as follows:


  Consolidated acquisitions in 1996:


                                                                     TOTAL OWNERSHIP
                                                       OWNERSHIP       INTEREST AT     APPROXIMATE
                                                        INTEREST      DECEMBER 31,      PURCHASE
          BUSINESS NAME            ACQUISITION DATE   PURCHASED(A)       1996(A)          PRICE
          -------------            ----------------   ------------   ---------------   -----------
On-Ramp Technologies, Inc........  August 1, 1996          51%
                                   October 4, 1996          4%              55%(b)     $ 8,775,000
RAINet, Inc......................  August 2, 1996         100%             100%(c)       2,000,000
CCnet Inc........................  December 19, 1996      100%             100%(c)       1,800,000
                                                                                       -----------
                                                                                       $12,575,000
Acquisition costs................                                                          284,000
                                                                                       -----------
                                                                                       $12,859,000
                                                                                       ===========



The aggregate purchase price, including acquisition costs was allocated based upon fair value as follows:


Equipment............................................  $ 1,359,000
Goodwill.............................................    9,039,000
Net current assets...................................    2,461,000
                                                       -----------
         Total purchase price........................  $12,859,000
                                                       ===========

  Unconsolidated investments in 1996:


                                                   OWNERSHIP       TOTAL OWNERSHIP      APPROXIMATE
                                                    INTEREST         INTEREST AT         PURCHASE
        BUSINESS NAME          ACQUISITION DATE   PURCHASED(A)   DECEMBER 31, 1996(A)      PRICE
        -------------          ----------------   ------------   --------------------   -----------
West Coast Online, Inc.......  July 26, 1996           20%                20%(b)        $  225,000
National Knowledge Networks,
  Inc........................  August 2, 1996          26%                26%(b)           300,001
Access One, Inc..............  December 12, 1996       20%                20%(b)           506,039
Signet Partners, Inc.........  December 19, 1996       25%                25%(b)           402,960
                                                                                        ----------
                                                                                        $1,434,000
Acquisition costs............                                                              102,000
                                                                                        ----------
                                                                                        $1,536,000
                                                                                        ==========



     During the year ended December 31, 1997, the Company completed 23 business combinations and investments for cash, notes payable and preferred stock. All of the acquisitions were accounted for using the purchase method of accounting. For those businesses acquired and consolidated, the results of operations for

                          VERIO INC. AND SUBSIDIARIES
the acquired businesses are included in the Company's consolidated statement of operations from the dates of acquisition. Seventeen subsidiaries were acquired and newly consolidated during 1997. In addition, the Company formed two new start-up subsidiaries. Summary information regarding these acquisitions is as follows:

  Consolidated acquisitions in 1997:


                                                 OWNERSHIP       TOTAL OWNERSHIP      APPROXIMATE
                                                  INTEREST         INTEREST AT         PURCHASE
      BUSINESS NAME         ACQUISITION DATE    PURCHASED(A)   DECEMBER 31, 1997(A)    PRICE(E)
      -------------         ----------------    ------------   --------------------   -----------
Global Enterprise
  Services -- Network
  Division...............  January 17, 1997         100%               100%(d)        $ 2,350,000
Pioneer Global
  Telecommunications,
  Inc. ..................  February 6, 1997         100%               100%(c)          1,011,000
Compute Intensive
  Inc. ..................  February 18, 1997         55%                55%(b)          4,900,000
NorthWestNet, Inc. ......  February 28, 1997         85%                85%(c)          9,464,000
RUSTnet, Inc. ...........  March 14, 1997           100%               100%(c)          1,703,000
Aimnet Corporation.......  May 19, 1997              55%
                           September 22, 1997        45%               100%(c)          7,613,000
Branch Information
  Services, Inc. ........  September 17, 1997       100%               100%(c)          1,687,000
West Coast Online,
  Inc. ..................  April 29, 1997            12%
                           September 30, 1997        68%               100%(b)          1,775,000
Communique, Inc. ........  October 2, 1997          100%               100%(c)          3,000,000
Clark Internet Services,
  Inc. ..................  October 17, 1997          51%                51%(b)          3,520,000
ATMnet ..................  November 5, 1997         100%               100%(d)          5,522,000
Global Internet Network
  Services, Inc. ........  December 1, 1997         100%               100%(c)          6,000,000
Surf Network, Inc. ......  January 31, 1997          25%
                           December 22, 1997         75%               100%(b)            603,000
PREPnet..................  December 24, 1997        100%               100%(d)          1,405,000
Sesquinet................  December 24, 1997        100%               100%(d)            732,000
Service Tech, Inc. ......  August 1, 1997            40%
                           December 31, 1997         60%               100%(b)          2,055,000
Monumental Network
  Systems, Inc. .........  December 31, 1997        100%               100%(c)          3,962,000
Internet Servers,
  Inc. ..................  December 31, 1997        100%               100%(c)         20,000,000
                                                                                      -----------
                                                                                      $77,302,000
Acquisition costs........                                                               3,396,000
                                                                                      -----------
                                                                                      $80,698,000
                                                                                      ===========


     The aggregate purchase price, including acquisition costs of $3,396,000 was allocated based upon fair values as follows:

Equipment......................................  $ 12,378,000
Goodwill.......................................    77,772,000
Net current liabilities........................    (9,452,000)
                                                 ------------
          Total purchase price.................  $ 80,698,000
                                                 ============

                          VERIO INC. AND SUBSIDIARIES

  Unconsolidated investments in 1997:


                                             OWNERSHIP       TOTAL OWNERSHIP      APPROXIMATE
                                              INTEREST         INTEREST AT         PURCHASE
    BUSINESS NAME       ACQUISITION DATE    PURCHASED(A)   DECEMBER 31, 1997(A)    PRICE(E)
    -------------       ----------------    ------------   --------------------   -----------
Pacific Rim Network,
  Inc. ...............  February 4, 1997         27%                27%(b)           150,000
Internet Engineering
  Associates, Inc. ...  March 4, 1997            20%                20%(b)           206,000
Internet Online,
  Inc. ...............  March 5, 1997            35%                35%(b)         1,050,000
Structured Network
  Systems, Inc. ......  March 6, 1997            20%                20%(b)           150,000
National Knowledge
  Networks, Inc. .....  November 7, 1997         15%                41%(b)           599,000
Signet Partners,
  Inc. ...............  November 20, 1997        16%                41%(b)           414,000
                                                                                  ----------
                                                                                  $2,569,000
Acquisition costs.....                                                               253,000
                                                                                  ----------
                                                                                  $2,822,000
                                                                                  ==========



---------------


(a) Represents existing ownership interest or, in the case of investments in preferred stock, ownership upon conversion of preferred shares to common, on a fully diluted basis.

(b)  Represents ownership of preferred stock of affiliate or subsidiary.

(c)  Represents ownership of common stock of affiliate or subsidiary.

(d)  Represents acquisition of net assets.


(e) Purchase prices are comprised of cash and notes payable for all Acquisitions except Internet Servers, Inc. which included the issuance of 680,000 shares of Series D-1 preferred stock at $15 per share. Such per share value was determined by the Company's Board of Directors based on comparable valuations of private and public companies, methodologies based on multiples of revenue and discounted cash flows, and arms-length negotiated values.


     The following unaudited condensed pro forma information presents the unaudited results of operations of the Company as if the above consolidated acquisitions had occurred on January 1, 1996:

                                                               YEAR ENDED DECEMBER 31,
                                                              --------------------------
                                                                 1996            1997
                                                              ----------      ----------
                                                                (AMOUNTS IN THOUSANDS,
                                                              EXCEPT FOR PER SHARE DATA)
Revenue.....................................................   $ 44,693        $ 63,665
Net loss....................................................    (33,326)        (59,006)
Net loss attributable to common shareholders................    (33,349)        (59,266)
Loss per common share -- basic and diluted..................   $ (34.32)       $ (51.77)

     The pro forma results do not necessarily represent results that would have occurred if the consolidated acquisitions had taken place as of January 1, 1996, nor are they necessarily indicative of the results of future operations.

     For all of its less-than-100%-owned ISP affiliates, the Company has the option to acquire all of the remaining ownership interests. Generally, the option may be exercised beginning one year from the date of the initial investment or upon the earlier of the completion of an initial public offering of common stock by the

                          VERIO INC. AND SUBSIDIARIES

Company or a significant strategic investment in the Company. In one case, the Company's option becomes mandatorily exercisable upon completion of an initial public offering.

     Subsequent to December 31, 1997 and through February 25, 1998, the Company has completed or expects to complete the acquisition of the remaining ownership interests and acquisitions of 12 ISPs, for total consideration of approximately $50 million in preferred stock and cash.

(3) DEBT

     Lines of credit, notes payable and long-term debt consists of the following as of December 31, 1996 and 1997:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                1996          1997
                                                              ---------    ----------
                                                              (AMOUNTS IN THOUSANDS)
13.5% Senior Notes due in 2004, net of unamortized discount
  of $12,130,136(a).........................................   $    --      $137,870
Revolving lines of credit, bearing interest at .5% to 2.00%
  above prime, (9.0% to 10.5% at December 31, 1997) due
  primarily on demand, secured by restricted cash of
  $765,000..................................................        --           788
Unsecured notes payable bearing interest primarily at 7%,
  due in 1998 and 1999......................................     2,500         2,809
Other.......................................................        93           660
                                                               -------      --------
                                                                 2,593       142,127
Less current portion........................................    (2,573)       (2,751)
                                                               -------      --------
          Long-term debt, less current portion..............   $    20      $139,376
                                                               =======      ========

---------------

(a) In June 1997, the Company completed a debt offering of $150,000,000, 13.5% Senior Notes due 2004 (the "1997 Notes") and warrants to purchase 2,112,480 shares of common stock at $.01 per share, which were valued at approximately $12,675,000 based on the Company's most recent equity offering. Interest on the 1997 Notes is payable semi-annually on June 15 and December 15 of each year. The value attributed to the warrants has been recorded as debt discount and is being amortized to interest expense using the interest method over the term of the 1997 Notes. Upon closing, the Company deposited U.S. Treasury securities in an escrow account in an amount that, together with interest on the securities, will be sufficient to fund the first five interest payments (through December 1999) on the 1997 Notes. This restricted cash and securities balance totaled $38,195,404 at December 31, 1997. The 1997 Notes are redeemable on or after June 15, 2002 at 103% of the face value.

     The indenture covering the 1997 Notes includes various covenants restricting the payment of dividends, additional indebtedness, disposition of assets, and transactions with affiliates.

     Maturities of lines of credit, notes payable and long-term debt are as follows:

1998..............................................  $  2,751
1999..............................................     1,032
2000..............................................       474
2001..............................................        --
2002..............................................        --
Thereafter........................................   137,870
                                                    --------
                                                    $142,127
                                                    ========

                          VERIO INC. AND SUBSIDIARIES

     As of February 25, 1998, Verio had received commitments from a group of commercial lending institutions to provide an aggregate of up to $57.5 million pursuant to a two-year revolving credit financing facility. The Company is in the process of negotiating the definitive terms and conditions and final documentation for this facility. Chase Manhattan Bank has committed to serve as agent for the lenders in this facility. In addition, the Company is considering a possible private placement of up to $100 million in senior notes. There can be no assurance that the Company will be able to negotiate final terms and conditions that are acceptable to the Company with respect to, or to consummate, either of such financing efforts.

(4) LEASES AND COMMITMENTS

     The Company leases office space, certain facilities storing internet points of presence and certain computer and office equipment under capital and operating leases expiring at various dates through 2003. Future minimum annual lease payments under these leases as of December 31, 1997 are as follows:

                                                              CAPITAL      OPERATING
                                                              LEASES        LEASES
                                                              -------      ---------
                                                              (AMOUNTS IN THOUSANDS)
1998........................................................  $ 2,279       $ 5,786
1999........................................................    1,840         5,178
2000........................................................    1,128         3,485
2001........................................................       42         1,393
2002........................................................        9           487
Thereafter..................................................       --           172
                                                              -------       -------
          Total minimum payments............................  $ 5,298       $16,501
                                                                            =======
Less amount representing interest...........................     (778)
                                                              -------
          Present value of net minimum lease payments.......    4,520
Less current portion........................................   (1,575)
                                                              -------
                                                              $ 2,945
                                                              =======

     Rent expense for the period from inception (March 31, 1996) to December 31, 1996 and the year ended December 31, 1997 was $128,000 and $1,856,000, respectively.

     In addition, the Company has entered into agreements with two telecommunications companies to provide the Company with products and services to be used in its operations. Under one agreement, the minimum payments as of December 31, 1997 are as follows (in thousands):

1998................................................  $1,200
1999................................................   1,900
2000................................................   2,400
2001................................................     800
                                                      ------
          Total minimum payments....................  $6,300
                                                      ======

     Under the second agreement, the Company is obligated to spend a total of $39 million between June 16, 1997 and June 16, 2002 of which $1,500,000 had been paid as of December 31, 1997. Annual payments will be based on actual usage by the Company.

     The Company had an outstanding irrevocable letter of credit in the amount of $1.1 million as of December 31, 1997. This letter of credit, which is automatically renewed after one year at the discretion of the bank, not to be extended beyond January 31, 2003, is to collateralize the Company's lease obligation to a third party. The fair value of this letter of credit approximates contract value which is fixed over the life of the commitment. Restricted cash in the amount of $1,400,000 secures the letter of credit.

                          VERIO INC. AND SUBSIDIARIES

(5) PREFERRED STOCK

     Series A, B and C preferred shares were issued in 1996 and 1997 at $3, $6 and $8 per share, respectively, for total proceeds of $18,100,001, $60,170,004 and $20,000,000, respectively, and are convertible into common stock initially on a one-for-one basis. In December 1997, the Company also issued 680,000 shares of Series D-1 preferred shares at $15 per share in connection with an acquisition. The preferred shares are entitled to receive dividends equal, on an as-converted basis, to any amount paid to common stockholders. In the event of any liquidation or dissolution of the Company, including certain mergers, consolidations and asset sales, holders of the preferred shares are entitled to receive an amount equal to the original issuance price, plus any declared and unpaid dividends.

     In addition, the Series A, B and C preferred shares are subject to mandatory redemption, in total, by the Company in October 2004. The Series D-1 preferred shares are not redeemable. Upon redemption, the Series C shares are senior to Series B shares, which are senior to Series A shares, on the basis provided in the preferred stock terms. Series A, B, C and D-1 preferred shares may be converted into shares of common stock at any time at the option of the holder. The Series A, B, C and D-1 preferred shares are also subject to mandatory conversion upon consummation of a public offering of common stock resulting in proceeds to the Company of not less than $30 million and at an offering price per share equal to at least $15. In addition, shares of Series D-1 preferred stock are subject to mandatory conversion upon the election of each of the Series A, B and C classes, each voting as a separate class, to convert to common.

(6) STOCK-BASED COMPENSATION PLANS


     The Company has established Incentive Stock Option Plans (the Plans) whereby, at the discretion of the Board of Directors (the Board), the Company may grant stock options to employees of the Company and its controlled subsidiaries. As of December 31, 1997, the Company had reserved 2,750,000 shares for issuance under the Plans. The Plans were amended subsequent to December 31, 1997 to increase the number of shares reserved for issuance to 4,750,000. The option price is determined by the Board at the time the option is granted, but in no event is less than the fair market value of the Company's common stock at the date of grant, as determined by the Board. As of December 31, 1996 and December 31, 1997, options had been granted entitling the holders to purchase 707,200 and 2,237,050 shares of the Company's common stock, respectively, at exercise prices of $1, $3, $6, $6.75 and $8.50 per share. Options granted on or before December 19, 1997, vest over a five year period, and expire ten years from the date of grant. Options granted December 20, 1997, or later, vest over a four year period, and expire eight years from the date of grant. In certain circumstances, options vest earlier or later based upon the fair value of the Company's common shares or upon reaching certain performance targets, as defined, and in the case that such performance targets are not met, such performance-based options vest seven years from the date of grant. Performance based options granted on or before December 19, 1997, expire ten years from the date of grant, and performance based options granted December 20, 1997, or later, expire eight years from the date of grant. As of December 31, 1997, 54,700 options, in total, were vested and exercisable. Options may be exercised prior to their scheduled vesting date, but are subject to a repurchase by the Company at the exercise price until the scheduled vesting date. The weighted average contractual term of outstanding options was approximately 5 years at December 31, 1997.

                          VERIO INC. AND SUBSIDIARIES

     The following table summarizes option activity for the period from inception (March 1, 1996) through December 31, 1997:

                                                                           WEIGHTED
                                                                           AVERAGE
                                                              NUMBER OF    EXERCISE
                                                               OPTIONS      PRICE
                                                              ---------    --------
Options granted at the following exercise prices:
  $1 per share..............................................     60,000
  $3 per share..............................................    647,700
                                                              ---------
  Options outstanding at December 31, 1996..................    707,700     $2.83
Options granted at the following exercise prices:
  $3 per share..............................................      6,000
  $6 per share..............................................    924,550
  $6.75 per share...........................................    635,450
  $8.50 per share...........................................    191,250
  Options forfeited.........................................   (151,700)    $5.95
  Options exercised.........................................    (76,200)    $1.95
                                                              ---------     -----
Options outstanding at December 31, 1997....................  2,237,050     $5.55
                                                              =========     =====

     As discussed in Note 1, the Company applies APB Opinion 25 and related interpretations in accounting for its stock compensation plan. Accordingly, since the Company grants stock options with exercise prices equal to fair value at the date of grant, no compensation expense has been recognized relating to option grants in 1996 and 1997. During the period and year ended December 31, 1996 and 1997, the per share weighted-average fair value of stock options granted was $.46 and $1.08, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividends or volatility, risk-free interest rate of 6%, and expected life of three years. If the Company had recorded compensation expense for the period and year ended December 31, 1996 and 1997, based on the fair value of the options at the grant date under SFAS No. 123, net loss available to common stockholders would increase to $5,210,000 and $46,737,000, respectively, and basic and diluted net loss per common share would increase to $4.78 and $40.83, respectively.

(7) INCOME TAXES


     Income tax benefit for the year and period ended December 31 differs from the amounts that would result from applying the federal statutory rate of 34% as follows:



                                                               1996        1997
                                                              -------    --------
Expected tax benefit........................................  $(1,749)    (15,752)
State income taxes, net of federal benefit..................     (180)     (1,622)
Nondeductible goodwill amortization.........................       26         820
Change in valuation allowance for deferred tax assets,
  exclusive of effect of acquired net operating losses......    1,877      16,472
Other.......................................................       26          82
                                                              -------    --------
     Actual income tax benefit..............................  $    --          --
                                                              =======    ========

                          VERIO INC. AND SUBSIDIARIES

     Temporary differences that give rise to the components of deferred tax assets as of December 31 are as follows:



                                                               1996        1997
                                                              -------    --------
Net operating loss carryforwards, including acquisitions....  $ 2,238      18,586
Other, net..................................................       39         163
                                                              -------    --------
          Gross deferred tax asset..........................    2,277      18,749
Valuation allowance.........................................   (2,277)    (18,749)
                                                              -------    --------
          Net deferred tax asset............................  $    --          --
                                                              =======    ========



     At December 31, 1997, the Company has a net operating loss carryforward for federal income tax purposes of approximately $49.9 million, of which $5.9 million and $44.0 million is available to offset future federal taxable income, if any, through 2011 and 2012, respectively. As a result of various preferred stock transactions during 1996 and 1997, management believes the Company has undergone an "ownership change" as defined by section 382 of the Internal Revenue Code. Accordingly, the utilization of a portion of the net operating loss carryforward may be limited. Due to this limitation, and the uncertainty regarding the ultimate utilization of the net operating loss carryforward, no tax benefit for losses has been recorded by the Company in 1996 and 1997, and a valuation allowance has been recorded for the entire amount of the deferred tax asset.


(8) CONCENTRATION OF CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. As of December 31, 1996 and 1997, the Company had no concentrations of credit risk. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and the relatively minor balances of each individual account. At December 31, 1996 and December 31, 1997, the fair value, of the Company's financial instruments approximate their carrying value, based on their terms and interest rates.

(9) EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) Plan (the Plan) for all full time employees of the Company. The Company may make discretionary contributions to the Plan on behalf of employees that meet certain contribution eligibility requirements defined under the terms of the Plan. The Company did not make any contributions to the Plan during 1996 or 1997.

(10) QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summary quarterly financial information for the Company is as follows. The second quarter of 1996 represents the period from inception (March 1, 1996) to March 31, 1996 (Amounts in Thousands).

                                                         THREE MONTHS ENDED
                                           -----------------------------------------------
                  1996                     MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31    TOTAL
                  ----                     --------   -------   ------------   -----------   --------
Revenue..................................  $    --    $    --     $    678      $  1,687     $  2,365
Loss from operations.....................       --       (329)      (1,395)       (4,556)      (6,280)
Net loss.................................       --       (329)      (1,442)       (3,374)      (5,145)
Loss per common share -- basic and
  diluted................................       --      (0.34)       (1.48)        (3.47)       (5.29)

                          VERIO INC. AND SUBSIDIARIES

                  1997                     MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31    TOTAL
                  ----                     --------   -------   ------------   -----------   --------
Revenue..................................  $ 4,414    $ 8,249     $  9,624      $ 13,405     $ 35,692
Loss from operations.....................   (5,592)    (8,854)     (10,741)      (15,102)     (40,289)
Net loss.................................   (4,677)    (8,120)     (12,762)      (20,770)     (46,329)
Loss per common share -- basic and
  diluted................................    (4.29)     (7.28)      (10.84)       (18.06)      (40.47)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheet of On-Ramp Technologies, Inc. as of July 31, 1996, and the related statements of operations, stockholders' deficit, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of On-Ramp Technologies, Inc. as of July 31, 1996, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
April 11, 1997

                           ON-RAMP TECHNOLOGIES, INC.

                                 BALANCE SHEET
                                 JULY 31, 1996

                                     ASSETS

Current assets:
  Trade receivables, net of allowance for doubtful accounts
     of $80,812.............................................  $   433,075
  Prepaid expenses and other................................       25,079
                                                              -----------
          Total current assets..............................      458,154
Equipment, net (note 2).....................................      867,388
                                                              -----------
          Total assets......................................  $ 1,325,542
                                                              ===========
                  LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Cash overdraft............................................  $    91,342
  Accounts payable..........................................      448,460
  Accrued liabilities.......................................       61,750
  Current portion of note payable (note 3)..................       55,003
  Deferred revenue..........................................      652,965
                                                              -----------
          Total current liabilities.........................    1,309,520
Note payable, less current portion (note 3).................       58,692
                                                              -----------
          Total liabilities.................................    1,368,212
                                                              -----------
Stockholders' equity (deficit) (note 5):
  Common stock, $0.001 par value, 40,000,000 shares
     authorized, 1,079,000 shares issued....................        1,079
  Additional paid-in capital................................    1,804,871
  Accumulated deficit.......................................   (1,822,620)
  Treasury stock -- 689,971 shares at cost..................      (26,000)
                                                              -----------
          Total stockholders' deficit.......................      (42,670)
                                                              -----------
Commitments and contingencies (note 4):
          Total liabilities and stockholders' deficit.......  $ 1,325,542
                                                              ===========

                See accompanying notes to financial statements.

                           ON-RAMP TECHNOLOGIES, INC.

                            STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED JULY 31, 1996

Revenue:
  Internet services.........................................  $2,959,650
  Computer hardware and software sales......................     312,487
  Consulting services.......................................      92,881
                                                              ----------
          Total revenue.....................................   3,365,018
                                                              ----------
Cost and expenses:
  Internet services operating costs.........................     606,249
  Cost of hardware and software sales.......................     249,990
  Selling, general and administrative.......................   2,210,706
  Provision for bad debts...................................     497,742
  Depreciation..............................................     260,194
                                                              ----------
          Total operating expenses..........................   3,824,881
                                                              ----------
          Loss from operations..............................    (459,863)
Other income (expense):
  Interest income...........................................       8,035
  Interest expense..........................................      (7,991)
                                                              ----------
          Net loss..........................................  $ (459,819)
                                                              ==========

                See accompanying notes to financial statements.

                           ON-RAMP TECHNOLOGIES, INC.

                       STATEMENT OF STOCKHOLDERS' DEFICIT
                        NINE MONTHS ENDED JULY 31, 1996

                                                                                              TOTAL
                                                    ADDITIONAL                            STOCKHOLDERS'
                                          COMMON     PAID-IN     ACCUMULATED   TREASURY      EQUITY
                                           STOCK     CAPITAL       DEFICIT      STOCK       (DEFICIT)
                                          -------   ----------   -----------   --------   -------------
BALANCES AT NOVEMBER 1, 1995............   1,079    1,799,699    (1,362,801)   (26,000)      411,977
Capital contribution....................      --        5,172            --         --         5,172
Net loss................................      --           --      (459,819)        --      (459,819)
                                          ------    ---------    ----------    -------      --------
BALANCES AT JULY 31, 1996...............  $1,079    1,804,871    (1,822,620)   (26,000)      (42,670)
                                          ======    =========    ==========    =======      ========

                See accompanying notes to financial statements.

                           ON-RAMP TECHNOLOGIES, INC.

                            STATEMENT OF CASH FLOWS
                        NINE MONTHS ENDED JULY 31, 1996

Cash flows from operating activities:
  Net loss..................................................  $(459,819)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Depreciation...........................................    260,194
     Provision for bad debts................................    497,742
     Changes in operating assets and liabilities:
       Trade receivables....................................   (375,867)
       Prepaid expenses.....................................      6,103
       Accounts payable.....................................   (170,123)
       Accrued liabilities..................................      4,891
       Deferred revenue.....................................    227,140
                                                              ---------
          Net cash used by operating activities.............     (9,739)
                                                              ---------
Cash flows from investing activities --
  purchases of equipment....................................   (222,564)
                                                              ---------
Cash flows from financing activities:
  Increase in cash overdraft................................     91,342
  Principal payments on note payable........................    (26,919)
  Capital contribution......................................      5,172
                                                              ---------
          Net cash used by financing activities.............     69,595
                                                              ---------
          Decrease in cash..................................   (162,708)
Cash at beginning of period.................................    162,708
                                                              ---------
Cash at end of period.......................................  $      --
                                                              =========
Supplemental disclosure of cash flow information:
  Cash paid for interest....................................  $   7,991
                                                              =========

                See accompanying notes to financial statements.

                           ON-RAMP TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 JULY 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business and Basis of Presentation

     On-Ramp Technologies, Inc. (the Company) was incorporated in the State of Texas on December 27, 1993. The Company's business consists of providing regional internet access services, and hardware and software sales and consulting, to customers in Texas and Georgia.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance.

     Revenue from consulting services is recognized as the services are provided. Revenue from hardware and software sales is recognized upon shipment of the respective products.

  Equipment

     Equipment is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful life of the related assets of three years. Costs for normal repairs and maintenance are expensed as incurred.

  Income Taxes

     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

  Long-Lived Assets

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). This statement was effective for financial statements for fiscal years beginning after December 15, 1995. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of SFAS 121 as of November 1, 1995 did not have a significant effect on the Company's financial position or results of operations.

  Stock Based Compensation

     In October 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (SFAS No. 123), which establishes a fair

                           ON-RAMP TECHNOLOGIES, INC.

value-based method of accounting for stock-based compensation plans. Companies are encouraged to adopt all provisions of SFAS No. 123 and are required to comply with the disclosure requirements of SFAS No. 123, which was effective for fiscal years beginning after December 15, 1995. The Company will continue to account for stock based compensation under the provisions of APB Opinion No. 25 and will provide the pro forma disclosures required by SFAS 123.

(2) EQUIPMENT

     Equipment consisted of the following at July 31, 1996:

Internet and computer equipment.............................  $1,155,370
Furniture and office equipment..............................     119,973
Leasehold improvements......................................       6,668
                                                              ----------
                                                               1,282,011
Less accumulated depreciation...............................    (414,623)
                                                              ----------
                                                              $  867,388
                                                              ==========

(3) DEBT

     Debt as of July 31, 1996 consists of the following:

Note payable bearing interest at 18%, monthly principal and
  interest payments of $7,020 through April 1, 1998.........  $113,695
  Less current portion......................................   (55,003)
                                                              --------
                                                              $ 58,692
                                                              ========

(4) COMMITMENTS AND CONTINGENCIES

     Future minimum annual lease payments under operating leases for each of the years ending July 31, are as follows:

1997........................................................  $129,377
1998........................................................   326,781
1999........................................................   324,755
2000........................................................   211,920
                                                              --------
                                                              $992,833
                                                              ========

     Rent expense for the nine months ended July 31, 1996 totaled $90,999.

  Concentration of Credit Risk and Financial Instruments

     The Company provides unsecured credit to customers in the normal course of business. Failure of the customers to pay could result in losses up to the recorded receivable balances. The Company does not have any customers that represent greater than 5% of total revenue at July 31, 1996.

     The Company conducts business in Texas and Georgia. Customers who operate in Texas represent approximately 97% of the Company's customer base and accounts receivable.

     At July 31, 1996, the fair values of the Company's financial instruments approximate their carrying values based on their terms and interest rates.

                           ON-RAMP TECHNOLOGIES, INC.

(5) STOCKHOLDERS' EQUITY

     Effective August 1, 1996, the Company issued 1,250,000 shares of newly authorized redeemable, convertible preferred stock to Verio Inc. (Verio)for cash consideration of $2,336,816, cancellation of indebtedness in the amount of $1,663,184, and a note receivable of $4,175,000. The preferred shares are convertible into common shares on a one for one basis and represent a 50.82% interest in the Company upon conversion. The preferred shares are redeemable at the option of the holder at any time, vote on an as-converted basis, and have a liquidation preference equal to the issuance price. On October 4, 1996, Verio purchased 100,000 shares of common stock from two Company shareholders for cash consideration of $600,000, representing an additional 4.07% interest in the Company. In addition, Verio acquired an option to acquire a 100% common stock ownership in the Company in the future upon the occurrence of certain events, including an initial public offering of Verio common stock.

     The Company established a stock option plan (the Plan) which provides that salaried officers or key employees, non-employee directors, and consultants who provide services to the Company may, at the discretion of the Board of Directors, be granted options to purchase shares of common stock. 130,560 shares of the Company's Common Stock have been authorized for issuance under the Plan, of which 59,878 shares were granted during the nine months ended July 31, 1996, with an exercise price of $6.34 per share. There were no options exercised or canceled during the nine months ended July 31, 1996. As of July 31, 1996, 11,976 options were exercisable.

     Generally, options vest 20% or 25% on the date of grant of the option and the balance vests thereafter over a 4 or 3 year period.

     During the nine months ended July 31, 1996, the per share weighted-average fair values of stock options granted was $.71 on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions; expected dividend yield 0%, risk-free interest rate of 6%, and expected life of four years. If the Company determined compensation expense for the nine months ended July 31, 1996 based on the fair value of the options at the grant date under SFAS No. 123, net loss would have been approximately $468,000.

(6) INCOME TAXES

     At December 31, 1995, the Company has a net operating loss carryforward for federal income tax purposes of $534,000 which is available to offset future federal taxable income, if any, through 2010. Management believes the Company has undergone an ownership change under section 382 of the Internal Revenue Code and, accordingly, the utilization of the net operating loss carryforward incurred prior to this ownership change is limited. Due to this limitation and the uncertainty regarding the ultimate utilization of the net operating loss carryforward a valuation allowance has been recorded for the full amount of the deferred tax asset related to the net operating loss carryforward, which represents the only significant temporary difference as of December 31, 1996.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheets of Global Enterprise Services -- Network Division (a Division of Global Enterprise Services, Inc.) as of December 31, 1995 and 1996, and the related statements of operations and owners' deficit, and cash flows for each of the years in the three-year period ended December 31, 1996 and the period ended January 17, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Enterprise
Services -- Network Division (a Division of Global Enterprises Services, Inc.) as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 and for the period ended January 17, 1997, in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
February 25, 1998

                 GLOBAL ENTERPRISE SERVICES -- NETWORK DIVISION
                (A DIVISION OF GLOBAL ENTERPRISE SERVICES, INC.)

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                     ASSETS

                                                                 1995           1996
                                                              -----------    -----------
Current assets:
  Cash......................................................  $    31,072         33,018
  Accounts receivable, net of allowance for doubtful
     accounts of $67,247 in 1995 and $84,510 in 1996........      843,980        822,823
  Prepaid expenses and other assets.........................       26,286         10,424
                                                              -----------    -----------
          Total current assets..............................      901,338        866,265
Equipment, net (note 2).....................................    1,672,045      2,388,509
Other assets................................................       43,487        118,888
                                                              -----------    -----------
          Total assets......................................  $ 2,616,870      3,373,662
                                                              ===========    ===========
                            LIABILITIES AND OWNER'S DEFICIT
Current liabilities:
  Accounts payable..........................................  $ 1,223,510      2,450,316
  Accrued expenses..........................................      378,400        449,270
  Deferred revenue..........................................    1,293,360      1,545,884
  Current portion of capital lease obligations (note 6).....      213,041        548,608
  Due to related party (note 3).............................      866,840      2,183,256
                                                              -----------    -----------
          Total current liabilities.........................    3,975,151      7,177,334
Capital lease obligations, less current portion (note 6)....      454,122        824,034
                                                              -----------    -----------
          Total liabilities.................................    4,429,273      8,001,368
Owner's deficit.............................................   (1,812,403)    (4,627,706)
                                                              -----------    -----------
          Total liabilities and owner's deficit.............  $ 2,616,870      3,373,662
                                                              ===========    ===========

                See accompanying notes to financial statements.

                 GLOBAL ENTERPRISE SERVICES -- NETWORK DIVISION
                (A DIVISION OF GLOBAL ENTERPRISE SERVICES, INC.)

                  STATEMENTS OF OPERATIONS AND OWNER'S DEFICIT
 YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND PERIOD ENDED JANUARY 17, 1997

                                                                                      PERIOD ENDED
                                              1994         1995          1996       JANUARY 17, 1997
                                           ----------   -----------   -----------   ----------------
Internet services revenue, net...........  $3,386,621     3,642,063     3,958,049         155,170
Costs and expenses:
  Internet services operating costs......   1,965,110     2,484,276     3,227,766         163,076
  Selling, general and administrative....   1,716,853     1,953,712     2,847,300         107,179
  Depreciation and amortization..........     191,983       291,541       556,112          33,126
                                           ----------   -----------   -----------     -----------
          Total operating costs and
            expenses.....................   3,873,946     4,729,529     6,631,178         303,381
                                           ----------   -----------   -----------     -----------
          Loss from operations...........    (487,325)   (1,087,466)   (2,673,129)       (148,211)
Interest expense, net....................      (6,479)      (39,960)     (142,174)         (6,622)
                                           ----------   -----------   -----------     -----------
          Net loss.......................    (493,804)   (1,127,426)   (2,815,303)       (154,833)
Owner's deficit at beginning of period...    (191,173)     (684,977)   (1,812,403)     (4,627,706)
                                           ----------   -----------   -----------     -----------
Owner's deficit at end of period.........  $ (684,977)   (1,812,403)   (4,627,706)     (4,782,539)
                                           ==========   ===========   ===========     ===========

                See accompanying notes to financial statements.

                 GLOBAL ENTERPRISE SERVICES -- NETWORK DIVISION
                (A DIVISION OF GLOBAL ENTERPRISE SERVICES, INC.)

                            STATEMENTS OF CASH FLOWS
 YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND PERIOD ENDED JANUARY 17, 1997

                                                                                   PERIOD ENDED
                                                                                   JANUARY 17,
                                            1994         1995          1996            1997
                                          --------    ----------    -----------    ------------
Cash flows from operating activities:
  Net loss..............................  (493,804)   (1,127,426)    (2,815,303)    $(154,833)
  Adjustments to reconcile net loss to
     net cash provided (used) by
     operating activities:
     Depreciation and amortization......   191,983       291,541        556,112        33,126
     Provision for doubtful accounts....    30,644        31,714         25,993            --
     Changes in operating assets and
       liabilities:
       Accounts receivable..............   170,528      (291,457)        (4,836)      148,984
       Prepaid expenses and other
          current assets................   (26,819)       11,404         15,862        (9,636)
       Other assets.....................   (27,258)        3,771        (75,401)       60,000
       Accounts payable.................   286,981       766,581      1,226,806       (52,610)
       Accrued expenses.................    63,273        (3,735)        70,870       116,785
       Deferred revenue.................   297,900      (387,288)       252,524      (155,171)
                                          --------    ----------    -----------     ---------
          Net cash provided (used) by
            operating activities........   493,428      (704,895)      (747,373)      (13,355)
                                          --------    ----------    -----------     ---------
Cash flows from investing
  activities -- purchases of
  equipment.............................  (321,399)     (497,168)      (345,436)           --
                                          --------    ----------    -----------     ---------
Cash flows from financing activities:
  Net change in due to related party....  (142,215)    1,318,772      1,316,416      (153,663)
  Proceeds from debt....................        --            --             --       134,000
  Principal repayments on capital lease
     obligations........................   (22,739)      (93,738)      (221,661)           --
                                          --------    ----------    -----------     ---------
          Net cash provided (used) by
            financing activities........  (164,954)    1,225,034      1,094,755       (19,663)
                                          --------    ----------    -----------     ---------
Net increase (decrease) in cash.........     7,075        22,971          1,946       (33,018)
Cash at beginning of period.............     1,026         8,101         31,072        33,018
                                          --------    ----------    -----------     ---------
Cash at end of period...................     8,101        31,072         33,018     $      --
                                          ========    ==========    ===========     =========
Supplemental disclosure of cash flow
  information:
  Cash paid during the year for
     interest...........................     6,073        35,249         70,535     $   6,622
                                          ========    ==========    ===========     =========
Supplemental disclosure of non-cash
  investing activities -- equipment
  acquired through capital leases.......    10,908       735,088        927,140     $      --
                                          ========    ==========    ===========     =========

                See accompanying notes to financial statements.

                 GLOBAL ENTERPRISE SERVICES -- NETWORK DIVISION
                (A DIVISION OF GLOBAL ENTERPRISE SERVICES, INC.)

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

  Business and Basis of Presentation

     Global Enterprise Services, Inc. (GES) was formed in August 1992 to provide internet services to subscribers on a national and international basis through a high performance telecommunications network. The accompanying financial statements include the accounts of the domestic operations (Network Division), assuming that the Network Division had been operated separately as of January 1, 1994 and thereafter.

     In preparing the accompanying financial statements, management has allocated certain assets, liabilities, revenue and expenses based upon the characteristics of the accounts and the business divisions to which they relate. Expenses which are not directly related to a particular division are allocated based upon revenue or payroll expense of the division which, in the opinion of management, represents a reasonable and appropriate method of allocation.

     Effective January 17, 1997, the net assets of the Network Division were acquired by Verio Inc.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Network Division records deferred revenue for amounts billed and/or collected in advance.

  Equipment

     Equipment, including any assets under capital leases, is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is recorded using the straight-line method over the estimated useful lives of the related assets or the lease term, which range from five to seven years. Costs for normal repairs and maintenance are expensed as incurred.

  Income Taxes

     The operations of the Network Division are included in the income tax returns of GES, which was treated as a subchapter S Corporation in 1994 and through August 14, 1995, and a C Corporation beginning on August 15, 1995.

     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     No tax benefit has been allocated to the Network Division in 1994, 1995 and 1996 or for the period ended January 17, 1997, due to losses at the GES level for which no tax benefit has been provided for financial statement purposes.

                 GLOBAL ENTERPRISE SERVICES -- NETWORK DIVISION
                (A DIVISION OF GLOBAL ENTERPRISE SERVICES, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Concentration of Credit Risk and Financial Instruments

     The Network Division provides unsecured credit to customers in the normal course of business. Failure of the customers to pay could result in losses up to the recorded receivable balances. The Network Division does not have any customers that represent greater than 5% of total revenue for the years ended December 31, 1994, 1995 and 1996 or for the period ended January 17, 1997.

     At December 31, 1996, the fair values of the Network Division's financial instruments approximate their carrying values based on their terms and interest rates.

  Long-Lived Assets

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). This statement was effective for financial statements for fiscal years beginning after December 15, 1995. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of SFAS 121 effective January 1, 1996 did not have a significant effect on the Network Division's financial position or results of operations.

(2) EQUIPMENT

     Equipment consisted of the following at December 31:

                                                                 1995         1996
                                                              ----------   -----------
Internet and computer equipment.............................  $2,277,949     3,286,929
Furniture and office equipment..............................       5,889        64,709
Leasehold improvements......................................      27,165       204,624
                                                              ----------   -----------
                                                               2,311,003     3,556,262
Less accumulated depreciation and amortization..............    (638,958)   (1,167,753)
                                                              ----------   -----------
                                                              $1,672,045     2,388,509
                                                              ==========   ===========

(3) RELATED PARTY TRANSACTIONS

     Amounts due to related party represent net cash transfers between the Network Division and the other divisions of GES, and are non interest bearing.

(4) EMPLOYEE BENEFIT PLAN

     GES has established a defined contribution savings plan which provides for eligible employees who have met certain age and service requirements to participate by electing to contribute up to 15% of their gross salary to the plan, as defined, with GES and the Network Division matching 25% of a participant's contribution up to a maximum of 10% of gross salary, as defined. Employee contributions are immediately vested. Contributions to the savings plan on behalf of the Network Division employees for the years ended December 31, 1994, 1995 and 1996 were $3,253, $1,697 and $6,838, respectively.

                 GLOBAL ENTERPRISE SERVICES -- NETWORK DIVISION
                (A DIVISION OF GLOBAL ENTERPRISE SERVICES, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(5) NATIONAL SCIENCE FOUNDATION GRANTS

     The Network Division receives grant revenue from the National Science Foundation (NSF) to provide network connections to certain not-for-profit educational institutions. Funding is received on a per entity basis. The grant revenue is recognized ratably over the term of the contract with the not-for-profit educational institution, which is generally twelve months. Grant revenue amounted to $131,166, $99,487 and $47,112, in 1994, 1995 and 1996,
respectively. Total amounts receivable at December 31, 1994, 1995 and 1996 were $34,990, $72,199 and $23,243, respectively.

     In September 1994, GES and the Network Division entered into a four year cooperative agreement with the NSF to provide for interregional connectivity for the Network Division's United States research and educational customers in the aggregate amount of $625,115. Pursuant to the agreement, the Network Division will be reimbursed by the NSF for costs associated with upgrading the Network Division's existing telecommunications network. The level of funding for each year will be determined based upon a progress review of the Network Division by the NSF and the availability of NSF funds. The Network Division is required to submit an annual plan to the NSF. For the years ended December 31, 1995 and 1996, respectively, the Network Division recognized $154,344 and $196,169 as a reduction to internet services operating costs. No amounts were recognized for the year ended December 31, 1994. Total amounts receivable were $30,904 and $10,326 as of December 31, 1995 and 1996, respectively.

(6) LEASES

     The Network Division has entered into capital and operating leases for telecommunications equipment and office space. Future minimum lease commitments under all leases at December 31, 1996 are as follows:

                                                                CAPITAL      OPERATING
                 YEAR ENDING DECEMBER 31,                        LEASES       LEASES
                 ------------------------                      ----------    ---------
                    1997...................................    $  650,731      344,562
                    1998...................................       468,940      360,623
                    1999...................................       392,382      360,830
                    2000...................................        89,056      372,295
                    2001...................................            --      191,466
                                                               ----------    ---------
  Total minimum lease payments.............................     1,601,109    1,629,776
                                                                             =========
Less amount representing interest..........................      (228,467)
                                                               ----------
  Present value of minimum lease payments..................    $1,372,642
Less current portion.......................................      (548,608)
                                                               ----------
                                                               $  824,034
                                                               ==========

     Rent expense for the years ended December 31, 1994, 1995 and 1996 was $193,904, $218,408 and $455,936, respectively.

     The Network Division has guaranteed monthly usage levels with its primary communications vendors at December 31, 1996 as follows:

                                                          YEAR ENDING
                                                          DECEMBER 31,
                                                          ------------
1997....................................................    $205,000
1998....................................................     205,000
1999....................................................      51,250
                                                            --------
     Total..............................................    $461,250
                                                            ========

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheets of Compute Intensive, Inc. as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two year period ended December 31, 1996 and for the period ended February 18, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Compute Intensive, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 1996 and for the period ended February 18, 1997 in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
February 25, 1998

                             COMPUTE INTENSIVE INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                     ASSETS

                                                                1995       1996
                                                              --------   ---------
Current assets:
  Cash......................................................  $ 20,335      44,328
  Trade receivables, net of allowance for doubtful accounts
     of $35,033 and $105,858 in 1995 and 1996,
     respectively...........................................   455,148     506,017
  Income taxes receivable...................................     9,612      15,510
  Deferred income taxes (note 7)............................    16,362          --
  Prepaid expenses and other................................     5,937     183,834
                                                              --------   ---------
          Total current assets..............................   507,394     749,689
Equipment, net (note 2).....................................   344,988     604,358
Other assets................................................    15,408      48,587
                                                              --------   ---------
          Total assets......................................  $867,790   1,402,634
                                                              ========   =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Revolving lines of credit (note 3)........................  $ 28,193     207,115
  Current portion of note payable to related party (note
     3).....................................................    18,341          --
  Current portion of obligations under capital leases (note
     4).....................................................    60,220     121,535
  Accounts payable..........................................   373,146     809,791
  Accrued liabilities.......................................   113,218     142,235
  Deferred revenue..........................................    43,343      53,295
                                                              --------   ---------
          Total current liabilities.........................   636,461   1,333,971
Note payable to related party, less current portion (note
  3)........................................................    70,384          --
Capital lease obligations, less current portion (note 4)....   104,048     169,476
Deferred income taxes (note 7)..............................    27,790          --
                                                              --------   ---------
          Total liabilities.................................   838,683   1,503,447
Stockholders' equity (deficit):
  Common stock, no par value, 1,000,000 shares authorized,
     900,000 shares issued and outstanding..................       900         900
  Additional paid-in capital................................    41,112     106,266
  Accumulated deficit.......................................   (12,905)   (207,979)
                                                              --------   ---------
          Total stockholders' equity (deficit)..............    29,107    (100,813)
                                                              --------   ---------
Commitments and contingencies (note 4)
          Total liabilities and stockholders' equity
            (deficit).......................................  $867,790   1,402,634
                                                              ========   =========

                See accompanying notes to financial statements.

                             COMPUTE INTENSIVE INC.

                            STATEMENTS OF OPERATIONS
   YEARS ENDED DECEMBER 31, 1995 AND 1996 AND PERIOD ENDED FEBRUARY 18, 1997

                                                                                         PERIOD
                                                                                         ENDED
                                                                                      FEBRUARY 18,
                                                               1995        1996           1997
                                                            ----------   ---------    ------------
Revenue:
  Internet services.......................................  $  584,174   2,013,098       519,127
  Consulting services.....................................   1,562,814   1,878,336       187,812
  Computer hardware sales.................................     263,924     387,215        44,540
  Computer software sales.................................       5,345      37,881        17,375
  Other...................................................      69,145      60,037        24,736
                                                            ----------   ---------      --------
          Total revenue...................................   2,485,402   4,376,567       793,590
                                                            ----------   ---------      --------
Operating expenses:
  Cost of consulting services.............................     503,454     537,000       107,604
  Cost of internet services...............................     317,768     670,158       144,457
  Cost of hardware sales..................................     227,913     292,941        26,394
  Cost of software sales..................................       5,859      28,043        15,032
  Marketing and selling...................................     348,006     541,426       137,449
  General and administrative..............................   1,001,736   2,331,945       544,350
  Depreciation and amortization...........................      46,174     133,280        15,954
                                                            ----------   ---------      --------
          Total operating expenses........................   2,450,910   4,534,793       991,240
                                                            ----------   ---------      --------
          Earnings (loss) from operations.................      34,492    (158,226)     (197,650)
Interest expense..........................................     (23,319)    (54,174)       (7,254)
                                                            ----------   ---------      --------
          Earnings (loss) before income taxes.............      11,173    (212,400)     (204,904)
Income tax benefit (expense) (note 7).....................      (7,308)     17,326            --
                                                            ----------   ---------      --------
          Net earnings (loss).............................  $    3,865    (195,074)     (204,904)
                                                            ==========   =========      ========

                See accompanying notes to financial statements.

                             COMPUTE INTENSIVE INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
   YEARS ENDED DECEMBER 31, 1995 AND 1996 AND PERIOD ENDED FEBRUARY 18, 1997

                                                                                              TOTAL
                                                 COMMON      ADDITIONAL                   STOCKHOLDERS'
                                     COMMON      STOCK        PAID-IN      ACCUMULATED       EQUITY
                                     STOCK     SUBSCRIBED     CAPITAL        DEFICIT        (DEFICIT)
                                     ------    ----------    ----------    -----------    -------------
BALANCES AT JANUARY 1, 1995........   $ --         900         41,112        (16,770)          25,242
Issuance of common stock...........    900        (900)            --             --               --
Net earnings.......................     --          --             --          3,865            3,865
                                      ----        ----        -------       --------        ---------
BALANCES AT DECEMBER 31, 1995......    900          --         41,112        (12,905)          29,107
Capital contribution (note 3)......     --          --         65,154             --           65,154
Net loss...........................     --          --             --       (195,074)        (195,074)
                                      ----        ----        -------       --------        ---------
BALANCES AT DECEMBER 31, 1996......    900          --        106,266       (207,979)        (100,813)
Net loss...........................     --          --             --       (204,904)        (204,904)
                                      ----        ----        -------       --------        ---------
BALANCES AT FEBRUARY 18, 1997......   $900          --        106,266       (412,883)        (305,717)
                                      ====        ====        =======       ========        =========

                See accompanying notes to financial statements.

                             COMPUTE INTENSIVE INC.

                            STATEMENTS OF CASH FLOWS
   YEARS ENDED DECEMBER 31, 1995 AND 1996 AND PERIOD ENDED FEBRUARY 18, 1997

                                                                                       PERIOD
                                                                                       ENDED
                                                                                    FEBRUARY 18,
                                                            1995         1996           1997
                                                          ---------    ---------    ------------
Cash flows from operating activities:
  Net earnings (loss)...................................  $   3,865     (195,074)     (204,904)
  Adjustments to reconcile net earnings (loss) to net
     cash provided (used) by operating activities:
     Depreciation and amortization......................     46,174      133,280        15,954
     Deferred income tax expense (benefit)..............     11,972      (11,428)           --
     Provision for bad debts............................     35,015      135,593         5,580
     Changes in operating assets and liabilities:
       Increase in receivables..........................   (306,539)    (186,462)      (64,719)
       Decrease (increase) in prepaid expenses and
          other.........................................      4,463     (117,897)      (33,368)
       Increase in other assets.........................     (7,678)     (35,191)       (2,251)
       Increase in accounts payable.....................    306,005      372,637        78,036
       Increase in accrued liabilities..................     22,478       29,017        49,219
       Increase in income tax receivable................    (17,064)      (5,898)       15,510
       Increase in deferred revenue.....................     34,358        9,952       (18,215)
                                                          ---------    ---------     ---------
          Net cash provided (used) by operating
            activities..................................    133,049      128,529      (159,428)
                                                          ---------    ---------     ---------
Cash flows from investing activities -- Purchases of
  equipment.............................................   (131,193)    (158,549)     (119,999)
                                                          ---------    ---------     ---------
Cash flows from financing activities:
  Borrowings under revolving lines of credit............     19,000      305,258        66,057
  Repayments of revolving lines of credit...............     (1,808)    (126,336)      (98,225)
  Borrowings (payments) on note payable to related
     party..............................................    (11,275)     (19,563)      200,000
  Principal payments on capital lease obligations.......    (24,880)    (105,346)      (12,717)
  Cash overdraft........................................         --           --        79,984
                                                          ---------    ---------     ---------
          Net cash provided (used) by financing
            activities..................................    (18,963)      54,013       235,099
                                                          ---------    ---------     ---------
          Increase (decrease) in cash...................    (17,107)      23,993       (44,328)
Cash, beginning of period...............................     37,442       20,335        44,328
                                                          ---------    ---------     ---------
Cash, end of period.....................................  $  20,335       44,328            --
                                                          =========    =========     =========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
     Income taxes.......................................  $  10,800           --     $      --
                                                          =========    =========     =========
     Interest...........................................  $  21,571       54,175     $   7,253
                                                          =========    =========     =========
Noncash investing and financing activities -- Equipment
  acquired through capital lease obligations............  $ 158,006      232,089     $      --
                                                          =========    =========     =========

                See accompanying notes to financial statements.

                             COMPUTE INTENSIVE INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     Compute Intensive, Inc. (the Company) was incorporated in the State of California on December 31, 1993. The Company has three distinct areas of business; providing regional internet access services to customers in California and New Mexico, software and hardware consulting and sales, and software development and implementation.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance.

     Revenue from consulting services is recognized when services have been rendered. On fixed price contracts, revenue is recognized over the course of the contract using the percentage-of-completion method. The Company provides for any anticipated losses on such contracts in the period in which such losses are first determinable.

     Revenue from hardware and software sales is recognized upon shipment of the respective products if the Company has no significant future obligations and collectibility is probable.

  Equipment

     Equipment, including any assets under capital leases, is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is recorded using the straight-line method over the estimated useful lives of the related assets on the lease term, which range from five to seven years. Costs for normal repairs and maintenance are expensed as incurred.

  Income Taxes

     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

  Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of December 31, 1995 and 1996 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

                             COMPUTE INTENSIVE INC.

  Long-Lived Assets

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). This statement was effective for financial statements for fiscal years beginning after December 15, 1995. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at lower of the carrying amount or fair value less costs to sell. The adoption of SFAS 121 in 1996 did not have a significant effect on the Company's financial position or results of operations.

  Stock Based Compensation

     In October 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (SFAS No. 123), which establishes a fair value-based method of accounting for stock-based compensation plans. Companies are encouraged to adopt all provisions of SFAS No. 123 and are required to comply with the disclosure requirements of SFAS No. 123, which was effective for fiscal years beginning after December 15, 1995. The Company will continue to account for stock based compensation under the provisions of APB Opinion No. 25 and will provide the pro forma disclosures required by SFAS 123.

  Reclassifications

     Certain reclassifications have been made to the 1995 financial statements to conform with the 1996 presentation.

(2) EQUIPMENT

     Equipment consisted of the following at December 31:

                                                                1995        1996
                                                              --------    --------
Internet and computer equipment.............................  $342,407     730,143
Furniture and office equipment..............................    55,016      57,718
Leasehold improvements......................................     1,892       2,092
                                                              --------    --------
                                                               399,315     789,953
Less accumulated depreciation and amortization..............   (54,327)   (185,595)
                                                              --------    --------
                                                              $344,988     604,358
                                                              ========    ========

     Equipment includes assets owned under capital leases with a net book value of $173,607 and $315,303 at December 31, 1995 and 1996, respectively.

(3) DEBT

     At December 31, 1995 and 1996, the Company had an $100,000 unsecured revolving line of credit agreement with a bank, under which $28,193 and $32,167 was outstanding, respectively. Borrowings under the line bear interest at the bank's prime lending rate plus 4.75% or 4.5%, based on an average daily balance, payable monthly (12.75% at December 31, 1996) and are due in 1997.

                             COMPUTE INTENSIVE INC.

     On October 16, 1996, the Company entered into an additional $200,000 revolving line of credit agreement with a bank, under which $174,948 was outstanding at December 31, 1996. Borrowings under the line bear interest at the bank's prime lending rate plus 2%, based on an average daily balance, payable monthly (10.25% at December 31, 1996) and are due in 1997.

     Note payable to related party at December 31, 1995 bore interest at 7.5% and was due in monthly installments through 2000. During 1996, the unpaid balance of $65,154 was assumed by the Company's majority stockholder and was forgiven and recorded as a capital contribution. The Company borrowed $200,000 from Verio Inc. (Verio) (See note 6), during the period ended February 18, 1997. Such amount was non interest bearing and was repaid in connection with Verio's investment in the Company.

(4) COMMITMENTS AND CONTINGENCIES

  Leases

     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable operating leases expiring at various dates through 1997.

     Future minimum annual lease payments under capital and noncancelable operating leases for each of the years ending December 31 are as follows:

                                                               CAPITAL     OPERATING
                                                               LEASES       LEASES
                                                              ---------    ---------
1997........................................................  $ 166,477      200,490
1998........................................................    123,363      269,220
1999........................................................     50,815      281,820
2000........................................................     24,352      307,020
2001........................................................     11,823      313,320
                                                              ---------    ---------
  Total minimum payments....................................    376,830    1,371,870
                                                                           =========
Less amount representing interest...........................    (85,819)
                                                              ---------
  Present value of net minimum lease payments...............    291,011
Less current portion........................................   (121,535)
                                                              ---------
                                                              $ 169,476
                                                              =========

     Rent expense for the years ended December 31, 1995 and 1996 and the period ended February 18, 1997 was $83,148, $128,130 and $27,800, respectively.

  Concentration of Credit Risk

     The Company provides unsecured credit to customers in the normal course of business. Failure of the customers to pay could result in losses up to the recorded receivable balances. The Company's largest customer represented approximately 32% and 20% of total revenues for the years ended December 31, 1995 and 1996, respectively.

     The Company conducts business in California and New Mexico. Customers who operate in California represent at least 75% of the Company's customer base and accounts receivable.

(5) EMPLOYEE BENEFIT PLAN

     The Company has a Simplified Employee Pension Plan (the Plan) covering all employees who meet certain eligibility requirements. The Company may make discretionary contributions to the Plan on behalf of

                             COMPUTE INTENSIVE INC.

employees that meet certain contribution eligibility requirements defined under the terms of the Plan. The Company did not make any contributions to the Plan during 1995 or 1996.

(6) STOCKHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK

     On February 18, 1997, the Company issued 770,234 shares of newly authorized redeemable, convertible preferred stock to Verio for cash consideration of $4,899,998. The preferred shares are convertible into common shares on a 1.000 for 1.0017 basis and represent a 55% ownership interest in the Company upon conversion. The preferred shares are redeemable at the option of the holder at any time, vote on an as-converted basis, and include a liquidation preference equal to the issuance price. In addition, Verio acquired an option to acquire a 100% common stock ownership in the Company which it may exercise at any time on or after one year following the issuance date of the preferred shares. Upon the initial public offering of Verio common stock or a significant strategic investor in Verio, Verio is required to exercise the option.

     The Company's 1995 Stock Option/Stock Issuance Plan (the Plan) was adopted by the Board of Directors and approved by the shareholders of the Company in March 1995. The Plan provides that salaried officers or key employees, non-employee directors, and consultants who provide services to the Company may, at the discretion of the plan administrator, be granted options to purchase shares of common stock. 250,000 shares of the Company's Common Stock have been authorized for issuance under the Plan, of which 131,000 and 29,500 nonqualified options were granted in 1995 and 1996, respectively, with an exercise price of $.05 and $.001 per share, respectively. All options were granted at fair value at the date of grant, as determined by the Company's Board of Directors. There were no options exercised and 18,176 were canceled during 1996.

     Generally, options vest 25% on the first anniversary of the option grant date and the balance vests thereafter in equal successive monthly installments over the next 36 months of service. Option grants to nonemployee directors must be approved by the Board.

     During 1995 and 1996, the per share weighted-average fair values of stock options granted was $.01 and $.65, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for both years; expected dividend yield 0%, risk-free interest rate of 6%, and expected life of three years. If the Company determined compensation expense in 1995 and 1996 based on the fair value of the options at the grant date under SFAS No. 123, net loss and net earnings would not have been significantly different than the historical results of operations.

(7) INCOME TAXES

     Income tax expense (benefit) consists of the following for the years ended December 31:

                                                              1995      1996
                                                             -------   -------
Current:
  Federal..................................................  $(3,838)   (6,698)
  State....................................................     (826)      800
                                                             -------   -------
                                                              (4,664)   (5,898)
                                                             -------   -------
Deferred:
  Federal..................................................    9,261    (8,717)
  State....................................................    2,711    (2,711)
                                                             -------   -------
                                                              11,972   (11,428)
                                                             -------   -------
                                                             $ 7,308   (17,326)
                                                             =======   =======

     No tax benefit was recorded for the period ended February 18, 1997 due to uncertainty as to realization of the net operating loss for the period.

                             COMPUTE INTENSIVE INC.

     Income taxes expense (benefit) for the years ended December 31 differs from the amounts that would result from applying the federal statutory rate of 34% as follows:

                                                                1995        1996
                                                              --------    --------
Expected tax expense (benefit)..............................  $  3,798     (72,216)
State income taxes, net of federal benefit..................       335      (6,373)
Nondeductible expenses......................................     3,175       7,142
Increase in valuation allowance for deferred tax assets.....        --      41,066
Other.......................................................        --      13,055
                                                              --------    --------
     Actual income tax expense (benefit)....................  $  7,308     (17,326)
                                                              ========    ========

     Temporary differences that give rise to the components of deferred tax assets and liabilities as of December 31 are as follows:

                                                                1995        1996
                                                              --------    --------
Deferred tax assets:
  Net operating loss carryforwards..........................  $     --      50,231
  Accounts receivable, due to allowance for doubtful
     accounts for financial statement purposes only.........    15,169      37,983
  Other.....................................................     1,193          --
                                                              --------    --------
          Gross deferred tax asset..........................    16,362      88,214
Valuation allowance.........................................        --     (41,066)
                                                              --------    --------
          Net deferred tax asset............................    16,362      47,148
                                                              --------    --------
Deferred tax liability:
  Equipment, due to differences in depreciation for
     financial statement and tax purposes...................   (23,696)    (43,054)
  Other.....................................................    (4,094)     (4,094)
                                                              --------    --------
          Total deferred tax liability......................   (27,790)    (47,148)
                                                              --------    --------
          Net deferred tax liability........................  $ 11,428          --
                                                              ========    ========

     As of December 31, 1996, the Company has a net operating loss carryforward of approximately $132,000 for federal income tax purposes which will expire in 2011, if not utilized. A valuation allowance has been recorded for a portion of the related deferred tax asset due to the uncertainty relating to the realization of the entire net operating loss carryforward in the future.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
NorthWestNet, Inc.:

     We have audited the accompanying balance sheet of NorthWestNet, Inc. as of June 30, 1996, and the related statements of operations, stockholders' equity, and cash flows for the six months ended June 30, 1996 and the eight months ended February 28, 1997. We have also audited the accompanying balance sheet of Northwest Academic Computing Consortium, Inc. (Predecessor Company) as of June 30, 1995 and the related statements of operations, fund balance and cash flows for the year ended June 30, 1995 and the six months ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NorthWestNet, Inc. as of June 30, 1996, and the results of its operations and its cash flows for the six months ended June 30, 1996, and the eight months ended February 28, 1997 and the financial position of Northwest Academic Computing Consortium, Inc. as of June 30, 1995 and the results of its operations and its cash flows for the year ended June 30, 1995 and the six months ended December 31, 1995 in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Seattle, Washington
January 31, 1998

                               NORTHWESTNET, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                              PREDECESSOR
                                                                COMPANY      NORTHWESTNET, INC.
                                                              -----------    ------------------
                                                               JUNE 30,           JUNE 30,
                                                                 1995               1996
                                                              -----------    ------------------
Cash and cash equivalents...................................  $  563,952            277,284
Accounts receivable, net....................................     842,753          1,243,981
Prepaids and other assets...................................      29,605             32,505
                                                              ----------         ----------
          Total current assets..............................   1,436,310          1,553,770
Equipment, furniture and leasehold improvements, net........   1,246,180          1,613,981
Deferred income taxes.......................................          --             46,000
                                                              ----------         ----------
          Total assets......................................  $2,682,490          3,213,751
                                                              ==========         ==========

                      LIABILITIES, STOCKHOLDERS' EQUITY AND FUND BALANCE

Accounts payable............................................  $  108,297            165,606
Accrued liabilities.........................................     102,010            340,677
Deferred revenues and customer advances.....................     965,589          1,374,708
                                                              ----------         ----------
          Total current liabilities.........................   1,175,896          1,880,991
                                                              ----------         ----------
Stockholders' equity:
  Common stock, $.01 par value. Authorized 10,000,000
     shares; issued and outstanding 4,000,000 shares and
     4,000,100 shares at June 30, 1995 and June 30, 1996,
     respectively...........................................          --             40,000
  Additional paid-in capital................................          --          1,193,402
  Retained earnings.........................................          --             99,358
                                                              ----------         ----------
          Total stockholders' equity........................          --          1,332,760
                                                              ----------         ----------
Fund balance................................................   1,506,594                 --
                                                              ----------         ----------
          Total liabilities and stockholders' equity........  $2,682,490          3,213,751
                                                              ==========         ==========

                See accompanying notes to financial statements.

                               NORTHWESTNET, INC.

                            STATEMENTS OF OPERATIONS

                                               PREDECESSOR COMPANY            NORTHWESTNET, INC.
                                            --------------------------    --------------------------
                                                           SIX MONTHS     SIX MONTHS    EIGHT MONTHS
                                            YEAR ENDED       ENDED          ENDED          ENDED
                                             JUNE 30,     DECEMBER 31,     JUNE 30,     FEBRUARY 28,
                                               1995           1995           1996           1997
                                            ----------    ------------    ----------    ------------
Revenue:
  Internet access and connection fees.....  $2,218,354     1,197,690      1,655,211      2,572,917
  Online information service fees.........     430,031       310,430        380,522        976,404
  Grants..................................      10,000       146,734         78,342         85,795
  Other...................................     117,835        15,407         16,949         47,019
                                            ----------     ---------      ---------      ---------
          Total revenue...................   2,776,220     1,670,261      2,131,024      3,682,135
Operating expenses:
  Salaries and employee benefits..........   1,145,224       770,215        886,958      2,728,589
  Network operations and circuits.........     225,570       356,711        320,396        547,031
  Professional fees.......................     254,982       126,789         39,307         61,047
  Marketing and advertising...............      55,222        32,460         66,209        114,544
  General and administrative..............     624,314       309,961        364,418        673,541
  Depreciation and amortization...........     507,693       248,770        311,261        509,122
                                            ----------     ---------      ---------      ---------
          Total operating expenses........   2,813,005     1,844,906      1,988,549      4,633,874
                                            ----------     ---------      ---------      ---------
Operating income (loss)...................     (36,785)     (174,645)       142,475       (951,739)
Interest income...........................      46,108        25,639         15,883         25,083
                                            ----------     ---------      ---------      ---------
          Earnings (loss) before income
            taxes.........................       9,323      (149,006)       158,358       (926,656)
                                            ----------     ---------      ---------      ---------
Income tax expense (benefit)..............          --            --         59,000       (135,000)
                                            ----------     ---------      ---------      ---------
          Net earnings (loss).............  $    9,323      (149,006)        99,358       (791,656)
                                            ==========     =========      =========      =========

                See accompanying notes to financial statements.

                               NORTHWESTNET, INC.

              STATEMENTS OF STOCKHOLDERS' EQUITY AND FUND BALANCE

                                                                                 RETAINED
                                                                  ADDITIONAL     EARNINGS         TOTAL
                                             FUND       COMMON     PAID-IN     (ACCUMULATED   STOCKHOLDERS'
                                            BALANCE      STOCK     CAPITAL       DEFICIT)        EQUITY
                                          -----------   -------   ----------   ------------   -------------
BALANCES AT JUNE 30, 1994...............  $ 1,497,271       --           --            --              --
Net earnings............................        9,323       --           --            --              --
                                          -----------   ------    ---------      --------       ---------
BALANCES AT JUNE 30, 1995...............    1,506,594       --           --            --              --
Net loss for the six months ended
  December 31, 1995.....................     (149,006)      --           --            --              --
Distribution to stockholder.............     (124,186)      --           --            --              --
                                          -----------   ------    ---------      --------       ---------
BALANCES AT DECEMBER 31, 1995...........    1,233,402       --           --            --              --
Issuance of common stock to effect
  corporate reorganization..............   (1,233,402)  40,000    1,193,402            --       1,233,402
Net earnings for the six months ended
  June 30, 1996.........................           --       --           --        99,358          99,358
                                          -----------   ------    ---------      --------       ---------
BALANCES AT JUNE 30, 1996...............           --   40,000    1,193,402        99,358       1,332,760
Exercise of stock options...............           --        1           86            --              87
Contingent stock compensation expense...           --       --      451,696            --         451,696
Net loss for the eight months ended
  February 28, 1997.....................           --       --           --      (791,656)       (791,656)
                                          -----------   ------    ---------      --------       ---------
BALANCES AT FEBRUARY 28, 1997...........  $        --   40,001    1,645,184      (692,298)        992,887
                                          ===========   ======    =========      ========       =========

                See accompanying notes to financial statements.

                               NORTHWESTNET, INC.

                            STATEMENTS OF CASH FLOWS
                  JUNE 30, 1995 AND 1996 AND DECEMBER 31, 1996

                                             PREDECESSOR COMPANY         NORTHWESTNET, INC.
                                          -------------------------   -------------------------
                                                        SIX MONTHS    SIX MONTHS   EIGHT MONTHS
                                          YEAR ENDED      ENDED         ENDED         ENDED
                                           JUNE 30,    DECEMBER 31,    JUNE 30,    FEBRUARY 28,
                                             1995          1995          1996          1997
                                          ----------   ------------   ----------   ------------
Cash flows from operating activities:
  Net earnings (loss)...................  $   9,323       (149,006)      99,358       (791,656)
  Adjustments to reconcile net earnings
     (loss) to net cash provided by
     operating activities:
     Depreciation and amortization......    507,693        248,770      311,261        509,122
     Contingent stock option
       compensation.....................         --             --           --        451,696
     Loss on disposition of equipment...         --             --           --         10,526
     Deferred tax benefit...............         --             --      (46,000)       (74,000)
     Increases and decreases in:
       Accounts receivable..............   (272,151)       418,635     (819,863)       624,707
       Prepaids and other assets........    (18,841)       (28,347)      25,447     (1,396,570)
       Accounts payable.................    (73,064)       (48,302)     (37,056)       304,296
       Accrued liabilities..............     (9,079)       110,275      128,392      1,069,605
       Deferred revenue.................    331,904         76,759      332,360       (599,775)
                                          ---------     ----------    ---------    -----------
          Net cash provided by (used in)
            operating activities........    475,785        628,784       (6,101)       107,951
                                          ---------     ----------    ---------    -----------
Cash flows from investing activities:
  Purchase of equipment, furniture and
     leasehold improvements.............   (760,922)      (260,850)    (524,315)    (1,047,283)
  Disposition of equipment..............         --             --           --         22,678
                                          ---------     ----------    ---------    -----------
          Net cash used in investing
            activities..................   (760,922)      (260,850)    (524,315)    (1,024,605)
                                          ---------     ----------    ---------    -----------
Cash flows from financing activities:
  Advances from Verio, Inc. ............         --             --           --      2,560,294
  Distribution to stockholder...........         --             --     (124,186)            --
  Exercise of stock options.............         --             --           --             87
                                          ---------     ----------    ---------    -----------
          Net cash provided by (used in)
            financing activities........         --             --     (124,186)     2,560,381
                                          ---------     ----------    ---------    -----------
          Increase (decrease) in cash
            and cash equivalents........   (285,137)       367,934     (654,602)     1,643,727
Cash and cash equivalents at beginning
  of period.............................    849,089        563,952      931,886        277,284
                                          ---------     ----------    ---------    -----------
Cash and cash equivalents at end of
  period................................  $ 563,952        931,886      277,284      1,921,011
                                          =========     ==========    =========    ===========
Supplemental disclosures of cash flow
  information -- cash paid during the
  period for income taxes...............  $     900             --       82,000        118,000
                                          =========     ==========    =========    ===========
Supplemental schedule of noncash
  financing and investing activities:
  Accounts payable related to purchase
     of equipment.......................  $  15,140         13,523      129,144             --
                                          =========     ==========    =========    ===========
  Issuance of common stock to effect
     corporate reorganization...........  $      --      1,233,402           --             --
                                          =========     ==========    =========    ===========

                See accompanying notes to financial statements.

                               NORTHWESTNET, INC.

                         NOTES TO FINANCIAL STATEMENTS
                  JUNE 30, 1995 AND 1996 AND FEBRUARY 28, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Description of Business

     NorthWestNet, Inc. (NorthWestNet), a for-profit corporation incorporated in the state of Oregon, is a subsidiary of Northwest Academic Computing Consortium, Inc. (NWACC). NorthWestNet provides Internet access and related on-line information services to businesses, educational institutions and other organizations located principally in the Northwest.

  (b) Corporate Reorganization

     NWACC, a nonprofit corporation organized to promote research, education and economic development in the Northwest, had been providing Internet access to businesses and organizations in the Northwest since 1991.

     On January 1, 1996, NWACC completed a transaction that included the creation of NorthWestNet. The transaction consisted of the transfer of substantially all of NWACC's operating assets and liabilities to NorthWestNet in exchange for 4,000,000 shares of common stock, which represented all of the outstanding common stock of NorthWestNet. This transaction represented a tax-free transfer pursuant to the Internal Revenue Code (IRC) section 351. In connection with the transaction, all NWACC employees became NorthWestNet employees.

     NWACC's relationship to NorthWestNet, is now that of a stockholder, currently the majority stockholder. NWACC intends to maintain its tax-exempt status under IRC section 501(c)(3); however, its activities are independent of NorthWestNet and its employees.

  (c) Basis of Presentation

     There was no change in the carrying amounts of assets and liabilities transferred from NWACC to NorthWestNet effective January 1, 1996. The accompanying financial statements include the accounts of NWACC through December 31, 1995, presented as Predecessor Company.

     The carrying amounts of net assets transferred from NWACC to NorthWestNet effective January 1, 1996 are summarized as follows:

Cash and cash equivalents...................................  $  807,700
Accounts receivable, net....................................     424,118
Prepaids and other assets...................................      57,952
Equipment, furniture and leasehold improvements, net........   1,271,783
                                                              ----------
          Total assets......................................   2,561,553
                                                              ----------
Accounts payable............................................      73,518
Accrued expenses............................................     212,285
Deferred revenue............................................   1,042,348
                                                              ----------
          Total liabilities.................................   1,328,151
                                                              ----------
          Net assets........................................  $1,233,402
                                                              ==========

  (d) Cash Equivalents

     All short-term investments with original maturities of three months or less at date of purchase are considered to be cash equivalents.

                               NORTHWESTNET, INC.

  (e) Concentrations of Credit Risk

     Financial instruments that potentially subject NorthWestNet to concentrations of credit risk consist principally of cash equivalents and accounts receivable. NorthWestNet's cash equivalents represent investments in money market funds which are readily convertible to cash. Accounts receivable are principally from NorthWestNet's customers located throughout the Northwest.

  (f) Long-Lived Assets

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of (SFAS 121). This statement was effective for financial statements for fiscal years beginning after December 15, 1995. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of SFAS 121 effective July 1, 1996 did not have a significant effect on the NorthWestNet's financial position or results of operations.

  (g) Revenue Recognition

     Revenues consist primarily of Internet access fees, connection fees and on-line information service fees. Internet access fees consist of fixed monthly amounts and are recognized ratably over the terms of the service contracts. Connection fees, representing customer site equipment and installation charges, are recognized upon installation of a customer's Internet connectivity. Fixed on-line information service fees are recognized ratably over the terms of the service contracts. Volume-based on-line information service fees are recognized as such services are delivered. Payments received in advance of providing services are deferred until the period such services are provided.

  (h) Advertising Costs

     Advertising costs are expensed as incurred.

  (i) Depreciation and Amortization

     Equipment, furniture and leasehold improvements are stated at cost. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the assets, or the lease term, if shorter. The estimated useful lives of the assets are as follows:

Network equipment...........................................  3 - 4 years
Computer and office equipment...............................  2 - 3 years
Furniture and fixtures......................................      7 years
Leasehold improvements......................................      5 years

  (j) Use of Estimates

     NorthWestNet management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, revenues and expenses, and disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                               NORTHWESTNET, INC.

  (k) Income Taxes

     NorthWestNet accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts and tax bases of existing assets and liabilities.

     NWACC was exempt from the payment of Federal income taxes under IRC section 501(c)(3). Therefore, no provision for income taxes was required through December 31, 1995.

  (l) Stock-Based Compensation

     Prior to July 1, 1996, NorthWestNet accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On July 1, 1996, NorthWestNet adopted Statement of Financial Accounting Standards
(SFAS) No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 for transactions with employees and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied to these transactions. NorthWestNet has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

(2) EQUIPMENT, FURNITURE AND LEASEHOLD IMPROVEMENTS

     Equipment, furniture and leasehold improvements and related accumulated depreciation and amortization consist of the following:

                                                                      JUNE 30
                                                              ------------------------
                                                                 1995          1996
                                                              -----------    ---------
Network equipment...........................................  $ 1,645,558    1,878,787
Computer and office equipment...............................      603,051      586,653
Furniture and fixtures......................................      102,010       77,011
Leasehold improvements......................................       50,301       50,301
                                                              -----------    ---------
          Total cost........................................    2,400,920    2,592,752
Less accumulated depreciation and amortization..............   (1,154,740)    (978,771)
                                                              -----------    ---------
                                                              $ 1,246,180    1,613,981
                                                              ===========    =========

(3) ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                                                   JUNE 30
                                                              ------------------
                                                                1995      1996
                                                              --------   -------
Accrued compensation and benefits...........................  $102,010   153,447
Network operations and circuits.............................        --   129,080
Other.......................................................        --    58,150
                                                              --------   -------
                                                              $102,010   340,677
                                                              ========   =======

                               NORTHWESTNET, INC.

(4) BORROWING AGREEMENT

     NorthWestNet had a borrowing agreement with a commercial bank, which expired in June 1997, that provided for a $400,000 operating line of credit (Line of Credit) and a $600,000 equipment term loan (Term Loan). Borrowings under the Line of Credit were limited to 75% of eligible accounts receivable and bear interest at the bank's prime rate plus 1.75%. The Term Loan bore interest at the bank's prime rate plus 2%. Borrowings under this agreement were secured by substantially all of NorthWestNet's assets. There were no borrowings under the Line of Credit or Term Loan as of June 30, 1996.

(5) INCOME TAXES

     The components of NorthWestNet's income tax expense (benefit) for the six months ended June 30, 1996 and the eight months ended February 28, 1997 are as follows:

                                                                SIX         EIGHT
                                                               MONTHS       MONTHS
                                                               ENDED        ENDED
                                                              JUNE 30,   FEBRUARY 28,
                                                                1996         1997
                                                              --------   ------------
Current:
Federal.....................................................  $100,000      (66,000)
State.......................................................     5,000        5,000
Deferred -- Federal.........................................   (46,000)     (74,000)
                                                              --------    ---------
                                                              $ 59,000     (135,000)
                                                              ========    =========

     Deferred income taxes result from temporary differences in the recognition of income and expense between financial statement and income tax reporting. Temporary differences at June 30, 1996 are primarily attributable to depreciation and amortization of equipment, furniture and leasehold improvements. The tax effects of these temporary differences result in deferred tax assets which are classified as noncurrent on the accompanying June 30, 1996 balance sheet. Actual tax expense for the six months ended June 30, 1996 approximates the amount calculated using the Federal statutory rate of 34%, plus the provision for state taxes. The tax benefit for the eight months ended February 28, 1997 differs from the expected benefit, calculated using the Federal statutory rate of 34%, primarily due to non-deductible stock option compensation.

(6) STOCKHOLDERS' EQUITY -- EMPLOYEE STOCK OPTION PLAN

     NorthWestNet adopted a stock option plan (Plan) in January 1996 to compensate its employees for future services and has reserved 1.5 million shares of common stock for option grants under the Plan. Of the reserved shares, 500,000 are for options which are exercisable, upon reaching defined corporate objectives (Contingent Options), at an exercise price of $.875 per share. The date the defined corporate objectives are met, any excess of fair market value per share over the exercise price per share of the outstanding options would be charged to salaries and benefits expense in the statement of operations with a corresponding increase in stockholder's equity. As of December 31, 1996, 370,000 contingent shares were outstanding. The remaining 1 million reserved shares are for options which generally vest, based on continued employment, over periods ranging from three to four years in equal monthly increments beginning the month after the grant (Noncontingent Options). All options expire ten years from the date of grant and are exercisable at the fair market value of the common stock at the grant date.

                               NORTHWESTNET, INC.

     A summary of stock option activity under the Plan follows:

                                                                     OUTSTANDING OPTIONS
                                                             -----------------------------------
                                                                                       WEIGHTED-
                                                  SHARES                                AVERAGE
                                                 AVAILABLE      NON-                   EXERCISE
                                                 FOR GRANT   CONTINGENT   CONTINGENT     PRICE
                                                 ---------   ----------   ----------   ---------
Authorization of Plan..........................  1,500,000          --          --      $   --
Options granted................................   (988,000)    583,000     405,000       0.875
Options relinquished...........................     76,771     (41,771)    (35,000)      0.875
Balances at June 30, 1996......................    588,771     541,229     370,000       0.875
Options granted................................    (54,000)     54,000          --       1.956
Options exercised..............................         --        (100)         --       0.875
Options relinquished...........................      3,229      (3,229)         --       0.875
Options surrendered for cash...................         --    (192,265)         --       0.875
Balances at February 28, 1997..................    538,000     399,635     370,000      $0.951

     NorthWestNet applies APB Opinion No. 25 in accounting for its Plans, and, because the Company grants options at fair value, as determined by the Company's Board of Directors, no compensation cost has been recognized for its employee stock options in the financial statements. Had NorthWestNet determined compensation cost of employee stock options based on the fair value at the grant date for its stock options under SFAS No. 123, NorthWestNet's net earnings would have been reported as the pro forma amounts indicated below:

                                                                SIX          EIGHT
                                                               MONTHS        MONTHS
                                                               ENDED         ENDED
                                                              JUNE 30,    FEBRUARY 28,
                                                                1996          1997
                                                              --------    ------------
Net earnings (loss):
  As reported...............................................  $99,359       (791,656)
  Pro forma.................................................   26,469       (892,205)

     The per share weighted-average fair value of stock options granted during the six months ended June 30, 1996 and the eight months ended February 28, 1997 was $0.28 and $0.70 respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: six months ended June 30, 1996 -- expected dividend yield 0%, risk-free interest rate of 5.51% and an expected life of 7 years; eight months ended February 28, 1997 -- expected dividend yield 0%, risk-free interest rate of 6.55%, and an expected life of 7 years.

                               NORTHWESTNET, INC.

     The following table summarizes information about stock options outstanding under the Plan at June 30, 1996 and February 28, 1997:

                                                                 OPTIONS OUTSTANDING
                                                         ------------------------------------
                                                                          WEIGHTED-AVERAGE
                                                           NUMBER             REMAINING
                    EXERCISE PRICES                      OUTSTANDING      CONTRACTUAL LIFE
                    ---------------                      -----------    ---------------------
June 30, 1996:
  $0.875...............................................    911,229            9.5 years
                                                           -------
February 28, 1997:
  $0.875...............................................    715,635
   1.375...............................................      6,000
   2.000...............................................     34,500
  $2.10................................................     13,500
                                                           -------
  $0.875-2.000.........................................    769,635            9.5 years
                                                           -------

     All options became vested and exercisable upon completion of the ownership change described in note 10.

(7) LEASES

     NorthWestNet leases its office and certain network operations facilities under operating leases which expire in 2002. NorthWestNet subleases a portion of its office space as sublessor under operating leases which expire in 1996 and 1997. Rental expense, net of sublease income, is included in general and administrative expenses and is comprised of the following:

                                                          MINIMUM     SUBLEASE
                                                          RENTALS      INCOME     TOTAL
                                                          --------    --------   -------
Year ended June 30, 1995................................  $142,318     34,665    107,653
Six months ended December 31, 1995......................    88,960     28,623     60,337
Six months ended June 30, 1996..........................    88,795     24,423     64,372
Eight months ended February 28, 1997....................   119,696     25,455     94,241

     NorthWestNet leases circuit lines from various vendors under month-to-month operating leases. Rent expense on these circuit line leases amounted to $225,570, $316,712, $270,395, and $413,697 for fiscal year ended 1995, the six months ended December 31, 1995 and June 30, 1996, and the eight months ended February 28, 1997, respectively, and is included in network operations and circuits in the statements of operations.

     In November 1996, NorthWestNet amended its existing operating lease for its office facilities. The amendment increased the space leased by NorthWestNet by approximately 9,000 square feet, beginning in February 1997, and extended the lease term of existing space to February 2002. Additionally, in December 1996, NorthWestNet entered into an operating lease for network operations facilities. The initial term of the lease is five years, beginning in March 1997, with two three-year extensions available at NorthWestNet's option.

(8) DEFINED CONTRIBUTION PLAN

     NorthWestNet and NWACC both sponsor defined contribution plans. For the NorthWestNet plan, employees who have worked a minimum of three months and attained age 20 are eligible to participate and employee contributions are matched by NorthWestNet up to certain limits. Sponsor contributions to the plans

                               NORTHWESTNET, INC.

totaled $35,765, $17,589, $26,781, and $68,855 for the year ended June 30, 1995 and the six months ended December 31, 1995 and June 30, 1996, and the eight months ended February 28, 1997, respectively.

(9) BUSINESS CONCENTRATION

     One customer accounted for approximately 25%, 23%, 27%, and 23% of revenues for the year ended June 30, 1995, the six months ended December 31, 1995 and June 30, 1996, and the eight months ended February 28, 1997, respectively. Such customer had account receivable balance of $227,662 at June 30, 1996.

     Additionally, another customer accounted for approximately 14% of revenues for the eight months ended February 28, 1997.

(10) OWNERSHIP CHANGE

     On January 22, 1997, NorthWestNet, NWACC and Verio Inc. (Verio) executed a Stock Purchase Agreement (Agreement) pursuant to which Verio acquired all of the common stock of NorthWestNet owned by NWACC. Under the Agreement, Verio also agreed to contribute at least $3.4 million to NorthWestNet, of which approximately $2.3 million was funded in February 1997. The transaction closed on February 28, 1997.

     In connection with the sale to Verio, 370,000 contingent options became exercisable and $451,696 of compensation expense was recorded by NorthWestNet in February 1997 which was funded by Verio in addition to the $3.4 million. (See note 6). In addition, the Plan was amended to provide for Verio's right to acquire all of the securities outstanding under that plan.

                          INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS
VERIO INC.:

     We have audited the accompanying balance sheet of Aimnet Corporation (wholly-owned by Aimquest Corporation) as of March 31, 1997 and the related statements of operations, stockholder's equity, and cash flows for the year ended March 31, 1997 and the period ended May 19, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aimnet Corporation as of March 31, 1997, and the results of its operations and its cash flows for the year ended March 31, 1997 and the period ended May 19, 1997 in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
February 25, 1998

                               AIMNET CORPORATION
                     (WHOLLY-OWNED BY AIMQUEST CORPORATION)

                                 BALANCE SHEET
                                 MARCH 31, 1997

                                     ASSETS

Current assets:
  Cash......................................................  $   201,074
  Trade receivables, net of allowance for doubtful accounts
     of $52,770.............................................      460,611
  Inventory.................................................       39,344
  Prepaid expenses and other................................       44,867
                                                              -----------
          Total current assets..............................      745,896
Equipment, net (note 2).....................................      880,224
                                                              -----------
          Total assets......................................  $ 1,626,120
                                                              ===========
                  LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable..........................................  $   141,680
  Accrued expenses..........................................       31,260
  Deferred revenue..........................................       19,251
  Due to parent (note 3)....................................      514,122
  Current portion of obligations under capital lease
     obligations (note 4)...................................        8,153
                                                              -----------
          Total current liabilities.........................      714,466
Capital lease obligations, less current portion (note 4)....       17,409
                                                              -----------
          Total liabilities.................................      731,875
Stockholder's equity (note 6):
  Common stock, no par value, 1,000 shares authorized, 100
     shares issued and outstanding..........................    2,307,640
  Accumulated deficit.......................................   (1,413,395)
                                                              -----------
          Total stockholder's equity........................      894,245
Commitments (note 4)
                                                              -----------
          Total liabilities and stockholder's equity........  $ 1,626,120
                                                              ===========

                See accompanying notes to financial statements.

                               AIMNET CORPORATION
                     (WHOLLY-OWNED BY AIMQUEST CORPORATION)

                            STATEMENT OF OPERATIONS
            YEAR ENDED MARCH 31, 1997 AND PERIOD ENDED MAY 19, 1997

                                                                            PERIOD ENDED
                                                                              MAY 19,
                                                                 1997           1997
                                                              -----------   ------------
Revenue:
  Internet services.........................................  $ 2,649,839      303,600
  Other (note 3)............................................      215,279       87,788
                                                              -----------    ---------
          Total revenue.....................................    2,865,118      391,388
                                                              -----------    ---------
Operating expenses:
  Internet services and other operating costs...............    1,225,329      124,275
  Selling, general and administrative.......................    2,098,958      437,292
  Provision for bad debts...................................      425,295           --
  Depreciation..............................................      528,931       94,801
                                                              -----------    ---------
          Total operating expenses..........................    4,278,513      656,368
                                                              -----------    ---------
          Net loss..........................................  $(1,413,395)    (264,980)
                                                              ===========    =========

                See accompanying notes to financial statements.

                               AIMNET CORPORATION
                     (WHOLLY-OWNED BY AIMQUEST CORPORATION)

                       STATEMENT OF STOCKHOLDER'S EQUITY
            YEAR ENDED MARCH 31, 1997 AND PERIOD ENDED MAY 19, 1997

                                                           INTERCOMPANY
                                                COMMON       ACCOUNT      ACCUMULATED
                                                STOCK      WITH PARENT      DEFICIT       TOTAL
                                              ----------   ------------   -----------   ----------
Balance as of March 31, 1996................  $       --     1,592,490            --     1,592,490
Incorporation as wholly owned subsidiary and
  additional capital contribution by
  parent....................................   2,307,640    (1,592,490)           --       715,150
Net loss....................................          --            --    (1,413,395)   (1,413,395)
                                              ----------    ----------    ----------    ----------
Balances as of March 31, 1997...............  $2,307,640            --    (1,413,395)      894,245
Net loss....................................          --            --      (264,980)     (264,980)
                                              ----------    ----------    ----------    ----------
Balances as of May 19, 1997.................  $2,307,640            --    (1,678,375)      629,265
                                              ==========    ==========    ==========    ==========

                See accompanying notes to financial statements.

                               AIMNET CORPORATION
                     (WHOLLY-OWNED BY AIMQUEST CORPORATION)

                            STATEMENT OF CASH FLOWS
            YEAR ENDED MARCH 31, 1997 AND PERIOD ENDED MAY 19, 1997

                                                                            PERIOD ENDED
                                                                 1997       MAY 19, 1997
                                                              -----------   ------------
Cash flows from operating activities:
  Net loss..................................................  $(1,413,395)    (264,980)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Depreciation...........................................      528,931       94,801
     Provision for bad debts................................      425,295           --
     Changes in operating assets and liabilities:
       Decrease (increase) in trade receivables.............     (375,042)      40,670
       Decrease (increase) in inventory.....................       (5,423)      13,107
       Decrease in prepaid expenses and other...............        7,047        4,416
       Decrease in accounts payable.........................      (44,692)      (7,459)
       Increase (decrease) in accrued expenses..............      (15,248)      18,522
       Increase (decrease) in deferred revenue..............       10,968       (5,171)
                                                              -----------     --------
          Net cash used by operating activities.............     (881,559)    (106,094)
                                                              -----------     --------
Cash flows from investing activities -- purchases of
  equipment.................................................     (320,809)     (54,458)
                                                              -----------     --------
Cash flows from financing activities:
  Cash capital contribution by parent.......................      715,150           --
  Increase in due to related party..........................      514,122       55,264
  Principal payments on capital lease obligations...........       (3,255)      (1,548)
                                                              -----------     --------
          Net cash provided by financing activities.........    1,226,017       53,716
                                                              -----------     --------
          Increase (decrease) in cash.......................       23,649     (106,836)
Cash, beginning of period...................................      177,425      201,074
                                                              -----------     --------
Cash, end of period.........................................     $201,074       94,238
                                                              ===========     ========
Noncash investing and financing activities --
  Equipment acquired through capital lease obligations......      $28,817           --
                                                              ===========     ========

                See accompanying notes to financial statements.

                               AIMNET CORPORATION
                     (WHOLLY-OWNED BY AIMQUEST CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     Aimnet Corporation (the Company) was incorporated in the State of California on September 26, 1996 as a wholly owned subsidiary of Aimquest Corporation (Aimquest). Prior to incorporation, the Company's assets, liabilities, and operations were included in the financial statements of Aimquest. The Company provides regional internet access services, and hardware and software sales to customers in California. The accompanying financial statements include the operations of the Company assuming that the Company had been operated separately as of April 1, 1996 and thereafter.

     Effective May 19, 1997, Verio Inc. acquired a 55% ownership interest in the Company (see note 6).

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance. Revenue from hardware and software sales is recognized upon shipment of the respective products.

  Inventory

     Inventory, consisting of systems hardware and software and maintenance parts and supplies is recorded at the lower of cost (first-in, first-out) or market.

  Equipment

     Equipment, including assets held under capital leases, is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is recorded using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term, which are two or three years. Costs for normal repairs and maintenance are expensed as incurred.

  Income Taxes

     The Company is included in the tax returns of Aimquest. Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     No tax benefit has been allocated to the Company due to the Company's net loss and the uncertainty regarding the ultimate utilization of such loss in the consolidated income tax returns of Aimquest. A valuation allowance has been recorded for the entire balance of the deferred tax asset related to the Company's net loss.

                               AIMNET CORPORATION
                     (WHOLLY-OWNED BY AIMQUEST CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Concentration of Credit Risk and Financial Instruments

     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of March 31, 1997 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

     Customers who operate in California represent substantially all of the Company's customer base and accounts receivable. However, no single customer comprised more than 5% of accounts receivable or total revenue as of or for the year ended March 31, 1997 or the period ended May 19, 1997.

  Long-Lived Assets

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). This statement was effective for financial statements for fiscal years beginning after December 15, 1995. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. The adoption of SFAS 121 effective April 1, 1996 did not have a significant effect on the Company's financial position or results of operations.

(2) EQUIPMENT

     Equipment consisted of the following at March 31, 1997:

Internet and computer equipment..........................  $1,712,000
Furniture................................................      29,144
                                                           ----------
                                                            1,741,144
Less accumulated depreciation............................    (860,920)
                                                           ----------
                                                           $  880,224
                                                           ==========

     Equipment includes assets owned under capital leases with a net book value of $25,562 at March 31, 1997.

(3) RELATED PARTY TRANSACTIONS

     The Company provides internet services to Aimquest which totaled $5,924 for the year ended March 31, 1997 and $20,386 for the period ended May 19, 1997.

     Amounts due to parent represent cash transfers from Aimquest which are noninterest bearing.

                               AIMNET CORPORATION
                     (WHOLLY-OWNED BY AIMQUEST CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(4) COMMITMENTS AND CONTINGENCIES

  Leases

     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable operating leases expiring at various dates through 2001. Future minimum annual lease payments under capital and noncancelable operating leases for each of the years ending March 31 are as follows:

                                                          CAPITAL    OPERATING
                                                          LEASES       LEASES
                                                          -------    ----------
1998....................................................  $12,396     327,146
1999....................................................   12,396     283,916
2000....................................................    8,780     279,810
2001....................................................       --     109,488
Less future minimum payments to be received under
  noncancelable subleases...............................       --     (31,059)
                                                          -------     -------
  Total minimum payments................................   33,572     969,301
                                                                      =======
Less amount representing interest.......................   (8,010)
                                                          -------
  Present value of net minimum lease payments...........   25,562
Less current portion....................................   (8,153)
                                                          -------
                                                          $17,409
                                                          =======

     Rent expense for the year ended March 31, 1997 and the period ended May 19, 1997 totaled $314,890 and $38,203, respectively.

(5) EMPLOYEE BENEFIT PLAN

     Aimquest has a 401(k) (the Plan) covering all employees of the Company who meet certain eligibility requirements. Employer contributions are not required and the Company did not make any contributions to the Plan during the year ended March 31, 1997 or the period ended May 19, 1997.

(6) SUBSEQUENT EVENT

     Effective May 19, 1997, Verio Inc. (Verio) acquired 77 shares of the Company's series A preferred stock for cash consideration of approximately $4,171,000. The preferred shares represent a 55% ownership interest in the Company, on a fully diluted basis, and are convertible into common shares on a one for one basis. In addition, the preferred shares have a liquidation preference equal to the issuance price. Verio also acquired an option to acquire a 100% ownership in the Company in the future upon the occurrence of certain events, including an initial public offering of Verio common stock.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheet of West Coast Online, Inc. as of September 30, 1997 and the related statements of operations and accumulated deficit, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of West Coast Online, Inc. as of September 30, 1997, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
November 21, 1997

                            WEST COAST ONLINE, INC.

                                 BALANCE SHEET
                               SEPTEMBER 30, 1997

                                     ASSETS


Current assets:
  Cash......................................................  $  25,907
  Trade receivables, net of allowance for doubtful accounts
     of $3,588..............................................     96,659
  Prepaid expenses and other................................      4,933
                                                              ---------
          Total current assets..............................    127,499
Equipment, net (note 2).....................................    524,474
Other assets................................................      7,148
                                                              ---------
          Total assets......................................  $ 659,121
                                                              =========
                 LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable:
     Trade..................................................  $  41,270
     Related party (note 5).................................     27,009
  Accrued liabilities.......................................    105,487
  Deferred revenue..........................................     99,679
  Current portion of capital lease obligations (note 3).....     57,874
                                                              ---------
          Total current liabilities.........................    331,319
Capital lease obligations, less current portion (note 3)....     69,994
          Total liabilities.................................    401,313
                                                              ---------
Redeemable preferred stock, 2,000,000 shares authorized
  (note 4):
  Series A, 60,000 shares issued and outstanding............    225,000
  Series B, 50,710 shares issued and outstanding............    250,000
                                                              ---------
          Total redeemable preferred stock..................    475,000
                                                              ---------
Stockholders' deficit (note 4):
  Common stock, no par value, 1,000,000 shares authorized,
     246,000 shares issued and outstanding..................     79,775
  Accumulated deficit.......................................   (296,967)
                                                              ---------
          Total stockholders' deficit.......................   (217,192)
Commitments (note 3)
          Total liabilities and stockholders' deficit.......  $ 659,121
                                                              =========


                See accompanying notes to financial statements.

                            WEST COAST ONLINE, INC.

                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                      NINE MONTHS ENDED SEPTEMBER 30, 1997

Revenue:
  Internet services.........................................  $1,354,911
  Computer hardware sales...................................     171,818
  Other.....................................................     126,394
                                                              ----------
          Total revenue.....................................   1,653,123
                                                              ----------
Operating expenses:
  Internet services operating costs.........................     641,106
  Cost of hardware sales....................................     136,978
  Selling, general and administrative.......................     913,743
  Depreciation..............................................     106,185
                                                              ----------
          Total operating expenses..........................   1,798,012
                                                              ----------
          Loss from operations..............................    (144,889)
Interest expense............................................     (22,772)
                                                              ----------
          Net loss..........................................    (167,661)
Accumulated deficit at beginning of period..................    (129,306)
                                                              ----------
Accumulated deficit at end of period........................  $ (296,967)
                                                              ==========

                See accompanying notes to financial statements.

                            WEST COAST ONLINE, INC.

                            STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997

Cash flows from operating activities:
  Net loss..................................................  $(167,661)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Depreciation...........................................    106,185
     Provision for bad debts................................      3,588
     Changes in operating assets and liabilities:
       Receivables..........................................    (39,945)
       Prepaid expenses and other current assets............      5,197
       Other assets.........................................     (7,148)
       Accounts payable and accrued liabilities.............     12,802
       Deferred revenue.....................................     35,944
                                                              ---------
          Net cash used by operating activities.............    (51,038)
                                                              ---------
Cash flows from investing activities -- purchase of
  equipment.................................................   (154,301)
                                                              ---------
Cash flows from financing activities:
  Proceeds from issuance of redeemable preferred stock......    250,000
  Principal payments under capital lease obligations........    (36,541)
                                                              ---------
          Net cash provided by financing activities.........    213,459
                                                              ---------
          Net increase in cash..............................      8,120
Cash at beginning of period.................................     17,787
                                                              ---------
Cash at end of period.......................................  $  25,907
                                                              =========
Supplemental disclosure of cash flow information -- cash
  paid during the year for interest.........................  $  22,772
                                                              =========
Noncash investing and finance activities -- equipment
  acquired through capital lease obligations................  $  67,064
                                                              =========

                See accompanying notes to financial statements.

                            WEST COAST ONLINE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     West Coast Online, Inc. (the Company) was incorporated in the State of California on January 30, 1996. The Company provides internet access services and computer hardware sales to customers primarily in California.

     As of September 30, 1997, Verio Inc. (Verio) acquired all of the outstanding common stock of the Company, resulting in 100% ownership.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Equipment

     Equipment is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term, which range from three to five years. Costs of normal repairs and maintenance are expensed as incurred.

  Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indications of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance.

     Revenue from hardware sales is recognized upon shipment of the respective products if the Company's future obligations are not significant and collectibility is probable.

  Income Taxes

     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at September 30, 1997 based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company has a net operating loss carryforward of approximately $181,000 which expires in 2012. No tax benefit has been recorded by the Company for the nine months ended September 30, 1997 due to the Company's net loss and the uncertainty regarding the ultimate utilization of such loss carryforward. A valuation allowance has been

                            WEST COAST ONLINE, INC.

recorded for the entire balance of the deferred tax asset related to the carryforward. Other temporary differences between financial statement and income tax bases of assets and liabilities are not significant.

  Concentration of Credit Risk and Financial Instruments

     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of December 31, 1997 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

     Customers who operate in California represent substantially all of the Company's customer base. However, no single customer comprised more than 10% of accounts receivable or total revenue for the nine months ended September 30, 1997.

(2) EQUIPMENT

     Equipment consisted of the following at September 30, 1997:

Internet and computer equipment.............................   $ 733,411
Furniture and office equipment..............................      21,312
                                                               ---------
                                                                 754,723
Less accumulated depreciation and amortization..............    (230,249)
                                                               ---------
                                                               $ 524,474
                                                               =========

     Equipment includes assets held under capital leases with a net book value of $134,362 at September 30, 1997.

(3) COMMITMENTS

     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable leases expiring at various dates through 2001. Future minimum annual lease payments under noncancelable operating leases for each of the years ending September 30 are as follows:

                                                         CAPITAL     OPERATING
                                                          LEASES      LEASES
                                                         --------    ---------
1998...................................................  $ 70,104    $ 72,160
1999...................................................    63,728      36,342
2000...................................................    18,974      10,743
2001...................................................        --       7,162
                                                         --------    --------
  Total minimum payments...............................  $152,806    $126,407
                                                                     ========
Less amount representing interest......................   (24,938)
                                                         --------
  Present value of net minimum lease payments..........   127,868
Less current portion...................................   (57,874)
                                                         --------
                                                         $ 69,994
                                                         ========

     Rent expense for the nine months ended September 30, 1997 totaled $64,820.

                            WEST COAST ONLINE, INC.

(4) REDEEMABLE PREFERRED STOCK

     The Company issued 60,000 Series A and 50,710 Series B shares of redeemable, convertible preferred stock in 1996 and 1997, respectively, to Verio. The preferred shares were convertible into common shares on a one for one basis and were mandatorily redeemable in 2000. On September 30, 1997, in connection with the Verio Acquisition, as described in Note 1, Verio converted these preferred shares to common stock.


(5) TRANSACTIONS WITH RELATED PARTY



     During the nine months ended September 30, 1997, the Company received certain network services from Verio Inc. The entire cost of these services remain in Accounts Payable-Related Party at September 30, 1997 and is included in internet services and network operating costs.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheet of Clark Internet Services, Inc. as of September 30, 1997, and the related statements of operations and retained earnings, and cash flows for the year ended September 30, 1997 and the period ended October 17, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clark Internet Services, Inc. as of September 30, 1997, and the results of its operations and its cash flows for the year ended September 30, 1997 and the period ended October 17, 1997 in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
February 25, 1998

                         CLARK INTERNET SERVICES, INC.

                                 BALANCE SHEET
                               SEPTEMBER 30, 1997

                                     ASSETS

Current assets:
  Cash and cash equivalents.................................  $   54,293
  Trade accounts receivable, net of allowance for doubtful
     accounts of $28,154....................................     438,186
  Related party receivable (note 5).........................      42,104
  Prepaid expenses and other................................     122,894
                                                              ----------
          Total current assets..............................     657,477
Equipment, net (note 2).....................................     650,001
Other assets, net...........................................     112,475
                                                              ----------
          Total assets......................................  $1,419,953
                                                              ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $  261,194
  Accrued liabilities.......................................      91,474
  Salaries and commissions payable..........................      98,220
  Deferred revenue and customer advances....................     514,555
  Current portion of long-term debt (note 3)................     175,800
                                                              ----------
          Total current liabilities.........................   1,141,243
Long-term debt, net of current portion (note 3).............     264,950
          Total liabilities.................................   1,406,193
Stockholders' equity:
  Common stock, no par value, 1,000,000 shares authorized,
     860,000 shares issued and outstanding..................       4,000
  Retained earnings.........................................       9,760
                                                              ----------
          Total stockholders' equity........................      13,760
                                                              ----------
Commitments (note 4)
          Total liabilities and stockholders' equity........  $1,419,953
                                                              ==========

                See accompanying notes to financial statements.

                         CLARK INTERNET SERVICES, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
        YEAR ENDED SEPTEMBER 30, 1997 AND PERIOD ENDED OCTOBER 17, 1997

                                                                           PERIOD ENDED
                                                                           OCTOBER 17,
                                                                 1997          1997
                                                              ----------   ------------
Revenue:
  Internet services.........................................  $3,601,491     159,079
  Other.....................................................     114,193      48,917
                                                              ----------     -------
          Total revenue.....................................   3,715,684     207,996
                                                              ----------     -------
Operating expenses:
  Internet services.........................................   1,672,046      48,346
  Selling, general and administrative.......................   2,053,619     195,610
  Depreciation and amortization.............................     139,379       9,547
                                                              ----------     -------
          Total operating expenses..........................   3,865,044     253,503
                                                              ----------     -------
          Loss from operations..............................    (149,360)    (45,507)
Other income (expense):
  Interest income...........................................       2,702      (1,054)
  Interest expense..........................................     (26,929)         --
                                                              ----------     -------
          Net loss..........................................    (173,587)    (46,561)
Retained earnings (deficit):
  Beginning of period.......................................     183,347       9,760
                                                              ----------     -------
  End of period.............................................  $    9,760     (36,801)
                                                              ==========     =======

                See accompanying notes to financial statements.

                         CLARK INTERNET SERVICES, INC.

                            STATEMENTS OF CASH FLOWS
        YEAR ENDED SEPTEMBER 30, 1997 AND PERIOD ENDED OCTOBER 17, 1997

                                                                            PERIOD ENDED
                                                                1997      OCTOBER 17, 1997
                                                              ---------   ----------------
Cash flows from operating activities:
  Net loss..................................................  $(173,587)       (46,561)
  Adjustments to reconcile net loss to net cash provided by
     operating activities -- depreciation and
     amortization...........................................    139,379          9,547
     Changes in operating assets and liabilities:
     Trade and related party accounts receivable, net.......   (362,396)         2,483
     Prepaid expenses and other.............................    (19,671)        32,793
     Accounts payable.......................................    157,360        (78,954)
     Accrued liabilities, and salaries and commissions
      payable...............................................     92,849         30,677
     Deferred revenue and customer advances.................    245,114         30,809
     Other assets, net......................................    (61,263)        12,179
                                                              ---------       --------
          Net cash provided (used) by operating
            activities......................................     17,785         (7,027)
Cash flows used by investing activities --
  purchases of equipment....................................   (425,477)            --
                                                              ---------       --------
Cash flows used by financing activities:
  Proceeds from bank lines of credit........................     90,000             --
  Proceeds from bank loan...................................    375,000             --
  Repayment of bank loan....................................    (51,929)            --
                                                              ---------       --------
          Net cash provided by financing activities.........    413,071             --
                                                              ---------       --------
          Net increase (decrease) in cash and cash
            equivalents.....................................      5,379         (7,027)
Cash and cash equivalents, at beginning of period...........     48,914         54,293
                                                              ---------       --------
Cash and cash equivalents, at end of period.................  $  54,293         47,266
                                                              =========       ========
Supplemental disclosures of cash flow information --
  cash paid during year for interest........................  $  26,929          1,053
                                                              =========       ========

                See accompanying notes to financial statements.

                         CLARK INTERNET SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     Clark Internet Services, Inc. (the Company) is a provider of internet access services to businesses and individuals, primarily in the Maryland, Washington DC, and Northern Virginia regions.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

     Effective October 17, 1997, Verio Inc. acquired 51% of the outstanding common stock of the Company.

  Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

  Equipment

     Equipment is recorded at cost. Depreciation is provided over the estimated useful lives of the assets ranging from 3 to 5 years using the straight-line method.

  Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (Statement No. 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amounts by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

  Revenue Recognition

     Internet services revenue is recognized as the services are provided. Installation charges and set-up fees are recognized when installation is completed. The Company records deferred revenue for accounts billed and/or collected in advance.

  Income Taxes

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     At December 31, 1997, the Company has a net operating loss carryforward for federal income tax purposes of $235,000 which is available to offset future federal taxable income, if any, through 2012. Due to the uncertainty regarding the ultimate utilization of the net operating loss carryforward a valuation allowance

                         CLARK INTERNET SERVICES, INC.

has been recorded for the full amount of the deferred tax asset related to the net operating loss carryforward, which represents the only significant temporary difference as of September 30, 1997.

  Concentration of Credit Risk and Financial Instruments

     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statements purposes. Management estimates that the fair values of all financial instruments as of September 30, 1997 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

(2) EQUIPMENT

     Equipment consisted of the following at September 30, 1997:


Furniture and fixtures......................................  $ 337,163
Computer and equipment......................................    656,496
                                                              ---------
                                                                993,659
Less accumulated depreciation...............................   (343,658)
                                                              ---------
                                                              $ 650,001
                                                              =========

     Depreciation expense for the year ended September 30, 1997 and the period ended October 17, 1997 totaled $138,054 and $9,547, respectively.

(3) BANK LINE OF CREDIT AND NOTES PAYABLE

     In April 1997, the Company entered into a $200,000 line of credit agreement with a bank, with interest at the prime rate plus 1.5% (10.0% at September 30, 1997). Borrowings under the line of credit are due in April 1998.

     In addition, the Company also borrowed $375,000 from a bank under a loan secured by the Small Business Administration with interest at the prime rate plus 2% (10.5% at September 30, 1997). Monthly principal payments of $6,250 are due through April 2002.

(4) LEASES

     The Company leases its facilities under long-term operating leases expiring at various dates through 2002. Future minimum lease payments consist of the following at September 30:


1998........................................................  $363,000
1999........................................................   182,155
2000........................................................    42,926
2001........................................................    25,320
2002........................................................    13,811
                                                              --------
          Total minimum lease payments......................  $627,212
                                                              ========

     Rent expense totaled $484,162 for the year ended September 30, 1997.

(5) TRANSACTION WITH RELATED PARTY

     The related party receivable at September 30, 1997 is due from an entity owned by the Company's Chief Executive Officer, for whom the Company provides general accounting and administrative services. These amounts were repaid subsequent to September 30, 1997.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:


     We have audited the accompanying balance sheets of ATMnet as of October 31, 1996 and 1997, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATMnet as of October 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick LLP

Denver, Colorado
December 13, 1997

                                     ATMNET




                                 BALANCE SHEETS
                           OCTOBER 31, 1996 AND 1997

                                     ASSETS

                                                                 1996           1997
                                                              -----------    -----------
Current assets:
  Cash......................................................  $    76,037         11,739
  Trade receivables, net of allowance for doubtful accounts
     of $30,000 and $25,981.................................      279,871        192,726
  Other receivables.........................................       13,646             --
  Other.....................................................       56,607         65,886
                                                              -----------    -----------
          Total current assets..............................      426,161        270,351
Equipment and leasehold improvements, net (note 2)..........    1,404,863      1,120,396
Investment in affiliate (note 3)............................       87,500             --
Intangible assets, net of accumulated amortization of
  $99,758 and $52,952.......................................      181,081        134,273
                                                              -----------    -----------
          Total assets......................................  $ 2,099,605      1,525,020
                                                              ===========    ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $ 1,736,880      2,738,070
  Accrued liabilities.......................................      162,381        589,794
  Due to related parties (note 6)...........................       16,235         41,209
  Deferred revenue..........................................      176,481        115,393
  Subordinated notes payable to stockholders and related
     parties (note 4).......................................           --        908,979
  Current portion of capital lease obligations (note 7).....      140,223        150,134
                                                              -----------    -----------
          Total current liabilities.........................    2,232,200      4,543,579
Capital lease obligations, less current portion.............      164,514         14,379
                                                              -----------    -----------
          Total liabilities.................................    2,396,714      4,557,958
Stockholders' deficit (note 5):
  Common stock, no par value, 83,000,000 shares authorized;
     29,100,000 shares issued and outstanding...............    1,158,532      1,158,532
  Accumulated deficit.......................................   (1,455,641)    (4,191,470)
                                                              -----------    -----------
          Total stockholders' deficit.......................     (297,109)    (3,032,938)
Commitments (note 7)........................................
                                                              -----------    -----------
          Total liabilities and stockholders' deficit.......  $ 2,099,605      1,525,020
                                                              ===========    ===========

                See accompanying notes to financial statements.

                                     ATMNET




                            STATEMENTS OF OPERATIONS
                     YEARS ENDED OCTOBER 31, 1996 AND 1997

                                                                 1996           1997
                                                              -----------    -----------
Revenue:
  Internet services (note 6)................................  $ 1,236,478    $ 2,730,732
  Equipment sales...........................................      440,315        513,941
                                                              -----------    -----------
          Total revenue.....................................    1,676,793      3,244,673
                                                              -----------    -----------
Operating expenses:
  Cost of internet services.................................      845,465      1,963,858
  Cost of equipment sold....................................      258,517        381,043
  Other operating expenses..................................      645,710        721,012
  Selling, general and administrative.......................      957,253      1,927,589
  Depreciation and amortization.............................      343,682        649,510
                                                              -----------    -----------
          Total operating expenses..........................    3,050,627      5,643,012
                                                              -----------    -----------
  Loss from operations......................................   (1,373,834)    (2,398,339)
Other expenses:
  Interest expense..........................................      (36,203)      (167,864)
  Other.....................................................      (21,000)      (169,626)
                                                              -----------    -----------
          Net loss..........................................  $(1,431,037)   $(2,735,829)
                                                              ===========    ===========

                See accompanying notes to financial statements.

                                     ATMNET




                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                     YEARS ENDED OCTOBER 31, 1996 AND 1997

                                                         COMMON      ACCUMULATED
                                                         STOCK         DEFICIT         TOTAL
                                                       ----------    -----------    -----------
BALANCE AS OF NOVEMBER 1, 1995.......................  $  458,200    $   (24,604)   $   433,596
Issuance of common stock for cash....................     700,332             --        700,332
Net loss.............................................          --     (1,431,037)    (1,431,037)
                                                       ----------    -----------    -----------
BALANCES AS OF OCTOBER 31, 1996......................   1,158,532     (1,455,641)      (297,109)
Net loss.............................................          --     (2,735,829)    (2,735,829)
                                                       ----------    -----------    -----------
BALANCES AS OF OCTOBER 31, 1997......................  $1,158,532    $(4,191,470)   $(3,032,938)
                                                       ==========    ===========    ===========

                See accompanying notes to financial statements.

                                     ATMNET




                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED OCTOBER 31, 1996 AND 1997

                                                                 1996           1997
                                                              -----------    -----------
Cash flows from operating activities:
  Net loss..................................................  $(1,431,037)   $(2,735,829)
  Adjustments to reconcile net loss to net cash provided
     (used) by operating activities:
     Depreciation and amortization..........................      343,682        649,510
     Provision for doubtful accounts........................       62,000         58,686
     Loss on write-off of investment........................           --         87,500
     Changes in operating assets and liabilities:
       Trade receivables....................................     (302,792)        28,459
       Other receivables....................................       46,354         13,646
       Other current assets.................................      (51,943)        (9,279)
       Accounts payable.....................................    1,710,981      1,001,190
       Accrued liabilities and due to related parties.......      172,852        452,387
       Deferred revenue.....................................      171,898        (61,088)
                                                              -----------    -----------
          Net cash provided (used) by operating
             activities.....................................      721,995       (514,818)
                                                              -----------    -----------
Cash flows from investing activities:
  Purchase of equipment and leasehold improvements..........   (1,235,719)      (318,235)
  Investment in affiliates, at cost.........................      (87,500)            --
                                                              -----------    -----------
          Net cash used by investing activities.............   (1,323,219)      (318,235)
                                                              -----------    -----------
Cash flows from financing activities:
  Proceeds from issuance of subordinated debt...............           --      1,018,979
  Proceeds from issuance of common stock....................      700,332             --
  Principal payments on subordinated debt...................           --       (110,000)
  Principal payments on capital lease obligations...........     (114,166)      (140,224)
                                                              -----------    -----------
          Net cash provided by financing activities.........      586,166        768,755
                                                              -----------    -----------
          Net decrease in cash..............................      (15,058)       (64,298)
Cash, beginning of year.....................................       91,095         76,037
                                                              -----------    -----------
Cash, end of year...........................................  $    76,037    $    11,739
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
     Interest...............................................  $    36,203    $    25,765
                                                              ===========    ===========
Noncash investing and financing activities -- equipment
  acquired through capital lease obligations................  $   345,046    $        --
                                                              ===========    ===========

                See accompanying notes to financial statements.

                                     ATMNET




                         NOTES TO FINANCIAL STATEMENTS
                           OCTOBER 31, 1996 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation


     ATMnet (the Company) was incorporated in the State of California on February 26, 1997. The Company provides regional internet access services, and hardware sales to customers mainly in California.


     Effective November 5, 1997, Verio Inc. acquired substantially all of the net assets of the Company.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance. Revenue from hardware sales is recognized upon shipment of the respective products.

  Equipment and Leasehold Improvements

     Equipment and leasehold improvements, including assets held under capital leases, is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is recorded using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term, which are two or three years. Costs for normal repairs and maintenance are expensed as incurred.

  Investment in Affiliates

     Investment in affiliate represents common stock of an affiliate representing less than a 20% ownership interest which is accounted for using the cost method.

  Intangible Assets

     The excess of cost over the fair value of net assets acquired, or goodwill, and organization costs are amortized using the straight-line method over five years.

  Income Taxes

     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     The Company has a net operating loss carryforward for income tax purposes of approximately $3,883,000 which expires in 2012. No tax benefit has been recorded by the Company in fiscal 1996 and 1997 due to the Company's net loss and the uncertainty regarding the ultimate utilization of such loss carryforward. A valuation allowance has been recorded for the entire balance of the deferred tax asset related to the carryforward. Other temporary differences between financial statement and income tax bases of assets and liabilities are not significant.

                                     ATMNET

                           OCTOBER 31, 1996 AND 1997

  Concentration of Credit Risk and Financial Instruments

     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of October 31, 1997 and 1996 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

     Customers who operate in California represent substantially all of the Company's customer base and accounts receivable. However, no single customer comprised more than 5% of accounts receivable or total revenue as of or for the year ended October 31, 1997 or 1996.

  Long-Lived Assets

     The Company accounts for long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

  Stock-Based Compensation

     The Company applies APB Opinion 25 and related interpretations in accounting for its stock compensation plan. Accordingly, since the Company grants stock options with exercise prices equal to fair value at the date of grant, no compensation expense has been recognized in 1996 or 1997. Under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), entities are permitted to adopt the fair value method of accounting for employee stock-based compensation plans. However, SFAS 123 allows an entity to continue using the intrinsic value method under APB Opinion No. 25, but requires the entity to make pro forma disclosures of net income or loss as if the fair value method of accounting had been applied.

(2) EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Equipment consisted of the following at October 31, 1996 and 1997:

                                                                 1996         1997
                                                              ----------    ---------
Internet and computer equipment.............................  $1,613,305    1,786,575
Furniture and fixtures......................................      77,668      133,730
Leasehold improvements......................................      12,080      100,983
                                                              ----------    ---------
                                                               1,703,053    2,021,288
Less accumulated depreciation...............................    (298,190)    (900,892)
                                                              ----------    ---------
                                                              $1,404,863    1,120,396
                                                              ==========    =========

     Equipment and leasehold improvements includes assets owned under capital leases with a net book value of $195,294 and $333,079 at October 31, 1996 and 1997, respectively.

                                     ATMNET

                           OCTOBER 31, 1996 AND 1997

(3) INVESTMENT IN AFFILIATE

     During fiscal 1996, the Company acquired a 10% interest in Turpike Corporation for a purchase price of $87,500. The investment was written off in fiscal 1997.

(4) SUBORDINATED NOTES PAYABLE

     Subordinated notes payable as of October 31, 1997 consists of notes payable to stockholders and related parties, with interest at rates varying from prime plus 2% (10.5% at October 31, 1997) to 18%, due in June 1998. The notes are subordinate to all other senior indebtedness of the Company. Interest expense related to the subordinated notes totaled $104,130 in 1997.

(5) STOCK COMPENSATION PLANS

     The Company established a Stock Option Plan in March 1996, whereby. at the discretion of the Board of Directors (the Board), the Company may grant stock options to certain key employees of the Company. The option price is determined by the Board at the time the option is granted, but in no event is less than the fair market value of the Company's common stock at the date of grant, as determined by the Board. The options vest over a five year period or, in certain circumstances, earlier based on the fair value of the Company's common shares, as defined, and expire ten years from the date of grant. As of October 31, 1997, no options had been exercised or are exercisable. The weighted-average contractual life of outstanding options as of October 31, 1997 is approximately two years.

     The following table summarizes option activity for two years ended October 31, 1997:

     Options granted during fiscal 1996 at the following exercise price:

Options granted during fiscal 1996 at the following exercise price:
  $0.30 per share...........................................     4,410,000
  $0.33 per share...........................................     1,000,000
                                                                ----------
Options outstanding at October 31, 1996.....................     5,410,000
  Options cancelled.........................................    (1,545,000)
                                                                ----------
Options outstanding at October 31, 1997.....................     3,865,000
                                                                ==========
Weighted average exercise price of outstanding options......          $.31
                                                                ==========

     During the years ended October 31, 1996 and 1997, the per share weighted-average fair value of stock options granted was $.03 on the date of grant using the Black-Scholes opinion-pricing model with the following weighted-average assumptions; no dividends or volatility, risk-free interest rate of 6%, and expected life of two years. If the Company had determined compensation expense for the years ended October 31, 1996 and 1997 based on the fair value of the options at the grant dates under SFAS No. 123, net loss would increase to $1,595,000 and $2,854,000, respectively.

(6) RELATED PARTY TRANSACTIONS

     The Company provides internet services to a company whose founder and CEO is a shareholder of ATMnet. Revenue earned by ATMnet from this company totaled $15,523 and $22,581 during the years ended October 31, 1996 and 1997, respectively.

     Amounts due to related parties are for services provided, are non-interest bearing and are due within one year.

                                     ATMNET

                           OCTOBER 31, 1996 AND 1997

(7) LEASES

     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable operating leases expiring at various dates through 2000. Future minimum annual lease payments under capital and noncancelable operating leases for each of the years ending October 31 are as follows:

                                                               CAPITAL     OPERATING
                                                               LEASES       LEASES
                                                              ---------    ---------
1998........................................................  $ 161,028     173,868
1999........................................................     22,524     142,068
2000........................................................         --      26,209
                                                              ---------     -------
  Total minimum payments....................................    183,552     342,145
                                                                            =======
Less amount representing interest...........................    (19,039)
                                                              ---------
  Present value of net minimum lease payments...............    164,513
Less current portion........................................   (150,134)
                                                              ---------
                                                              $  14,379
                                                              =========

     Rent expense for the years ended October 31, 1996 and 1997 totaled $72,686 and $168,410, respectively.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheets of Global Internet Network Services, Inc. (wholly-owned by Global Internet.Com Inc.) as of December 31, 1996 and November 26, 1997, and the related statements of operations, stockholder's equity (deficit), and cash flows for the year ended December 31, 1996 and the period ended November 26, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Internet Network Services, Inc. as of December 31, 1996 and November 26, 1997 and, and the results of its operations and its cash flows for the year ended December 31, 1996 and the period ended November 26, 1997 in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
February 20, 1998

                     GLOBAL INTERNET NETWORK SERVICES, INC.
                   (WHOLLY-OWNED BY GLOBAL INTERNET.COM INC.)

                                 BALANCE SHEETS
                    DECEMBER 31, 1996 AND NOVEMBER 26, 1997

                                     ASSETS

                                                                 1996         1997
                                                              ----------    ---------
Current assets:
  Cash......................................................  $  132,118       30,681
  Trade receivables, net of allowance for doubtful accounts
     of $59,777 in 1996 and $86,166 in 1997.................     935,979      449,959
  Receivables from affiliates (note 3)......................      40,497       53,542
  Inventory.................................................     126,020      102,801
  Prepaid expenses and other................................      60,869       83,323
                                                              ----------    ---------
          Total current assets..............................   1,295,483      720,306
Equipment, net (note 2).....................................     557,142      799,179
Other assets................................................       3,864        3,723
                                                              ----------    ---------
          Total assets......................................  $1,856,489    1,523,208
                                                              ==========    =========

                   LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
  Accounts payable..........................................  $  631,660      109,651
  Accrued liabilities.......................................      17,996       18,168
  Deferred revenue..........................................     486,167      418,885
  Current portion of obligations under capital leases (note
     4).....................................................      37,828      106,720
  Due to parent (note 3)....................................     942,098           --
                                                              ----------    ---------
          Total current liabilities.........................   2,115,749      653,424
Capital lease obligations, less current portion (note 4)....      31,687      193,630
                                                              ----------    ---------
          Total liabilities.................................   2,147,436      847,054
                                                              ----------    ---------
Stockholder's equity (deficit):
  Common stock, $1.00 par value, 10,000 shares authorized,
     5,000 shares issued and outstanding....................       5,000        5,000
  Additional paid-in capital................................     245,000    1,412,849
  Accumulated deficit.......................................    (540,947)    (741,695)
                                                              ----------    ---------
     Total stockholder's equity (deficit)...................    (290,947)     676,154
                                                              ----------    ---------
Commitments (note 4)
     Total liabilities and stockholder's equity (deficit)...  $1,856,489    1,523,208
                                                              ==========    =========

                See accompanying notes to financial statements.

                     GLOBAL INTERNET NETWORK SERVICES, INC.
                   (WHOLLY-OWNED BY GLOBAL INTERNET.COM INC.)

                            STATEMENTS OF OPERATIONS
                        YEAR ENDED DECEMBER 31, 1996 AND
                         PERIOD ENDED NOVEMBER 26, 1997

                                                                 1996          1997
                                                              ----------    ----------
Revenue:
  Internet services.........................................  $1,979,201     2,501,037
  Consulting services (note 3)..............................     344,233       564,150
  Computer hardware and software sales (note 3).............     853,396       355,731
  National Science Foundation revenue (note 7)..............     440,119       114,982
  Other.....................................................      80,401       248,816
                                                              ----------    ----------
          Total revenue.....................................   3,697,350     3,784,716
                                                              ----------    ----------
Operating expenses:
  Internet services operating costs.........................   1,530,020     1,960,653
  Cost of hardware and software sales.......................     591,227       292,874
  Engineering and network...................................     507,843       425,430
  Marketing and selling.....................................     248,986       238,982
  General and administrative................................     956,052       785,960
  Depreciation and amortization.............................     259,956       280,445
                                                              ----------    ----------
          Total operating expenses..........................   4,094,084     3,984,344
                                                              ----------    ----------
          Loss from operations..............................    (396,734)     (199,628)
Other income (expense):
  Interest expense..........................................      (9,897)       (8,229)
  Other, net................................................      43,577         7,109
                                                              ----------    ----------
          Net loss..........................................  $ (363,054)     (200,748)
                                                              ==========    ==========

                See accompanying notes to financial statements.

                     GLOBAL INTERNET NETWORK SERVICES, INC.
                   (WHOLLY-OWNED BY GLOBAL INTERNET.COM INC.)

                  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
                        YEAR ENDED DECEMBER 31, 1996 AND
                         PERIOD ENDED NOVEMBER 26, 1997

                                                                                          TOTAL
                                                           ADDITIONAL                 STOCKHOLDER'S
                                                  COMMON    PAID-IN     ACCUMULATED      EQUITY
                                                  STOCK     CAPITAL       DEFICIT       (DEFICIT)
                                                  ------   ----------   -----------   -------------
BALANCES AT JANUARY 1, 1996.....................  $5,000     245,000     (177,893)        72,107
Net loss........................................     --           --     (363,054)      (363,054)
                                                  ------   ---------     --------       --------
BALANCES AT DECEMBER 31, 1996...................  5,000      245,000     (540,947)      (290,947)
Transfer of net assets to parent (note 6).......     --     (101,088)          --       (101,088)
Conversion of note payable to parent to equity
  (note 6)......................................     --    1,156,437           --      1,156,437
Capital contribution by parent (note 6).........     --      112,500           --        112,500
Net loss........................................     --           --     (200,748)      (200,748)
                                                  ------   ---------     --------       --------
BALANCES AT NOVEMBER 26, 1997...................  $5,000   1,412,849     (741,695)       676,154
                                                  ======   =========     ========       ========

                See accompanying notes to financial statements.

                     GLOBAL INTERNET NETWORK SERVICES, INC.
                   (WHOLLY-OWNED BY GLOBAL INTERNET.COM INC.)

                            STATEMENTS OF CASH FLOWS
                        YEAR ENDED DECEMBER 31, 1996 AND
                         PERIOD ENDED NOVEMBER 26, 1997

                                                                1996        1997
                                                              ---------   ---------
Cash flows from operating activities:
  Net loss..................................................  $(363,054)   (200,748)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Depreciation and amortization..........................    259,956     280,445
     Provision for bad debts................................     70,445      95,913
     Changes in operating assets and liabilities:
       Trade receivables....................................   (231,005)    377,062
       Inventory............................................    (43,335)     23,219
       Other current assets.................................    (26,954)    (22,454)
       Accounts payable.....................................    575,188    (522,009)
       Accrued liabilities..................................   (382,897)        172
       Deferred revenue.....................................     58,277     (67,282)
       Other................................................     (3,241)         --
                                                              ---------   ---------
          Net cash used by operating activities.............    (86,620)    (35,682)
                                                              ---------   ---------
Cash flows from investing activities -- purchases of
  equipment.................................................   (336,795)   (334,161)
                                                              ---------   ---------
Cash flows from financing activities:
  Capital contribution by parent............................         --     112,500
  Advances by parent........................................    544,707     214,339
  Principal payments made under capital lease obligations...    (39,720)    (58,433)
                                                              ---------   ---------
          Net cash provided by financing activities.........    504,987     268,406
                                                              ---------   ---------
          Increase (decrease) in cash.......................     81,572    (101,437)
Cash, beginning of year.....................................     50,546     132,118
                                                              ---------   ---------
Cash, end of year...........................................  $ 132,118      30,681
                                                              =========   =========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest....................  $  10,095      15,681
                                                              =========   =========
  Noncash investing and financing activities:
     Equipment acquired through capital lease obligations...  $      --     299,940
                                                              =========   =========
     Transfer of assets to parent...........................  $      --     101,088
                                                              =========   =========

                See accompanying notes to financial statements.

                     GLOBAL INTERNET NETWORK SERVICES, INC.
                   (WHOLLY-OWNED BY GLOBAL INTERNET.COM INC.)

                         NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1996 AND NOVEMBER 26, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     Global Internet Network Services, Inc. (the Company) is engaged in providing regional internet access services, software and hardware consulting and sales to customers in a ten state region. The Company was incorporated in Nebraska in September 1987, as Midnet Inc., a nonprofit corporation organized to promote research, education and economic development. On July 15, 1994, Midnet Inc. became a for profit corporation and was purchased by Global Internet.Com Inc. (Parent) on August 8, 1994. On March 12, 1997, the Company changed its corporate name from Midnet Inc. to Global Internet Network Services, Inc.

     Effective November 26, 1997, Verio Inc. (Verio) acquired a 100% ownership interest in the Company. (see note 6).

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance. Revenue from consulting services is recognized when services have been rendered. Revenue from hardware and software sales is recognized upon shipment of the respective products.

  Inventory

     Inventory, consisting of systems hardware and software and maintenance parts and supplies is recorded at the lower of cost (first-in, first-out) or market.

  Equipment

     Equipment, including any assets held under capital leases, is recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization is recorded using the straight-line method over the estimated useful lives of the related assets or the lease term, which range from three to five years. Costs for normal repairs and maintenance are expensed as incurred.

  Income Taxes

     The Company is included in the tax returns of the Parent. Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     The Company has a net operating loss carryforward of approximately $518,000, which expires in 2012. No tax benefit has been recorded by the Company for 1996 or 1997 due to the Company's net loss and the uncertainty regarding the ultimate utilization of such loss in the consolidated income tax returns of the Parent. A valuation allowance has been recorded for the entire balance of the deferred tax asset related to the

                     GLOBAL INTERNET NETWORK SERVICES, INC.
                   (WHOLLY-OWNED BY GLOBAL INTERNET.COM INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Company's net loss. Other temporary differences between financial statement and income tax bases of assets and liabilities are not significant.

  Concentration of Credit Risk

     The Company provides unsecured credit to customers in the normal course of business. Failure of the customers to pay could result in losses up to the recorded receivable balances. The Company did not have any customers that represent greater than 5% of total revenue for the year ended December 31, 1996 and the period ended November 26, 1997, respectively.

  Long-Lived Assets

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). This statement was effective for financial statements for fiscal years beginning after December 15, 1995. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at lower of the carrying amount or fair value less costs to sell. SFAS 121 did not have a significant effect on the Company's financial position or results of operations in 1997 and 1996.

(2) EQUIPMENT

     Equipment is comprised of the following:

                                                             DECEMBER 31,    NOVEMBER 26,
                                                                 1996            1997
                                                             ------------    ------------
Internet and computer equipment............................    $821,921       1,342,321
Furniture and office equipment.............................     137,847         150,254
Leasehold improvements.....................................       1,228           2,001
                                                               --------       ---------
                                                                960,996       1,494,576
Less accumulated depreciation and amortization.............    (403,854)       (695,397)
                                                               --------       ---------
                                                               $557,142         799,179
                                                               ========       =========

(3) TRANSACTIONS WITH PARENT

     Amounts due to Parent represent noninterest bearing cash transfers from the Parent (see note 6).

     Hardware and software sales and consulting revenue from affiliates of the Parent for the year ended December 31, 1996 and the period ended November 27, 1997 were $92,273 and $561,438, respectively.

(4) LEASES

     The Company leases certain internet and computer equipment under capital leases. At December 31, 1996 and November 26, 1997, leased equipment was included in internet and computer equipment with net book values of $80,117 and $367,003, respectively. The Company also leases office space under a noncancelable operating lease expiring in November 2002.

                     GLOBAL INTERNET NETWORK SERVICES, INC.
                   (WHOLLY-OWNED BY GLOBAL INTERNET.COM INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum annual lease payments under capital and noncancelable operating leases for years ending November 30 are as follows:

                                                               CAPITAL     OPERATING
                                                               LEASES       LEASES
                                                              ---------    ---------
1998........................................................  $ 131,748      47,634
1999........................................................    116,448      50,016
2000........................................................     95,435      52,516
2001........................................................         --      55,142
2002........................................................         --      57,899
                                                              ---------     -------
  Total minimum payments....................................    343,631     263,207
                                                                            =======
Less amount representing interest...........................    (43,281)
                                                              ---------
  Present value of net minimum lease payments...............    300,350
Less current portion........................................   (106,720)
                                                              ---------
                                                              $ 193,630
                                                              =========

     Rent expense for the year ended December 31, 1996 and the period ended November 26, 1997 was $71,738 and $63,724, respectively.

(5) EMPLOYEE BENEFIT PLAN

     The Parent has a 401(k) (the Plan) covering all employees of the Company who meet certain eligibility requirements. Employer contributions are not required and the Parent did not make any contributions to the Plan during the year ended December 31, 1996 and the period ended November 26, 1997.

(6) STOCKHOLDER'S EQUITY

     In connection with the acquisition of common stock of the Company by Verio Inc. (Verio) amounts due to parent totaling $1,156,437 were converted to equity and the Parent made a cash contribution to the Company in the amount of $112,500.

     Prior to the Verio acquisition in November 1997, the Company transferred certain net assets of a division to the Parent in the amount of $101,088, which division was not acquired by Verio.

(7) NATIONAL SCIENCE FOUNDATION GRANTS

     The Company receives grant revenue under contracts with the National Science Foundation (NSF) to provide network connections to certain not-for-profit educational institutions. Grant revenue is recognized ratably over the term of the contract, which is generally twelve months. Grant revenue amounted to $440,119 and $114,982 for the year ended December 31, 1996 and the period ended November 26, 1997, respectively. Total amounts receivable at December 31, 1996 and November 26, 1997 were $65,858 and $16,439, respectively.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheets of the Pennsylvania Research Partnership Network (PREPnet) as of November 30, 1996 and 1997, and the related statements of operations and owners' deficit, and cash flows for the years then ended and the period ended December 24, 1997. These financial statements are the responsibility of PREPnet's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Pennsylvania Research Partnership Network (PREPnet) as of November 30, 1996 and 1997, and the results of its operations and its cash flows for the years then ended and for the period ended December 24, 1997 in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
February 20, 1998

                 THE PENNSYLVANIA RESEARCH PARTNERSHIP NETWORK
                                   (PREPNET)

                                 BALANCE SHEETS
                           NOVEMBER 30, 1996 AND 1997

                                     ASSETS

                                                                 1996          1997
                                                              -----------    ---------
Current assets:
  Trade receivables, net of allowance for doubtful accounts
     of $14,631 and $13,313, respectively...................  $    73,943    $ 102,041
  Prepaid expenses and other................................        1,769       15,409
                                                              -----------    ---------
          Total current assets..............................       75,712      117,450
Equipment, net (note 2).....................................      200,538      138,008
                                                              -----------    ---------
          Total assets......................................  $   276,250    $ 255,458
                                                              ===========    =========

                           LIABILITIES AND OWNER'S DEFICIT

Current liabilities:
  Accounts payable..........................................  $    88,639    $ 132,039
  Accrued liabilities.......................................       44,555        3,020
  Current portion of obligations under capital leases (note
     3).....................................................       57,468       56,262
  Deferred revenue..........................................    1,084,501      683,371
                                                              -----------    ---------
          Total current liabilities.........................    1,275,163      874,692
Capital lease obligations, less current portion (note 3)....       55,502           --
                                                              -----------    ---------
          Total liabilities.................................    1,330,665      874,692
Owners' deficit.............................................   (1,054,415)    (619,234)
Commitments (note 3)
                                                              -----------    ---------
          Total liabilities and owner's deficit.............  $   276,250    $ 255,458
                                                              ===========    =========

                See accompanying notes to financial statements.

                 THE PENNSYLVANIA RESEARCH PARTNERSHIP NETWORK
                                   (PREPNET)

                  STATEMENTS OF OPERATIONS AND OWNERS' DEFICIT
   YEARS ENDED NOVEMBER 30, 1996 AND 1997 AND PERIOD ENDED DECEMBER 24, 1997

                                                                                     PERIOD ENDED
                                                                                     DECEMBER 24,
                                                            1996          1997           1997
                                                         -----------   -----------   ------------
Revenue:
  Internet services....................................  $ 2,027,682   $ 2,026,439    $  156,459
  Grant revenue (note 4)...............................      194,343        98,711            --
  Other................................................        6,309        22,477            --
                                                         -----------   -----------    ----------
          Total revenue................................    2,228,334     2,147,627       156,459
                                                         -----------   -----------    ----------
Costs and expenses:
  Internet services operating costs....................      588,543       792,684        80,972
  Selling, general and administrative (note 5).........      831,230       773,174        64,625
  Depreciation.........................................       92,251       121,192         8,285
                                                         -----------   -----------    ----------
          Total costs and expenses.....................    1,512,024     1,687,050       153,882
                                                         -----------   -----------    ----------
          Earnings from operations.....................      716,310       460,577         2,577
Interest expense, net..................................      (18,331)      (11,261)         (938)
                                                         -----------   -----------    ----------
          Net earnings.................................      697,979       449,316         1,639
Owners' deficit at beginning of period.................     (726,569)   (1,054,415)     (619,234)
Net advances to owners.................................   (1,025,825)      (14,135)      (23,911)
                                                         -----------   -----------    ----------
Owners' deficit at end of period.......................  $(1,054,415)  $  (619,234)   $ (641,506)
                                                         ===========   ===========    ==========
Pro forma information:
  Historical net earnings..............................  $   697,979   $   449,316    $    1,639
  Pro forma adjustment for income tax expense..........     (265,000)     (171,000)         (600)
                                                         -----------   -----------    ----------
          Pro forma net earnings.......................  $   432,979   $   278,316    $    1,039
                                                         ===========   ===========    ==========

                See accompanying notes to financial statements.

                 THE PENNSYLVANIA RESEARCH PARTNERSHIP NETWORK
                                   (PREPNET)

                            STATEMENTS OF CASH FLOWS
   YEARS ENDED NOVEMBER 30, 1996 AND 1997 AND PERIOD ENDED DECEMBER 24, 1997

                                                                                    PERIOD ENDED
                                                                                    DECEMBER 24,
                                                           1996          1997           1997
                                                        -----------    ---------    ------------
Cash flows from operating activities:
  Net earnings........................................  $   697,979    $ 449,316     $   1,639
  Adjustments to reconcile net earnings to net cash
     provided by operating activities:
     Depreciation.....................................       92,251      121,192         8,285
     Provision for bad debts..........................       14,631       13,313            --
     Changes in operating assets and liabilities:
       Trade receivables..............................       58,406      (41,411)      (38,747)
       Prepaid expenses and other assets..............           --      (13,640)        6,294
       Accounts payable and accrued liabilities.......      100,318        1,865        (5,400)
       Deferred revenue...............................      178,313     (401,130)       57,131
                                                        -----------    ---------     ---------
          Net cash provided by operating activities...    1,141,898      129,505        29,202
                                                        -----------    ---------     ---------
Cash flows from investing activities -- purchase of
  equipment...........................................      (61,987)     (58,662)           --
                                                        -----------    ---------     ---------
Cash flows from financing activities:
  Repayments of capital lease obligations.............      (54,086)     (56,708)       (5,291)
  Net advances to owners..............................   (1,025,825)     (14,135)      (23,911)
                                                        -----------    ---------     ---------
          Net cash used by financing activities.......   (1,079,911)     (70,843)      (29,202)
                                                        -----------    ---------     ---------
          Net change in cash and cash at beginning and
            end of period.............................  $        --    $      --     $      --
                                                        ===========    =========     =========
Supplemental disclosure of cash flow
  information -- cash paid for interest...............  $    18,331    $  11,261     $     938
                                                        ===========    =========     =========

                See accompanying notes to financial statements.

                 THE PENNSYLVANIA RESEARCH PARTNERSHIP NETWORK
                                   (PREPNET)

                         NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1996 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     The accompanying financial statements include the accounts of the Pennsylvania Research Partnership Network (PREPnet), the data communications network of a consortium of research institutions in Pennsylvania. A joint venture between Carnegie Mellon University and the University of Pittsburgh serves as the legal entity and coordinator of the consortium. The accompanying financial statements have been prepared assuming that PREPnet had been operated separately as of December 1, 1995 and thereafter. PREPnet provides internet services to businesses, educational institutions, not-for-profit organizations, and individual subscribers.

     Effective December 24, 1997, the net assets of PREPnet were acquired by Verio Inc. in a purchase business combination.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Internet services are recognized as the services are provided. PREPnet records deferred revenue for amounts billed and/or collected in advance.

  Equipment

     Equipment, including any assets held under capital leases, is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets or the lease term, which is 3 years. Costs for normal repairs and maintenance are expensed as incurred.

  Long-Lived Assets

     PREPnet evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

     The operations of PREPnet are included in the income tax returns of the joint venture, which is a non-profit entity and is exempt from income taxes. However, pro forma information has been included in the accompanying statement of operations to reflect a pro forma adjustment for income tax expense as if PREPnet had been a separate taxable entity subject to federal and state income taxes for all periods presented.

                 THE PENNSYLVANIA RESEARCH PARTNERSHIP NETWORK
                                   (PREPNET)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Concentration of Credit Risk and Financial Instruments

     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statements purposes. Management estimates that the fair values of all financial instruments as of November 30, 1996 and 1997 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

(2) EQUIPMENT

     Equipment consisted of the following at November 30:

                                                                 1996         1997
                                                               ---------    ---------
Internet and computer equipment.............................   $ 321,434    $ 376,014
Furniture and office equipment..............................       5,854        9,936
                                                               ---------    ---------
                                                                 327,288      385,950
Less accumulated depreciation and amortization..............    (126,750)    (247,942)
                                                               ---------    ---------
                                                               $ 200,538    $ 138,008
                                                               =========    =========

(3) COMMITMENTS

     PREPnet leases certain computer and office equipment under capital leases. PREPnet also leases office space under noncancelable operating leases expiring at various dates through 2001.

     Future minimum annual lease payments under capital and noncancelable operating leases for each of the years ending November 30 are as follows:

                                                              CAPITAL     OPERATING
                                                               LEASES      LEASES
                                                              --------    ---------
1998........................................................  $ 58,810    $ 50,731
1999........................................................        --      50,341
2000........................................................        --      27,867
2001........................................................        --      49,171
                                                              --------    --------
  Total minimum payments....................................    58,810    $178,110
                                                                          ========
Less amount representing interest...........................    (2,548)
                                                              --------
  Present value of net minimum lease payments...............    56,262
Less current portion........................................   (56,262)
                                                              --------
                                                              $     --
                                                              ========

     Rent expense for the years ended November 30, 1996 and 1997 and the period ended December 24, 1997 was $47,674, $73,218 and $6,102, respectively.

(4) GRANT REVENUE

     PREPnet receives grant revenue from the National Science Foundation and other government agencies to provide network connections to certain not-for-profit educational institutions. Grant revenue is recognized ratably over the term of the contract, which is generally twelve months. Total deferred grant revenue at November 30, 1996 was $71,667.

                 THE PENNSYLVANIA RESEARCH PARTNERSHIP NETWORK
                                   (PREPNET)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(5) RELATED PARTY TRANSACTIONS

     Carnegie Mellon University provides administrative support and use of facilities to PREPnet and allocates the cost of these services to the entity. Such allocations totalled approximately $69,188 and $81,886 for the years ended November 30, 1996 and 1997, respectively.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheets of Monumental Network Systems, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Monumental Network Systems, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
February 25, 1998

                        MONUMENTAL NETWORK SYSTEMS, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1997

                                     ASSETS

                                                                1996          1997
                                                              ---------    -----------
Current assets:
  Cash......................................................  $  63,693    $        --
  Trade receivables, net of allowance for doubtful accounts
     of $15,363 and $41,207.................................    138,263        214,440
                                                              ---------    -----------
          Total current assets..............................    201,956        214,440
Equipment, net (note 2).....................................    359,327        440,406
Other assets, net...........................................     17,664         66,562
                                                              ---------    -----------
          Total assets......................................  $ 578,947    $   721,408
                                                              =========    ===========

                        LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable..........................................  $ 186,526    $   258,319
  Accrued liabilities.......................................     23,052        163,436
  Current portion of notes payable (note 3):
     Related party..........................................     30,025        132,954
     Other..................................................      9,789         49,694
  Current portion of obligations under capital lease (note
     4).....................................................     70,736         82,194
  Deferred revenue..........................................    326,924        573,057
  Cash overdraft............................................         --        166,157
                                                              ---------    -----------
          Total current liabilities.........................    647,052      1,425,811
Notes payable, less current portion (note 3)................      8,915         21,067
Capital lease obligations, less current portion (note 4)....    114,764         97,208
                                                              ---------    -----------
          Total liabilities.................................    770,731      1,544,086
Stockholders' deficit:
  Common stock, $1.00 par value, 500,000 shares authorized,
     300,944 and 302,779 shares issued and outstanding as of
     December 31, 1996 and 1997.............................    300,944        302,779
  Additional paid-in capital................................    197,494        199,329
  Accumulated deficit.......................................   (690,222)    (1,324,786)
                                                              ---------    -----------
          Total stockholders' deficit.......................   (191,784)      (822,678)
Commitments (note 4)
                                                              ---------    -----------
          Total liabilities and stockholders' deficit.......  $ 578,947    $   721,408
                                                              =========    ===========

                See accompanying notes to financial statements.

                        MONUMENTAL NETWORK SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                                 1996          1997
                                                              ----------    ----------
Revenue:
  Internet services.........................................  $1,250,789    $2,425,121
  Computer hardware and software sales......................      95,557        41,733
  Other.....................................................      24,197         4,653
                                                              ----------    ----------
          Total revenue.....................................   1,370,543     2,471,507
                                                              ----------    ----------
Operating expenses:
  Internet services operating costs.........................     385,439       743,524
  Cost of hardware and software sales.......................     198,486       417,559
  Selling, general and administrative.......................   1,246,716     1,756,956
  Depreciation..............................................      74,607       172,092
                                                              ----------    ----------
          Total operating expenses..........................   1,905,248     3,090,131
                                                              ----------    ----------
          Loss from operations..............................    (534,705)     (618,624)
Interest expense, net.......................................      18,448        15,940
                                                              ----------    ----------
          Net loss..........................................  $ (553,153)   $ (634,564)
                                                              ==========    ==========

                See accompanying notes to financial statements.

                        MONUMENTAL NETWORK SYSTEMS, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                                                               TOTAL
                                              COMMON STOCK      ADDITIONAL                 STOCKHOLDERS'
                                           ------------------    PAID-IN     ACCUMULATED      EQUITY
                                           SHARES     AMOUNT     CAPITAL       DEFICIT       (DEFICIT)
                                           -------   --------   ----------   -----------   -------------
BALANCES AT JANUARY 1, 1996..............  114,015   $114,015    $     --    $  (137,069)    $ (23,054)
Issuance of common shares for cash.......  100,000    100,000     100,000             --       200,000
Issuance of common shares for services or
  equipment..............................   86,929     86,929      97,494             --       184,423
Net loss.................................       --         --          --       (553,153)     (553,153)
                                           -------   --------    --------    -----------     ---------
BALANCES AT DECEMBER 31, 1996............  300,944    300,944     197,494       (690,222)     (191,784)
Issuance of common shares for cash.......    1,000      1,000       1,000             --         2,000
Issuance of common shares for services...      835        835         835             --         1,670
Net loss.................................       --         --          --       (634,564)     (634,564)
                                           -------   --------    --------    -----------     ---------
BALANCES AT DECEMBER 31, 1997............  302,779   $302,779    $199,329    $(1,324,786)    $(822,678)
                                           =======   ========    ========    ===========     =========

                See accompanying notes to financial statements.

                        MONUMENTAL NETWORK SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                                1996         1997
                                                              ---------    ---------
Cash flows from operating activities:
  Net loss..................................................  $(553,153)   $(634,564)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Depreciation...........................................     74,607      172,092
     Provision for bad debts................................     15,363      170,634
     Changes in operating assets and liabilities:
       Trade receivables....................................   (127,442)    (246,811)
       Other assets.........................................    (15,691)     (48,898)
       Accounts payable.....................................    120,414       71,793
       Accrued liabilities..................................     13,704      140,384
       Deferred revenue.....................................    278,172      246,133
                                                              ---------    ---------
          Net cash used by operating activities.............   (194,026)    (129,237)
                                                              ---------    ---------
Cash flows from investing activities -- purchases of
  equipment.................................................   (142,367)    (178,377)
                                                              ---------    ---------
Cash flows from financing activities:
  Net change in cash overdraft..............................         --      166,157
  Borrowings under note payable to related parties..........     30,848      130,000
  Principal payments on note payable to related parties.....       (823)     (27,071)
  Borrowings under notes payable............................     18,704       66,229
  Repayments of notes payable...............................         --      (14,172)
  Principal payments on capital lease obligations...........    (36,824)     (80,892)
  Issuance of common stock..................................    384,423        3,670
                                                              ---------    ---------
          Net cash provided by financing activities.........    396,328      243,921
                                                              ---------    ---------
          Increase (decrease) in cash.......................     59,935      (63,693)
Cash at beginning of year...................................      3,758       63,693
                                                              ---------    ---------
Cash at end of year.........................................  $  63,693    $      --
                                                              =========    =========
Supplemental disclosure of cash flow information -- cash
  paid during the year for interest.........................  $  18,739    $  16,508
                                                              =========    =========
Noncash investing and financing activities -- equipment
  acquired through capital lease obligations................  $ 219,242    $  74,794
                                                              =========    =========

                See accompanying notes to financial statements.

                        MONUMENTAL NETWORK SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     Monumental Network Systems, Inc. (the Company) was incorporated in the State of Virginia on April 13, 1994. The Company's business consists of providing regional internet access services, hardware and software sales, and consulting to customers in Virginia, Maryland and the Washington D.C. area.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Effective December 31, 1997, Verio Inc. acquired all of the outstanding common stock of the Company.

  Equipment

     Equipment, including any assets held under capital leases, is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets, or over the lease term, which range from three to seven years. Costs for normal repairs and maintenance are expensed as incurred.

  Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at lower of the carrying amount or fair value less costs to sell.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance.

     Revenue from consulting services is recognized when services have been rendered.

     Revenue from hardware and software sales is recognized upon shipment of the respective products, if significant future vendor obligations do not exist and collectibility is probable.

  Income Taxes

     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

                        MONUMENTAL NETWORK SYSTEMS, INC.

  Concentration of Credit Risk and Financial Instruments

     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of December 31, 1996 and 1997 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

     Customers who operate in Virginia, Maryland and the Washington D.C. area represent substantially all of the Company's customer base. No single customer comprised more than 10% of accounts receivable or total revenue as of or for the years ended December 31, 1996 or 1997.

  Stock-Based Compensation

     The Company accounts for its stock-based employee compensation plan using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations (APB 25). The Company has provided pro forma disclosures of net loss as if the fair value based method of accounting for the plan, as prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), had been applied. Pro forma disclosures include the effects of employee stock options granted during the years ended December 31, 1996 and 1997.

(2) EQUIPMENT

     Equipment consisted of the following at December 31:

                                                                1996        1997
                                                              --------    ---------
Equipment...................................................  $413,615    $ 642,498
Furniture and office equipment..............................    39,310       55,505
Leasehold improvements......................................        --        8,093
                                                              --------    ---------
                                                               452,925      706,096
Less accumulated depreciation...............................   (93,598)    (265,690)
                                                              --------    ---------
                                                              $359,327    $ 440,406
                                                              ========    =========

     Equipment includes assets held under capital leases with a net book value of $198,445 and $201,745 at December 31, 1996 and 1997, respectively. Depreciation expense totaled $74,607 and $172,092 for the years ended December 31, 1996 and 1997, respectively.

(3) DEBT

     Notes payable consists of the following as of December 31, 1996 and 1997:

                                                               1996        1997
                                                              -------    --------
Notes payable with interest rates ranging from 8.25% to
  8.39%, secured by vehicles due through 2002...............  $14,319    $ 34,625
Unsecured notes payable to vendors with interest at 15% due
  in 1998...................................................    4,385      36,136
                                                              -------    --------
                                                               18,704      70,761
Less current portion........................................   (9,789)    (49,694)
                                                              -------    --------
                                                              $ 8,915    $ 21,067
                                                              =======    ========

                        MONUMENTAL NETWORK SYSTEMS, INC.

     During 1996, the Company issued notes payable to stockholders of the Company in the amount of $30,848, with interest at 6%, and monthly payments of principal and interest due in various dates through 1998. The total unpaid balance as of December 31, 1997 was $30,025.

     During 1997, the Company issued additional notes payable to stockholders of the Company totaling $130,000, which bear interest at 9%, with interest payable annually, and are due on demand.

(4) COMMITMENTS

     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable operating leases expiring at various dates through 2001. Future minimum annual lease payments under capital and noncancelable operating leases for each of the years ending December 31 are as follows:

                                                              CAPITAL    OPERATING
                                                               LEASES     LEASES
                                                              --------   ---------
1998........................................................  $103,978    $29,132
1999........................................................    66,919      5,736
2000........................................................    39,031      1,710
2001........................................................     3,818         --
                                                              --------    -------
  Total minimum payments....................................   213,746    $36,578
                                                                          =======
Less amount representing interest...........................   (34,344)
                                                              --------
  Present value of net minimum lease payments...............   179,402
Less current portion........................................   (82,194)
                                                              --------
                                                              $ 97,208
                                                              ========

     Rent expense for the years ended December 31, 1996 and 1997 was $38,967 and $53,084, respectively.

(5) INCOME TAXES

     As of December 31, 1997, the Company has a net operating loss carryforward of approximately $470,000 which will expire in 2012, if not utilized. A valuation allowance has been recorded for the entire deferred tax asset related primarily to the net operating loss carryforward due to the uncertainty relating to the realization of the benefit of the deferred tax asset in the future.

(6) STOCK OPTION PLAN

     The Company's 1997 Option Plan (the Plan) was adopted by the Board of Directors and approved by the stockholders of the Company on January 1, 1997. The Plan provides that salaried officers or key employees, non-employee directors, and consultants who provide services to the Company may, at the discretion of the plan administrator, be granted Incentive or Non-statutory stock options to purchase shares of common stock. 200,000 shares of the Company's common stock have been authorized for issuance under the Plan, of which 11,872 incentive stock options were granted in 1997, with an exercise price of $2.00 per share. None of the options were exercised or canceled during 1997.

     Options vest 25% on the first anniversary of the option grant date and 25% on each of the following three anniversary dates. As of December 31, 1997, no options were vested or exercisable. The weighted average contractual term of outstanding options was approximately 9 years at December 31, 1997.

     The per share weighted-average fair value of stock options granted was $.33 on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions; expected dividend yield

                        MONUMENTAL NETWORK SYSTEMS, INC.

0%, risk-free interest rate of 6%, and expected life of three years. If the Company determined compensation expense in 1997 based on the fair value of the options at the grant date under SFAS No. 123, net loss would not have been significantly different from the historical results of operations other than for compensation expense recognized for options granted at less than fair value, as discussed below.

     None of the incentive stock option shares were exercisable or vested as of December 31, 1997. However, in accordance with the acquisition agreement between the Company and Verio Inc., Monumental Network Systems, Inc. purchased the 11,872 options outstanding as of December 31,1997 at fair market value, less the exercise price per share, and recorded a charge to operations of $84,152.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheets of Internet Servers, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (August 23, 1995) to December 31, 1995 and the years ended December 31, 1996 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Servers, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from inception (August 23, 1995) to December 31, 1995 and the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
March 2, 1998

                             INTERNET SERVERS, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1997

                                     ASSETS

                                                                1996         1997
                                                              --------    ----------
Current assets:
  Cash and cash equivalents.................................  $ 18,021    $1,161,510
  Receivables:
     Trade, net of allowance for doubtful accounts of
      $11,029 in 1997.......................................    98,675       220,571
     Employees..............................................        --        67,000
  Prepaid expenses and other................................        --        85,478
                                                              --------    ----------
          Total current assets..............................   116,696     1,534,559
Equipment, net (note 2).....................................   484,240       714,205
                                                              --------    ----------
          Total assets......................................  $600,936    $2,248,764
                                                              ========    ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $ 35,061    $  118,241
  Accrued liabilities.......................................    11,731       159,366
  Income taxes payable......................................   111,314       316,456
  Deferred revenue..........................................        --        14,388
                                                              --------    ----------
          Total current liabilities.........................   158,106       608,451
Stockholders' equity (note 5):
  Common stock, no par value, 100,000 shares authorized,
     10,895 and 11,092 shares issued and outstanding........    70,918       426,129
  Retained earnings.........................................   371,912     1,214,184
                                                              --------    ----------
          Total stockholders' equity........................   442,830     1,640,313
Commitments (note 4)
                                                              --------    ----------
          Total liabilities and stockholders' equity........  $600,936    $2,248,764
                                                              ========    ==========

                See accompanying notes to financial statements.

                             INTERNET SERVERS, INC.

                            STATEMENTS OF OPERATIONS
        PERIOD FROM INCEPTION (AUGUST 23, 1995) TO DECEMBER 31, 1995 AND
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                        PERIOD FROM
                                                         INCEPTION
                                                        (AUGUST 23,
                                                          1995) TO
                                                        DECEMBER 31,
                                                            1995           1996          1997
                                                        ------------    ----------    ----------
Revenue:
  Enhanced services...................................    $48,380       $1,507,875    $3,476,045
  Internet services...................................         --               --       704,187
  Other...............................................      2,520               --       211,962
                                                          -------       ----------    ----------
          Total revenue...............................     50,900        1,507,875     4,392,194
                                                          =======       ==========    ==========
Operating costs and expenses:
  Enhanced and internet services operating costs......      8,240          631,111     1,820,757
  Selling, general and administrative.................     35,698          166,751       721,337
  Depreciation........................................      5,728           90,343       259,984
                                                          -------       ----------    ----------
          Total costs and expenses....................     49,666          888,205     2,802,078
                                                          -------       ----------    ----------
          Earnings from operations....................      1,234          619,670     1,590,116
Other income, net.....................................         --              322        26,215
                                                          -------       ----------    ----------
          Earnings before income taxes................      1,234          619,992     1,616,331
Income tax expense (note 3)...........................         --         (111,314)     (602,059)
                                                          -------       ----------    ----------
          Net earnings................................    $ 1,234       $  508,678    $1,014,272
                                                          =======       ==========    ==========

                See accompanying notes to financial statements.

                             INTERNET SERVERS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
        PERIOD FROM INCEPTION (AUGUST 23, 1995) TO DECEMBER 31, 1995 AND
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                    COMMON STOCK
                                                 ------------------     RETAINED
                                                 SHARES     AMOUNT      EARNINGS       TOTAL
                                                 ------    --------    ----------    ----------
BALANCES AT INCEPTION.........................       --    $     --    $       --    $       --
Issuances of common stock for cash............    9,800      13,000            --        13,000
Net earnings..................................       --          --         1,234         1,234
                                                 ------    --------    ----------    ----------
BALANCES AT DECEMBER 31, 1995.................    9,800      13,000         1,234        14,234
Issuance of common stock for services.........    1,095      57,918            --        57,918
Dividends paid in cash........................       --          --      (138,000)     (138,000)
Net earnings..................................       --          --       508,678       508,678
                                                 ------    --------    ----------    ----------
BALANCES AT DECEMBER 31, 1996.................   10,895      70,918       371,912       442,830
Issuance of common stock for services.........      197     355,211            --       355,211
Dividends paid in cash........................       --          --      (172,000)     (172,000)
Net earnings..................................       --          --     1,014,272     1,014,272
                                                 ------    --------    ----------    ----------
BALANCES AT DECEMBER 31, 1997.................   11,092    $426,129    $1,214,184    $1,640,313
                                                 ======    ========    ==========    ==========

                See accompanying notes to financial statements.

                             INTERNET SERVERS, INC.

                            STATEMENTS OF CASH FLOWS
        PERIOD FROM INCEPTION (AUGUST 23, 1995) TO DECEMBER 31, 1995 AND
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                         PERIOD FROM
                                                          INCEPTION
                                                         (AUGUST 23,
                                                           1995) TO
                                                         DECEMBER 31,
                                                             1995          1996          1997
                                                         ------------    ---------    ----------
Cash flows from operating activities:
  Net earnings.........................................    $  1,234      $ 508,678    $1,014,272
  Adjustments to reconcile net earnings to net cash
     provided by operating activities:
     Depreciation......................................       5,728         90,343       259,984
     Provision for bad debts...........................          --             --        58,371
     Common stock issued for services..................          --         57,918       355,211
     Changes in operating assets and liabilities:
       Receivables.....................................     (12,611)       (86,064)     (247,267)
       Prepaid expenses and other......................          --             --       (85,478)
       Accounts payable................................      13,224         21,837        83,180
       Accrued liabilities.............................       4,896          6,835       147,635
       Income taxes payable............................          --        111,314       205,142
       Deferred revenue................................          --             --        14,388
                                                           --------      ---------    ----------
          Net cash provided by operating activities....      12,471        710,861     1,805,438
                                                           --------      ---------    ----------
Cash flows from investing activities -- purchases of
  equipment............................................     (35,144)      (545,167)     (489,949)
                                                           --------      ---------    ----------
Cash flows from financing activities:
  Borrowings on debt...................................       7,000             --            --
  Repayments of debt...................................          --         (7,000)           --
  Proceeds from issuance of common stock...............      13,000             --            --
  Dividends............................................          --       (138,000)     (172,000)
  Net change in cash overdraft.........................       2,673         (2,673)           --
                                                           --------      ---------    ----------
          Net cash provided (used) by financing
            activities.................................      22,673       (147,673)     (172,000)
                                                           --------      ---------    ----------
          Increase in cash and cash equivalents........          --         18,021     1,143,489
Cash and cash equivalents at beginning of period.......          --             --        18,021
                                                           --------      ---------    ----------
Cash and cash equivalents at end of period.............    $     --      $  18,021    $1,161,510
                                                           ========      =========    ==========
Supplemental disclosure of cash flow information --
  cash paid during the year for income taxes...........    $     --      $  40,000    $  349,743
                                                           ========      =========    ==========

                See accompanying notes to financial statements.

                             INTERNET SERVERS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     Internet Servers, Inc. (the Company) was incorporated in the State of Utah on August 23, 1995. The Company's business consists of providing regional internet enhanced services and consulting to customers in Utah and throughout the Western states.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Effective December 31, 1997, Verio Inc. acquired 100% of the outstanding common stock of the Company.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue related to enhanced and internet services is recognized as the services are provided. Enhanced services consists primarily of web hosting services to customers. The Company records deferred revenue for accounts billed and/or collected in advance.

     Revenue from hardware and software sales is recognized upon shipment of the respective products if the Company's future obligations are not significant and collectibility is probable.

  Equipment

     Equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets ranging from three to seven years using the straight-line method. Costs for normal repairs and maintenance are expensed as incurred.

  Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations including goodwill when indications of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value less costs to sell.

  Income Taxes

     From inception to September 1, 1996, the Company elected to be treated as a subchapter S Corporation for income tax purposes. Accordingly, taxable income through September 1, 1996 was included in the income tax returns of the shareholders. On September 1, 1996, the Company converted to a C Corporation.

                             INTERNET SERVERS, INC.

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the difference is expected to reverse.

  Concentration of Credit Risk and Financial Instruments

     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of December 31, 1996 and 1997 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

     Customers who operate in Utah represent substantially all of the Company's customer base and accounts receivable. However, no single customer comprised more than 10% of accounts receivable or total revenue as of or for the years ended December 31, 1995, 1996 or 1997.

(2) EQUIPMENT

     Equipment consisted of the following at December 31:

                                                                1996         1997
                                                              --------    ----------
Internet and computer equipment.............................  $561,296    $1,044,691
Furniture and office equipment..............................    19,015        25,569
                                                              --------    ----------
                                                               580,311     1,070,260
Less accumulated depreciation and amortization..............   (96,071)     (356,055)
                                                              --------    ----------
                                                              $484,240    $  714,205
                                                              ========    ==========

(3) INCOME TAXES

     Income tax expense consists of the following for the years ended December
31:

                                                   1996        1997
                                                 --------    --------
Current:
  Federal......................................  $ 91,314    $548,794
  State........................................    20,000      53,265
                                                 --------    --------
                                                 $111,314    $602,059
                                                 ========    ========

     Income tax expense for the years ended December 31 differs from the amounts computed using the federal statutory tax rate of 34% to earnings before income taxes as follows:

                                                                1996         1997
                                                              ---------    --------
Expected tax expense........................................  $ 210,797    $549,553
State income taxes, net of federal benefit..................     20,460      53,341
S Corporation taxable income................................   (120,693)         --
Other.......................................................        750        (835)
                                                              ---------    --------
          Actual income tax expense.........................  $ 111,314    $602,059
                                                              =========    ========

                             INTERNET SERVERS, INC.

     Temporary differences in the bases of assets and liabilities for financial statement and income tax purposes are not significant as of December 31, 1996 and 1997.

(4) COMMITMENTS

     The Company leases certain computer equipment and office space under noncancelable operating leases expiring at various dates through 2000. Future minimum annual lease payments under noncancelable operating leases for each of the years ending December 31 are as follows:

1998..............................................  $359,139
1999..............................................   345,684
2000..............................................   148,654
                                                    --------
Total minimum payments............................  $853,477
                                                    ========

     Rent expense for the years ended December 31, 1996 and 1997 was $14,500 and $241,402, respectively.

(5) STOCKHOLDERS' EQUITY

     On October 21, 1996, the Company entered into an employment agreement with an officer. The agreement included a compensation and benefit package which also included a long-term incentive provision consisting of the granting of shares of the Company's common stock equal to two percent of the total common shares outstanding. As of December 31, 1996, 25 shares had been issued resulting in compensation expense of $45,078 based on the estimated fair value of the stock, as determined by the Company's Board of Directors.

     In accordance with the acquisition agreement between the Company and Verio Inc., the unvested shares under the employment agreement were fully vested at December 31, 1997. An additional 197 shares were issued as of December 31, 1997 and compensation expense of $355,211 was recognized by the Company based on the estimated fair value of the stock using the acquisition price in the Verio Inc. transaction.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheets of NSNet, Inc. as of December 31, 1996 and 1997, and the related statements of operations, owner's and stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NSNet, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
March 13, 1998

                                  NSNET, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1997

                                ASSETS (NOTE 3)

                                                                1996        1997
                                                              --------    --------
Current assets:
  Cash......................................................  $  4,188    $ 20,169
  Receivables:
     Trade, net of allowance for doubtful accounts of $3,133
      and $12,158 in 1996 and 1997, respectively............    27,494      85,881
     Other..................................................        --      20,377
  Prepaid expenses and other................................   124,829     333,130
                                                              --------    --------
          Total current assets..............................   156,511     459,557
Equipment, net (note 2).....................................   177,410     378,874
Other assets................................................        --      67,665
                                                              --------    --------
          Total assets......................................  $333,921    $906,096
                                                              ========    ========

LIABILITIES AND OWNER'S AND STOCKHOLDER'S EQUITY

Current liabilities:
  Cash overdraft............................................  $ 41,057    $     --
  Accounts payable..........................................     7,614      94,252
  Accrued liabilities.......................................    37,778      44,866
  Revolving lines of credit (note 3)........................        --     200,000
  Current portion of capital lease obligations (note 4).....        --      34,231
  Deferred revenue and customer advances....................    42,827      82,699
                                                              --------    --------
          Total current liabilities.........................   129,276     456,048
Capital lease obligations, less current portion (note 4)....        --      61,636
                                                              --------    --------
          Total liabilities.................................   129,276     517,684
Owner's and Stockholder's equity:
  Owner's equity............................................   204,645          --
  Common stock, no par value, 2,000,000 shares authorized,
     100,000 shares issued and outstanding at December 31,
     1997...................................................        --     204,645
  Retained earnings.........................................        --     183,767
                                                              --------    --------
          Total owner's and stockholder's equity............   204,645     388,412
Commitments (note 4)
                                                              --------    --------
          Total liabilities and owner's and stockholder's
            equity..........................................  $333,921    $906,096
                                                              ========    ========

                See accompanying notes to financial statements.

                                  NSNET, INC.

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                                 1996         1997
                                                               --------    ----------
Revenue:
  Internet services.........................................   $887,939    $1,832,374
  Other.....................................................         --        14,550
                                                               --------    ----------
          Total revenue.....................................    887,939     1,846,924
                                                               --------    ----------
Operating expenses:
  Internet services operating costs.........................    210,517       471,247
  Selling, general and administrative.......................    485,128       938,523
  Depreciation..............................................     61,106       126,301
                                                               --------    ----------
          Total operating expenses..........................    756,751     1,536,071
                                                               --------    ----------
          Earnings from operations..........................    131,188       310,853
Other income (expense), net.................................      1,885        (5,508)
                                                               --------    ----------
          Net earnings......................................   $133,073       305,345
                                                               ========    ==========
Pro forma information:
  Historical net earnings...................................    133,073       305,345
  Pro forma adjustment for income tax expense...............    (51,000)     (116,000)
                                                               --------    ----------
          Pro forma net earnings............................   $ 82,073    $  189,345
                                                               ========    ==========

                See accompanying notes to financial statements.

                                  NSNET, INC.

                 STATEMENTS OF OWNER'S AND STOCKHOLDER'S EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                                                         TOTAL
                                                   OWNER'S     COMMON    RETAINED    STOCKHOLDER'S
                                                   EQUITY      STOCK     EARNINGS       EQUITY
                                                  ---------   --------   ---------   -------------
BALANCES AT JANUARY 1, 1996.....................  $  75,037   $     --   $      --     $  75,037
  Distributions.................................     (3,465)        --          --        (3,465)
  Net earnings..................................    133,073         --          --       133,073
                                                  ---------   --------   ---------     ---------
BALANCES AT DECEMBER 31, 1996...................    204,645         --          --       204,645
  Issuance of common stock upon incorporation
     (note 1)...................................   (204,645)   204,645          --            --
  Distributions.................................         --         --    (121,578)     (121,578)
  Net earnings..................................         --         --     305,345       305,345
                                                  ---------   --------   ---------     ---------
BALANCES AT DECEMBER 31, 1997...................  $      --   $204,645   $ 183,767     $ 388,412
                                                  =========   ========   =========     =========

                See accompanying notes to financial statements.

                                  NSNET, INC.

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                                1996         1997
                                                              ---------    ---------
Cash flows from operating activities:
  Net earnings..............................................  $ 133,073    $ 305,345
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation...........................................     61,106      126,301
     Provision for bad debts................................      3,133       24,334
     Changes in operating assets and liabilities:
       Receivables..........................................    (17,073)    (103,098)
       Prepaid expenses and other...........................   (124,829)    (208,301)
       Accounts payable and accrued liabilities.............     26,911       93,726
       Deferred revenue and customer advances...............     25,647       39,872
                                                              ---------    ---------
          Net cash provided by operating activities.........    107,968      278,179
                                                              ---------    ---------
Cash flows from investing activities:
  Purchases of equipment....................................   (141,372)    (217,958)
  Increase in other assets..................................         --      (67,665)
                                                              ---------    ---------
          Net cash used by investing activities.............   (141,372)    (285,623)
                                                              ---------    ---------
Cash flows from financing activities:
  Cash overdraft............................................     41,057      (41,057)
  Borrowings under revolving lines of credit................         --      240,000
  Repayments under revolving lines of credit................         --      (40,000)
  Principal payments under capital lease obligations........         --      (13,940)
  Distributions.............................................     (3,465)    (121,578)
                                                              ---------    ---------
          Net cash provided by financing activities.........     37,592       23,425
                                                              ---------    ---------
          Increase in cash..................................      4,188       15,981
Cash at beginning of year...................................         --        4,188
                                                              ---------    ---------
Cash at end of year.........................................  $   4,188    $  20,169
                                                              =========    =========
Supplemental disclosure of cash flow information -- cash
  paid during the year for interest.........................  $      --    $   5,508
                                                              =========    =========
Noncash investing and financing activities -- equipment
  acquired through capital lease obligations................  $      --    $ 109,807
                                                              =========    =========

                See accompanying notes to financial statements.

                                  NSNET, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     NSNet, Inc. (the Company) was incorporated as a subchapter S Corporation in the State of California on January 1, 1997. Prior to incorporation, the Company was operating as NextGen Systems Internet Services, a sole proprietorship formed in 1992. All assets and liabilities of the sole proprietorship were contributed to the Company upon incorporation and recorded at historical cost. The Company provides internet access services to customers in California.

     Effective February 27, 1998, Verio Inc. acquired 100% of the outstanding common stock of the Company.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for accounts billed and/or collected in advance.

  Equipment

     Equipment, including assets held under capital leases, is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term, which is three years. Costs for normal repairs and maintenance are expensed as incurred.

  Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indications of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

  Income Taxes

     No provision for income taxes has been included in the accompanying financial statement for 1996 or 1997 due to the Company's status as a sole proprietorship and subchapter S Corporation. Accordingly, net earnings as of December 31, 1996 were included in owner's equity and taxable income has been included in the tax returns of the owner and stockholder. However, pro forma information has been included in the accompanying statements of operations to reflect a pro forma adjustment for income tax expense as if the Company had been a separate taxable entity subject to federal and state income taxes for both years presented.

  Concentration of Credit Risk and Financial Instruments

     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair

                                  NSNET, INC.

values of all financial instruments as of December 31, 1996 and 1997 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

     Customers who operate in California represent substantially all of the Company's customer base. No single customer comprised more than 10% of accounts receivable or total revenue as of or for the years ended December 31, 1996 or 1997.

(2) EQUIPMENT

     Equipment consisted of the following at December 31:

                                                                1996        1997
                                                              --------    ---------
Internet and computer equipment.............................  $255,112    $ 568,239
Furniture...................................................    10,000       24,638
                                                              --------    ---------
                                                               265,112      592,877
Less accumulated depreciation...............................   (87,702)    (214,003)
                                                              --------    ---------
                                                              $177,410    $ 378,874
                                                              ========    =========

     Equipment includes assets held under capital leases with a net book value of $94,248 at December 31, 1997.

(3) DEBT

     At December 31, 1997, the Company had a $150,000 unsecured revolving line of credit agreement with a bank, under which $100,000 was outstanding. Borrowings under the line bear interest at the bank's prime rate plus 2.975% (11.475% at December 31, 1997), and are due in 1998. The agreement included various restrictive covenants including limitations on indebtedness and payment of dividends. As of December 31, 1997, the Company was not in compliance with the restrictions on additional indebtedness. All borrowings under this line were paid in full subsequent to the acquisition by Verio, Inc.

     At December 31, 1997, the Company had an additional $125,000 revolving line of credit agreement with a second bank, secured by substantially all of the assets of the Company, under which $100,000 was outstanding. Borrowings under the line bear interest at the bank's prime rate plus 1.5% (10% at December 31, 1997), and are due in 1998.

(4) COMMITMENTS

     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable operating leases expiring at various dates through 2002. Future

                                  NSNET, INC.

minimum annual lease payments under capital and noncancelable operating leases for each of the years ending December 31 are as follows:

                                                              CAPITAL     OPERATING
                                                               LEASES      LEASES
                                                              --------    ---------
1998........................................................  $ 43,434    $ 95,767
1999........................................................    43,434     110,092
2000........................................................    23,227     114,004
2001........................................................        --     118,862
2002........................................................        --     108,956
                                                              --------    --------
  Total minimum payments....................................   110,095    $547,681
                                                                          ========
Less amount representing interest...........................   (14,228)
                                                              --------
  Present value of net minimum lease payments...............    95,867
Less current portion........................................   (34,231)
                                                              --------
                                                              $ 61,636
                                                              ========

     Rent expense for the years ended December 31, 1996 and 1997 totaled $19,801 and $34,082, respectively.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheet of Access One, Inc. as of December 31, 1997 and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Access One, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick LLP


Denver, Colorado
April 9, 1998

                                ACCESS ONE, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

Current assets:
  Cash......................................................  $  259,144
  Trade receivables, net of allowance for doubtful accounts
     of $148,040 (note 3)...................................     344,773
  Inventory.................................................      40,635
  Prepaid expenses and other................................     105,365
                                                              ----------
          Total current assets..............................     749,917
Equipment, net (notes 2 and 3)..............................     678,752
Other assets................................................       9,853
                                                              ----------
          Total assets......................................  $1,438,522
                                                              ==========
                 LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Revolving line of credit..................................  $  110,000
  Accounts payable:
     Trade..................................................     144,297
     Related party (note 5).................................     273,306
  Accrued liabilities.......................................     376,330
  Notes payable (note 3)....................................      88,550
  Current portion of capital lease obligations (note 4).....       8,858
  Note payable to related party (note 5)....................      32,194
  Deferred revenue..........................................     294,266
                                                              ----------
          Total current liabilities.........................   1,327,801
Capital lease obligations, less current portion (note 4)....       6,812
                                                              ----------
          Total liabilities.................................   1,334,613
Redeemable preferred stock, $0.01 par value, 500,000 shares
  authorized, 200,000 shares issued and outstanding (note
  6)........................................................     508,748
Stockholders' deficit (note 6):
  Common stock, $0.01 par value, 2,000,000 shares
     authorized, 800,000 shares issued and outstanding......       8,000
  Additional paid-in capital................................      85,476
  Accumulated deficit.......................................    (498,315)
                                                              ----------
          Total stockholders' deficit.......................    (404,839)
Commitments (note 4)
                                                              ----------
          Total liabilities and stockholders' deficit.......  $1,438,522
                                                              ==========

                See accompanying notes to financial statements.

                                ACCESS ONE, INC.

                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                          YEAR ENDED DECEMBER 31, 1997

Revenue:
  Internet services.........................................  $2,485,583
  Enhanced services.........................................     702,639
  Computer hardware and software sales......................     303,465
  Other.....................................................      27,019
                                                              ----------
          Total revenue.....................................   3,518,706
                                                              ----------
Operating expenses:
  Internet and enhanced services operating costs (note 5)...     613,084
  Cost of hardware and software sales.......................     226,205
  Selling, general and administrative (note 5)..............   2,922,073
  Depreciation..............................................     245,003
                                                              ----------
          Total operating expenses..........................   4,006,365
                                                              ----------
          Loss from operations..............................    (487,659)
Other expense:
  Interest expense..........................................     (21,833)
  Other, net................................................      (3,808)
                                                              ----------
          Net loss..........................................  $ (513,300)
                                                              ==========
Retained earnings at beginning of year......................      14,985
Accumulated deficit at end of year..........................    (498,315)
                                                              ==========

                See accompanying notes to financial statements.

                                ACCESS ONE, INC.

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Cash flows from operating activities:
  Net loss..................................................  $(513,300)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
       Depreciation.........................................    245,003
       Provision for bad debts..............................    386,983
       Changes in operating assets and liabilities:
          Receivables.......................................   (445,284)
          Inventory.........................................    (40,635)
          Prepaid expenses and other current assets.........    (96,000)
          Other assets......................................     (9,708)
          Accounts payable and accrued liabilities..........    541,280
          Deferred revenue..................................    148,798
                                                              ---------
               Net cash provided by operating activities....    217,137
                                                              ---------
Cash flows from investing activities -- purchase of
  equipment.................................................   (559,530)
                                                              ---------
Cash flows from financing activities:
  Borrowings under revolving line of credit.................    110,000
  Borrowings under note payable.............................    127,916
  Principal payments on note payable........................    (39,366)
  Borrowings under notes to related parties.................      6,965
  Principal payments under capital lease obligations........    (15,501)
                                                              ---------
               Net cash provided by financing activities....    190,014
                                                              ---------
               Net decrease in cash.........................   (152,379)
Cash at beginning of year...................................    411,523
                                                              ---------
Cash at end of year.........................................  $ 259,144
                                                              =========
Supplemental disclosure of cash flow information -- cash
  paid during the year for interest.........................  $  21,822
                                                              =========

                See accompanying notes to financial statements.

                                ACCESS ONE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     Access One, Inc. (the Company) was originally organized as a limited liability company on July 1, 1994. The Company reincorporated on December 9, 1996 as a C corporation in the state of Washington. The Company provides internet access and enhanced services and computer hardware and software sales to customers primarily in Washington.

     Effective February 27, 1998, Verio Inc. (Verio) acquired all of the outstanding common stock of the Company, resulting in 100% ownership (see Note
6).

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Equipment

     Equipment is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease terms, which range from three to five years. Costs for normal repairs and maintenance are expensed as incurred.

  Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indications of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

  Revenue Recognition

     Internet and enhanced services are recognized as the services are provided. Enhanced services consist primarily of web hosting and collocation services to customers. The Company records deferred revenue for amounts billed and/or collected in advance.

     Revenue from hardware sales is recognized upon shipment of the respective products if the Company's future obligations are not significant and collectibility is probable.

  Income Taxes

     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

                                ACCESS ONE, INC.

     The Company has a net operating loss carryforward for income tax purposes of approximately $337,000 which expires in 2012. No tax benefit has been recorded by the Company in 1997 due to the Company's net loss and the uncertainty regarding the ultimate utilization of such loss carryforward. The Company also has a deferred tax asset related to the allowance for doubtful accounts of approximately $56,000. A valuation allowance has been recorded for the entire balance of the deferred tax asset related to the carryforward and the allowance for doubtful accounts. Other temporary differences between financial statement and income tax bases of assets and liabilities are not significant.

  Concentration of Credit Risk and Financial Instruments

     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of December 31, 1997 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

     Customers who operate in Washington represent substantially all of the Company's customer base. No single customer comprised more than 10% of revenue or accounts receivable as of or for the year ended December 31, 1997.

(2) EQUIPMENT

     Equipment consisted of the following at December 31, 1997:

  Internet and computer equipment...........................   $ 926,175
  Furniture and office equipment............................     120,657
                                                               ---------
                                                               1,046,832
Less accumulated depreciation and amortization..............    (368,080)
                                                               ---------
                                                               $ 678,752
                                                               =========

     Equipment includes assets held under capital lease with a net book value of $12,990 at December 31, 1997.

(3) DEBT

     Lines of credit and notes payable consist of the following as of December 31, 1997:

Revolving line of credit, maximum credit available of
  $300,000, bearing interest at 1.5% above the bank's prime
  lending rate, (10% at December 31, 1997), due in 1998, and secured by accounts receivable............................  $ 110,000
Notes payable, bearing interest at 10.25%, due on demand, or if no demand is made, in monthly payments of principal and interest of $5,945 through April, 1999, and secured by
  certain equipment of the Company..........................     88,550
                                                              ---------
                                                                198,550
Less current portion........................................   (198,550)
                                                              ---------
  Long-term debt, less current portion......................  $      --
                                                              =========


     The Company's revolving line of credit includes various restrictive covenants including limitations on indebtedness and maintaining a specified debt to equity ratio. As of December 31, 1997, the Company was not

                                ACCESS ONE, INC.

in compliance with limitations placed by the debt to equity ratio. All borrowings under the line were repaid upon completion of the buyout by Verio Inc. in February 1998.


(4) COMMITMENTS

  Leases

     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable operating leases expiring at various dates through 1999. Future minimum annual lease payments under noncancelable capital and operating leases for each of the years ending December 31 are as follows:

                                          CAPITAL    OPERATING
                                          LEASES      LEASES
                                          -------    ---------
1998....................................  $ 8,280     $80,808
1999....................................    7,589       1,512
                                          -------     -------
  Total minimum payments................  $15,869     $82,320
                                          =======     =======
Less amount representing interest.......     (199)
                                          -------
  Present value of net minimum lease
  payments..............................   15,670
Less current portion....................   (8,858)
                                          -------
                                          $ 6,812
                                          =======

     Rent expense for the year ended December 31, 1997 totaled $219,500.


     The Company has commitments with two different telecommunications companies to receive future services from such companies. Future payments under these agreements total $8,200 per month through September 1999.


(5) TRANSACTIONS WITH RELATED PARTIES

     During 1997, the Company received customer service, technical support, and backbone transport services provided by Verio. Total amounts charged to the Company by Verio in this manner were $79,421 included in internet and enhanced services operating costs and $178,969 included in selling, general, and administrative expenses. Verio also purchased approximately $14,916 of equipment on behalf of the Company. Amounts due to related party at December 31, 1997 relate to these services and purchases of equipment and are non interest bearing.

     Note payable to related party is a non interest bearing, unsecured note payable to the majority stockholder of the Company.

(6) REDEEMABLE PREFERRED STOCK

     During 1996, the Company issued 200,000 shares of redeemable, convertible Series A preferred stock to Verio. The preferred shares are convertible into common shares on a one for one basis and are mandatorily redeemable in 2002. In connection with the Verio acquisition disclosed in note 1, the preferred shares were converted to common stock.

                                ACCESS ONE, INC.

(7) EMPLOYEE BENEFIT PLAN

     The Company sponsors a 401(k) Plan (the Plan) for all full time employees. The Company makes matching contributions of 25% of employee contributions up to 6% of the respective employee's salary. During 1997 the Company made contributions to the Plan totaling $11,876.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheet of STARnet, L.L.C. as of December 31, 1997 and the related statements of operations, members' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STARnet, L.L.C. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
March 27, 1998

                                STARNET, L.L.C.

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

Current assets:
  Cash......................................................  $210,089
  Trade receivables, net of allowance for doubtful accounts
     of $22,944.............................................   111,541
  Inventory.................................................    69,089
  Prepaid expenses and other................................    18,779
                                                              --------
          Total current assets..............................   409,498
Equipment, net (note 2).....................................   208,336
Other assets................................................     4,583
                                                              --------
          Total assets......................................  $622,417
                                                              ========
                   LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 31,371
  Accrued liabilities.......................................    12,895
  Deferred revenue..........................................   371,608
                                                              --------
          Total current liabilities.........................   415,874
Members' equity.............................................   206,543
Commitments (note 3)
                                                              --------
          Total liabilities and members' equity.............  $622,417
                                                              ========

                See accompanying notes to financial statements.

                                STARNET, L.L.C.

                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

Revenue:
  Internet services.........................................  $1,201,504
  Computer hardware sales...................................     386,376
  Other.....................................................      13,094
                                                              ----------
          Total revenue.....................................   1,600,974
                                                              ----------
Operating expenses:
  Internet services operating costs.........................     397,019
  Cost of hardware sales....................................     319,486
  Selling, general and administrative.......................     570,461
  Depreciation..............................................     155,968
                                                              ----------
          Total operating expenses..........................   1,442,934
                                                              ----------
          Earnings from operations..........................     158,040
Other income (expense):
  Interest income...........................................       9,411
  Other, net................................................      (6,282)
                                                              ----------
          Net earnings......................................  $  161,169
                                                              ==========
Pro forma information:
  Historical net earnings...................................     161,169
  Pro forma adjustment for income tax expense...............     (61,000)
                                                              ----------
          Pro forma net earnings............................  $  100,169
                                                              ==========

                See accompanying notes to financial statements.

                                STARNET, L.L.C.

                          STATEMENT OF MEMBERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1997

Balance at January 1, 1997..................................  $ 290,109
Distributions to members....................................   (244,735)
Net earnings................................................    161,169
                                                              ---------
Balance at December 31, 1997................................  $ 206,543
                                                              =========

                See accompanying notes to financial statements.

                                STARNET, L.L.C.

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Cash flows from operating activities:
  Net earnings..............................................  $ 161,169
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation...........................................    155,968
     Provision for bad debts................................     44,484
     Loss on sale of assets.................................      6,282
     Changes in operating assets and liabilities:
       Receivables..........................................    (40,725)
       Inventory............................................     50,205
       Prepaid expenses and other current assets............    (13,944)
       Other assets.........................................        834
       Accounts payable and accrued liabilities.............    (54,304)
       Deferred revenue.....................................     (3,346)
                                                              ---------
          Net cash provided by operating activities.........    306,623
                                                              ---------
Cash flows from investing activities -- purchase of
  equipment.................................................   (117,202)
                                                              ---------
Cash flows from financing activities -- distributions to
  members...................................................   (244,735)
                                                              ---------
          Net decrease in cash..............................    (55,314)
Cash at beginning of year...................................    265,403
                                                              ---------
Cash at end of year.........................................  $ 210,089
                                                              =========

                See accompanying notes to financial statements.

                                STARNET, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     STARnet, L.L.C. (the Company) was originally organized as a limited liability company in the State of Missouri as Internetix, L.L.C. on June 21, 1994. On August 18, 1997, the Company changed its name to STARnet, L.L.C. The Company provides internet access services and computer hardware sales to customers primarily in Missouri and Illinois.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Equipment

     Equipment is stated at cost, less accumulated depreciation. Depreciation is recorded using a method that estimates the straight-line method over the estimated useful lives of the related assets, which is three years. Costs for normal repairs and maintenance are expensed as incurred.

  Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indications of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance.

     Revenue from hardware sales is recognized upon shipment of the respective products if the Company's future obligations are not significant and collectibility is probable.

  Income Taxes

     No provision for income taxes has been included in the accompanying financial statements due to the Company's status as a limited liability corporation. Accordingly, taxable income has been included in the tax returns of the members. However, pro forma information has been included in the accompanying statement of operations to reflect a pro forma adjustment for income tax expense as if the Company had been a separate taxable entity subject to federal and state income taxes for the year ended December 31, 1997.

  Concentration of Credit Risk and Financial Instruments

     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of December 31, 1997 approximate their carrying values based on their

                                STARNET, L.L.C.

terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

     Customers who operate in Missouri and Illinois represent substantially all of the Company's customer base. Three customers comprised approximately 38% of accounts receivable as of December 31, 1997. However, no single customer comprised more than 10% of revenue for the year ended December 31, 1997.

(2) EQUIPMENT

     Equipment consisted of the following at December 31, 1997:

Internet and computer equipment.............................   $ 503,324
Furniture and office equipment..............................       2,750
                                                               ---------
                                                                 506,074
Less accumulated depreciation and amortization..............    (297,738)
                                                               ---------
                                                               $ 208,336
                                                               =========

(3) COMMITMENTS

     The Company leases office space and equipment under noncancelable leases expiring at various dates through 2002. Future minimum annual lease payments under noncancelable operating leases for each of the years ending December 31 are as follows:

1998...............................................  $32,873
1999...............................................   26,236
2000...............................................    2,716
2001...............................................      870
2002...............................................      400
                                                     -------
          Total minimum payments...................  $63,095
                                                     =======

     Rent expense for the year ended December 31, 1997 totaled $39,630.

     In addition, the Company has a verbal agreement to guarantee certain obligations of a related party with a telecommunications company for one year in the amount of $250,000.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheets of Computing Engineers Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Computing Engineers Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
March 27, 1998

                            COMPUTING ENGINEERS INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1997

                                ASSETS (NOTE 3)

                                                                 1996          1997
                                                              ----------    ----------
Current assets:
  Cash......................................................  $       --    $   15,995
  Trade receivables, net of allowance for doubtful accounts
     of $133,739 and $62,085 in 1996 and 1997,
     respectively...........................................     340,799       429,171
  Inventory.................................................          --        37,411
  Prepaid expenses and other................................       2,014         2,014
                                                              ----------    ----------
          Total current assets..............................     342,813       484,591
Equipment, net (note 2).....................................     821,637     1,049,662
Other assets, net...........................................          --        20,420
                                                              ----------    ----------
          Total assets......................................  $1,164,450    $1,554,673
                                                              ==========    ==========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Cash overdraft............................................  $   54,352    $       --
  Accounts payable..........................................     355,223       225,153
  Accrued liabilities.......................................       5,252        33,373
  Current portion of note payable (note 3)..................          --        84,352
  Current portion of obligations under capital leases (note
     4).....................................................     193,873       223,826
  Deferred revenue..........................................     146,010       249,817
                                                              ----------    ----------
          Total current liabilities.........................     754,710       816,521
Note payable, less current portion (note 3).................          --       585,002
Capital lease obligations, less current portion (note 4)....      49,776        28,811
                                                              ----------    ----------
          Total liabilities.................................     804,486     1,430,334
Stockholders' equity:
  Common stock, $10 par value, 1,000 shares authorized, 100
     shares issued and outstanding..........................       1,000         1,000
  Additional paid-in capital................................       5,000         5,000
  Retained earnings.........................................     353,964       118,339
                                                              ----------    ----------
          Total stockholders' equity........................     359,964       124,339
                                                              ----------    ----------
Commitments (note 4)
          Total liabilities and stockholders' equity........  $1,164,450    $1,554,673
                                                              ==========    ==========

                See accompanying notes to financial statements.

                            COMPUTING ENGINEERS INC.

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                                 1996          1997
                                                              ----------    ----------
Revenue:
  Internet services.........................................  $2,326,898    $3,321,562
  Consulting services.......................................          --       162,683
  Computer hardware and software sales......................      88,664       537,057
  Other.....................................................          --        58,176
                                                              ----------    ----------
          Total revenue.....................................   2,415,562     4,079,478
                                                              ----------    ----------
Operating expenses:
  Internet services operating costs.........................     606,522       632,653
  Costs of hardware and software sales......................     148,770       392,676
  Marketing and selling.....................................      47,155       299,990
  General and administrative................................   1,179,149     2,041,265
  Depreciation and amortization.............................     144,953       329,296
                                                              ----------    ----------
          Total operating expenses..........................   2,126,549     3,695,880
                                                              ----------    ----------
          Earnings from operations..........................     289,013       383,598
Interest expense............................................     (19,254)      (95,223)
                                                              ----------    ----------
          Net earnings......................................  $  269,759    $  288,375
                                                              ==========    ==========
Pro forma information:
  Historical net earnings...................................  $  269,759    $  288,375
  Pro forma adjustment for income tax expense...............    (103,000)     (110,000)
                                                              ----------    ----------
          Pro forma net earnings............................  $  166,759    $  178,375
                                                              ==========    ==========

                See accompanying notes to financial statements.

                            COMPUTING ENGINEERS INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                                           COMMON STOCK      ADDITIONAL                     TOTAL
                                         ----------------     PAID-IN      RETAINED     STOCKHOLDERS'
                                         SHARES    AMOUNT     CAPITAL      EARNINGS        EQUITY
                                         ------    ------    ----------    ---------    -------------
BALANCES AT JANUARY 1, 1996............   100      $1,000      $5,000      $ 207,104      $ 213,104
Distributions to stockholders..........    --          --          --       (122,899)      (122,899)
Net earnings...........................    --          --          --        269,759        269,759
                                          ---      ------      ------      ---------      ---------
BALANCES AT DECEMBER 31, 1996..........   100       1,000       5,000        353,964        359,964
Distributions to stockholders..........    --          --          --       (524,000)      (524,000)
Net earnings...........................    --          --          --        288,375        288,375
                                          ---      ------      ------      ---------      ---------
BALANCES AT DECEMBER 31, 1997..........   100      $1,000      $5,000      $ 118,339      $ 124,339
                                          ===      ======      ======      =========      =========

                See accompanying notes to financial statements.

                            COMPUTING ENGINEERS INC.

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                                1996         1997
                                                              ---------    ---------
Cash flows from operating activities:
  Net earnings..............................................  $ 269,759    $ 288,375
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization..........................    144,953      329,296
     Provision for bad debts................................    133,739      165,153
     Changes in operating assets and liabilities:
       Trade receivables....................................   (472,524)    (253,525)
       Inventory............................................         --      (37,411)
       Prepaid expenses and other...........................        142           --
       Accounts payable.....................................    355,223     (130,070)
       Accrued liabilities..................................        238       28,121
       Deferred revenue.....................................    146,010      103,807
                                                              ---------    ---------
          Net cash provided by operating activities.........    577,540      493,746
                                                              ---------    ---------
Cash flows from investing activities -- purchases of
  equipment.................................................   (336,776)    (228,892)
                                                              ---------    ---------
Cash flows from financing activities:
  Net change in cash overdraft..............................    (15,314)     (54,352)
  Borrowings under note payable.............................         --      700,000
  Debt issuance costs.......................................         --      (20,420)
  Principal payments on note payable........................         --      (30,646)
  Principal payments on capital lease obligations...........   (102,551)    (319,441)
  Distributions to shareholders.............................   (122,899)    (524,000)
                                                              ---------    ---------
          Net cash used by financing activities.............   (240,764)    (248,859)
                                                              ---------    ---------
          Increase in cash..................................         --       15,995
Cash at beginning of year...................................         --           --
                                                              ---------    ---------
Cash at end of year.........................................  $      --    $  15,995
                                                              =========    =========
Supplemental disclosure of cash flow information -- cash
  paid during the year for interest.........................  $  19,254    $  95,223
                                                              =========    =========
Noncash investing and financing activities -- equipment
  acquired through capital lease obligations................  $ 346,200    $ 328,429
                                                              =========    =========

                See accompanying notes to financial statements.

                            COMPUTING ENGINEERS INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     Computing Engineers Inc. (the Company) was incorporated in the State of Illinois on November 1, 1993. The Company is a provider of internet access services to businesses and individuals, primarily in Illinois.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Equipment

     Equipment, including any assets held under capital leases, is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is recorded using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term, which is three years. Costs for normal repairs and maintenance are expensed as incurred.

  Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at lower of the carrying amount or fair value less costs to sell.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance.

     Revenue from consulting services is recognized when services have been rendered.

     Revenue from hardware and software sales is recognized upon shipment of the respective products if the Company's future obligations are not significant and collectibility is probable.

  Income Taxes

     No provision for income taxes has been included in the accompanying financial statements for 1996 or 1997 due to the Company's status as a subchapter S corporation. Accordingly, taxable income has been included in the tax returns of the stockholders. However, pro forma information has been included in the accompanying statements of operations to reflect a pro forma adjustment for income tax expense as if the Company had been a separate taxable entity subject to federal and state income taxes for all periods presented.

  Concentration of Credit Risk and Financial Instruments

     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of December 31, 1996 and 1997 approximate their carrying values based

                            COMPUTING ENGINEERS INC.

on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

(2) EQUIPMENT

     Equipment consisted of the following at December 31:

                                                               1996           1997
                                                             ---------     ----------
Internet and computer equipment............................  $ 973,392     $1,522,201
Furniture and office equipment.............................     22,048         30,560
                                                             ---------     ----------
                                                               995,440      1,552,761
Less accumulated depreciation and amortization.............   (173,803)      (503,099)
                                                             ---------     ----------
                                                             $ 821,637     $1,049,662
                                                             =========     ==========

     Equipment includes assets owned under capital leases with a net book value of $305,530 and $474,893 at December 31, 1996 and 1997, respectively.

(3) DEBT

     Debt consists of the following as of December 31, 1997:

Note payable bearing interest at prime plus 2.75% (11.25% at
  December 31, 1997), monthly principal and interest
  payments of $11,986 through May 12, 2004, secured by
  substantially all the assets of the Company...............  $669,354
Less current portion........................................   (84,352)
                                                              --------
                                                              $585,002
                                                              ========

(4) COMMITMENTS

     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable operating leases expiring at various dates through 2005. Future minimum annual lease payments under capital and noncancelable operating leases for each of the years ending December 31 are as follows:

                                                               CAPITAL     OPERATING
                                                               LEASES        LEASES
                                                              ---------    ----------
1998........................................................  $ 252,242    $  234,353
1999........................................................     29,695       219,153
2000........................................................         --       192,161
2001........................................................         --       197,120
2002........................................................         --       202,079
Thereafter..................................................         --       472,345
                                                              ---------    ----------
  Total minimum payments....................................    281,937    $1,517,211
                                                                           ==========
Less amount representing interest...........................    (29,300)
                                                              ---------
  Present value of net minimum lease payments...............    252,637
Less current portion........................................   (223,826)
                                                              ---------
                                                              $  28,811
                                                              =========

     Rent expense for the years ended December 31, 1996 and 1997 was $93,501 and $134,777, respectively.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
LI Net, Inc.:

     We have audited the accompanying balance sheets of LI Net, Inc. as of April 30, 1997 and January 31, 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended April 30, 1996 and 1997 and the nine months ended January 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LI Net, Inc. as of April 30, 1997 and January 31, 1998, and the results of its operations and its cash flows for the years ended April 30, 1996 and 1997 and the nine months ended January 31, 1998 in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
March 27, 1998

                                  LI NET, INC.

                                 BALANCE SHEETS
                      APRIL 30, 1997 AND JANUARY 31, 1998

                                     ASSETS

                                                                1997        1998
                                                              --------    ---------
Current assets:
  Cash......................................................  $ 49,036    $  24,575
  Receivables (note 3):
     Trade, net of all allowance for doubtful accounts of
      $28,948 and $50,000, respectively.....................   157,643      225,148
     Other..................................................        --        6,000
  Prepaid expenses and other................................     3,850        3,850
                                                              --------    ---------
          Total current assets..............................   210,529      259,573
Equipment, net (notes 2 and 3)..............................   355,906      500,654
Other assets................................................    25,057       28,708
                                                              --------    ---------
          Total assets......................................  $591,492    $ 788,935
                                                              ========    =========
                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................  $171,038    $ 245,777
  Accrued liabilities.......................................    13,942       22,521
  Current portion of notes payable (note 3):
     Bank...................................................        --       22,476
     Related party (note 6).................................     9,038        8,885
  Revolving line of credit (note 3).........................    15,265       39,993
  Current portion of obligations under capital leases (note
     4).....................................................    52,090       81,652
  Deferred revenue..........................................    77,766      158,740
                                                              --------    ---------
          Total current liabilities.........................   339,139      580,044
Notes payable, less current portion (note 3):
  Bank......................................................        --       93,542
  Related party (note 6)....................................   126,052      114,029
Capital lease obligations, less current portion (note 4)....    87,826       62,453
                                                              --------    ---------
          Total liabilities.................................   553,017      850,068
Stockholders' equity (deficit):
  Common stock, no par value, 100 shares authorized and
     issued.................................................    44,000       44,000
  Additional paid-in capital................................        --      273,100
  Retained earnings (deficit)...............................     6,375     (378,233)
  Treasury stock -- 5 shares at April 30, 1997, at cost.....   (11,900)          --
                                                              --------    ---------
          Total stockholders' equity (deficit)..............    38,475      (61,133)
                                                              --------    ---------
Commitments (note 4)
          Total liabilities and stockholders' equity
            (deficit).......................................  $591,492    $ 788,935
                                                              ========    =========

                See accompanying notes to financial statements.

                                  LI NET, INC.

                            STATEMENTS OF OPERATIONS
   YEARS ENDED APRIL 30, 1996 AND 1997 AND NINE MONTHS ENDED JANUARY 31, 1998

                                                            1996         1997          1998
                                                          --------    ----------    ----------
Revenue:
  Internet services.....................................  $608,714    $1,033,595    $1,430,480
  Computer hardware sales...............................   152,854       325,723        90,233
                                                          --------    ----------    ----------
          Total revenue.................................   761,568     1,359,318     1,520,713
                                                          --------    ----------    ----------
Operating expenses:
  Internet services operating costs.....................   197,025       317,225       551,993
  Costs of hardware sold................................    73,370       156,347        42,987
  Selling, general and administrative expenses(note
     7).................................................   358,627       769,898     1,180,146
  Depreciation..........................................    64,470        77,762       100,902
                                                          --------    ----------    ----------
          Total operating expenses......................   693,492     1,321,232     1,876,028
          Earnings (loss) from operations...............    68,076        38,086      (355,315)
Interest expense........................................   (10,596)      (55,325)      (29,293)
                                                          --------    ----------    ----------
          Earnings (loss) before income taxes...........    57,480       (17,239)     (384,608)
Income tax expense (note 5).............................    (7,600)           --            --
                                                          --------    ----------    ----------
          Net earnings (loss)...........................  $ 49,880    $  (17,239)   $ (384,608)
                                                          ========    ==========    ==========

                See accompanying notes to financial statements.

                                  LI NET, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
   YEARS ENDED APRIL 30, 1996 AND 1997 AND NINE MONTHS ENDED JANUARY 31, 1998

                                                                                           TOTAL
                                                ADDITIONAL    RETAINED                 STOCKHOLDERS'
                                     COMMON      PAID-IN      EARNINGS     TREASURY       EQUITY
                                      STOCK      CAPITAL      (DEFICIT)     STOCK        (DEFICIT)
                                     -------    ----------    ---------    --------    -------------
BALANCES AT MAY 1, 1995............  $44,000     $     --     $ (26,266)   $     --      $  17,734
Purchase of treasury stock.........       --           --            --     (10,000)       (10,000)
Net earnings.......................       --           --        49,880          --         49,880
                                     -------     --------     ---------    --------      ---------
BALANCES AT APRIL 30, 1996.........   44,000           --        23,614     (10,000)        57,614
Purchase of treasury stock.........       --           --            --     (13,800)       (13,800)
Issuance of treasury stock for
  services (note 7)................       --           --            --      11,900         11,900
Net loss...........................       --           --       (17,239)         --        (17,239)
                                     -------     --------     ---------    --------      ---------
BALANCES AT APRIL 30, 1997.........   44,000           --         6,375     (11,900)        38,475
Issuance of treasury stock for
  services (note 7)................       --      273,100            --      11,900        285,000
Net loss...........................       --           --      (384,608)         --       (384,608)
                                     -------     --------     ---------    --------      ---------
BALANCES AT JANUARY 31, 1998.......  $44,000     $273,100     $(378,233)   $     --      $ (61,133)
                                     =======     ========     =========    ========      =========

                See accompanying notes to financial statements.

                                  LI NET, INC.

                            STATEMENTS OF CASH FLOWS
   YEARS ENDED APRIL 30, 1996 AND 1997 AND NINE MONTHS ENDED JANUARY 31, 1998

                                                              1996        1997        1998
                                                            ---------   ---------   ---------
Cash flows from operating activities:
  Net earnings (loss).....................................  $  49,880   $ (17,239)  $(384,608)
  Adjustments to reconcile net earnings (loss) to net cash
     provided by operating activities:
     Depreciation.........................................     64,470      77,762     100,902
     Provision for bad debts..............................         --      28,948      50,000
     Issuance of treasury stock for services..............         --      11,900     285,000
     Changes in operating assets and liabilities:
       Receivables........................................    (66,218)   (103,079)   (123,505)
       Prepaid expenses and other current assets..........         --      (3,850)         --
       Other assets.......................................    (13,602)     (6,580)     (3,651)
       Accounts payable and accrued liabilities...........     88,042      67,313      83,318
       Deferred revenue...................................         --      77,766      80,974
                                                            ---------   ---------   ---------
          Net cash provided by operating activities.......    122,572     132,941      88,430
                                                            ---------   ---------   ---------
Cash flows from investing activities -- purchases of
  equipment...............................................   (149,667)    (94,633)   (182,471)
                                                            ---------   ---------   ---------
Cash flows from financing activities:
  Borrowings under revolving lines of credit..............         --      15,265      24,728
  Proceeds from borrowings from bank......................         --          --     130,000
  Principal payments on notes payable to bank.............         --          --     (13,982)
  Proceeds from borrowings from related parties...........    107,713          --          --
  Principal payments on notes payable to related party....    (21,128)    (13,677)    (12,176)
  Principal payments on capital lease obligations.........         --     (39,872)    (58,990)
  Purchase of treasury stock..............................    (10,000)    (13,800)         --
                                                            ---------   ---------   ---------
          Net cash provided (used) by financing
            activities....................................     76,585     (52,084)     69,580
                                                            ---------   ---------   ---------
          Net increase (decrease) in cash.................     49,490     (13,776)    (24,461)
Cash at beginning of year.................................     13,322      62,812      49,036
                                                            ---------   ---------   ---------
Cash at end of year.......................................  $  62,812   $  49,036   $  24,575
                                                            =========   =========   =========
Supplemental disclosure of cash flow information -- cash
  paid during the year for interest.......................  $  10,596   $  39,621   $  22,593
                                                            =========   =========   =========
Noncash investing and financing activities -- equipment
  acquired through capital lease obligations..............  $  32,876   $ 146,912   $  63,179
                                                            =========   =========   =========

                See accompanying notes to financial statements.

                                  LI NET, INC.

                         NOTES TO FINANCIAL STATEMENTS
   YEARS ENDED APRIL 30, 1996 AND 1997 AND NINE MONTHS ENDED JANUARY 31, 1998

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     LI Net, Inc. (the Company) was incorporated in the State of New York and provides regional internet access services to customers in New York.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Equipment

     Equipment, including assets held under capital leases, is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease terms, which range from three to five years. Costs for normal repairs and maintenance are expensed as incurred.

  Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indications of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance.

     Revenue from hardware sales is recognized upon shipment of the respective products if the Company's future obligations are not significant and collectibility is probable.

  Income Taxes

     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

  Concentration of Credit Risk and Financial Instruments

     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of April 30, 1997 and January 31, 1998, approximate their carrying values

                                  LI NET, INC.

based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

(2) EQUIPMENT

     Equipment consisted of the following at April 30, 1997 and January 31, 1998:

                                                                1997          1998
                                                              ---------     ---------
Internet and computer equipment.............................  $ 409,376     $ 641,881
Furniture and office equipment..............................     67,532        80,677
Leasehold improvements......................................     32,297        32,297
                                                              ---------     ---------
                                                                509,205       754,855
Less accumulated depreciation and amortization..............   (153,299)     (254,201)
                                                              ---------     ---------
                                                              $ 355,906     $ 500,654
                                                              =========     =========

     Equipment includes assets held under capital leases with a net book value of approximately $139,000 and $155,000 at April 30, 1997 and January 31, 1998, respectively.

(3) DEBT

     During fiscal 1998, the Company entered into a loan agreement with a bank and borrowed $130,000. The loan is secured by the Company's equipment, and bears interest at 8.75%. Principal and interest payments of $2,683 are due monthly through 2002. At January 31, 1998, the outstanding balance was $116,018.

     At April 30, 1997 and January 31, 1998, the Company had a $50,000 revolving line of credit agreement with a bank, secured by receivables, under which $15,265 and $39,993 was outstanding, respectively. Borrowings under the line bear interest at the bank's prime lending rate plus 2% (10.5% at January 31, 1997) and are due in 1998.

     Maturities of the line of credit and note payable for each of the years ending January 31 are as follows:

1999..............................................  $ 62,469
2000..............................................    25,384
2001..............................................    27,247
2002..............................................    29,732
2003..............................................    11,179
                                                    --------
                                                    $156,011
                                                    ========

(4) COMMITMENTS

     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable operating leases expiring at various dates through 2002.

                                  LI NET, INC.

     Future minimum annual lease payments under capital and noncancelable operating leases for each of the years ending January 31 are as follows:

                                                              CAPITAL     OPERATING
                                                               LEASES      LEASES
                                                              --------    ---------
1999........................................................  $100,042    $ 63,879
2000........................................................    53,085      47,121
2001........................................................    17,937      23,386
2002........................................................    10,060       5,459
                                                              --------    --------
  Total minimum payments....................................   181,124    $139,845
                                                                          ========
Less amount representing interest...........................   (37,019)
                                                              --------
  Present value of net minimum lease payments...............   144,105
Less current portion........................................   (81,652)
                                                              --------
                                                              $ 62,453
                                                              ========

     Rent expense for the years ended April 30, 1996 and 1997 and nine months ended January 31, 1998, was $25,335, $35,353, and $52,779 respectively.

(5) INCOME TAXES

     Income tax expense (benefit) for the years ended April 30, 1996 and 1997 and nine months ended January 31, 1998 differs from the amounts that would result from applying the federal statutory rate of 34% as follows:

                                                       1996       1997        1998
                                                      -------    -------    ---------
Expected tax expense (benefit)......................  $19,543    $(5,861)   $(130,777)
State income taxes, net of federal benefit..........    2,300       (690)     (15,374)
Nondeductible expenses..............................       --        622        1,653
Change in valuation allowance for deferred tax
  assets............................................  (14,243)     5,929      144,498
                                                      -------    -------    ---------
          Actual income tax expense.................  $ 7,600    $    --    $      --
                                                      =======    =======    =========

     Temporary differences that give rise to the components of deferred tax assets and liabilities as of April 30, 1997 and January 31, 1998 are as follows:

                                                                1997        1998
                                                              --------    ---------
Deferred tax assets:
  Net operating loss carryforwards..........................  $ 12,738    $ 148,824
  Accounts receivable, due to allowance for doubtful
     accounts for financial statement purposes only.........    11,000       30,000
  Other.....................................................       173          140
                                                              --------    ---------
          Total deferred tax assets.........................    23,911      178,964
  Valuation allowance.......................................    (5,929)    (150,427)
                                                              --------    ---------
          Net deferred tax assets...........................    17,982       28,537
                                                              --------    ---------
Deferred tax liability:
  Equipment, due to differences in depreciation for
     financial statement and tax purposes...................   (17,982)     (28,537)
                                                              --------    ---------
          Net deferred tax asset (liability)................  $     --    $      --
                                                              ========    =========

                                  LI NET, INC.

     As of January 31, 1998, the Company has a net operating loss carryforward of approximately $392,000 for federal income tax purposes which will expire in 2013, if not utilized. A valuation allowance has been recorded for a portion of the related deferred tax asset due to the uncertainty relating to the realization of the net operating loss carryforward in the future.

(6) TRANSACTIONS WITH RELATED PARTIES

     Notes payable to related party at April 30, 1997 and January 31, 1998 included $93,917 and $89,334, respectively, of unsecured notes due to stockholders of the Company. The loans bear interest at 10% with the principal and interest due in total on July 1, 1999 or upon sale of 50% or more of the stock of the stockholders.

     Also included in notes payable to related party at April 30, 1997 and January 31, 1998 was an unsecured note due to a relative of a stockholder of the Company. Principal outstanding on the note was $41,176 and $33,580 at April 30, 1997 and January 31, 1998, respectively. The note bears interest at 10% and is payable in monthly principal and interest payments of $1,062 until 2001.

     Maturities of notes payable to related parties for each of the years ending January 31 are as follows:

1999..............................................  $  8,885
2000..............................................   100,087
2001..............................................    11,878
2002..............................................     2,064
                                                    --------
                                                    $122,914
                                                    ========

(7) STOCKHOLDERS' EQUITY

     During the year ended April 30, 1997 and the nine months ended January 31, 1998, the Company issued treasury shares to an officer as compensation for services. The Company recorded compensation expense of $11,900 and $285,000, respectively, which, in the opinion of the Company's Board of Directors, represented fair value of the shares at the date of issuance.

======================================================
     ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUEST FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:


                 The Exchange Agent for the Exchange Offers is:



                      U.S. BANK TRUST NATIONAL ASSOCIATION

                             180 East Fifth Street
                               St. Paul, MN 55101
                      Attn: Specialized Finance Department

                            Facsimile Transmissions
                          (Eligible Institutions Only)
                                (612) 244-

                            To confirm by telephone
                            or for information call:
                                (612) 244-

                                    By mail

                      U.S. BANK TRUST NATIONAL ASSOCIATION

                             180 East Fifth Street
                               St. Paul, MN 55101
                      Attn: Specialized Finance Department

(ORIGINALS OF ALL DOCUMENTS SUBMITTED BY FACSIMILE SHOULD BE SENT PROMPTLY BY HAND, OVERNIGHT COURIER, OR REGISTERED OR CERTIFIED MAIL.)
                             ---------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS.
                             ---------------------


     UNTIL             , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW
NOTES, WHETHER OR NOT PARTICIPATING IN THESE EXCHANGE OFFERS, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

======================================================

======================================================

                       OFFER TO EXCHANGE ALL OUTSTANDING


                                 13 1/2% SENIOR

                                 NOTES DUE 2004
                                      FOR

                                 13 1/2% SENIOR

                                 NOTES DUE 2004


                                      AND



                       OFFER TO EXCHANGE ALL OUTSTANDING



                                 10 3/8% SENIOR


                                 NOTES DUE 2005


                                      FOR


                                 10 3/8% SENIOR


                                 NOTES DUE 2005


                                  [VERIO LOGO]
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                         Dated                  , 1998
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the DGCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Eight of the Certificate of Incorporation of the Registrant eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors and officers of the Registrant to the fullest extent permitted by the DGCL. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBITS:


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          3.1**          -- Restated Certificate of Incorporation of the Registrant,
                            as amended.
          3.2**          -- Certificate of Amendment of Certificate of Incorporation
                            of the Registrant.
          3.3**          -- Certificate of Designation Establishing Series D
                            Preferred Stock of the Registrant.
          3.4**          -- Bylaws of the Registrant.
          4.1            -- Form of Old 1997 Note.
          4.2            -- Form of New 1997 Note.
          4.3***         -- Escrow Agreement, dated as of June 24, 1997, among First
                            Trust National Association (as escrow agent and trustee)
                            and the Registrant.
          4.4**          -- 1997 Indenture (See Exhibit 10.1).
          4.5**          -- 1997 Notes Registration Rights Agreement (See Exhibit
                            10.4).
          4.6***         -- Purchase Agreement, dated as of June 17, 1997, by and
                            among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner
                            & Smith Incorporated, and Lazard Freres & Co. LLC
                            (collectively, the "Initial 1997 Notes Purchasers"), and
                            the Registrant.
          4.7            -- Form of Old 1998 Note.
          4.8            -- Form of New 1998 Note.
          4.9**          -- 1998 Indenture (See Exhibit 10.23).
          4.10**         -- 1998 Notes Registration Rights Agreement (See Exhibit
                            10.24).
          4.11***        -- Purchase Agreement, dated as of March 19, 1998, by and
                            among Salomon Brothers Inc, Lazard Freres & Co. LLC,
                            Chase Securities, Inc., and BancBoston Securities Inc.
                            (collectively, the "Initial 1998 Notes Purchasers"), and
                            the Registrant.
          5.1            -- Opinion of Morrison & Foerster LLP.
         10.1**          -- Indenture, dated as of June 24, 1997, by and among the
                            Registrant and First Trust National Association (as
                            trustee).
         10.2**          -- Warrant Agreement, dated as of June 24, 1997, by and
                            between First Trust National Association and the
                            Registrant.
         10.3**          -- Common Stock Registration Rights Agreement, dated as of
                            June 17, 1997, by and among the Registrant, Brooks Fiber
                            Properties, Inc., Norwest Equity Partners V, Providence
                            Equity Partners, Centennial Fund V, L.P., Centennial Fund
                            IV, L.P. (as investors), and the Initial Purchasers.

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         10.4**          -- Registration Rights Agreement, dated as of June 17, 1997, by and among the Registrant and the Initial Purchasers.
         10.5**          -- Lease Agreement, dated as of June 20, 1997, by and
                            between the Registrant and Highland Park Ventures, LLC,
                            with respect to the property in Englewood, Colorado,
                            including the First Amendment to Lease Agreement, dated
                            as of December 16, 1997.
         10.6**          -- Lease Agreement, dated as of May 24, 1997, by and between the Registrant and IM Joint Venture, with respect to the
                            property in Dallas, Texas, as amended.
         10.7**          -- Form of Indemnification Agreement between the Registrant and each of its officers and directors.
         10.8**          -- Amended and Restated Stockholders Agreement, dated as of
                            May 20, 1997, by and between the Registrant, the Series A
                            Purchasers, the Series B Purchasers, the Series C
                            Purchasers and members of the Registrant's management.
         10.9**          -- The Registrant's 1996 Stock Option Plan, as amended.
         10.10**         -- The Registrant's 1997 California Stock Option Plan, as
                            amended.
         10.11**         -- The Registrant's 1998 Employee Stock Purchase Plan, as
                            amended.
         10.12**         -- The Registrant's 1998 Stock Incentive Plan, as amended.
         10.13**         -- Form of Compensation Protection Agreement between the
                            Registrant and each of its officers.
         10.14**         -- Master Service Agreement, dated as of August 23, 1996, by and between the Registrant and MFS Datanet, Inc.
         10.15**         -- Agreement for Terminal Facility Collocation Space, dated
                            August 8, 1996, by and between MFS Telecom, Inc. and the
                            Registrant.
         10.16**         -- Bilateral Peering Agreement, dated May 19, 1997, between
                            AT&T Corp. and the Registrant.
         10.17**         -- Master Lease Agreement, dated November 17, 1997, by and between Insight Investments Corp. and the Registrant.
         10.18**         -- Master Lease Agreement, dated October 27, 1997, by and
                            between Cisco Capital Systems Corporation and the
                            Registrant.
         10.19**+        -- Lateral Exchange Networks Interconnection Agreement,
                            dated as of February 3, 1997, by and between the
                            Registrant and Sprint Communications Company L.P.
                            ("Sprint").
         10.20**+        -- Cover Agreement, dated September 30, 1996, by and between the Registrant and Sprint.
         10.21**+        -- Amendment One to Cover Agreement, dated November 7, 1996, by and between the Registrant and Sprint.
         10.22**+        -- Amendment Two to Cover Agreement, dated March 2, 1998, by and between the Registrant and Sprint.
         10.23**         -- Indenture, dated as of March 25, 1998, by and among the
                            Registrant and First Trust National Association (as
                            trustee).
         10.24**         -- Registration Rights Agreement, dated as of March 25,
                            1998, by and among the Registrant, and the Initial 1998
                            Notes Purchasers.
         10.25**+        -- Capacity and Services Agreement, dated as of March 31,
                            1998, by and among the Registrant and Qwest
                            Communications Corporation.
         10.26**         -- Credit Agreement, dated as of April 6, 1998, by and among the Registrant, The Chase Manhattan Bank (as
                            administrative agent) and Fleet National Bank (as
                            documentation agent).
         10.27**         -- Stock Purchase and Master Strategic Relationship
                            Agreement, dated as of April 7, 1998, by and among the
                            Registrant and Nippon Telegraph and Telephone Corporation
                            ("NTT"), a Japanese corporation.

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         10.28**+        -- Investment Agreement, dated as of April 7, 1998, by and among the Registrant and NTT.
         10.29**+        -- Outside Service Provider Agreement, dated as of April 7,
                            1998, by and among the Registrant and NTT America, Inc.
         10.30**+        -- Master Services Agreement, dated as of June 13, 1997, by and between the Registrant and MCI Telecommunications
                            Corporation ("MCI").
         10.31**+        -- MCI Domestic (US) Public Interconnection Agreement dated as of June 12, 1997, by and between the Registrant and
                            MCI, as amended.
         10.32**         -- The Registrant's 1998 Non-Employee Director Stock
                            Incentive Plan.
         11.1            -- Not applicable.
         21.1**          -- List of Subsidiaries of the Registrant.
         23.1            -- Consent of KPMG Peat Marwick LLP (Denver).
         23.2            -- Consent of KPMG Peat Marwick LLP (Seattle).
         23.3            -- Consent of Morrison & Foerster LLP (contained in Exhibit
                            5.1).
         24.1***         -- Power of Attorney.
         25.1***         -- Form of T-1 Statement of Eligibility and Qualification
                            under the Trust Indenture Act of 1939 of First Trust
                            National Association.
         27.1**          -- Financial Data Schedule.
         99.1***         -- Form of Letter of Transmittal with respect to the
                            Exchange Offers.
         99.2***         -- Form of Notice of Guaranteed Delivery.


---------------


  *  To be filed by amendment.



 ** Incorporated by reference from the Registration Statement on Form S-1 of the Registrant (Registration No. 333-47099) filed with the Commission on February 27, 1998, as amended.



***  Exhibit previously filed.



  +  Document for which confidential treatment has been requested.


FINANCIAL STATEMENTS AND SCHEDULE:

  Financial Statements:

     Financial Statements filed as a part of this Registration Statement are listed in the Index to Financial Statements on page F-1.

  Financial Statement Schedules:


    SCHEDULE NO.                          DESCRIPTION
    ------------                          -----------
         II         Valuation and Qualifying Accounts


ITEM 22. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) The undersigned Registrant hereby undertakes that:


          (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.


          (3) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.


     (e) The undersigned Registrant hereby undertakes:



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:



             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;



             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Colorado on April 28, 1998.


                                          VERIO INC.


                                          By:   /s/ CARLA HAMRE DONELSON

                                            ------------------------------------
                                                    Carla Hamre Donelson

                                            Vice President, General Counsel and
                                                          Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated below.



                      SIGNATURE                                       TITLE                     DATE
                      ---------                                       -----                     ----

               /s/ STEVEN C. HALSTEDT*                   Chairman of the Board             April 28, 1998
-----------------------------------------------------
                 Steven C. Halstedt

               /s/ JUSTIN L. JASCHKE*                    Chief Executive Officer and       April 28, 1998
-----------------------------------------------------      Director
                  Justin L. Jaschke

                 /s/ JAMES C. ALLEN*                     Director                          April 28, 1998
-----------------------------------------------------
                   James C. Allen

                /s/ TRYGVE E. MYHREN*                    Director                          April 28, 1998
-----------------------------------------------------
                  Trygve E. Myhren

                 /s/ PAUL J. SALEM*                      Director                          April 28, 1998
-----------------------------------------------------
                    Paul J. Salem

               /s/ STEVEN W. SCHOVEE*                    Director                          April 28, 1998
-----------------------------------------------------
                  Steven W. Schovee

              /s/ GEORGE J. STILL, JR.*                  Director                          April 28, 1998
-----------------------------------------------------
                George J. Still, Jr.

              /s/ PETER B. FRITZINGER*                   Chief Financial Officer           April 28, 1998
-----------------------------------------------------
                 Peter B. Fritzinger

               /s/ DEB MAYFIELD GAHAN*                   Vice President of Finance and     April 28, 1998
-----------------------------------------------------      Administration (Principal
                 Deb Mayfield Gahan                        Accounting Officer)

            *By: /s/ CARLA HAMRE DONELSON
  ------------------------------------------------
                Carla Hamre Donelson
                  Attorney-in-fact

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     Under date of February 25, 1998, we reported on the consolidated balance sheets of Verio Inc. and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the period from inception (March 1, 1996) to December 31, 1996 and the year ended December 31, 1997, which are included in the prospectus. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

     In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          KPMG PEAT MARWICK LLP

Denver, Colorado
February 25, 1998

                                                                     SCHEDULE II

                          VERIO INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                 BALANCE AT     CHARGED TO                  BALANCE AT
                                                BEGINNING OF    COSTS AND                     END OF
                 DESCRIPTION                       PERIOD        EXPENSES     DEDUCTIONS      PERIOD
                 -----------                    ------------    ----------    ----------    ----------
Period from Inception (March 1, 1996) to
  December 31, 1996:
  Allowance for doubtful Accounts.............     $   --            117            --           117
Year ended December 31, 1997:
  Allowance for doubtful Accounts.............     $  117          1,116            --         1,233

                                 EXHIBIT INDEX


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          3.1**          -- Restated Certificate of Incorporation of the Registrant,
                            as amended.
          3.2**          -- Certificate of Amendment of Certificate of Incorporation
                            of the Registrant.
          3.3**          -- Certificate of Designation Establishing Series D
                            Preferred Stock of the Registrant.
          3.4**          -- Bylaws of the Registrant.
          4.1            -- Form of Old 1997 Note.
          4.2            -- Form of New 1997 Note.
          4.3***         -- Escrow Agreement, dated as of June 24, 1997, among First
                            Trust National Association (as escrow agent and trustee)
                            and the Registrant.
          4.4**          -- 1997 Indenture (See Exhibit 10.1).
          4.5**          -- 1997 Notes Registration Rights Agreement (See Exhibit
                            10.4).
          4.6***         -- Purchase Agreement, dated as of June 17, 1997, by and
                            among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner
                            & Smith Incorporated, and Lazard Freres & Co. LLC
                            (collectively, the "Initial 1997 Notes Purchasers"), and
                            the Registrant.
          4.7            -- Form of Old 1998 Note.
          4.8            -- Form of New 1998 Note.
          4.9**          -- 1998 Indenture (See Exhibit 10.23).
          4.10**         -- 1998 Notes Registration Rights Agreement (See Exhibit
                            10.24).
          4.11***        -- Purchase Agreement, dated as of March 19, 1998, by and
                            among Salomon Brothers Inc, Lazard Freres & Co. LLC,
                            Chase Securities, Inc., and BancBoston Securities Inc.
                            (collectively, the "Initial 1998 Notes Purchasers"), and
                            the Registrant.
          5.1            -- Opinion of Morrison & Foerster LLP.
         10.1**          -- Indenture, dated as of June 24, 1997, by and among the
                            Registrant and First Trust National Association (as
                            trustee).
         10.2**          -- Warrant Agreement, dated as of June 24, 1997, by and
                            between First Trust National Association and the
                            Registrant.
         10.3**          -- Common Stock Registration Rights Agreement, dated as of
                            June 17, 1997, by and among the Registrant, Brooks Fiber
                            Properties, Inc., Norwest Equity Partners V, Providence
                            Equity Partners, Centennial Fund V, L.P., Centennial Fund
                            IV, L.P. (as investors), and the Initial Purchasers.
         10.4**          -- Registration Rights Agreement, dated as of June 17, 1997, by and among the Registrant and the Initial Purchasers.
         10.5**          -- Lease Agreement, dated as of June 20, 1997, by and
                            between the Registrant and Highland Park Ventures, LLC,
                            with respect to the property in Englewood, Colorado,
                            including the First Amendment to Lease Agreement, dated
                            as of December 16, 1997.
         10.6**          -- Lease Agreement, dated as of May 24, 1997, by and between the Registrant and IM Joint Venture, with respect to the
                            property in Dallas, Texas, as amended.
         10.7**          -- Form of Indemnification Agreement between the Registrant and each of its officers and directors.
         10.8**          -- Amended and Restated Stockholders Agreement, dated as of
                            May 20, 1997, by and between the Registrant, the Series A
                            Purchasers, the Series B Purchasers, the Series C
                            Purchasers and members of the Registrant's management.
         10.9**          -- The Registrant's 1996 Stock Option Plan, as amended.
         10.10**         -- The Registrant's 1997 California Stock Option Plan, as
                            amended.
         10.11**         -- The Registrant's 1998 Employee Stock Purchase Plan, as
                            amended.
         10.12**         -- The Registrant's 1998 Stock Incentive Plan, as amended.

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         10.13**         -- Form of Compensation Protection Agreement between the
                            Registrant and each of its officers.
         10.14**         -- Master Service Agreement, dated as of August 23, 1996, by and between the Registrant and MFS Datanet, Inc.
         10.15**         -- Agreement for Terminal Facility Collocation Space, dated
                            August 8, 1996, by and between MFS Telecom, Inc. and the
                            Registrant.
         10.16**         -- Bilateral Peering Agreement, dated May 19, 1997, between
                            AT&T Corp. and the Registrant.
         10.17**         -- Master Lease Agreement, dated November 17, 1997, by and between Insight Investments Corp. and the Registrant.
         10.18**         -- Master Lease Agreement, dated October 27, 1997, by and
                            between Cisco Capital Systems Corporation and the
                            Registrant.
         10.19**+        -- Lateral Exchange Networks Interconnection Agreement,
                            dated as of February 3, 1997, by and between the
                            Registrant and Sprint Communications Company L.P.
                            ("Sprint").
         10.20**+        -- Cover Agreement, dated September 30, 1996, by and between the Registrant and Sprint.
         10.21**+        -- Amendment One to Cover Agreement, dated November 7, 1996, by and between the Registrant and Sprint.
         10.22**+        -- Amendment Two to Cover Agreement, dated March 2, 1998, by and between the Registrant and Sprint.
         10.23**         -- Indenture, dated as of March 25, 1998, by and among the
                            Registrant and First Trust National Association (as
                            trustee).
         10.24**         -- Registration Rights Agreement, dated as of March 25,
                            1998, by and among the Registrant, and the Initial 1998
                            Notes Purchasers.
         10.25**+        -- Capacity and Services Agreement, dated as of March 31,
                            1998, by and among the Registrant and Qwest
                            Communications Corporation.
         10.26**         -- Credit Agreement, dated as of April 6, 1998, by and among the Registrant, The Chase Manhattan Bank (as
                            administrative agent) and Fleet National Bank (as
                            documentation agent).
         10.27**         -- Stock Purchase and Master Strategic Relationship
                            Agreement, dated as of April 7, 1998, by and among the
                            Registrant and Nippon Telegraph and Telephone Corporation
                            ("NTT"), a Japanese corporation.
         10.28**+        -- Investment Agreement, dated as of April 7, 1998, by and among the Registrant and NTT.
         10.29**+        -- Outside Service Provider Agreement, dated as of April 7,
                            1998, by and among the Registrant and NTT America, Inc.
         10.30**+        -- Master Services Agreement, dated as of June 13, 1997, by and between the Registrant and MCI Telecommunications
                            Corporation ("MCI").
         10.31**+        -- MCI Domestic (US) Public Interconnection Agreement dated as of June 12, 1997, by and between the Registrant and
                            MCI, as amended.
         10.32**         -- The Registrant's 1998 Non-Employee Director Stock
                            Incentive Plan.
         11.1            -- Not applicable.
         21.1**          -- List of Subsidiaries of the Registrant.
         23.1            -- Consent of KPMG Peat Marwick LLP (Denver).
         23.2            -- Consent of KPMG Peat Marwick LLP (Seattle).
         23.3            -- Consent of Morrison & Foerster LLP (contained in Exhibit
                            5.1).
         24.1***         -- Power of Attorney.

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         25.1***         -- Form of T-1 Statement of Eligibility and Qualification
                            under the Trust Indenture Act of 1939 of First Trust
                            National Association.
         27.1**          -- Financial Data Schedule.
         99.1***         -- Form of Letter of Transmittal with respect to the
                            Exchange Offers.
         99.2***         -- Form of Notice of Guaranteed Delivery.


---------------


  *  To be filed by amendment.



 ** Incorporated by reference from the Registration Statement on Form S-1 of the Registrant (Registration No. 333-47099) filed with the Commission on February 27, 1998, as amended.



***  Exhibit previously filed.



  +  Document for which confidential treatment has been requested.